UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 3)

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ARAMARK Corporation

(Name of Registrant as Specified in Its Charter)

(N/A)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Class A Common Stock of the Company, par value $.01 per share (“Class A Common Stock”) and

Class B Common Stock of the Company, par value $.01 per share (“Class B Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

55,870,025 shares of Class A Common Stock; 124,363,519 shares of Class B Common Stock; 10,370,499 options to purchase shares of Class A Common Stock and Class B Common Stock; approximately 1,266,631 restricted stock units; and approximately 8,064 director deferred stock units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee is determined based upon the sum of (a) the product of approximately 181,508,238 shares of common stock, restricted stock units and director deferred stock units and the merger consideration of $33.80 per share (equal to $6,134,978,451.34) and (b) the product of options to purchase 10,370,499 shares of common stock with exercise prices less than $33.80 and approximately $9.83 (which is the difference between $33.80 and the weighted average exercise price per share) (equal to $101,953,975.28). In accordance with the Exchange Act Rule 0-11(c), the filing fee was determined by multiplying 0.000107 by the aggregate merger consideration of $6,236,932,426.62.

(4)	Proposed maximum aggregate value of transaction:

$6,236,932,426.62

(5)	Total fee paid:

$667,351.77

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2006

ARAMARK Tower

1101 Market Street

Philadelphia, Pennsylvania 19107

[Date]

Dear Fellow Stockholder:

On August 7, 2006, the board of directors of ARAMARK Corporation, a Delaware corporation (the “Company”) (with Mr. Neubauer, the Company’s Chairman and Chief Executive Officer, abstaining), acting in large part upon the unanimous recommendation of the special committee of the board of directors consisting of five independent and disinterested directors, unanimously approved a merger agreement providing for the merger of the Company with RMK Acquisition Corporation, a Delaware corporation whose current owners are GS Capital Partners V Fund, L.P., J.P. Morgan Partners (BHCA), L.P., CCMP Capital Investors II, L.P., Thomas H. Lee Equity Fund VI, L.P. and Warburg Pincus Private Equity IX, L.P. If the merger is completed, you will be entitled to receive $33.80 in cash, without interest, for each share of the Company’s common stock you own.

You will be asked, at a special meeting of the Company’s stockholders, to vote to adopt the merger agreement. The board of directors (with Mr. Neubauer abstaining) has unanimously determined that it is in the best interests of the Company and its stockholders (other than the directors and executive officers of the Company and stockholders who invest in RMK Acquisition Corporation or its parent, ARAMARK Holdings Corporation), and declared it advisable, to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger. This determination was based, in large part, upon the unanimous recommendation of the special committee of the board of directors consisting of five independent and disinterested directors. The board of directors (with Mr. Neubauer abstaining) unanimously recommends that the Company’s stockholders vote “FOR” the adoption of the merger agreement. When you consider the recommendation of our board of directors to adopt the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally.

The date, time and place of the special meeting to consider and vote upon the merger agreement will be as follows:

December 20, 2006

10:00 a.m. Eastern Time

Philadelphia Marriott Downtown

1201 Market Street

Philadelphia, Pennsylvania

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of the Company’s stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of a majority of the combined voting power of the outstanding shares of ARAMARK common stock entitled to vote on it and approved by a majority of the combined voting power of the shares that are voted at the meeting with each share of Class A common stock beneficially owned by Joseph Neubauer and members of the Company’s management committee having only one vote rather than the ten votes to which each such share is otherwise entitled. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement for purposes of the first vote referred to above.

Whether or not you plan to attend the meeting, please vote your shares by internet, telephone or mail. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards.

If you are a stockholder of record, voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,

Ronald R. Davenport, Sr.	Joseph Neubauer
Chairman of the Special Committee	Chairman of the Board and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated

and is first being mailed to stockholders on or about                         .

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 20, 2006

To Our Stockholders:

A special meeting of stockholders of ARAMARK Corporation, a Delaware corporation (“ARAMARK” or the “Company”), will be held on December 20, 2006, starting at 10:00 a.m. Eastern Time, at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 8, 2006 (as it may be amended from time to time, the “merger agreement”), among the Company, RMK Acquisition Corporation and RMK Finance LLC;

2. To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement; and

3. To act upon other business as may properly come before the meeting or any adjournment thereof.

Only holders of record of ARAMARK’s common stock at the close of business on November 3, 2006 are entitled to notice of the meeting and to vote at the meeting or at any adjournment thereof. All stockholders of record are cordially invited to attend the special meeting in person. A list of our stockholders will be available at our principal executive offices at 1101 Market Street, Philadelphia, Pennsylvania, during ordinary business hours for ten days prior to the meeting.

Your vote is important, regardless of the number of shares of the Company’s common stock you own. The approval of the transaction requires (1) adoption of the merger agreement by a majority of the combined voting power of the outstanding shares of ARAMARK common stock entitled to vote thereon and (2) the approval of a majority of the combined voting power of the shares of ARAMARK common stock that are voted at the meeting, with each share of Class A common stock beneficially owned by Joseph Neubauer and members of the Company’s management committee having only one vote rather than the ten votes to which each such share is otherwise entitled. The proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the combined voting power of the shares of ARAMARK’s common stock present and entitled to vote. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the meeting if you are unable to attend.

You also may vote your shares by proxy using a toll-free telephone number or the internet. We have provided instructions on the proxy card for using these convenient services. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the merger agreement and the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the adoption of the merger agreement in connection with the first vote referred to above (which requires the approval of a majority of the combined voting power of the outstanding shares entitled to vote), but will not affect the outcome of the second vote referred to above (which requires the approval of a majority of the combined voting power of the shares of ARAMARK common stock that are voted at the meeting with each share of Class A common stock beneficially owned by Joseph Neubauer and members of the Company’s management committee having only one vote rather than the ten votes to which each such share is otherwise entitled) or the vote regarding the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies. If you are a stockholder of record, voting in person at the meeting will revoke any proxy previously submitted. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

ARAMARK stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to ARAMARK before the vote is taken on the merger agreement and they comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

By order of the Board of Directors,

Bart J. Colli
Executive Vice President,
General Counsel and Secretary

                        , 2006

SUMMARY TERM SHEET

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “ARAMARK”, “Company”, “we”, “our”, “ours” and “us” refer to ARAMARK Corporation and its subsidiaries. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page 51)

ARAMARK Corporation is a leading provider of food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. RMK Acquisition Corporation (“MergerCo”) is a Delaware corporation currently owned by GS Capital Partners V Fund, L.P., (“GS”), J.P. Morgan Partners (BHCA), L.P. (“J.P. Morgan”), CCMP Capital Investors II, L.P. (“CCMP”), Thomas H. Lee Equity Fund VI, L.P. (“THL”) and Warburg Pincus Private Equity IX, L.P. (“Warburg”, together with GS, J.P. Morgan, CCMP and THL, the “Sponsors”). RMK Finance LLC (“FinanceCo”) is a Delaware limited liability company currently owned by the Sponsors.

The Proposal (Page 52)

You will be asked to consider and vote upon adoption of the Agreement and Plan of Merger, dated as of August 8, 2006 (the “merger agreement”), among the Company, MergerCo and FinanceCo. The merger agreement provides that MergerCo will be merged with and into the Company (the “merger”), and each outstanding share of Class A Common Stock, par value $0.01 per share, of the Company (“Class A common stock”) and Class B Common Stock, par value $0.01 per share, of the Company (the “Class B common stock”, and together with the Class A common stock, the “common stock”) (other than shares held in the treasury of the Company or owned by MergerCo, FinanceCo, ARAMARK Holdings Corporation (“Parent”), ARAMARK Intermediate HoldCo Corporation (“HoldCo”), the Company or any direct or indirect wholly-owned subsidiary of MergerCo, FinanceCo, Parent, HoldCo or the Company and other than shares held by stockholders who are entitled to and properly exercise statutory appraisal rights in compliance with all of the required procedures under Delaware law) will be converted at the effective time of the merger into the right to receive $33.80 in cash, without interest.

The Special Meeting (Page 52)

The special meeting will be held on December 20, 2006, starting at 10:00 a.m., Eastern Time, at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania.

Record Date (Page 52)

We have two classes of common stock outstanding: Class A common stock and Class B common stock. Each holder of record of shares of Class A common stock entitled to vote will have the right to ten votes for each such share of Class A common stock held and each holder of record of shares of Class B common stock entitled to vote will have the right to one vote for each such share of Class B common stock held. For purposes of the additional vote to approve the merger, each share of Class A common stock beneficially owned by Mr. Neubauer and members of the Company’s management committee (Bart J. Colli, Timothy P. Cost, Lynn B. McKee, L. Frederick Sutherland, Andrew C. Kerin, Ravi K. Saligram and Thomas J. Vozzo) will be counted as one vote rather than the ten votes to which each such share is otherwise entitled. Only holders of shares of Class A common stock and Class B common stock of record at the close of business on November 3, 2006, the record date for the special meeting, are entitled to notice of and to vote at the meeting.

Required Vote (Page 52)

For us to complete the merger, under Delaware law, stockholders holding at least a majority in combined voting power of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the merger agreement. A failure to vote your shares of the Company’s common stock or an abstention will have the same effect as a vote against the merger. In addition to the vote required under Delaware law, the transaction will be subject to an additional affirmative approval of a majority of the combined voting power of our common stock voted at the meeting in which each share of Class A common stock beneficially owned by Mr. Neubauer and members of the Company’s management committee will be counted as only one vote, rather than the ten votes to which each such share is otherwise entitled. The outcome of these votes is not assured by virtue of the voting agreement. See “The Voting Agreement.”

As of the record date, the directors and current executive officers of ARAMARK beneficially owned in the aggregate (excluding options, restricted stock units and deferred stock units and excluding shares held by The Neubauer Family Foundation and 4,000,000 shares that may be contributed by Mr. Neubauer to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes prior to the special meeting) approximately 40.4% of the shares of Class A common stock and approximately 15.6% of Class B common stock entitled to vote at the special meeting. For purposes of the vote on the merger required by Delaware law, this represents approximately 33.1% of the voting power of the outstanding shares of our common stock. For purposes of the additional vote, each share of Class A common stock beneficially owned by Mr. Neubauer and members of the Company’s management committee will be counted as one vote rather than the ten votes to which each such share is otherwise entitled. As a result, the shares held by our directors and current executive officers represent only approximately 11.7% of the voting power of the outstanding shares of our common stock for purposes of this second vote. Each of the directors and current executive officers has advised us that he or she currently plans to vote all of his or her shares in favor of the adoption of the merger agreement.

When the Merger Will be Completed

We anticipate completing the merger in late 2006 or early 2007 (the “closing date”), subject to adoption of the merger agreement by the Company’s stockholders and the satisfaction of the other closing conditions.

Certain Effects of the Merger (Page 33)

If the merger agreement is adopted by the Company’s stockholders and the other conditions to closing are satisfied, MergerCo will be merged with and into ARAMARK, with ARAMARK being the surviving corporation in the merger (the “surviving corporation”). Upon completion of the merger, the Company’s common stock will be converted into the right to receive $33.80 per share, without interest and less any required withholding taxes. Following the completion of the merger, our stock will no longer be publicly traded and you will cease to have any ownership interest in the Company and will not participate in any future earnings and growth of the Company.

Recommendation of the Company’s Board of Directors (Page 18)

Our board of directors formed a special committee (the “special committee”) on May 1, 2006 for the purpose of reviewing, evaluating and, as appropriate, negotiating with respect to the proposal made by Mr. Neubauer and the Sponsors (collectively, the “Investor Group”) on May 1, 2006 to acquire the common stock of the Company and any alternative thereto and, as appropriate, rejecting or recommending to our full board of directors the proposal by the Investor Group or any alternative thereto. The special committee unanimously resolved to recommend that the board of directors approve and declare advisable the merger agreement and the merger and that the board of directors resolve to recommend that the Company’s stockholders adopt the merger agreement. Our board of directors (with Mr. Neubauer abstaining), acting in large part upon the unanimous recommendation of the special committee, has unanimously determined that the merger agreement is advisable, fair to and in the best interests of the Company and its unaffiliated stockholders (by which we mean, for purposes of this proxy statement, stockholders of the Company other than the directors and executive officers of the Company and stockholders of the Company who invest in MergerCo or Parent), approved the merger agreement, and recommended that ARAMARK’s stockholders vote “FOR” the adoption of the merger agreement.

For the factors considered by our board of directors in reaching its decision to approve and adopt the merger agreement and the merger, see “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger.” See also “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger.”

Opinion of Credit Suisse Securities (USA) LLC (Page 21 and Annex B)

In connection with the proposed merger, Credit Suisse Securities (USA) LLC (“Credit Suisse”), the special committee’s financial advisor, delivered an opinion to the special committee as to the fairness from a financial point of view to ARAMARK’s stockholders (other than MergerCo and its affiliates and the stockholders who invest in MergerCo or its affiliates) of the merger consideration to be received by such stockholders in the merger. The full text of the opinion of Credit Suisse, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Credit Suisse in connection with its opinion is attached as Annex B to this proxy statement. Credit Suisse provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger, and the opinion of Credit Suisse is not a recommendation as to how any stockholder should vote or act with respect to any matter relating to the merger. We encourage you to read the opinion carefully and in its entirety.

Purposes, Reasons and Plans for ARAMARK after the Merger (Page 32)

The purpose of the merger for ARAMARK is to enable its unaffiliated stockholders (and the other stockholders to the extent that they receive cash in the merger) to immediately realize the value of their investment in ARAMARK through their receipt of the per share merger consideration of $33.80 in cash, representing a premium of approximately 20% to the closing market price of ARAMARK common stock on April 28, 2006, the last trading day before the public announcement of the Investor Group’s proposal.

Financing (Page 35)

The Company and the Sponsors estimate that the total amount of funds necessary to consummate the merger and related transactions will be approximately $8.3 billion. The amount is expected to be provided through a combination of (a) up to $4.605 billion under senior secured credit facilities, (b) $1.7 billion aggregate principal amount of senior notes (or, if the offering of senior notes is not completed on or prior to the closing of the merger, up to $1.7 billion under a senior bridge facility), (c) $770 million aggregate principal amount of senior subordinated notes (or, if the offering of senior subordinated notes is not completed on or prior to the closing of the merger, up to $770 million under a senior subordinated bridge facility), (d) an increase in the Company’s existing receivables facility from $225 million to $250 million, (e) a rollover commitment from Mr. Neubauer of up to approximately 8.5 million shares of ARAMARK common stock having an aggregate value of up to $250 million, and (f) aggregate equity commitments of $1.6 billion from the Sponsors.

Treatment of Stock Options (Page 58)

The merger agreement provides that all holders of the Company’s stock options will receive in cash the excess of $33.80 over the applicable per share exercise price for each stock option (whether vested or unvested) held, less applicable withholding tax.

Treatment of Restricted Stock Units, Director Deferred Stock Units and Other Deferred Stock Units (Page 58)

The merger agreement provides that all holders of the Company’s restricted stock units and director deferred stock units will receive $33.80 in cash for each share subject to the restricted stock units and director deferred stock units (whether vested or unvested) held, less applicable withholding tax. Deferred stock units issued under the Stock Unit Retirement Plan, the 2001 Stock Unit Retirement Plan or the 2005 Stock Unit

Retirement Plan will be converted to a cash obligation of the Company of, and each holder of such deferred stock unit will be credited with an amount equal to, $33.80 per share subject to a deferred stock unit under the applicable plan. The cash obligation will be paid out in a manner determined by the election of the employee after the termination of his or her employment with ARAMARK.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 39)

In considering the recommendation of the board of directors, you should be aware that our directors and executive officers may have interests in the merger and/or prospective relationships with the Sponsors that are different from, or in addition to, your interests as a stockholder, and that may present actual or potential conflicts of interest. As noted above, upon completion of the merger, our directors will receive $33.80 for each director deferred stock unit issued under the 2001 Equity Incentive Plan that they hold. Employees who participate in the Company’s stock unit retirement plans separately hold deferred stock units issued under the Company’s stock unit retirement plans. These deferred stock units are units credited to accounts of the employee-participants under these plans as Company matching contributions of employee contributions into such stock unit retirement plans. Such deferred stock units will be converted into cash at a per share price of $33.80, but will not be paid out upon the completion of the merger. Instead, pursuant to the terms of the applicable plans, these deferred stock units will only be paid out on the subsequent termination of the employee-participant’s employment with the Company as part of the employee-participant’s account balance in the plans.

Material United States Federal Income Tax Consequences (Page 45)

If you are a U.S. holder (as defined below) of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the Company’s common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder (as defined below) of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes.

Regulatory Approvals (Page 47)

The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”), as well as by regulatory authorities in Canada and the European Union. Early termination of the waiting period under the Hart-Scott-Rodino Act was granted by the Federal Trade Commission on September 5, 2006. An Advanced Ruling Certificate was issued by Commissioner of the Canadian Bureau of Competition on October 20, 2006. The parties filed a notification with the German Federal Cartel Office under the German Act against Restraints of Competition on September 27, 2006, and the German Federal Cartel Office cleared the merger on October 27, 2006. The parties also derive revenues in a number of other jurisdictions where merger control filings or approvals may be required or advisable in connection with the completion of the merger and will make filings in such jurisdictions as appropriate.

Rights of Appraisal (Page 109 and Annex C)

Delaware law provides you with appraisal rights in the merger. This means that, if you fully comply with the procedures for perfecting appraisal rights provided for under Delaware law, you are entitled to have the fair value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement. To exercise your appraisal rights, you must deliver a written demand for appraisal to the Company before the vote on the merger agreement at the special meeting and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) is attached to this proxy statement as Annex C.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of ARAMARK. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by Mr. Neubauer and private equity funds affiliated with the Sponsors pursuant to the merger agreement. Once the merger agreement has been adopted by the Company’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, MergerCo will merge with and into ARAMARK. ARAMARK will be the surviving corporation in the merger.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, whether you hold our Class A common stock or Class B common stock, you will receive $33.80 in cash, without interest and less any required withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $3,380 in cash in exchange for your shares of common stock, less any required withholding taxes. You will not own shares in the surviving corporation.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, on December 20, 2006, starting at 10:00 a.m. Eastern Time.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement;

•	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement; and

•	to act upon other business that may properly come before the special meeting or any adjournment thereof.

Q:	What vote of our stockholders is required to adopt the merger agreement? How do our directors and executive officers intend to vote?

A:	For us to complete the merger, under Delaware law, stockholders holding at least a majority of the combined voting power of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the merger agreement. Accordingly, the failure to vote or an abstention will have the same effect on this vote as a vote against adoption of the merger agreement. For the purpose of the vote on the merger, each share of Class A common stock will be entitled to ten votes per share and each share of Class B common stock will be entitled to one vote per share. In addition to the vote required under Delaware law, the transaction will be subject to the additional affirmative approval of a majority of the combined voting power of our common stock voted at the meeting in which each share of Class A common stock beneficially owned by Mr. Neubauer and members of the Company’s management committee (Bart J. Colli, Timothy P. Cost, Lynn B. McKee, L. Frederick Sutherland, Andrew C. Kerin, Ravi K. Saligram and Thomas J. Vozzo) will be counted as one vote, rather than the ten votes to which each such share is otherwise entitled. The outcome of these votes is not assured by virtue of the voting agreement.

Mr. Neubauer beneficially owns 29.4% of the Class A common stock outstanding and 24.0% of the voting power of the outstanding shares of common stock (excluding shares held by The Neubauer Family Foundation and 4,000,000 shares that may be contributed to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes prior to the special meeting). Mr. Neubauer has agreed with MergerCo that he will vote his shares for adoption of the merger agreement. Any shares not transferred to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes will be subject to the voting agreement. Because each share of Class A common stock beneficially owned by Mr. Neubauer will have only one vote (rather than the ten votes to which each such share is otherwise entitled) in the additional vote to approve the merger, Mr. Neubauer’s shares represent only 3.2% of the voting power of the outstanding shares of common stock for purposes of this second vote. Shares held by The Neubauer Family Foundation will be voted proportionately based on the votes of stockholders other than Mr. Neubauer (and, if he intends to be an investor in MergerCo, other than Mr. Sutherland). It is for this reason that the shares held by The Neubauer Family Foundation are not included in amounts we have detailed above. Our directors and executive officers have informed us that they currently intend to vote all of their shares of ARAMARK common stock for the adoption of the merger agreement although none of them other than Mr. Neubauer has entered into an agreement obligating them to do so.

Q:	What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the voting power of our common stock present or represented by proxy at the meeting and entitled to vote on the matter.

Q:	How does the Company’s board of directors recommend that I vote?

A:	Our board of directors (with Mr. Neubauer abstaining), acting in large part upon the unanimous recommendation of the special committee, unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal. You should read “ Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger” for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement. See also “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger.”

Q.	What effects will the proposed merger have on ARAMARK?

A:	As a result of the proposed merger, ARAMARK will cease to be a publicly-traded company and will be wholly-owned by an investor group composed of Mr. Neubauer, and other members of our management who subsequently may be offered the opportunity to invest in MergerCo or Parent and agree to do so, and private equity funds affiliated with the Sponsors. You will no longer have any interest in our future earnings or growth. Following consummation of the merger, the registration of our Class B common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated upon application to the Securities and Exchange Commission, which we refer to as the SEC. In addition, upon completion of the proposed merger, shares of our Class B common stock will no longer be listed on any stock exchange or quotation system, including the New York Stock Exchange (the “NYSE”).

Q.	What happens if the merger is not consummated?

A.

If the merger agreement is not adopted by ARAMARK’s stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, ARAMARK will remain an independent public company and the ARAMARK Class B common stock will continue to be listed and traded on the NYSE. See the section captioned “Special Factors—Purposes, Reasons and Plans for ARAMARK after the Merger.” Under specified circumstances,

ARAMARK may be required to pay MergerCo a termination fee or reimburse MergerCo for its out-of-pocket expenses as described under the caption “The Merger Agreement—Termination Fees; Expense Reimbursement.”

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and to consider how the merger affects you. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:

•	telephone, using the toll-free number listed on each proxy card (if you are a registered stockholder, that is if you hold your stock in your name) or voting instruction card (if your shares are held in “street name,” meaning that your shares are held in the name of a broker, bank or other nominee and your broker, bank, or other nominee makes telephone voting available);

•	the Internet, at the address provided on each proxy card (if you are a registered stockholder) or voting instruction card (if your shares are held in “street name” and your broker, bank, or other nominee makes Internet voting available); or

•	mail, by completing, signing, dating and mailing each proxy card or voting instruction card and returning it in the envelope provided.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of common stock for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. Please do not send your certificates in now.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	No. Your broker, bank or nominee will only vote if you provide instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the merger for purposes of the vote required under Delaware law.

Q:	What do I do if I have money in the composite stock fund of one of our 401(k) plans?

A:	If you have money invested in the composite stock fund in either or both of the ARAMARK Retirement Savings Plan for Salaried Employees and the ARAMARK Uniform and Career Apparel Group Retirement Savings Plans (together the “401(k) plans”), you do not actually own shares of ARAMARK common stock. You are instead credited with equivalent shares, which consist of your interest in both shares of ARAMARK common stock and cash that are held by the composite stock fund of the 401(k) plans. At the closing of the merger, the stock held in the composite stock fund will be converted into the per share merger consideration of $33.80 in cash. The cash proceeds will remain in the plans and will be reinvested in accordance with investment elections that are submitted by participants for their own accounts.

Only United States Trust Company, National Association (“U.S. Trust”), as trustee of the 401(k) plans, can vote the shares of ARAMARK common stock held by the plans. In accordance with the 401(k) plans, each participant may instruct U.S. Trust how to vote the shares of ARAMARK common stock allocated to such participant’s account. U.S. Trust will vote those shares for which it does not receive timely voting instructions from plan participants. Subject to the requirements of ERISA, these shares will be voted in proportion to those shares for which timely instructions are received from participants. You may exercise these voting rights only by completing and returning the voting instruction card for participants in the composite stock fund of the 401(k) plans you received with this proxy statement in accordance with the procedures included therewith, or by following the instructions for voting by telephone or the Internet described in the voting instruction card, and before the deadline noted below. If you vote by mail, your voting instruction card for the 401(k) plans must be received by U.S. Trust no later than 5:00 p.m. Eastern Time on December 15, 2006. If you vote by telephone or Internet, your voting instructions must be received by 11:59 p.m., Eastern Time, on December 14, 2006, U.S. Trust will submit a proxy that reflects your instructions. Your voting instructions will be kept confidential as required by the terms of the 401(k) plans. You may not vote in person at the special meeting with respect to your interest in the 401(k) plans.

Q:	Can I change my vote?

A:	Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing at ARAMARK Corporation, 1101 Market Street, Philadelphia, Pennsylvania 19107, Attn: Corporate Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, if you are a registered stockholder your proxy may be revoked by attending the special meeting and voting in person (you must vote in person, simply attending the special meeting will not cause your proxy to be revoked).

If you decide to change your vote for the 401(k) plans after you have submitted your voting instruction card, you must obtain a new card by contacting U.S. Trust at 1-800-535-3093 between the hours of 9 a.m. and 5 p.m. Pacific Time. By properly completing and timely returning a new voting instruction card to U.S. Trust your previously submitted vote to U.S. Trust will be automatically revoked. If you voted electronically by telephone or Internet, voting again will automatically revoke your previous electronic or telephonic vote.

Please note that if you hold your shares of common stock in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	Who will count the votes?

A:	A representative of our transfer agent, Mellon Investor Services, will count the votes and act as an inspector of election.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, please contact our proxy solicitation agent, Innisfree M&A Incorporated, toll-free at (877) 456-3463 (bank and brokerage firms call collect at (212) 750-5833). If your broker, bank, or other nominee holds your shares, you should also call your broker, bank, or other nominee for additional information.

SPECIAL FACTORS

Background of the Merger

The Company periodically reviews and considers its strategic alternatives. At a meeting of our board of directors on December 6, 2005, Joseph Neubauer, the Company’s Chairman and Chief Executive Officer, and Frederick Sutherland, the Company’s Executive Vice President and Chief Financial Officer, made a presentation to our board of directors on several potential strategic alternatives for the Company, including, among other things, maintaining the status quo, possible asset dispositions and strategic combinations and the possibility of a going-private transaction. Following a discussion among the members of our board of directors, Mr. Neubauer indicated that management would undertake a more extensive review of strategic alternatives and report back to our board of directors. In continuing its evaluation of strategic alternatives, management involved Goldman, Sachs & Co. (“Goldman”) and J.P. Morgan Securities Inc. (“JPMSI”), and the Company’s legal advisors, Simpson Thacher & Bartlett LLP.

At a meeting of our board of directors on February 7, 2006, Mr. Neubauer reported to the board on management’s ongoing study of strategic alternatives and noted various competitive and industry developments which could affect the attractiveness of certain alternatives, including reports that one of the Company’s competitors had recently announced that it was exploring a going-private transaction and another competitor appeared to be preoccupied with internal issues. At a Special Meeting of our board of directors on March 22, 2006, Messrs. Neubauer and Sutherland updated the board on management’s strategic alternative review and led a discussion of the various alternatives. In the context of discussing the alternative of a possible going-private transaction, Mr. Neubauer advised our board of directors that a key to management’s interest, if any, in such transaction would be that the private equity sponsors accept various terms and other post-closing features that he believed would be necessary for such a transaction to be successful for ARAMARK. Such terms would include certain provisions with respect to governance and future liquidity that Mr. Neubauer thought would be necessary for a successful transaction, as well as a significant number of management equity owners holding a meaningful equity position in the new company. Because it was not clear that such terms would be acceptable to possible private equity sponsors, and before proceeding any further, Mr. Neubauer advised our board of directors that in order to further evaluate this alternative it would be desirable for Goldman and JPMSI to involve their respective firms’ private equity affiliates, Goldman Sachs Capital Partners (“GSCP”) and JPMorgan Partners (“JPMP”), to gauge their response to such terms.

At a meeting of our board of directors on April 28, 2006, Mr. Neubauer updated the board with respect to management’s continued exploration of strategic alternatives, including potential combinations with strategic partners and the feasibility of a going-private transaction. Mr. Sutherland led a discussion of the various alternatives under consideration and reviewed certain features of a going-private transaction as contemplated by management. Our board of directors was advised that senior management had engaged in discussions with GSCP and JPMP concerning a potential going-private transaction but that no agreement had been reached between management and any potential private equity sponsor, nor had there been any discussions of price or certain other material terms of a potential transaction. Mr. Neubauer advised our board of directors that though GSCP and JPMP were interested in the broad outline of a possible transaction, they were unwilling to underwrite all of the required equity for a transaction and wanted management to discuss the potential transaction with other potential sponsors before finalizing their assessment of a transaction. After discussion, it was agreed that Warburg Pincus (“WP”) and Thomas H. Lee Partners, L.P. (“THLP”) would be approached.

At the April 28 meeting, Mr. Neubauer advised our board of directors that, though there was a significant amount of additional work to be done, management believed that, as part of a review of various strategic alternatives, it was desirable to complete the exploration of the feasibility of a going-private transaction alternative as promptly as practicable. He noted that if certain understandings were reached with the prospective sponsors, and the feasibility of a transaction on terms acceptable to management was confirmed, a proposal for a possible transaction could be forthcoming as early as May 1, 2006 if our board of directors was amenable to such a proposal.

Our board of directors was advised that if a proposal for such a transaction was made it would be customary to establish a special committee of independent directors to consider the proposed going-private transaction and for the Committee to retain independent financial advisors and counsel to assist it. Given that the strategic alternative analysis was conducted by the members of management who would be leading the proposed going-private transaction, assisted by Goldman and JPMSI (affiliates of two of the proposed financial sponsors), our board of directors was advised that it might be appropriate for the special committee to engage in its own study of strategic alternatives. Mr. Neubauer also stressed that he would not proceed with a proposal without our board’s approval, and that any transaction proposed would be conditioned upon recommendation by the special committee.

The non-management members of our board of directors then met in executive session, along with lawyers from Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), Special Counsel to the Company. Following extensive discussion, our board of directors authorized management to provide confidential information to WP and THLP (which had not yet had access to such material), and our board of directors determined that it was prepared to authorize the making of a going-private proposal and to entertain such a proposal subject to an understanding that the proposed price to be paid to the stockholders of the Company represented a reasonable starting point for the process. Once advised of this condition, Mr. Neubauer informed our board of directors that if and when it was clear that a going-private proposal could be made he would advise our board of directors of the proposed price.

On April 30, 2006, our board of directors reconvened. Mr. Neubauer updated our board of directors with respect to the ongoing discussions that management had engaged in with representatives of the four financial sponsors regarding the feasibility of the submission of a going-private proposal. Mr. Neubauer indicated that though he and the potential investor group were continuing to work through issues, it was likely that they would be in a position to submit a proposal the next day at a price of $32 per share. The non-management directors then met in executive session with their counsel from Skadden. They were reminded that they had not yet hired a financial advisor so they were not in a position to determine whether the proposal was fair, only whether it represented an acceptable starting point in terms of its premium to current and historical trading prices. Following discussion, our board of directors unanimously authorized the making of a proposal.

At a meeting of our board of directors on the morning of May 1, 2006, Mr. Neubauer informed our board of directors that he, together with funds managed by GSCP, JPMSI, THLP and WP, was pleased to be in a position to submit a proposal as fully described in a letter to our board of directors, which he then read. The letter stated:

May 1, 2006

ARAMARK Corporation

Board of Directors

ARAMARK Tower

1101 Market Street

Philadelphia, Pennsylvania 19107

Ladies and Gentlemen:

I am, together with funds managed by GS Capital Partners, J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC (the “Sponsors”), pleased to propose to acquire by merger, for a purchase price of $32.00 in cash per share, all of the outstanding shares of Class A Common Stock and Class B Common Stock of ARAMARK Corporation (the “Company”). Our proposal would provide a substantial premium for all of the Company’s public stockholders.

I would participate by making a significant investment in the transaction and I expect that we would provide members of the Company’s senior management team with the opportunity to participate in the transaction as well. I would continue as chairman and CEO following the transaction, and would expect that our senior leadership team would continue to lead the Company into the future with me.

The transaction would be financed through a combination of (1) equity from investment funds managed by the four Sponsors and equity investments by myself and members of our senior management team, and (2) approximately $6.25 billion of debt financing to be arranged by Goldman Sachs Credit Partners L.P. and J.P. Morgan Securities, Inc. We have received a “highly confident” letter from these institutions stating that they are highly confident of raising the approximately $6.25 billion of debt financing necessary to complete the transaction. A copy of this letter is enclosed for your interest.

We anticipate that you will establish a special committee of independent directors authorized to retain independent financial and legal advisors (the “Special Committee”) to consider our proposal. To facilitate that review, we intend to provide shortly (1) equity and debt commitment letters for all amounts necessary to effect the transaction and (2) a proposed merger agreement that we would be prepared to enter into. We are prepared to move very quickly to finalize the definitive transaction and related documents.

Of course, no binding obligation on the part of the undersigned or the Company shall arise with respect to the proposal or any transaction unless and until a definitive merger agreement satisfactory to us and recommended by the Special Committee and approved by the Board of Directors is executed and delivered.

We look forward to discussing our proposal with you further in the near future.

Very truly yours,

/s/ JOSEPH NEUBAUER
Joseph Neubauer

Thereafter, the non-management members of our board of directors met in executive session with their counsel from Skadden and appointed a special committee of directors consisting of Patricia C. Barron, Ronald R. Davenport, James E. Preston, Ronald L. Sargent and Karl M. von der Heyden, and elected Mr. Davenport to serve as Chairman of the special committee. The special committee was delegated the full power and authority to, among other things, review, evaluate and, if appropriate, negotiate a possible acquisition of the Company by the Investor Group and any alternative thereto and, as appropriate, reject or recommend to the full board of directors a proposed transaction with the Investor Group or any alternative thereto.

On May 3, 2006, representatives of Eminence Capital, LLC (“Eminence”), an investment manager, which, together with its affiliates, owned as of that date approximately 7.8% of the Class B common stock, sent a letter to the independent members of our board of directors expressing Eminence’s view on the proposal by the Investor Group. That letter was filed the same day with the SEC as an exhibit to an amendment to Eminence’s Schedule 13D.

After conducting interviews on May 8, 2006 with several law firm and investment banking firm candidates to serve as independent advisors to the special committee, the special committee determined to engage Shearman & Sterling LLP (“Shearman & Sterling”) as its legal advisor and Credit Suisse as its financial advisor. Beginning the week of May 8, 2006 and over the course of the following several weeks, representatives of Shearman & Sterling and Credit Suisse conducted due diligence reviews of the Company.

A meeting of the special committee was held by telephone on May 10, 2006. At the meeting, representatives of Shearman & Sterling reviewed with the special committee its fiduciary duties in connection with its consideration of the Investor Group’s proposal. The special committee then discussed preliminary matters related to the Investor Group’s proposal.

Following the meeting, as instructed by the special committee, representatives of Shearman & Sterling contacted legal counsel to the Investor Group to inform them that, until otherwise advised by the special committee, the Investor Group should not approach additional debt or equity financing sources (other than potential debt sources that would not be precluded from providing debt financing in connection with alternative proposals to acquire the Company), and the Investor Group should not engage in any detailed discussions with management regarding the terms on which management might participate in a possible transaction in order to preserve the ability of other financial sponsors to submit alternative proposals to acquire the Company.

On May 18 and 19, 2006, representatives of Credit Suisse and Shearman & Sterling met with management and received a presentation regarding the Company’s businesses, financial results and projections. Also on May 18, 2006, representatives of Shearman & Sterling and Credit Suisse participated in a conference call with representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell”) and Simpson Thacher & Bartlett LLP (“Simpson”), legal counsel to the Sponsors and their affiliates, and Sullivan & Cromwell LLP (“Sullivan”), legal counsel to Mr. Neubauer. During the call, Simpson, Wachtell and Sullivan provided the special committee’s advisors with an overview of discussions that had taken place with Mr. Neubauer and certain other members of senior management of the Company regarding the broad parameters of management’s participation in the transaction proposed by the Investor Group.

At a meeting of the special committee held by telephone on May 19, 2006, representatives of Shearman & Sterling reviewed with the special committee the conversation that had taken place on the previous day with the Investor Group’s counsel. Credit Suisse also provided the special committee an update on the status of its financial due diligence. Later that day, Wachtell delivered an initial draft of a merger agreement to Shearman & Sterling.

In late May, a representative of another company in the professional services industry (“Company A”) contacted Mr. Neubauer to indicate Company A’s interest in a possible transaction with the Company. Mr. Neubauer advised Company A’s representative that all inquiries regarding such a transaction should be directed to the special committee or its advisors. Representatives of Company A also contacted Mr. Davenport to express Company A’s interest in a possible transaction. During this call, Company A’s representatives stated that Company A would engage in discussions regarding a possible transaction with the Company only with Mr. Neubauer directly and not with the special committee or its representatives.

Also in late May, Credit Suisse had discussions with representatives of two private equity firms not in the Investor Group (“Sponsor A” and “Sponsor B”) regarding whether Sponsor A and Sponsor B would have an interest in pursuing a possible negotiated transaction to acquire the Company in a leveraged buyout transaction.

A meeting of the special committee was held on June 2, 2006 at the offices of Shearman & Sterling. At the meeting, Mr. Davenport provided an update on his discussions with representatives of Company A. Representatives of Credit Suisse then provided an update to the special committee regarding their discussions with Sponsor A and Sponsor B. Representatives of Credit Suisse reviewed with the special committee Credit Suisse’s preliminary financial analyses and reviewed and discussed with the special committee various strategic alternatives available to the Company, including remaining an independent company and pursuing the current strategic plan, pursuing a significant acquisition, separating (through a sale or spin-off) the uniform and career apparel or international segments of the Company, conducting a share repurchase program (through a leveraged recapitalization), increasing the Company’s dividend program, pursuing a leveraged buyout transaction with private equity firms not in the Investor Group, or pursuing a sale to or merger with a company in the same industry. After discussion of these alternatives, the special committee instructed Credit Suisse to directly contact Company A and another company in the professional services industry (“Company B”) regarding their potential interest in pursuing a possible transaction involving the Company.

Following the June 2 meeting, representatives of Credit Suisse contacted the chairman of Company A to set up a preliminary meeting to discuss a possible transaction involving Company A and the Company. Company A’s chairman reiterated Company A’s position that Company A would proceed with discussions regarding a possible transaction only if those discussions took place directly between Company A representatives and Mr. Neubauer.

Also on June 2, 2006, representatives of Credit Suisse contacted the chief executive officer of Company B to discuss whether Company B would be interested in pursuing a possible transaction with the Company. The chief executive officer of Company B responded that Company B might be interested in pursuing such a transaction subject to further internal analysis.

On June 7, 2006, each of Sponsor A and Sponsor B entered into confidentiality agreements with the Company and commenced due diligence reviews of the Company.

Also on June 7, the special committee held a telephonic meeting. At the meeting, representatives of Credit Suisse provided an update regarding discussions with representatives of Company A and Company B and with representatives of Sponsor A and Sponsor B. After discussion, the special committee instructed Credit Suisse to continue discussions with Company B and with Sponsor A and Sponsor B and to take steps to confirm directly with Company A that it would only meet with Mr. Neubauer and not with the special committee or its representatives.

On June 12, 2006, Messrs. Davenport, Preston and Sargent, together with representatives of Shearman & Sterling and Credit Suisse, met with representatives of Eminence and received a presentation regarding Eminence’s views with respect to the proposal made by the Investor Group and other possible strategic alternatives available to the Company. The materials presented by Eminence at the meeting were filed with the SEC the same day as an exhibit to an amendment to Eminence’s Schedule 13D.

On June 14, 2006, advisors to the Investor Group met with the special committee’s legal and financial advisors at the offices of Shearman & Sterling. At the meeting, the Investor Group representatives provided an overview regarding the preliminary structure and terms of the Investor Group’s debt and equity financing arrangements and reviewed the broad parameters of management’s participation in the proposed transaction as well as corporate governance matters related to the surviving corporation in a possible transaction.

On June 16, 2006, Company B entered into a confidentiality agreement with the Company, and Credit Suisse provided Company B with certain information regarding the Company. Also on June 16, Shearman & Sterling delivered comments on the draft merger agreement to Wachtell, including a proposal to delete the provision whereby the completion of the merger would be conditioned on the Investor Group’s receipt of financing, a proposal to include a provision that a majority of the unaffiliated stockholders approve the transaction, and other provisions regarding the termination of the merger agreement in connection with the exercise by our board of directors or the special committee of its fiduciary duties.

On June 19, 2006, representatives of Credit Suisse had discussions with representatives of Company B regarding Company B’s interest in pursuing a possible transaction involving the Company.

On June 20, 2006, representatives of Sponsor A and Sponsor B informed representatives of Credit Suisse that they did not expect that Sponsor A and Sponsor B would be in a position to make a proposal that would differentiate them from the Investor Group in connection with a possible transaction involving the Company.

On June 21, 2006, representatives of Shearman & Sterling, Wachtell, Simpson and Sullivan discussed the issues raised by Shearman & Sterling’s comments to the draft merger agreement, including the Investor Group’s objection to the proposal that a majority of the unaffiliated stockholders approve the transaction. In addition, following confirmation by representatives of Company A to representatives of Credit Suisse that Company A would only meet with Mr. Neubauer and not with the special committee or its representatives, Mr. Davenport telephoned Mr. Neubauer to request that Mr. Neubauer have discussions with a representative of Company A.

On June 23, 2006, representatives of Company B informed representatives of Credit Suisse that Company B was interested only in the food services segments of the Company’s business and that any proposal submitted by Company B would not involve the entire Company.

A special committee meeting was held on June 25, 2006 at the offices of Shearman & Sterling. At the meeting, representatives of Credit Suisse provided an update regarding the discussions during the prior week with Sponsor A and Sponsor B and with Company B, as well as an update on the possible scheduling with respect to a meeting with Company A. The Credit Suisse representatives also provided an overview of current capital market conditions and the stock price performances of selected competitors of the Company and discussed further strategic alternatives available to the Company. After discussion, the special committee directed its advisors to continue discussions with Sponsor A and Sponsor B and with Company B. Representatives of Shearman & Sterling then provided a summary of the principal issues contained in the proposed merger agreement and the status of discussions with the Investor Group’s legal counsel relating thereto.

On June 25, 2006, a representative of Company A telephoned Mr. Neubauer. The Company A representative informed Mr. Neubauer that Company A might be prepared to pursue a negotiated transaction with the Company but that it would not be prepared to engage in a transaction with the Company in competition with that being proposed by the Investor Group. Mr. Neubauer advised the Company A representative that Company A should contact the chairman of the special committee or its advisors if they wanted to engage in further discussions regarding a possible transaction involving Company A and the Company. Mr. Neubauer then reported to Mr. Davenport regarding the substance of his conversation with the Company A representative.

A representative of Company A subsequently contacted a representative of Credit Suisse regarding the conversations that had taken place between a representative of Company A and Mr. Neubauer. The Credit Suisse representative advised the representative of Company A that Company A should submit a proposal (including a possible per share price) for the special committee’s consideration. Company A did not submit any proposal with respect to a transaction involving the Company.

On June 26, 2006, a representative of Credit Suisse met with Mr. Neubauer in Philadelphia to discuss the Investor Group’s proposal and Mr. Neubauer’s view on alternative transactions available to the Company. During the meeting, Mr. Neubauer discussed his view that the Investor Group’s proposal was more favorable to the Company’s stockholders than any alternative available to the Company.

During the week of June 26, 2006, representatives of Company B confirmed to Credit Suisse that Company B was not interested in the uniform and career apparel segments of the Company’s business and further informed Credit Suisse that Company B was not prepared to engage in discussions with respect to the possible acquisition of the Company’s food services segments without additional financial information about the Company. Also during the week of June 26, 2006, representatives of Sponsor A and Sponsor B confirmed to representatives of Credit Suisse that Sponsor A and Sponsor B would not be in a position to make a proposal that would differentiate them from the Investor Group and that they would not be pursuing a possible transaction involving the Company.

A telephonic meeting of the special committee was held on June 28, 2006. At the meeting, representatives of Credit Suisse provided an update regarding discussions that had taken place among the various parties since the June 25 meeting. Due to the competitively sensitive nature of the additional information requested by Company B, the special committee instructed Credit Suisse to inform Company B that the special committee would consider providing the additional information if Company B provided an indication of interest with respect to the Company’s food services segments at a valuation that the special committee considered attractive. The special committee further directed Credit Suisse to advise the Investor Group that the special committee would not be prepared to pursue a proposal at $32.00 per share but would consider a proposal at a per share price in the high $30s range. Representatives of Credit Suisse relayed the special committee’s position to representatives of the Investor Group later the same day.

In early July 2006, representatives of Company B confirmed to Credit Suisse that Company B was not prepared to provide an indication of interest as requested by the special committee.

On July 5, 2006, the Investor Group’s representatives and representatives of Credit Suisse met to discuss the views of the representatives of the Investor Group with respect to certain financial assumptions regarding the Company that Credit Suisse had previously communicated to the representatives of the Investor Group. Among other things, the Investor Group’s representatives noted their view that prevailing market conditions with respect to debt financing and private equity investment had deteriorated since the delivery of Mr. Neubauer’s letter to our board of directors on May 1. At the end of this discussion, the Investor Group’s representatives advised Credit Suisse that the Investor Group was not prepared to submit a revised proposal in the range indicated by the special committee and requested that the special committee provide a revised price range for the Investor Group to consider.

On July 6, 2006, management contacted representatives of Credit Suisse to provide an update on the 2006 financial projections and to indicate downward revisions to such projections compared to those previously provided in light of the Company’s actual performance for the year to date. During that conversation, management also indicated that some of the factors contributing to the downward revisions in the 2006 financial projections could impact the 2007 projections.

A meeting of the special committee was held on July 7, 2006 at the offices of Shearman & Sterling. At the meeting, representatives of Credit Suisse updated the special committee regarding their recent conversations and meetings with the Investor Group’s representatives. After discussion, the special committee determined that it was not prepared to provide a revised price range as requested by the Investor Group and directed Credit Suisse to inform representatives of the Investor Group that the Investor Group should provide a revised offer in response to the special committee’s previous indication of value.

On July 10, 2006, Mr. Neubauer contacted Mr. Davenport by telephone. During the call, Mr. Neubauer noted that the proposal had been public since May 1, which he believed supported his view that the Investor Group’s proposal was more favorable to the Company’s stockholders than any alternative available to the Company. Mr. Davenport advised Mr. Neubauer that the Investor Group should submit its best proposal in response to the special committee’s indication of value.

A meeting of the special committee was held on July 11 by telephone. At the meeting, Mr. Davenport provided an update regarding his discussion with Mr. Neubauer the previous day, and Credit Suisse provided an update regarding discussions and communications that had taken place since the July 7 meeting. Mr. von der Heyden, in his capacity as a member of the audit committee of the Company, then advised the special committee of the Company’s decision to recognize an impairment to the Company’s goodwill relating to the direct marketing segment of the Company’s business and a write-off relating to the termination of certain Company contracts.

On July 12, 2006, the Company provided a third quarter update to its earnings guidance and announced its expectation that third quarter operating results would include a charge of approximately $0.15 per share, which included goodwill impairment estimated at $0.12 per share and adjustments to asset and liability carrying values of approximately $0.03 per share in the Uniform and Career Apparel—Direct Marketing segment. The Company further announced that third quarter results would include costs related to the termination of two unprofitable contracts of approximately $0.02 per share and lower operating results in the Uniform and Career Apparel—Direct Marketing segment.

On July 13, 2006, representatives of the Investor Group contacted representatives of Credit Suisse and informed them that the Investor Group would be willing to consider increasing the per share value of its proposal to $32.75, subject to negotiation of an acceptable merger agreement that contained no condition that a majority of the unaffiliated stockholders approve the transaction.

Later in the day on July 13, the special committee held a meeting by telephone. At the meeting, representatives of Credit Suisse provided an update regarding the revised offer. The special committee requested that, during the following week, Credit Suisse present to the special committee Credit Suisse’s preliminary financial analyses in light of the revised offer. The special committee then directed Credit Suisse to inform the representatives of the Investor Group that the special committee did not view a $32.75 per share price favorably and that the special committee would continue to consider alternatives available to the Company, including the alternative of remaining a public company.

A meeting of the special committee was held at the offices of Shearman & Sterling on July 17, 2006. At the meeting, representatives of Credit Suisse reviewed with the special committee their preliminary financial analyses in light of the revised proposal from the Investor Group. The special committee determined that it was not prepared to proceed with a transaction at a $32.75 per share price and that the Investor Group should propose a higher price. After discussion, the special committee also decided to schedule a meeting with Mr. Neubauer to discuss the respective positions of the special committee and the Investor Group.

On July 18, 2006, Messrs. Davenport and Preston met with Mr. Neubauer. At the meeting, Messrs. Davenport and Preston informed Mr. Neubauer of the special committee’s position and discussed possible ways in which the Investor Group might increase its proposed price. Mr. Neubauer advised Messrs. Davenport and Preston that he would confer with the other members of the Investor Group regarding the possibility of the Investor Group considering a higher price. Mr. Neubauer also offered to discuss the proposal further with the entire special committee.

On July 20, 2006, Mr. Neubauer contacted Mr. Davenport and indicated that the Investor Group would consider an increase in its proposal to $33.50 per share.

The special committee held a telephonic meeting on July 22, 2006. At the meeting, Mr. Davenport updated the other members of the special committee regarding the conversations with Mr. Neubauer on July 18 and July 20. After discussion, the special committee determined to schedule a meeting between the entire committee and Mr. Neubauer to further discuss the Investor Group’s proposal.

On July 25, 2006, the special committee met with Mr. Neubauer to discuss the Investor Group’s proposal. During the meeting, the special committee indicated that a price of $33.50 per share would not be supported by the special committee. Mr. Neubauer informed the special committee that the Investor Group had increased its offer to its limit, but that he would consult with the other members of the Investor Group.

On July 27, 2006, Mr. Neubauer contacted Mr. Davenport by telephone and indicated that he had consulted with the other members of the Investor Group concerning the special committee’s position on a price of $33.50 per share and that it was the Investor Group’s view that any possible proposal by the Investor Group beyond $33.50 per share would be no more than a nickel and a few pennies.

On July 28, 2006, Wachtell delivered a revised draft of the merger agreement to Shearman & Sterling. During the period between August 1 and August 7, 2006, representatives of Shearman & Sterling, Wachtell, Simpson and Sullivan negotiated the terms of the draft merger agreement and the separate letter agreements to be entered into by funds affiliated with the Sponsors, under which the funds would guarantee the payment of the termination fee payable by FinanceCo and MergerCo under the merger agreement in certain circumstances.

A meeting of the special committee was held on August 2, 2006 by telephone. At the meeting, representatives of Shearman & Sterling provided an update on the status of negotiations with respect to the draft merger agreement and related documents.

Also on August 2, management provided to Credit Suisse financial projections for fiscal 2006 that had been revised downward from those previously provided, and also provided guidance on how some of the factors that had negatively impacted the 2006 projections would likely affect the fiscal 2007 projections, including that operating income and EBITDA for fiscal 2007 would likely be lower than projected in May 2006 by $20 million to $30 million, due primarily to performance in the Company’s uniform business, certain segments of its food and support services business and the performance of a recent acquisition.

A meeting of the special committee was held on August 7, 2006 in Philadelphia. At the meeting, representatives of Shearman & Sterling provided an update on the status of negotiations with respect to the draft merger agreement and related documents, and representatives of Credit Suisse updated the special committee on its conversations with management with respect to the revised financial projections provided on August 2. Following discussion, the special committee instructed Credit Suisse and Shearman & Sterling to inform representatives for the Investor Group that the special committee would consider a proposal from the Investor Group at $34.00 per share. The special committee then adjourned its meeting until later in the day to allow its legal and financial advisors to negotiate the outstanding merger agreement issues with the Investor Group’s representatives.

Over the course of the day on August 7, 2006, the parties and their respective advisors continued to negotiate the terms of the merger agreement. During those negotiations, representatives of the Investor Group indicated that the Investor Group was not prepared to make a proposal at the $34.00 per share price requested by the special committee but that it was prepared to consider a proposal at $33.60 per share. In addition, representatives of the Investor Group indicated that the Investor Group was prepared to agree that the transaction would be subject not only to the affirmative vote of at least a majority of the combined voting power of the Company’s common stock, but also to the affirmative approval of a majority of the combined voting power of the Company’s common stock voted at the special meeting in which each share of Class A common stock beneficially owned by Mr. Neubauer (and, if he intends to be an investor in MergerCo, by Mr. Sutherland) would have only one vote, rather than the ten votes to which each such share is otherwise entitled. In this connection, the special committee’s advisors also were informed that The Neubauer Family Foundation (currently the holder of approximately 3.4 million shares of common stock) would vote its shares in the same proportion as the votes cast by the stockholders other than Mr. Neubauer (and, if he intends to be an investor in MergerCo, other than Mr. Sutherland) with respect to the proposed transaction.

The special committee met to consider the $33.60 per share price proposal. After discussion, the special committee decided to meet with Mr. Neubauer to discuss alternatives available to the Company in the event that the Investor Group and the special committee were unable to reach agreement on a per share price and other transaction terms. At the meeting with Mr. Neubauer, which was held during the afternoon on August 7, Mr. Neubauer reiterated his view that the Investor Group’s proposal was more favorable to the Company’s stockholders than any alternative available to the Company.

The special committee and, at the request of the special committee, its advisors then met with the other outside directors of the Company. During this meeting, representatives of Credit Suisse summarized for the other directors Credit Suisse’s financial analyses and reviewed alternatives available to the Company, including the steps taken to gauge the interest of third parties with respect to possible transactions involving the Company. The special committee and its advisors also reviewed the status of the negotiations with respect to the draft merger agreement and related documents. The special committee members and the other outside directors then met in executive session.

The special committee thereafter met with Mr. Neubauer and informed him that the special committee would not pursue a proposal with the Investor Group unless the Investor Group increased its price above $33.60 per share and that the special committee would be willing to consider a proposal by the Investor Group at $33.80 per share.

In the evening on August 7, Mr. Neubauer discussed this price with the other members of the Investor Group and ultimately offered to close the remaining price gap by agreeing to value the portion of his shares of Class A common stock that will be contributed to MergerCo at less than $33.80 per share. (Mr. Neubauer will still receive $33.80 per share for his Class A common stock not so contributed.) The Investor Group thereafter informed the special committee that it was willing to enter into the transaction at a price of $33.80 per share. Following receipt of this proposal, the board of directors (excluding Mr. Neubauer) reconvened. At the request of the special committee, Credit Suisse reviewed with the board its financial analyses of the $33.80 per share merger consideration and advised the board that it was prepared to render to the special committee an opinion to the effect that the merger consideration was fair, from a financial point of view, to the unaffiliated stockholders of the Company. Representatives of Shearman & Sterling then reviewed with the board the terms of the merger agreement and the related documents.

The special committee then met separately to discuss whether it was prepared to recommend the revised proposal by the Investor Group. At the meeting, representatives of Credit Suisse rendered to the special committee an oral opinion, which opinion was subsequently confirmed in writing, to the effect that, as of that date, based upon and subject to the various considerations and assumptions described in its opinion, the merger consideration was fair, from a financial point of view, to the unaffiliated stockholders. After considering the proposed terms of the merger agreement and the other transaction agreements and the various presentations of its legal and financial advisors, including the receipt of Credit Suisse’s oral opinion, the special committee unanimously resolved to recommend that the board of directors approve and declare advisable the merger agreement and the merger and that the board of directors resolve to recommend that the Company’s stockholders adopt the merger agreement.

Our board of directors (excluding Mr. Neubauer) met thereafter. Following discussions among and questions by the members of the board to the special committee’s financial and legal advisors, the Company’s board, by unanimous action of the directors present, approved and declared advisable the merger agreement and the merger and resolved to recommend that the Company’s stockholders adopt the merger agreement.

On August 8, 2006, prior to the opening of trading on the NYSE, the Company, MergerCo and FinanceCo executed the merger agreement and issued a press release announcing the merger.

Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger

The special committee

The special committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the merger proposal, including the terms and conditions of the merger agreement, with MergerCo and FinanceCo. The special committee unanimously resolved to recommend to our board of directors that (i) the board approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger and (ii) the board recommend the adoption by our stockholders of the merger agreement.

In the course of reaching its determination, the special committee considered the following substantive factors and potential benefits of the merger, each of which the special committee believed supported its decision:

•	its belief, after a thorough, independent review, that the merger was more favorable to unaffiliated stockholders than the potential value that might result from other alternatives available to the Company, including remaining an independent company and pursuing the current strategic plan, pursuing a significant acquisition, separating (through a sale or spin-off) the uniform and career apparel or international segments of the Company, conducting a share repurchase program (through a leveraged recapitalization) or increasing the Company’s dividend program, pursuing a leveraged buyout transaction with private equity firms not in the Investor Group, or pursuing a sale to or merger with a company in the same industry, given the potential rewards, risks and uncertainties associated with those alternatives;

•	the fact that no alternative acquisition proposals for the Company had been submitted since the announcement of the Investor Group’s proposal on May 1, 2006, and the fact that, although Mr. Neubauer had not entered into any exclusivity arrangement with the Sponsors and had indicated that he would discuss alternative acquisition proposals with other third parties if requested to do so by the special committee, it nevertheless might be difficult to attract and complete any alternative acquisition proposal without the affirmative support of Mr. Neubauer, given his ownership of a significant percentage of the voting power of the common stock;

•	its belief that no other alternative reasonably available to the Company and its stockholders would provide greater value to stockholders within a timeframe comparable to that in which the merger would be completed, and the fact that the cash merger price of $33.80 per share allows the Company’s unaffiliated stockholders to realize in the near term a fair value, in cash, for their investment and provides such stockholders certainty of value for their shares;

•	its familiarity with the business, operations, properties and assets, financial condition, business strategy, and prospects of the Company (as well as the risks involved in achieving those prospects), the nature of the industries in which the Company competes, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

•	the current and historical market prices of the Company common stock relative to those of other industry participants and general market indices, and the fact that the $33.80 merger consideration represents a premium of approximately 20% over the closing price of the Company common stock on the last trading day prior to the public announcement of the Investor Group’s proposal;

•	the financial presentations of Credit Suisse and its opinion that, as of August 7, 2006, the consideration to be received by the unaffiliated stockholders in the merger was fair to such holders from a financial point of view;

•	the efforts made by the special committee and its advisors to negotiate a merger agreement favorable to the Company and its unaffiliated stockholders and the financial and other terms and conditions of the merger agreement, including the fact that the merger agreement would not be subject to a financing condition;

•	the fact that the terms of the merger agreement allow the Company, prior to the adoption of the merger agreement by our stockholders, to respond to unsolicited acquisition proposals under certain circumstances;

•	the fact that, subject to compliance with the terms and conditions of the merger agreement, the Company is permitted to terminate the merger agreement, prior to the adoption of the merger agreement by our stockholders, in order to approve an alternative transaction proposed by a third party that is a “superior proposal” as defined in the merger agreement, upon the payment to the Investor Group of a $120 million termination fee (representing approximately 1.9% of the total equity value of the transaction) and its belief that such termination fee was reasonable in the context of break-up fees that were payable in other transactions and would not preclude another party from making a competing proposal;

•	the commitment made by MergerCo and FinanceCo to treat the Company’s employees in a fair and equitable manner, including to provide each employee of the Company and its subsidiaries (other than those employees covered by a collective bargaining agreement), for one year following the closing, with employee compensation and benefits that are no less favorable in the aggregate than those provided under the Company’s compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the closing;

•	the availability of appraisal rights to holders of the Company’s common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery;

•	the level of effort that the Investor Group must use under the merger agreement to obtain the proceeds of the financing on the terms and conditions described in the Investor Group’s commitment letters;

•	the fact that the Company would not have to establish damages in the event of a failure of the merger to be consummated under certain circumstances in light of the $120 million termination fee payable by MergerCo; and

•	the fact that, although the opinion received by the special committee from Credit Suisse spoke to the fairness of the merger consideration to be received by the holders of shares of ARAMARK’s common stock other than MergerCo and its affiliates and the stockholders who invest in MergerCo or its affiliates pursuant to the merger agreement, and not to the fairness of the merger consideration to be received by the unaffiliated stockholders, the consideration to be received by stockholders of ARAMARK who are not MergerCo or its affiliates or stockholders who invest in MergerCo or its affiliates, and who are also not unaffiliated stockholders, was the same as the consideration to be received by unaffiliated stockholders.

The special committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the merger, including those discussed below, each of which it believed supported its decision and provided assurance of the fairness of the merger to the unaffiliated stockholders of the Company:

•

the fact that the merger agreement requires the merger to be adopted not only by the affirmative vote of at least a majority of the combined voting power of our common stock, but also by the affirmative approval of a majority of the combined voting power of our common stock voted at the special meeting in which each share of Class A common stock beneficially owned by Mr. Neubauer (and, if he intends to be an investor in MergerCo., by Mr. Sutherland) will have only one vote, rather than the ten votes to which the relevant holder is entitled;

•	the fact that the special committee is comprised solely of independent directors who are not employees of the Company and who have no financial interest in the merger that is different from that of the unaffiliated stockholders (other than the acceleration of deferred stock units and options to acquire shares of ARAMARK common stock);

•	the fact that the special committee had ultimate authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to our board of directors’ approval of the merger agreement;

•	the fact that the financial and other terms and conditions of the merger agreement were the product of arm’s-length negotiations between the special committee and its independent advisors, on the one hand, and the Investor Group and its advisors, on the other hand;

•	the fact that the Company is permitted under certain circumstances to respond to inquiries regarding acquisition proposals and, upon payment of a termination fee, to terminate the merger agreement in order to complete a superior transaction;

•	the fact that the special committee retained and received advice from its own independent legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the merger agreement;

•	the fact that the opinion of Credit Suisse addresses the fairness, from a financial point of view, of the merger consideration to be received by unaffiliated stockholders; and

•	the fact that under Delaware law, the stockholders of the Company have the right to demand appraisal of their shares.

The special committee also considered a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

•	the possibility that the Investor Group will be unable to obtain the financing proceeds, including obtaining the debt financing proceeds from its lenders;

•	the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on business and customer relationships;

•	the fact that the Company’s unaffiliated stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in the value of the Company, including any value that could be achieved in the event the Company is acquired in the future by a strategic buyer;

•	the terms of Mr. Neubauer’s and management’s expected participation in the merger and the fact that Mr. Neubauer and other executive officers of the Company have interests in the transaction that are different from, or in addition to, those of the Company’s other stockholders;

•	the restrictions on the conduct of the Company’s business prior to the consummation of the merger, requiring the Company to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

•	the fact that an all-cash transaction would be taxable to the Company’s stockholders that are U.S. persons for U.S. federal income tax purposes; and

•	the fact that the Company is entering into a merger agreement with a newly formed corporation with essentially no assets and, accordingly, that its remedy in connection with a breach of the merger agreement by MergerCo or FinanceCo, even a breach that is deliberate or willful, is limited to $120 million.

The Special Committee expressly adopted the analysis and the opinion of Credit Suisse, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement. In the course of reaching its decision to recommend to our board of directors that the board approve the merger agreement, the special committee did not consider the liquidation value of the Company’s assets because it considers the Company to be a viable going concern business. Further, the special committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company’s net book value per share as of June 30, 2006 was $8.13. This value is substantially below the $33.80 per share cash merger consideration. The foregoing discussion summarizes the material factors considered by the special committee in its consideration of the merger. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Our Board of Directors

Our board of directors (with Mr. Neubauer abstaining), acting in large part upon the unanimous recommendation of the special committee, at a meeting described above on August 7, 2006, (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and our unaffiliated stockholders; (ii) approved the merger agreement and the transactions contemplated thereby, including the merger and (iii) recommended the adoption by our stockholders of the merger agreement. In reaching these determinations, our board considered (i) the financial presentation of Credit Suisse that was prepared for the special committee and which was delivered to the board of directors at the request of the special committee, as well as the fact that the special committee received an opinion delivered by Credit Suisse as to the fairness, from a financial point of view, to the Company’s unaffiliated stockholders of the merger consideration to be received by such holders in the merger and (ii) the unanimous recommendation and analysis of the special committee, as described above, and adopted such recommendation and analysis in reaching its determinations.

The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board of directors may have assigned different weights to various factors. The board of directors approved and recommends the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Mr. Neubauer, the Chairman of our board of directors and our Chief Executive Officer, who has agreed to contribute a portion of his equity securities in the Company to MergerCo or, if otherwise agreed, to Parent in exchange for an equity investment in MergerCo or Parent, as applicable, recused himself from the foregoing determination and approval due to his involvement in the transaction.

Our board of directors recommends that you vote “FOR” the adoption of the merger agreement.

Opinion of Credit Suisse Securities (USA) LLC

The special committee retained Credit Suisse to act as its financial advisor in connection with the merger. In connection with Credit Suisse’s engagement, the special committee requested that Credit Suisse evaluate the fairness of the merger consideration, from a financial point of view, to ARAMARK’s stockholders (other than MergerCo and its affiliates and the stockholders who invest in MergerCo or its affiliates). On August 7, 2006, the special committee met to review the proposed merger and the terms of the proposed merger agreement. During this meeting, Credit Suisse reviewed with the special committee certain financial analyses, as described below, and rendered its oral opinion to the special committee, which was subsequently confirmed in writing, that, as of August 7, 2006, and based upon and subject to the various considerations and assumptions described in the opinion, the merger consideration was fair, from a financial point of view, to ARAMARK’s stockholders (other than MergerCo and its affiliates and the stockholders who invest in MergerCo or its affiliates).

The full text of Credit Suisse’s opinion, dated August 7, 2006, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this proxy statement by reference. Holders of ARAMARK common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse’s opinion was provided to the special committee in connection with its evaluation of the merger consideration to ARAMARK’s stockholders (other than MergerCo and its affiliates and the stockholders who invest in MergerCo or its affiliates). It does not address any other aspect of the proposed merger, relates only to the fairness, from a financial point of view, of the merger consideration and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger. The following is a summary of the Credit Suisse opinion and is qualified by reference to the full text of the opinion attached as Annex B, which you are encouraged to read in its entirety.

In arriving at its opinion, Credit Suisse reviewed a draft of the proposed merger agreement dated August 7, 2006, and certain related documents as well as certain publicly available business and financial information relating to ARAMARK. Credit Suisse also reviewed certain other information relating to ARAMARK, including financial forecasts, provided to or discussed with Credit Suisse by ARAMARK, and met with the management of ARAMARK to discuss the business and prospects of ARAMARK. Credit Suisse also considered certain financial and stock market data of ARAMARK, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of ARAMARK and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had been recently effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant. In connection with its review, Credit Suisse did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects.

With respect to the financial forecasts for ARAMARK which Credit Suisse reviewed, Credit Suisse was advised by the management of ARAMARK, and assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of ARAMARK’s management as to the future financial performance of ARAMARK. Credit Suisse also assumed that the final merger agreement would conform to the draft of the proposed merger agreement dated August 7, 2006 reviewed by Credit Suisse in all respects material to its analyses. Credit Suisse also assumed, with the consent of the special committee, that in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on ARAMARK or the merger and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification, amendment or adjustment of any material term, condition or agreement therein, including that MergerCo will obtain the financing necessary to effect the merger in accordance with the terms of the draft debt and equity financing commitments provided to or discussed with Credit Suisse by MergerCo. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ARAMARK, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse understood that, in accordance with ARAMARK’s amended and restated certificate of incorporation, filed with the Delaware Secretary of State on June 6, 2003, the Class A Common Stock and the Class B common stock of ARAMARK would receive the same consideration in the proposed merger and, consequently, for purposes of its opinion and related analyses, Credit Suisse treated all shares of ARAMARK common stock as identical in all material respects. Credit Suisse’s opinion addressed only the fairness, from a financial point of view, to ARAMARK’s stockholders (other than MergerCo and its affiliates and the stockholders who invest in MergerCo or its affiliates), of the merger consideration and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Credit Suisse’s opinion was necessarily based upon information made available to it as of the date thereof and upon financial, economic, market and other conditions as they existed and could be evaluated on the date thereof. At the request of the special committee, Credit Suisse engaged in discussions with certain prospective purchasers approved by the special committee regarding their interest in acquiring all or a portion of ARAMARK. Credit Suisse’s opinion did not address the relative merits of the merger as compared to alternative transactions or strategies that might have been available to ARAMARK, nor did it address the underlying business decision of ARAMARK to proceed with the merger.

The special committee retained Credit Suisse to act as its financial advisor in connection with the merger. Credit Suisse was selected by the special committee based on Credit Suisse’s qualifications, experience and reputation. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Credit Suisse and its affiliates have in the past provided, and in the future may provide, investment banking and other financial services to ARAMARK for which Credit Suisse has received, and would expect to receive, compensation. Credit Suisse and its affiliates have in the past provided, are currently providing and in the future may provide investment banking and other financial services unrelated to the merger to the private investment firms whose affiliates are stockholders of MergerCo or its affiliates, and their respective affiliates, for which Credit Suisse has received, and would expect to receive, compensation. During the past two years, Credit Suisse has not provided financial advisory or financing services to ARAMARK or its affiliates other than with respect to the services it rendered to the special committee in connection with the proposed merger. Credit Suisse and certain of its affiliates and employees and certain private investment funds affiliated or associated with Credit Suisse have invested in private equity funds managed or advised by the private investment firms whose affiliates are stockholders of MergerCo or its affiliates. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of ARAMARK, MergerCo, affiliates of the private investment firms whose affiliates are stockholders of MergerCo or its affiliates and any other company that may be involved in the merger and, accordingly, may at any time hold a long or short position in such securities, as well as provide investment banking and other financial services to such companies.

ARAMARK has agreed to pay Credit Suisse for its financial advisory services in connection with the merger an aggregate fee of $5.0 million, $2.0 million of which became payable upon delivery of Credit Suisse’s opinion and the balance of which ($3.0 million) will become payable contingent upon the closing of the merger. Under the terms of Credit Suisse’s engagement, Credit Suisse would have received an aggregate fee of $6 million in the event no transaction had been entered into during the 12-month period from May 2006 to May 2007. In addition, ARAMARK has agreed to reimburse Credit Suisse for its fees and expenses, including reasonable attorney’s fees, incurred in connection with its engagement and to indemnify Credit Suisse and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

A copy of Credit Suisse’s written presentation to the special committee on August 7, 2006 has been attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the merger. The written presentation will be available for any interested ARAMARK stockholder (or any representative of a stockholder who has been so designated in writing) to inspect and copy at our principal executive offices during regular business hours. Alternatively, you may inspect and copy the presentation at the office of, or obtain it by mail from, the SEC.

Financial Analyses

In preparing its opinion to the special committee, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of the analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ARAMARK. No company, transaction or business used in Credit Suisse’s analyses as a comparison is identical to ARAMARK, its business or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in the analyses of Credit Suisse and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

The merger consideration was determined through arm’s-length negotiations between the special committee and the Investor Group and was recommended by the special committee for approval by ARAMARK’s board of directors and was approved by the board of directors. Credit Suisse provided advice to the special committee. Credit Suisse did not recommend any specific merger consideration to the special committee or that any specific merger consideration constituted the only appropriate merger consideration for the merger. The opinion and financial analyses of Credit Suisse were only one of many factors considered by the special committee in its evaluation of the proposed merger and should not be viewed as determinative of the views of the special committee, the board of directors or management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses that underlie the opinion of Credit Suisse and which were reviewed with the special committee on August 7, 2006. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse’s financial analyses.

Discounted Cash Flow Analysis

Credit Suisse performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, after-tax free cash flow of ARAMARK. The financial forecast was based on internal estimates of ARAMARK’s management, which included $20 million of forecasted annual acquisition spending that management advised Credit Suisse would result in no related increase to after-tax free cash flow. For further discussion of these estimates, see “Important Information Concerning ARAMARK—Projected Financial Information.” Credit Suisse calculated ranges of estimated terminal values by multiplying calendar year 2011 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, by selected multiples ranging from 7.5x to 9.5x. The estimated after-tax free cash flows and terminal values were then discounted to present value at September 30, 2006, using discount rates of 8.5% to 10.5%. The discount rate ranging from 8.5% to 10.5% was selected based on a weighted average cost of capital calculation which factored in the unlevered betas for similar companies identified below under the caption “Selected Companies Analysis,” as well as ARAMARK, while the terminal EBITDA multiples ranging from 7.5x to 9.5x were selected based on a review of current and historical trading multiples reviewed in connection with the companies identified under the caption “Selected Companies Analysis,” as well as ARAMARK. This analysis indicated the following implied per share equity reference range for ARAMARK, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range For ARAMARK	Per Share Merger Consideration
$30.50 - $43.00	$33.80

In addition, Credit Suisse performed another discounted cash flow analysis using the same financial forecasts described in the preceding paragraph, but which excluded the $20 million of forecasted annual acquisition spending described in the preceding paragraph. Credit Suisse calculated ranges of estimated terminal values by multiplying calendar year 2011 estimated EBITDA, by selected multiples ranging from 7.5x to 9.5x. The estimated after-tax free cash flows and terminal values were then discounted to present value at September 30, 2006, using discount rates of 8.5% to 10.5%. The discount rate ranging from 8.5% to 10.5% was selected based on a weighted average cost of capital calculation which factored in the unlevered betas for similar companies identified below under the caption “Selected Companies Analysis,” as well as ARAMARK, while the terminal EBITDA multiples ranging from 7.5x to 9.5x were selected based on a review of current and historical trading multiples reviewed in connection with the companies identified under the caption “Selected Companies Analysis,” as well as ARAMARK. This analysis indicated the following implied per share equity reference range for ARAMARK, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range For ARAMARK	Per Share Merger Consideration
$30.65 - $43.05	$33.80

Credit Suisse also performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, after-tax free cash flow for ARAMARK’s food and support services business and uniform and career apparel business, in order to derive an implied per share equity reference range for ARAMARK based on the sum of the present values of such businesses. The financial forecasts were based on internal estimates of ARAMARK’s management, which included $20 million of forecasted annual acquisition spending that management advised Credit Suisse would result in no related increase to after-tax free cash flow. For each business, Credit Suisse calculated ranges of estimated terminal values by multiplying calendar year 2011 EBITDA by selected multiples ranging from 7.5x to 9.5x. The estimated after-tax free cash flows and terminal values of each business were then discounted to present value at September 30, 2006, using discount rates of 8.5% to 10.5% for the food and support services business, and 9.0% to 11.0% for the uniform and career apparel business. The discount rate ranging from 8.5% to 10.5% for the food and support services business and 9.0% to 11.0% for the uniform and career apparel business was selected based on a weighted average cost of capital calculation which factored in the unlevered betas for similar companies identified below under the caption “Selected Companies Analysis,” as well as ARAMARK, while the terminal EBITDA multiples ranging from 7.5x to 9.5x were selected based on a review of current and historical trading multiples reviewed in connection with the companies identified under the caption “Selected Companies Analysis,” as well as ARAMARK.

This analysis indicated the following implied per share equity reference range for ARAMARK, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range For ARAMARK	Per Share Merger Consideration
$30.30 - $42.65	$33.80

Selected Companies Analysis

Using publicly available information, Credit Suisse reviewed the market values and trading multiples of the following publicly-traded companies in the food and support services and the uniform and career apparel sectors:

Food and Support Services Business. In the case of ARAMARK’s food and support services business, Credit Suisse reviewed the market values and trading multiples of the following publicly-traded food and support services companies:

•	Autogrill SpA

•	Centerplate, Inc.

•	Compass Group PLC

•	Elior SA

•	Sodexho Alliance, SA

Uniform and Career Apparel Business. In the case of ARAMARK’s uniform and career apparel business, Credit Suisse reviewed the market values and trading multiples of the following publicly-traded uniform and career apparel companies:

•	The Davis Service Group PLC

•	Rentokil Initial plc

•	Cintas Corporation

•	G&K Services, Inc.

•	UniFirst Corporation

These companies were chosen because they are publicly traded companies that operate in a similar industry to ARAMARK and have similar lines of business to ARAMARK in either of the food and support services business or the uniform career and apparel business. There may have been other companies that operate in a similar industry to ARAMARK or have similar principal lines of business to ARAMARK, but none were identified by Credit Suisse as comparable to ARAMARK. The companies identified by Credit Suisse had market capitalizations in excess of $300 million. Multiples for the selected companies were based, in part, on closing stock prices as of August 7, 2006. Estimated financial data for the selected companies were based on publicly available equity research analysts’ estimates. Estimated financial data for ARAMARK’s food and support services and uniform and career apparel businesses were based on internal estimates of ARAMARK’s management. Credit Suisse compared enterprise values as multiples of estimated EBITDA for the twelve-month periods ended September 30, 2006 and September 30, 2007. Credit Suisse also compared enterprise values as multiples of estimated earnings before interest and taxes, commonly referred to as EBIT, for the twelve-month periods ended September 30, 2006 and September 30, 2007. Set forth below are the relevant multiples derived from the selected companies:

Selected Company	Enterprise Value/2006E EBITDA	Enterprise Value/2007E EBITDA	Enterprise Value/2006E EBIT	Enterprise Value/2007E EBIT
Food and Support Services Business
Autogrill SpA	8.0x	7.5x	12.6x	11.5x
Centerplate, Inc.	9.2x	9.1x	19.3x	18.8x
Compass Group PLC	8.9x	8.5x	13.1x	12.3x
Elior SA	7.9x	7.4x	11.0x	10.2x
Sodexho Alliance, SA	9.7x	8.9x	13.2x	12.0x
Uniform and Career Apparel Business
The Davis Service Group PLC	4.8x	4.6x	11.5x	11.0x
Rentokil Initial plc	8.1x	7.8x	13.2x	12.5x
Cintas Corporation	8.9x	8.2x	11.5x	10.5x
G&K Services, Inc.	7.6x	7.0x	11.9x	10.3x
UniFirst Corporation	6.7x	6.1x	10.8x	9.5x

Credit Suisse then applied ranges of selected multiples described above for the selected companies to the corresponding financial data, based on internal estimates of ARAMARK’s management, of ARAMARK’s food and support services business and uniform and career apparel business. The Enterprise Value/2006E EBITDA multiples ranged from 7.5x to 9.5x for the food and support services business, and from 7.5x to 9.0x for the uniform and career apparel business; the Enterprise Value/2007E EBITDA multiples ranged from 7.0x to 9.0x for the food and support services business, and from 7.0x to 8.5x for the uniform and career apparel business; the Enterprise Value/2006E EBIT multiples ranged from 11.0x to 13.5x for the food and support services business, and from 11.0x to 12.0x for the uniform and career apparel business; and the Enterprise Value/2007E EBIT multiples ranged from 10.0x to 12.5x for the food and support business, and from 10.0x to 11.0x for the uniform and career apparel business. These ranges of multiples were then applied to the relevant EBITDA and EBIT metrics of ARAMARK in order to derive, through the judgment of Credit Suisse, an implied enterprise value reference range for each of ARAMARK’s food and support services business and uniform and career apparel business. Credit Suisse then calculated an implied enterprise value reference range for ARAMARK by adding these implied enterprise value reference ranges together, resulting in an implied enterprise value reference range for ARAMARK of $6.847 billion to $8.483 billion. ARAMARK’s net debt, as of June 30, 2006, was then deducted and other adjustments were made in order to derive an implied equity reference range for ARAMARK from which an implied per share equity reference range was derived. Credit Suisse then compared this implied per share equity reference range against the per share merger consideration. This analysis indicated the following implied per share equity reference range for ARAMARK, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range For ARAMARK	Per Share Merger Consideration
$25.25 - $33.95	$33.80

Selected Transactions Analysis

Using publicly available information, Credit Suisse reviewed the transaction value multiples in 30 selected transactions, which transactions involved companies with businesses and holdings in the food and support services or the uniform and career apparel sectors:

Food and Support Services Business. In the case of ARAMARK’s food and support services business, Credit Suisse reviewed the transaction value multiples of the following selected transactions:

Acquiror	Target
• EQT Partners/Macquarie Bank	• Compass Group PLC’s SSP Unit

• Holding Bercy Investissement SAS	• Elior SA

• Compass Group PLC	• Levy Restaurants, Inc.

• EQT Partners and Goldman Sachs Capital Partners	• ISS A/S

• Charterhouse Capital Partners	• Autobar Ltd.

• ARAMARK Corporation	• Fine Host Corporation

• Compass Group PLC	• Bon Appetit Management Co.

• Compass Group PLC	• Seiyo Food Systems Inc.

• ARAMARK Corporation	• The ServiceMaster Company

• Compass Group PLC	• Crothall Services Group

• Sodexho Alliance, SA	• Sogeres and Wood Dining Services

• LSG Lufthansa AG	• Sky Chefs Inc.

Acquiror	Target

• Sodexho Alliance, SA	• Sodexho Marriott Services, Inc.

• Compass Group PLC	• Selecta Group

• Compass Group PLC	• Morrison Management Specialists, Inc.

• Autogrill SpA	• Passaggio Holding AG

• Granada Group PLC	• Compass Group PLC

• Autogrill SpA	• Host Marriott Services Corporation

• SAir Group	• Dobbs International Services, Inc.

• Compass Group PLC	• Daka, Inc.

• Investcorp	• Welcome Break Group

Uniform and Career Apparel Business. In the case of ARAMARK’s uniform and career apparel business, Credit Suisse reviewed the transaction value multiples of the following selected transactions:

Acquiror	Target
• UniFirst Corporation	• Textilease Corp.

• California Investment Fund, LLC	• National Services Industries Inc.

• Paribas Affaires Industrielles	• Elis Group

• The Davis Service Group plc	• Sophus Berendsen A/S

• Cintas Corporation	• Omni Services, Inc.

• Cintas Corporation	• Unitog Company

• Cintas Corporation	• Uniforms to You and Company

• G&K Services, Inc.	• 29 facilities of National Linen Services, a division of National Service Industries Inc.

The precedent transactions were selected because they involved transactions in companies whose operations and principal lines of business (food and support services business or uniform and career apparel business) are similar to those of ARAMARK. There may have been other transactions involving companies whose operations and principal lines of business are similar to those of ARAMARK, but none were identified by Credit Suisse as comparable to the ARAMARK transactions. The transactions identified by Credit Suisse included transactions announced after 1996 and involved transaction values in excess of $100 million. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Estimated financial data for ARAMARK were based on internal estimates of ARAMARK’s management. Credit Suisse compared enterprise values in the selected transactions as multiples of the latest 12 months sales, EBITDA and EBIT. Set forth below are the relevant multiples derived from the selected transactions:

Acquiror	Target	Date	Enterprise Value/LTM Sales	Enterprise Value/LTM EBITDA	Enterprise Value/LTM EBIT
Food and Support Services Business
EQT/Macquarie Bank	Compass Group PLC’s SSP Unit	April 2006	1.0x	10.9x	16.0x
Holding Bercy Investissement SAS	Elior SA	March 2006	0.8x	10.1x	14.2x
Compass Group PLC	Levy Restaurants, Inc.	January 2006	0.9x	NA	NA
EQT Partners and Goldman Sachs Partners	ISS A/S	July 2005	0.7x	10.2x	13.0x
Charterhouse Capital Partners	Autobar Ltd.	May 2004	0.7x	NA	NA
ARAMARK Corporation	Fine Host Corporation	October 2002	0.3x	NA	NA

Acquiror	Target	Date	Enterprise Value/LTM Sales	Enterprise Value/LTM EBITDA	Enterprise Value/LTM EBIT
Compass Group PLC	Bon Appetit Management Co.	March 2002	0.6x	NA	NA
Compass Group PLC	Seiyo Food Systems Inc.	December 2001	0.9x	NA	NA
ARAMARK Corporation	The ServiceMaster Company	December 2001	0.4x	8.9x	11.4x
Compass Group PLC	Crothall Services Group	August 2001	0.5x	NA	9.7x
Sodexho Alliance, SA	Sodexho Marriott Services, Inc.	June 2001	0.6x	10.1x	14.3x
Sodexho Alliance, SA	Sogeres and Wood Dining Services	April 2001	0.7x	NA	NA
LSG Lufthansa AG	Sky Chefs Inc.	March 2001	1.3x	NA	22.8x
Sodexho Alliance, SA	Sodexho Marriott Services, Inc.	January 2001	0.5x	8.9x	12.4x
Compass Group PLC	Selecta Group	February 2001	1.6x	8.6x	15.1x
Compass Group PLC	Morrison Management Specialists, Inc.	February 2001	1.2x	17.5x	21.2x
Autogrill SpA	Passaggio Holding AG	December 2000	1.0x	12.8x	NA
Granada Group PLC	Compass Group PLC	April 2000	1.3x	17.8x	24.2x
Autogrill SpA	Host Marriott Services Corporation	July 1999	0.7x	7.1x	13.8x
SAir Group	Dobbs International Services, Inc.	May 1999	0.9x	NA	10.9x
Compass Group PLC	Daka, Inc.	May 1997	0.5x	10.2x	NA
Investcorp	Welcome Break Group	February 1997	1.4x	NA	14.8x

Uniform and Career Apparel Business
UniFirst Corporation	Textilease Corp.	July 2003	1.9x	18.7x	27.4x
California Investment Fund, LLC	National Service Industries Inc.	April 2003	0.2x	7.3x	NA
Paribas Affaires Industrielles	Elis Group	July 2002	1.9x	NA	NA
The Davis Service Group plc	Sophus Berendsen A/S	March 2002	1.3x	NA	14.1x
Cintas Corporation	Omni Services, Inc.	March 2002	2.0x	11.6x	18.4x
Cintas Corporation	Unitog Company	March 1999	1.6x	10.2x	17.8x
Cintas Corporation	Uniforms to You and Company	April 1998	1.1x	NA	9.9x
G&K Services, Inc.	29 Facilities of National Linen Services, a division of National Service Industries, Inc.	June 1997	1.4x	NA	NA

Credit Suisse then applied ranges of selected multiples for the selected transactions to the corresponding financial data, based on internal estimates of ARAMARK’s management, of ARAMARK’s food and support services business and uniform and career apparel business. The Enterprise Value LTM EBITDA multiples ranged from 9.0x to 10.5x for the food and support services business, and from 9.0x to 11.5x for the uniform and career apparel business; and the Enterprise Value/LTM EBIT multiples ranged from 13.0x to 15.0x for the food and support services business, and from 15.0x to 18.0x for the uniform and career apparel business. These ranges of multiples were then applied to the relevant EBITDA and EBIT metrics of ARAMARK in order to derive, through the judgment of Credit Suisse, an implied enterprise value reference range for each of ARAMARK’s food and support services business and uniform and career apparel business. Credit Suisse then calculated an implied enterprise value reference range for ARAMARK by adding these implied enterprise value reference ranges together, resulting in an implied enterprise value reference range for ARAMARK of $8.454 billion to $9.938 billion. ARAMARK’s net debt, as of June 30, 2006, was then deducted and other adjustments were made in order to derive an implied equity reference range for ARAMARK from which an implied per share equity reference range was derived. Credit Suisse then compared this implied per share equity reference range against the per share merger consideration. This analysis indicated the following implied per share equity reference range for ARAMARK, as compared to the per share merger consideration:

Implied Per Share Equity Reference Range For ARAMARK	Per Share Merger Consideration
$33.35 - $41.00	$33.80

Purposes and Reasons for the Merger of Joseph Neubauer

Mr. Neubauer believes that, as a public company, the price of the Company’s common stock has not adequately reflected the value of the Company or its performance since the Company’s initial public offering in 2001, reflecting an undue emphasis on short-term, quarter-to-quarter results. Accordingly, the primary purpose of the merger for Mr. Neubauer is to afford the Company greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. Moreover, Mr. Neubauer believes that taking the Company private will better enable the Company to incentivize a large group of management employees going forward, by allowing them to benefit from any long-term growth of the Company, which he expects will help motivate these employees and cause the Company to continue to prosper following the closing of the transaction. The merger also will enable the Company’s stockholders, including Mr. Neubauer (with respect to a significant portion of his holdings and those of a family foundation), to realize immediately the value of their investments in the Company through their receipt of the per share merger consideration of $33.80 in cash. In addition, the merger will allow Mr. Neubauer, through his commitment to make a significant ongoing equity investment in the surviving corporation, and those members of the Company’s management who invest in Parent or MergerCo, to benefit from any future long-term growth of the Company after its stock ceases to be publicly traded.

Position of Joseph Neubauer as to Fairness

Because of Mr. Neubauer’s participation in the transaction, Mr. Neubauer did not vote or otherwise participate in the deliberations of the special committee or the board of directors when the special committee voted to recommend, or the board voted to approve, the merger agreement and, therefore, his views as to the fairness of the merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to adopt the merger agreement. As disclosed under “—Interests of the Company’s Directors and Executive Officers in the Merger,” Mr. Neubauer has interests in the merger different from, and in addition to, those of the other stockholders of the Company.

The unaffiliated stockholders of the Company were represented by the board’s special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of the special committee’s independent financial and legal advisors. Accordingly, Mr. Neubauer did not undertake a formal evaluation of the merger or engage a financial advisor for that purpose. Mr. Neubauer believes that the merger agreement and the merger are substantively and procedurally fair to the unaffiliated stockholders based upon his knowledge of the Company, as well as the factors considered by, and the findings of, the special committee and the board of directors with respect to the fairness of the merger to such unaffiliated stockholders. In particular, Mr. Neubauer noted that the per share merger consideration of $33.80 in cash represented a premium of approximately 20% to the closing market price of ARAMARK common stock on April 28, 2006, the last trading day before the public announcement of the Investor Group’s proposal, as well as a premium of approximately 12.9% over the highest closing market price of ARAMARK common stock before that public announcement

($29.93) and a premium of approximately 37.9% over the lowest closing market price of ARAMARK common stock during the twelve months prior to that public announcement ($24.51), and that no alternative acquisition proposals had been submitted since the public announcement. In addition, Mr. Neubauer considered the fact that the special committee received an opinion from Credit Suisse to the effect that, as of August 7, 2006, and based upon and subject to the various considerations and assumptions described in the opinion, the $33.80 price per share to be received by the unaffiliated stockholders was fair, from a financial point of view, to such stockholders (see “—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger” and “—Opinion of Credit Suisse Securities (USA) LLC”). Mr. Neubauer also agrees with the determinations and conclusions of the special committee and the board of directors based on the reasonableness of those determinations and conclusions, which he adopts (see “—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors”).

In considering the fairness of the merger to the Company’s unaffiliated stockholders, Mr. Neubauer also considered that, in addition to the vote required under Delaware law, the transaction will be subject to the affirmative approval of stockholders in which each share beneficially owned by Mr. Neubauer (and, if he intends to be an investor in MergerCo, by Mr Sutherland) will have only one vote, rather than the ten votes to which each such share is otherwise entitled, which effectively reduces Mr. Neubauer’s voting power from approximately 23% to less than 5%.

While Mr. Neubauer is a director of the Company, because of his differing interests in the merger, he did not serve on the special committee, nor did he participate in the negotiation of the merger agreement, the special committee’s evaluation of the merger agreement and the merger or the board of directors’ evaluation or approval of the merger agreement and the merger. For these reasons, Mr. Neubauer does not believe that his interests in the merger influenced the decision of the special committee or the board of directors with respect to the merger agreement or the merger.

The foregoing discussion of the information and factors considered and given weight by Mr. Neubauer in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by Mr. Neubauer. Mr. Neubauer did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching his position as to the fairness of the merger agreement and the merger. Mr. Neubauer believes that these factors provide a reasonable basis for his belief that the merger is fair to the unaffiliated stockholders.

Position of MergerCo and the Sponsors as to Fairness

MergerCo’s and the Sponsors’ views as to fairness of the proposed merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to approve the merger agreement.

MergerCo and the Sponsors attempted to negotiate the terms of a transaction that would be most favorable to themselves, and not to stockholders of the Company and, accordingly, did not negotiate the merger agreement with the goal of obtaining terms that were fair to such stockholders. Neither MergerCo nor any of the Sponsors participated in the deliberations of the Company’s board of directors or the special committee, regarding, or receive advice from the Company’s or the special committee’s legal or financial advisors as to, the substantive and procedural fairness of the proposed merger. Neither MergerCo nor any of the Sponsors undertook any independent evaluation of the fairness of the proposed merger, nor did they engage a financial advisor for such purposes. MergerCo and the Sponsors believe, however, that the proposed merger is substantively and procedurally fair to unaffiliated stockholders of the Company based upon the same factors considered by Mr. Neubauer with respect to the fairness of the proposed merger to such stockholders. See “Special Factors—Position of Joseph Neubauer as to Fairness.” MergerCo and the Sponsors agree with the determinations and conclusions of Mr. Neubauer based on the reasonableness of these determinations and conclusions, which they adopt.

The foregoing discussion of the information and factors considered and given weight by MergerCo and the Sponsors in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by MergerCo and the Sponsors. Neither MergerCo nor any of the Sponsors found it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the proposed merger. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.

Purposes, Reasons and Plans for ARAMARK after the Merger

The purpose of the merger for ARAMARK is to enable its unaffiliated stockholders (and the other stockholders to the extent that they receive cash in the merger) to immediately realize the value of their investment in ARAMARK through their receipt of the per share merger consideration of $33.80 in cash, representing a premium of approximately 20% to the closing market price of ARAMARK common stock on April 28, 2006, the last trading day before the public announcement of the Investor Group’s proposal. In this respect, the board of directors believed that the merger was more favorable to unaffiliated stockholders than the potential value that might result from other alternatives available to the Company. For this reason, and the reasons discussed under “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger,” the board of directors of ARAMARK has determined that the merger agreement and the merger, upon the terms and conditions set forth in the merger agreement, are advisable, fair to and in the best interests of the Company and its unaffiliated stockholders.

For MergerCo and the Sponsors, the purpose of the merger is to allow the Investor Group to own ARAMARK and to bear the rewards and risks of such ownership after ARAMARK’s common stock ceases to be publicly traded.

It is expected that, upon consummation of the merger, the operations of ARAMARK will be conducted substantially as they currently are being conducted except that ARAMARK common stock will cease to be publicly traded. Following the consummation of the merger, the registration of ARAMARK’s Class B common stock and ARAMARK’s reporting obligation under the Exchange Act with respect to our Class B common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, ARAMARK’s Class B common stock will no longer be listed on any exchange or quotation system, including the NYSE, and price quotations will no longer be available. ARAMARK will not be subject to the obligations and constraints, and the related direct and indirect costs associated with having publicly traded equity securities.

The Investor Group has advised ARAMARK that it does not have any current plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving ARAMARK’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. We expect that following the merger, ARAMARK’s management and the Investor Group will continuously evaluate and review ARAMARK’s business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of ARAMARK, and may undertake any of the foregoing actions if they are deemed desirable at any time following the closing of the merger. The Investor Group expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

If the merger agreement is not adopted by ARAMARK’s stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, ARAMARK will remain an independent public company and the ARAMARK Class B common stock will continue to be listed and traded on the New York Stock Exchange. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that ARAMARK stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the food and support services industry on which ARAMARK’s business largely depends, and general industry, economic, regulatory and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your ARAMARK shares. From time to time, ARAMARK’s board of directors will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of ARAMARK and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholders’ value. If the merger agreement is not adopted by ARAMARK’s stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to ARAMARK will be offered, or that the business, prospects or results of operations of ARAMARK will not be adversely impacted.

In addition, in the limited circumstances described below under “The Merger Agreement—Termination Fees; Expense Reimbursement,” ARAMARK will be required to pay at the direction of FinanceCo a termination fee of $120 million, or in certain circumstances, to reimburse MergerCo’s out-of-pocket expenses for the transaction of up to $40 million.

Certain Effects of the Merger

If the merger agreement is adopted by the Company’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, MergerCo will be merged with and into ARAMARK with ARAMARK being the surviving corporation.

Upon the consummation of the merger, each share of ARAMARK Class A common stock and Class B common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the treasury of the Company, owned by MergerCo, FinanceCo, Parent or HoldCo or any directly or indirectly owned subsidiary of the foregoing immediately prior to the effective time of the merger or held by stockholders who are entitled to and who properly exercise appraisal rights under Delaware Law) will be converted into the right to receive $33.80 in cash, without interest and less any applicable withholding taxes. Upon the consummation of the merger, all outstanding options to acquire ARAMARK common stock will become fully vested and immediately exercisable and all such options not exercised prior to the merger will be cancelled and converted into a right to receive a cash payment equal to the number of shares of ARAMARK common stock underlying the options multiplied by the amount (if any) by which $33.80 exceeds the option exercise price, without interest and less applicable withholding taxes. Upon the consummation of the merger, all restricted stock units will be cancelled and extinguished and converted into the right to receive a cash payment equal to the number of outstanding restricted stock units multiplied by $33.80, without interest, and less any applicable withholding taxes. Upon the consummation of the Merger, all director deferred stock units will be cancelled and extinguished and converted into the right to receive a cash payment equal to the number of outstanding director deferred stock units multiplied by $33.80, without interest and less any applicable withholding taxes. Upon consummation of the Merger, all deferred stock units issued under the Company’s stock unit retirement plans will convert to cash obligations of the Company of $33.80 per share subject to a deferred stock unit under the applicable plan, but will not be paid out.

Following the merger, the entire equity in the surviving corporation will ultimately be owned by the Investor Group and any additional investors the Investor Group permits to invest in the transaction. If the merger is completed, the Investor Group and any additional investors that the Investor Group permits to invest in the transaction will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting ARAMARK following the merger. Similarly, the Investor Group and any investors that the Investor Group permits to invest in the transaction will also bear the risks of ongoing operations including the risks of any decrease in our value after the merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under “—Financing of the Merger.”

If the merger is completed, ARAMARK unaffiliated stockholders will have no interest in ARAMARK’s net book value or net earnings. The table below sets forth the direct and indirect interests in ARAMARK’s net book value and net earnings of Mr. Neubauer and funds managed by the Sponsors prior to and immediately after the merger, based upon the net book value of ARAMARK at June 30, 2006 and the net income of ARAMARK for the nine months ended June 30, 2006. Following the merger, the entire interest in ARAMARK’s net book value and net income that is not ultimately held by Mr. Neubauer or the other management participants will be held directly or indirectly by the Sponsors and any additional investors that the Investor Group permits to invest in the transaction.

	Ownership Prior to the Merger (1)				Ownership After the Merger (2)
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$ in thousands	%	$ in thousands	%	$ in thousands	%(3)	$ in thousands	%(3)
Joseph Neubauer(4)	$194,028	13.3%	$24,773	13.3%	$192,445	13.2%	$24,570	13.2%
Private equity funds managed by GSCP(5)	N/A	N/A	N/A	N/A	$307,912	21.1%	$39,313	21.1%
Private equity funds managed by JPMSI(5)	N/A	N/A	N/A	N/A	$153,956	10.5%	$19,656	10.5%
Private equity funds managed by CCMP Capital Advisors(5)	N/A	N/A	N/A	N/A	$153,956	10.5%	$19,656	10.5%
Private equity funds managed by THLP(5)	N/A	N/A	N/A	N/A	$307,912	21.1%	$39,313	21.1%
Private equity funds managed by WP(5)	N/A	N/A	N/A	N/A	$307,912	21.1%	$39,313	21.1%

(1)	Based upon beneficial ownership as of September 29, 2006, including shares Mr. Neubauer holds through the 401(k) Company Composite Fund and excluding any options (whether or not exercisable), and ARAMARK’s net book value at June 30, 2006 and net income for the nine months ended June 30, 2006.
(2)	Based upon the agreed upon equity investments and ARAMARK’s net book value at June 30, 2006, and net income for the nine months ended June 30, 2006, and without giving effect to any additional indebtedness to be incurred in connection with the merger.
(3)	Calculation of percentages based upon assumption that certain other members of the Company’s management will be investing $50 million in the transaction. See “Interests of the Company’s Directors and Executive Officers in the Merger—Neubauer Interests.”
(4)	Joseph Neubauer’s ownership after the merger is subject to reduction to the extent that other members of ARAMARK’s management invest greater than $50 million in the transaction. See “Interests of the Company’s Directors and Executive Officers in the Merger—Neubauer Interests.”
(5)	Based upon current equity commitments. See “—Financing—Equity Financing.”

In connection with the merger, certain of ARAMARK’s management will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of ARAMARK’s stockholders generally, as described in more detail under “—Interests of the Company’s Directors and Executive Officers in the Merger.” The incremental benefits are expected to include the right of certain executive officers and other management participants to make an equity investment in MergerCo or Parent and to participate in an option plan of the surviving corporation, in each case on terms that have not yet been finalized. A detriment to such members of management is that their new shares would not be listed on a securities exchange and such shares will be highly illiquid without an active public trading market for such securities. The shares would also be subject to a stockholders agreement restricting the ability of such holders to sell their shares. Additional incremental benefits to the Senior Management Group (as defined below under “—Interests of the Company’s Directors and Executive Officers in the Merger”) include, among others, continuing as executive officers of the surviving corporation and the anticipated execution of employment and related agreements with the surviving corporation or its affiliates. Furthermore, it is contemplated that Mr. Neubauer will continue as the chairman of the board of directors and chief executive officer of the surviving corporation or its ultimate parent entity.

Additional incremental benefits to Mr. Neubauer include receiving tax-free treatment (other than with respect to any cash received by Mr. Neubauer in the merger) with respect to the contribution of shares of ARAMARK common stock in the transaction pursuant to the roll over commitment letter discussed under “—Interests of the Company’s Directors and Executive Officers in the Merger.”

ARAMARK’s Class B common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol “RMK”. As a result of the merger, ARAMARK will be a privately held corporation and there will be no public market for its common stock. After the merger, the ARAMARK Class B common stock will cease to be quoted on the NYSE and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the ARAMARK Class B common stock under the Exchange Act will be terminated.

ARAMARK’s certificate of incorporation and bylaws will be amended in their entirety to be the same as the certificate of incorporation and bylaws, respectively, of MergerCo immediately prior to the effective time of the merger, except that the name of the surviving corporation will be “ARAMARK Corporation” and the provisions with respect to indemnification of officers and directors and advancement of expenses will continue to be the same as set forth in ARAMARK’s certificate of incorporation and bylaws as in effect on the date of the merger agreement.

Directors and Management of the Surviving Corporation

At the effective time of the merger, the directors of MergerCo immediately prior to the effective time of the merger will be directors of the surviving corporation.

It is further contemplated that the officers of ARAMARK immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Financing

The Company and the Sponsors estimate that the total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $8.3 billion, which includes the cash to be paid to the Company’s stockholders and holders of other equity-based interests as well as related fees and expenses in connection with the merger, the financing arrangements and the related transactions. These payments are expected to be funded by a combination of equity contributions by the investors in MergerCo (or their affiliates) and debt financing, as well as available cash of the Company.

MergerCo has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement.

Equity Financing

The Sponsors have committed to contribute an aggregate of $1.6 billion in cash directly or indirectly to MergerCo. Mr. Neubauer has agreed to contribute up to approximately 8.5 million shares of Class A common stock (having an aggregate value of up to $250 million) directly or indirectly to MergerCo. In addition, certain other members of the Company’s management may be offered the opportunity to invest in MergerCo or Parent.

Each of the equity commitment letters provides that the equity funds will be contributed at the closing of the merger to fund a portion of the total merger consideration, pursuant to and in accordance with the merger agreement and, subject to the termination right described below, to satisfy any liabilities or obligations of MergerCo arising out of or in connection with any breach by MergerCo of its obligations under the merger agreement. Each of the equity commitments is generally subject to the satisfaction of the conditions to MergerCo’s obligations to effect the closing under the merger agreement. Each of the equity commitment letters will terminate upon the consummation of the merger, upon the termination of the merger agreement, upon the agreement by a majority of the Investor Group if MergerCo or FinanceCo breaches its obligations under the merger agreement, or if the Company or its affiliates assert in any proceeding a claim under an equity commitment letter. The Company is not a party to, or a beneficiary of, the equity commitment letters, and the Company has no right to seek to enforce any of them.

Sponsor Letter Agreements

The Sponsors have collectively agreed to guarantee specified payment obligations of MergerCo under the merger agreement up to a maximum of $120 million in the aggregate ($30 million by each of GS, THL and Warburg and $15 million by each of CCMP and J.P. Morgan Partners, LLC). Each of the Sponsors’ guarantees will terminate upon the consummation of the merger or upon the first anniversary of any termination of the merger agreement.

Debt Financing

FinanceCo has received a debt commitment letter, dated as of August 8, 2006, from Goldman Sachs Credit Partners L.P. (“GS Credit”), JPMorgan Chase Bank, N.A. (“JPMCB”) and JPMSI (together with GS Credit and JPMCB, the “Debt Financing Sources”) to provide the following, subject to the conditions set forth therein:

•	to ARAMARK and, in the case of the term facility and the revolving facility, in each case as described below, to one or more of its subsidiaries to be agreed, up to $4.605 billion of senior secured credit facilities, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of ARAMARK and its subsidiaries, paying fees and expenses incurred in connection with the merger and for other general corporate purposes of the surviving corporation and its subsidiaries; and

•	to ARAMARK, up to $1.7 billion under a senior bridge facility and up to $770 million under a senior subordinated bridge facility, in each case, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of ARAMARK and its subsidiaries and paying fees and expenses incurred in connection with the merger.

The debt commitments expire on March 31, 2007. The documentation governing the senior secured credit facilities, the senior bridge facility and the senior subordinated bridge facility has not been finalized and, accordingly, the actual terms of such facilities may differ from those described in this proxy statement. Except as described herein, there is no current plan or arrangement to finance or repay the Debt Financing Sources.

Conditions Precedent to the Debt Commitments

The availability of the senior secured credit facilities and the bridge facilities is subject to, among other things, there not having occurred since March 31, 2006 any change or condition that would constitute a “company material adverse effect” (as defined in the merger agreement), consummation of the merger in accordance with the merger agreement (and no provision thereof being waived or amended in a manner materially adverse to the lenders without the consent of the Debt Financing Sources), the completion of the equity commitment funding, the payment of fees and expenses and the negotiation, execution and delivery of definitive documentation.

Senior Secured Credit Facilities

General. The borrower under the senior secured credit facilities will be ARAMARK. A portion of the term facility and the revolving facility, in each case as described below, may be borrowed by one or more of ARAMARK’s subsidiaries to be agreed.

The senior secured credit facilities will be comprised of a $3.755 billion senior secured term loan facility (increased to the extent the drawn amount under the existing receivables facility of ARAMARK is less than $225 million at the closing of the merger) with a term of seven years, a $600 million senior secured revolving credit facility with a term of six years and a $250 million senior secured synthetic letter of credit facility with a term of seven years. The revolving facility will include sublimits for the issuance of letters of credit and swingline loans. No alternative financing arrangements or alternative financing plans have been made in the event that the senior secured credit facilities are not available as anticipated.

GS Credit and JPMSI have been appointed as joint lead arrangers and joint bookrunners for the senior secured credit facilities. A financial institution identified by ARAMARK will be the sole administrative agent, each of GS Credit and JPMSI will be co-syndication agents and one or more financial institutions identified by ARAMARK will be the documentation agents for the senior secured credit facilities. In addition, additional agents or co-agents for the senior secured credit facilities may be appointed prior to completion of the merger.

Interest Rate and Fees. Loans under the senior secured credit facilities are expected to bear interest, at the borrower’s option, at (1) a rate equal to LIBOR (London interbank offer rate) plus an applicable margin, or (2) a rate equal to the higher of (a) the prime rate of the administrative agent and (b) the federal funds effective rate plus 0.50%, plus an applicable margin. After the effective date of the merger, the applicable margins will be subject to reduction only pursuant to a leverage-based pricing grid.

Upon the initial funding of the senior secured credit facilities, FinanceCo has also agreed to pay an underwriting and arrangement fee to the Debt Financing Sources. In addition, ARAMARK will pay ongoing customary commitment fees (subject to changes based on leverage) and letter of credit fees under the revolving credit facilities.

Prepayments and Amortization. The borrower will be permitted to make voluntary prepayments of the term loans at any time, without premium or penalty. The borrower also will be required to make mandatory prepayments of term loans with (1) net cash proceeds of non-ordinary course asset sales (subject to reinvestment rights), (2) issuances of debt (other than permitted debt) and (3) a percentage of the surviving corporation’s excess cash flow (to be defined). The loans under the term facility are expected to be repaid in quarterly installments in aggregate annual amounts (with the installments within each such year being equal in amount) for each year following the closing date equal to 1% of the original principal amount thereof, with the balance payable on the final maturity date of such term loans. The term loans may not be reborrowed.

Guarantors. All obligations under the senior secured credit facilities will be guaranteed by the direct parent of ARAMARK and by each existing and future direct and indirect, domestic subsidiary of ARAMARK (excluding certain immaterial and dormant subsidiaries to be agreed).

Security. The obligations of the borrower and the guarantors under the senior secured credit facilities will be secured, subject to permitted liens and other agreed upon exceptions, by a first-priority lien on all the capital stock of ARAMARK and the capital stock held by ARAMARK and each guarantor of such facilities (limited, in the case of first-tier foreign subsidiaries, to 65% of the capital stock of such subsidiaries) and by substantially all present and future assets of ARAMARK and each such guarantor (other than accounts receivable and related assets subject to the existing receivables facility), in each case to the extent otherwise permitted by applicable law or contract. If the security (other than any domestic stock pledge and any security interest capable of perfection by the filing of a Uniform Commercial Code financing statement) is not provided at closing despite the use of commercially reasonable efforts to do so, the delivery of the security will not be a condition precedent to the availability of the senior secured credit facilities on the closing date, but instead will be required to be delivered following the closing date.

Other Terms. The senior secured credit facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness and certain other indebtedness, liens, transactions with affiliates, and dividends and other distributions. The senior secured facilities will also include customary events of default, including a change of control to be defined.

Senior and Subordinated Notes

ARAMARK is expected to issue up to $1.7 billion aggregate principal amount of senior notes and up to $770 million aggregate principal amount of senior subordinated notes. ARAMARK is expected to offer the notes to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to other purchasers pursuant to other applicable exemptions under the Securities Act.

Bridge Facilities

If the offering of senior notes by ARAMARK is not completed on or prior to the closing of the merger, the Debt Financing Sources have committed to provide up to $1.7 billion in loans under a senior bridge facility to ARAMARK. If the offering of the senior subordinated notes by ARAMARK is not completed on or prior to the closing of the merger, the Debt Financing Sources have committed to provide up to $770 million in loans under a senior subordinated bridge facility to ARAMARK. After consummation of the merger, ARAMARK will be the borrower under each of the bridge facilities. The obligations of the borrower and the guarantors under each of the bridge facilities will be guaranteed by each subsidiary of ARAMARK which is a guarantor of the senior secured credit facilities provided that the obligations of the borrower and the guarantors under the senior subordinated bridge facility will be guaranteed on a senior subordinated basis.

If the senior bridge loans are not paid in full on or before the first anniversary of the merger, the holders of the outstanding senior bridge loans may choose in connection with a sale to an unaffiliated third party to exchange such loans for senior exchange notes that ARAMARK would be required to register for public sale under a registration statement in compliance with applicable securities laws. The maturity of any senior bridge loans that are not exchanged for senior exchange notes will be automatically extended to the eighth anniversary of the closing of the merger and any senior exchange notes will also mature on the eighth anniversary of the closing of the merger.

If the senior subordinated bridge loans are not paid in full on or before the first anniversary of the merger, the holders of the outstanding senior subordinated bridge loans may choose in connection with a sale to an unaffiliated third party to exchange such loans for senior subordinated exchange notes that ARAMARK would be required to register for public sale under a registration statement in compliance with applicable securities laws. The maturity of any senior subordinated bridge loans that are not exchanged for senior subordinated exchange notes will be automatically extended to the tenth anniversary of the closing of the merger and any senior subordinated exchange notes will also mature on the tenth anniversary of the closing of the merger.

GS Credit and JPMSI have been appointed as joint lead arrangers and joint bookrunners for the each of the bridge facilities, and a financial institution to be identified by ARAMARK will act as the sole administrative agent for the bridge facilities. In addition, additional agents or co-agents for the bridge facilities may be appointed prior to completion of the merger.

Existing Senior Notes

In May 2005, the Company issued to the public $250 million of unsecured 5.00% senior notes due 2012. The entire principal amount of these senior notes will remain outstanding and unsecured after completion of the merger. Substantially all of the Company’s other existing senior notes will be redeemed or otherwise refinanced in connection with the merger and related transactions.

Existing Receivables Facility

ARAMARK Receivables LLC, a wholly-owned, bankruptcy-remote subsidiary of the Company, purchases accounts receivable generated by certain operating subsidiaries of the Company using funding provided through the sale of interests in such receivables to commercial paper conduits sponsored by Wachovia Bank, National Association and Calyon Corporate and Investment Bank New York Branch. In connection with the execution of the merger agreement, the Company has received commitments from Wachovia Bank and Calyon to increase the receivables facility to $250 million and extend the maturity date to six years from the closing date. The other terms and condition of the receivables facility, including those relating to eligible receivables, will be substantially similar to the current terms and conditions. The Company expects that the receivables facility will provide funding of approximately $225 million on the closing date. However, if funding is less than $225 million on the closing date, the maximum availability on the senior secured term loan facility will be increased by the amount of such shortfall.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company’s board of directors with respect to the merger, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Company’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger. Although no discussions to date have taken place with any directors, one or more directors may be asked in the future to serve as a director of the surviving corporation after the merger.

Neubauer Interests

In connection with the merger agreement, Mr. Neubauer entered into a letter agreement pursuant to which he agreed to contribute up to approximately 8.5 million shares of Class A common stock to Parent or MergerCo immediately before the consummation of the merger in exchange for an ownership interest in Parent or MergerCo valued at up to approximately $250 million (an amount which will be reduced by up to $50 million to the extent that other members of the Company’s management participate in the proposed merger as described below under “—New Management Arrangements” in an aggregate amount in excess of $50 million). By virtue of this investment, unlike our other stockholders, Mr. Neubauer will have an opportunity to share in any growth of ARAMARK following the merger.

Mr. Neubauer also entered into an interim investors agreement with MergerCo, FinanceCo and the Sponsors. The interim investors agreement, among other things, sets forth certain terms and conditions governing the relationship among the Sponsors, Mr. Neubauer, MergerCo and FinanceCo.

Governance of MergerCo and FinanceCo Prior to the Merger. Pending consummation of the merger, the members of the Investor Group agreed that a majority of the five investors (counting each of GS, THL, Warburg, and Mr. Neubauer as one investor, and counting J.P. Morgan and CCMP together as a single investor) may cause MergerCo and FinanceCo to act or refrain from acting in order to comply with their obligations, satisfy their closing conditions or exercise their rights under the merger agreement. The majority of the four Sponsors (again counting J.P. Morgan and CCMP together as a single investor) is required to amend the merger agreement, to waive or deem to be satisfied any condition to the closing of the merger, or to make any determinations with respect to debt financing.

If the majority of the four Sponsors determine to complete the merger and deliver a notice to the other investors asking that they fund their equity commitments, and if any investor (including Mr. Neubauer) does not fund its equity commitment, the majority of the Sponsors may decide either to enforce such investor’s equity commitment or terminate such investor’s participation in the merger. None of MergerCo, FinanceCo, or any investor may enforce any investor’s equity commitment except as described in the preceding sentence.

Notwithstanding the provisions described above, MergerCo and FinanceCo may not, without the prior consent of the affected investor (including Mr. Neubauer), amend the merger agreement in a manner that discriminates against any investor relative to the other investors in a manner that is materially adverse to such investor, would require any amendment to that investor’s equity commitment letter of such Investor, or would require any amendment of the post-closing governance terms described below.

Expense Sharing and Reimbursement. The interim investors agreement also contains expense sharing provisions, under which the Sponsors (but not Mr. Neubauer) will be responsible for paying certain expenses incurred by MergerCo, FinanceCo, or the investor group in connection with the merger, and Mr. Neubauer will be responsible for paying certain legal fees and other expenses for advisors retained solely by him in connection with the merger. If the merger is completed, the surviving corporation will reimburse the Sponsors and Mr. Neubauer for these costs. If the merger is not completed but the Company pays a termination fee or expense reimbursement to the investor group, that fee or reimbursement will be used to reimburse the Sponsors (but not Mr. Neubauer) for the expenses relating to the merger.

Stockholders Agreement and Post-Closing Governance. The interim investors agreement requires the Sponsors and Mr. Neubauer to enter into a stockholders agreement and other documentation relating to the management of ARAMARK after the merger. The parties to the interim investors agreement have agreed on certain of the terms of the stockholders agreement, including with respect to governance and future liquidity.

Additional Post-Closing Terms. The parties to the interim investors agreement have agreed to certain additional terms relating to Mr. Neubauer’s equity investment in ARAMARK after the merger, including rights to transfer his shares of ARAMARK and registration rights following an initial public offering.

The foregoing summary of certain terms of the interim investors agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the merger and incorporated herein by reference.

Employment Agreement with Mr. Neubauer. Under Mr. Neubauer’s current employment agreement, he is employed by us as our chairman and chief executive officer for a period beginning on the effective date of the employment agreement and ending on the second anniversary of a notice of termination of the employment agreement given by either party unless earlier terminated pursuant to its terms. The agreement provides for Mr. Neubauer to receive a base salary of $1,000,000, which will be reviewed periodically by the board in connection with its review of Mr. Neubauer’s performance. The board can increase, but not decrease, his salary in its discretion. Mr. Neubauer’s bonus is determined by the Compensation Committee pursuant to the terms of the Company’s Senior Executive Annual Performance Bonus Arrangement and Mr. Neubauer is eligible to participate in the Company’s 2001 Equity Incentive Plan and all retirement and welfare programs applicable to senior executives of the Company at benefit levels applicable to the Company’s chief executive officer.

Mr. Neubauer’s employment agreement also provides that he will receive a supplemental retirement benefit for the duration of his life following his termination of employment, with a 50% survivor benefit for his surviving spouse for her lifetime. The annual supplemental retirement benefit will be equal to 50% of the sum of his base salary and his average bonus for the three years prior to his termination (or, if higher, his average annual bonus from 2001 to 2003), less any amounts payable under the survivor income protection plan in which Mr. Neubauer participates. Currently, the survivor income protection plan provides for a surviving spouse to receive the executive’s full base salary for one year after the executive’s death and one-half of the executive’s base salary for the subsequent nine years.

Mr. Neubauer’s current employment agreement also provides that, in general, after termination of Mr. Neubauer’s employment by us without cause or by Mr. Neubauer’s resignation with good reason (as each is defined in the agreement), including a resignation by Mr. Neubauer within 12 months following a change of control (as defined in the agreement), Mr. Neubauer will receive the following payments and benefits:

•	A pro rata bonus for the year of termination based on his average bonus over the three immediately preceding years (or, if higher, 2001-2003);

•	Lump sum payment of two times his base salary;

•	A lump sum payment of two times his average bonus for the three years prior to his termination (or, if higher, 2001-2003);

•	The supplemental retirement benefit mentioned above;

•	Participation in the Company’s survivor income protection plan, certain health and welfare plans and other perquisites (such as his company car) for up to three years;

•	Full vesting of his stock options and purchase opportunities;

•	Participation in the Company’s executive health plan at his own expense for three years; and

•	Other accrued but unpaid salary and benefits.

The merger would not constitute a change of control for purposes of Mr. Neubauer’s current employment agreement.

During his employment term and for a period of two years thereafter, Mr. Neubauer is subject to a non-competition covenant.

We have agreed to use our best efforts to cause Mr. Neubauer to be a member of our board during the term of Mr. Neubauer’s employment agreement. In addition, if any payment or benefit payable to Mr. Neubauer after a change in ownership or control of the Company would be considered a parachute payment subject to a federal excise tax, then we will pay Mr. Neubauer an additional payment or benefit to gross-up the amount of the excise tax.

Treatment of Stock Options

As of the record date, there were approximately 2,576,198 shares of our common stock subject to stock options granted under our equity incentive plans to our current executive officers and directors. Each outstanding stock option that remains unexercised as of the completion of the merger, whether or not the option is vested or exercisable, will be canceled, and the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to the option as of the effective time of the merger, multiplied by

•	the excess, if any, of $33.80 over the exercise price per share of common stock subject to such option.

The following table summarizes the vested and unvested options with exercise prices of less than $33.80 per share held by our executive officers and directors as of September 29, 2006 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options:

	Unvested Options	Weighted Average Exercise Price of Unvested Options	Vested Options	Weighted Average Exercise Price of Vested Options	Resulting Consideration[1]
Directors
Lawrence T. Babbio, Jr.	0		24,368	26.49	$178,149
Patricia C. Barron	0		24,368	26.49	$178,149
Leonard S. Coleman, Jr.	0		24,368	26.49	$178,149
Ronald R. Davenport	0		24,368	26.49	$178,149
Thomas H. Kean	0		24,368	26.49	$178,149
James E. Ksansnak	0		24,368	26.49	$178,149
Joseph Neubauer[2]	270,000	25.63	50,000	25.86	$2,602,000
James E. Preston	0		24,368	26.49	$178,149
Ronald L. Sargent	0		20,535	26.90	$141,593
Karl M. von der Heyden	0		54,368	24.56	$502,149

Executive Officers
Bart J. Colli	120,000	24.78	115,000	23.65	$2,249,350
Timothy P. Cost	157,500	24.27	147,500	23.24	$3,057,850
Christopher S. Holland	34,000	25.61	20,000	26.27	$429,120
Andrew C. Kerin	163,750	22.50	167,250	20.60	$4,058,700
John M. Lafferty	40,000	24.45	60,000	23.02	$1,020,800
Lynn B. McKee	135,250	25.10	69,000	25.04	$1,780,978
Ravi K. Saligram	156,250	24.12	108,750	23.10	$2,676,900
L. Frederick Sutherland	120,000	24.78	35,000	25.14	$1,385,350
Thomas J. Vozzo	163,750	24.20	176,250	22.79	$3,511,450

1.	The amounts set forth in this “Resulting Consideration” column are calculated based on the actual exercise prices underlying the related options, as opposed to the weighted average exercise price per share of vested and unvested options.
2.	Mr. Neubauer also serves as the Chairman and Chief Executive Officer of the Company.

Treatment of Restricted Stock Units

As of the record date, there were approximately 363,287 shares of our common stock represented by restricted stock units held by our executive officers under our equity incentive plan. Under the terms of the merger agreement, all such restricted stock units shall become immediately vested and free of restrictions effective as of the completion of the merger. At the effective time of the merger, any such restricted stock units that are then outstanding will be canceled, and the holder of each such restricted stock unit will receive a cash payment of $33.80 per share of common stock subject to a restricted stock unit, without interest and less any applicable withholding taxes.

The following table summarizes the restricted stock units held by our executive officers as of September 29, 2006 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of such restricted stock units:

	No. of Unvested Restricted Stock Units[1]	No. of Vested Restricted Stock Units[1]	Resulting Consideration
Executive Officers
Joseph Neubauer	21,005	24,801	$1,548,262
Bart J. Colli	30,631	14,695	$1,532,039
Timothy P. Cost	30,440	14,504	$1,519,109
Christopher S. Holland	5,220	4,496	$328,430
Andrew C. Kerin	28,480	12,154	$1,373,431
John M. Lafferty	4,662	0	$157,572
Lynn B. McKee	31,767	13,911	$1,543,933
Ravi K. Saligram	27,763	11,344	$1,321,802
L. Frederick Sutherland	31,179	15,481	$1,577,098
Thomas J. Vozzo	29,076	11,676	$1,377,421

1.	Exclusive of 2006 MSPP—See “—2006 MSPP” on page 44.

Treatment of Director Deferred Stock Units

As of the record date, there were approximately 7,731 shares of our common stock represented by director deferred stock units held by our directors under our equity incentive plan. Under the terms of the merger agreement, at the effective time of the merger all such director deferred stock units that are then outstanding will be canceled, and the holder of each such director deferred stock unit will receive a cash payment of $33.80 per share of common stock subject to a director deferred stock unit, without interest and less any applicable withholding taxes.

The following table summarizes the director deferred stock units held by our directors as of September 29, 2006 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of such awards:

	No. of Director Deferred Stock Units	Resulting Consideration
Directors
Lawrence T. Babbio, Jr.	859	$29,033
Patricia C. Barron	859	$29,033
Leonard S. Coleman, Jr.	859	$29,033
Ronald R. Davenport	859	$29,033
Thomas H. Kean	859	$29,033
James E. Ksansnak	859	$29,033
James E. Preston	859	$29,033
Ronald L. Sargent	859	$29,033
Karl M. von der Heyden	859	$29,033

Treatment of Deferred Stock Units Issued Under the Stock Unit Retirement Plans

As of the record date, there were approximately 2,388,972 shares of our common stock represented by deferred stock units held by our employees under our Stock Unit Retirement Plan, our 2001 Stock Unit

Retirement Plan and our 2005 Stock Unit Retirement Plan. Under the terms of the merger agreement, at the effective time of the merger all such deferred stock units that are then outstanding will be canceled and will be converted to a cash obligation of the Company under the applicable plan. The holder of each such deferred stock unit will be credited with an amount equal to $33.80 per share of common stock subject to a deferred stock unit. The cash obligation will be paid out in a manner determined by the election of the employee after the termination of his or her employment with ARAMARK.

Severance Agreements/Change of Control

All of our current executive officers have entered into agreements relating to employment and post-employment competition. The agreements generally provide for severance payments of up to 18 months base salary to be made to the executive and a continuation of benefits in the event that the executive’s employment is terminated for any reason other than for “cause” (as defined in the agreements). Seven of our executive officers are also party to addenda to their agreements, which provide for increased severance benefits if the executive’s employment is terminated under certain circumstances in connection with a change in control of the Company (which would include completion of the merger). In general, if the executive’s employment is terminated by us without cause within the three year period following a change in control, or in certain circumstances in anticipation of a change in control, or if the executive resigns with good reason (as defined in the agreement) or in certain other circumstances following a change in control, the executive is entitled to:

•	A payment equal to a multiple of two times the executive’s base salary and target bonus (or the prior year’s actual bonus, if higher) (the “Change of Control Payment”);

•	a pro rata portion of the executive’s target bonus for the fiscal year of termination based on the portion of the year during which he or she was employed;

•	as noted above, cash severance benefits of up to 18 months of pay based on the executive’s length of service with the Company (the “Severance Payment”);

•	continuation of certain health and welfare benefits for a period of 24 months; and

•	up to two years of outplacement benefits, at a maximum cost of 20% of the executive’s base salary.

Each agreement entitles the executive to an excise tax gross up in respect of any payments and benefits received in connection with a change in control of ARAMARK that exceed the limit under Section 280G of the Internal Revenue Code. The agreements provide for perpetual non-disclosure and non-disparagement covenants and two-year post-employment noncompete, nonsolicitation and non-hire covenants. The noncompetition covenant is reduced to one year upon a termination without cause or resignation for good reason after a change in control of ARAMARK.

If the benefits payable under these agreements constitute parachute payments subject to federal excise tax, the executive will receive a gross-up payment designed to compensate the executive for the excise tax.

At the completion of the merger, in lieu of the payments and benefits outlined above, the surviving corporation intends to pay to each such executive (i) an amount equal to the Severance Payment in restricted stock of the surviving corporation (which would be treated as part of the executive’s initial equity investment) which would vest upon the earlier of (a) 12 months following the closing or (b) the termination without cause of the executive or the termination by such executive for “good reason”, each as defined in the executive’s agreement and (ii) an amount equal to the Change of Control Payment in cash.

Twenty-one non-executive officers have entered into agreements that contain substantially similar provisions for payments in certain circumstances in connection with a change in control of the Company, except that the Change of Control Payment is equal to one times the executive’s base salary and target bonus (or the prior year’s actual bonus, if higher) and the cash severance benefits are generally up to twelve months of pay. At the completion of the merger, in lieu of the benefits to which such non-executives are entitled, the surviving corporation intends to pay cash and restricted stock of the surviving corporation on the same terms as described above for the executive officers. The aggregate cost of such payments is estimated to be approximately $13,759,058.

The following table shows the amount of the cash and restricted stock payments that may be made to our current executive officers other than Messrs. Lafferty and Holland.

	Amount of Cash Payment	Amount of Restricted Stock of Surviving Corporation
Executive Officers
Joseph Neubauer	N.A.
Bart J. Colli	$1,750,000	$787,500
Timothy P. Cost	$1,700,000	$500,000
Andrew C. Kerin	$1,950,000	$862,500
Lynn B. McKee	$1,700,000	$750,000
Ravi K. Saligram	$1,700,000	$500,000
L. Frederick Sutherland	$2,000,000	$900,000
Thomas J. Vozzo	$1,700,000	$750,000

*	Excludes the value of acceleration of vesting of equity awards, as reported separately herein.

2006 MSPP

Under the Company’s Management Stock Purchase Program (MSPP), all of the executive officers other than Mr. Lafferty and Mr. Neubauer have elected to defer up to 100% of the portion of their 2006 bonus that is based on the achievement of financial objectives (not to exceed 50% of the total bonus) and receive instead restricted stock units and the Company has agreed to match such deferred amounts with restricted stock units on a one for one basis. Mr. Neubauer’s election is limited to 25% of his total bonus. If the closing occurs on or before the date on which 2006 bonuses are paid, which is currently contemplated to be on or around December 8, 2006 (the “Bonus Payment Date”) the MSPP would be terminated effective at the closing, and the portion of 2006 bonuses deferred would be deferred and matched dollar for dollar and such amounts would vest and be paid out within the first pay cycle following January 1, 2007. If the closing occurs after the Bonus Payment Date, the Company will issue both bonus and matching restricted stock units in accordance with the terms of the MSPP on the bonus payment date. Such restricted stock units will accelerate, vest and payout in the same manner as other restricted stock units at closing.

The following table shows the amount of cash that would be paid to our current executive officers, other than Mr. Lafferty, if the closing were to occur on or before the Bonus Payment Date based on each executive officer’s target bonus for 2006. The following table also shows the number of bonus and matching restricted stock units that would be issued if the closing occurs after the Bonus Payment Date (assuming a stock price of $32.86, which was the closing price on September 29, 2006) and the value to be received on account of such restricted stock units in the merger. Each executive officer will receive either the cash in lieu of the MSPP or the bonus and matching restricted stock units depending on the date of the closing; he or she will not receive both.

	Amount of Cash Payment*	No. of Bonus Restricted Stock Units	No. of Matching Restricted Stock Units
Executive Officers
Joseph Neubauer	$500,000	7,608	7,608
Bart J. Colli	$350,000	5,325	5,325
Timothy P. Cost	$350,000	5,325	5,325
Christopher S. Holland	$120,833	1,838	1,838
Andrew C. Kerin	$370,833	5,642	5,642
Lynn B. McKee	$350,000	5,325	5,325
Ravi K. Saligram	$350,000	5,325	5,325
L. Frederick Sutherland	$400,000	6,086	6,086
Thomas J. Vozzo	$350,000	5,325	5,325

*	Includes both amount of bonus originally deferred and matching amount.

Material United States Federal Income Tax Consequences

The following is a general discussion of material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are converted into the right to receive cash in the merger (whether upon receipt of the merger consideration or pursuant to the proper exercise of appraisal rights). We base this summary on the provisions of the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion is not binding on the Internal Revenue Service or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the merger.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of common stock that is:

•	a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, stockholders who will hold, directly or indirectly, an equity interest in the surviving corporation or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are recommended to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

U.S. Holders

The receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such common stock determined before the deduction of any applicable withholding taxes; and

•	the U.S. holder’s adjusted tax basis in such common stock.

If the holding period in our common stock surrendered in the merger (or pursuant to the exercise of dissenters’ rights) is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of non-corporate holders, including individuals, are eligible for reduced rates of taxation. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger (or pursuant to the exercise of dissenters’ rights) unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company’s common stock at any time during the five years preceding the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not, have not been and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger (or pursuant to the exercise of dissenters’ rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

Under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification and report forms with the Federal Trade Commission (which we refer to as the FTC) and the Antitrust Division of the U.S. Department of Justice (which we refer to as the Antitrust Division) by the Company and MergerCo, unless a request for additional information and documentary material is received from the FTC or the Antitrust Division or unless early termination of the waiting period is granted. If, within the initial 30-day waiting period, either the FTC or the Antitrust Division issues a request for additional information and documentary material concerning the merger, then the waiting period will be extended until the 30th calendar day after the date of substantial compliance with the request by all parties, unless earlier terminated by the FTC or the Antitrust Division or further extended by court order or with the parties’ consent. The parties filed their respective notification and report forms with the FTC and the Antitrust Division under the Hart-Scott-Rodino Act on August 22, 2006 and early termination was granted on September 5, 2006.

The Canadian Competition Act requires that a pre-merger notification be made to the Commissioner of Competition (the “Commissioner”) for transactions that exceed certain financial thresholds and, in the case of share acquisitions, for transactions that exceed an additional voting interest threshold. If a transaction is subject to pre-merger notification, a pre-merger filing must be submitted to the Commissioner and the transaction may not be completed until the expiry, waiver or termination of a statutory waiting period. Parties may choose to file either a short form notification (with a 14-day waiting period) or a long form notification (with a 42-day waiting period). However, if a short form notification is filed, the Commissioner may, within 14 days, require a long form to be filed, in which case the proposed transaction generally may not be completed until 42 days after the parties file a long form notification.

Whether or not a pre-merger filing is required, the Commissioner may review a transaction to determine if it prevents or lessens, or is likely to prevent or lessen, competition substantially in a market. The Commissioner’s substantive review of a transaction may take less or more time than the statutory waiting period triggered by the pre-merger notification requirement.

If the Commissioner is of the view that a transaction will or is likely to prevent or lessen competition substantially, she may apply to the Competition Tribunal, a specialized administrative body empowered to grant relief in respect of “mergers” (as defined in the Competition Act) that have this effect. Where the Competition Tribunal finds that the merger will or is likely to prevent or lessen competition substantially, it may order that the merger not proceed or, in the event that the merger has been completed, order its dissolution or the disposition of some of the assets or shares involved. The Competition Tribunal also has the authority to grant interim relief.

Alternatively, where the Commissioner is satisfied that she would not have sufficient grounds on which to apply to the Competition Tribunal under the merger provisions of the Competition Act, she may, upon the request of the parties, issue an “advance ruling certificate” (“ARC”). If the Commissioner issues an ARC in respect of a proposed transaction, that transaction is exempt from the pre-merger notification provisions. In addition, if the transaction to which the ARC relates is substantially completed within one year after the ARC is issued, the Commissioner cannot seek an order of the Competition Tribunal under the merger provisions of the

Competition Act in respect of the transaction solely on the basis of information that is the same or substantially the same as the information on the basis of which the ARC was issued. If the Commissioner is not prepared to issue an ARC, but nonetheless does not intend to challenge the transaction, she may issue a “no action” letter to the effect that she is of the view that grounds do not then exist to initiate proceedings before the Competition Tribunal, while preserving, during the three years following completion of the proposed transaction, her authority under the merger provisions of the Competition Act to initiate proceedings should circumstances change. Where the Commissioner issues a “no action” letter, she may also waive the obligation to comply with the pre-merger notification provisions in respect of a proposed transaction.

The merger is subject to pre-merger notification and constitutes a “merger” under the Canadian Competition Act. On September 22, 2006, the parties filed a request for an ARC or, in the alternative, a “no action” letter from the Commissioner. On October 20, 2006, the Commissioner issued an ARC.

The Company (and its subsidiaries) conducts business in member states of the European Union. Council Regulation (EC) 139/2004 (“EC Merger Regulation”) requires that certain transactions (“concentrations”) must be notified to and receive approval of the European Commission if certain revenue thresholds are met. If a European Commission notification is required, the European Commission must review the merger to determine whether or not it is compatible with the common market and, accordingly, whether or not to permit it to proceed. If the European Commission does not have jurisdiction, either because the transaction is not a concentration or does not meet the revenue thresholds of the EC Merger Regulation, the parties may be required to make notifications to individual national competition authorities.

On September 15, 2006, the European Commission confirmed that the merger is not reportable under the EC Merger Regulation. On September 27, 2006, the parties filed a notification with the German Federal Cartel Office under Section 39 of the German Act against Restraints of Competition (“Gesetz gegen Wettbewerbsbeschränkungen”—“GWB”). The GWB requires the filing of a notification with, and the submission of specified information to, the Federal Cartel Office and provides that the merger may not be completed prior to clearance by the Federal Cartel Office or the expiration of the requisite review period. The initial review period is one month and can be extended up to a total of four months (subject to extension with the consent of the parties) if the Federal Cartel Office requires additional information or determines that the merger may be anticompetitive. The Federal Cartel Office issued a clearance decision on October 27, 2006.

The Korean Monopoly Regulation and Fair Trade Law may require that certain Sponsors file a report with the Korea Fair Trade Commission within 30 calendar days after the effective date of the merger.

The parties also derive revenues in a number of other jurisdictions where merger control filings or approvals may be required or advisable in connection with the completion of the merger and will make filings in such jurisdictions as appropriate.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of the Company or MergerCo or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that the parties will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions to the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the termination date or at all. Under the merger agreement, the Company and MergerCo have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger.

Litigation

On May 1, 2006, two cases were filed in the Court of Chancery of the State of Delaware in New Castle County against the Company and each of the Company’s directors. The two cases are putative class actions brought by stockholders alleging that the Company’s directors breached their fiduciary duties to the Company in connection with the proposal from a group of investors led by Mr. Neubauer to acquire all of the outstanding shares of the Company. On May 22, 2006, two additional cases making substantially identical allegations were brought against the Company and certain of its directors, one in the Court of Common Pleas in Philadelphia, Pennsylvania (in which only the Company and Mr. Neubauer were named as defendants) and another in the Court of Chancery of the State of Delaware in New Castle County (in which the Company and all directors were named as defendants). All of the cases make claims for monetary damages, injunctive relief and attorneys’ fees and expenses. On June 7, 2006, the Court of Chancery of the State of Delaware consolidated the three pending Delaware actions as In re: ARAMARK Corporation Shareholders Litigation.

On or around August 11, 2006, a fourth putative class action complaint was filed in the Court of Chancery of the State of Delaware in New Castle County by the City of Southfield Police and Fire Retirement System purportedly on behalf of the Company’s stockholders. The complaint names the Company and each of the Company’s directors as defendants and alleges that the defendants breached their fiduciary duties to the stockholders in connection with the proposed acquisition of the Company’s outstanding shares and the disclosures relating thereto. In addition, the complaint alleges, among other things, that the special committee’s financial advisor, Credit Suisse, had conflicts of interest in that Credit Suisse has done substantial business with, and provided liquidity arrangements for, Federated Department Stores on whose board of directors defendants Neubauer and von der Heyden sit, and that an affiliate of Credit Suisse has performed substantial services for Verizon Communications, Inc. and its affiliates, on whose board of directors defendants Neubauer and Babbio sit. The complaint also alleges that Credit Suisse or its affiliates have worked with certain of the Sponsors on numerous occasions, including as co-underwriters on numerous initial public offerings. On August 25, 2006, the Court of Chancery of the State of Delaware consolidated this action with In re: ARAMARK Corporation Shareholders Litigation.

The parties have entered into an agreement in principle to settle the Delaware actions. The agreement in principle remains subject to court approval. As part of the agreement in principle, each share of Class A common stock beneficially owned by members of ARAMARK’s management committee will be counted as one vote for purposes of the additional vote to approve the adoption of the merger agreement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “Special Factors,” “ Special Factors—Opinion of Credit Suisse Securities (USA) LLC” and in statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company or on the merger and related transactions. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that have been or may be instituted against ARAMARK and others relating to the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger agreement;

•	the failure of the merger to close for any other reason;

•	the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending merger;

•	the effect of the announcement of the merger on our client and customer relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger;

and other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-Q and 10-K. See “Where You Can Find Additional Information” beginning on page 112. Many of the factors that will determine our future results or whether or when the merger will be consummated are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE PARTIES TO THE MERGER

ARAMARK Corporation

ARAMARK Corporation is a leading provider of food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. In the United States, we are one of the largest food and support service companies, and in most of the other countries in which we operate, we are one of the leading providers. Our uniform and career apparel business is the second largest in the United States and provides both rental and direct marketing services. Due to our geographic presence and our approximately 240,000 employees (including seasonal employees), we serve thousands of clients and millions of customers in 20 countries around the world.

ARAMARK Corporation is incorporated in the state of Delaware with its principal executive offices at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, 19107. ARAMARK’s telephone number is (215) 238-3000. ARAMARK is publicly traded on the NYSE under the symbol “RMK”.

RMK Acquisition Corporation

MergerCo is a Delaware corporation with its principal executive offices at c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019. MergerCo’s telephone number is (212) 403-1000. MergerCo was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The current owners of MergerCo are the Sponsors, that is, GS Capital Partners V Fund, L.P., J.P. Morgan Partners (BHCA), L.P., CCMP Capital Investors II, L.P., Thomas H. Lee Equity Fund VI, L.P. and Warburg Pincus Private Equity IX, L.P. Prior to the completion of the merger, MergerCo may be indirectly owned through Parent, and the owners of MergerCo and/or Parent may include the Sponsors, other private equity funds affiliated with the Sponsors, Mr. Neubauer and other members of ARAMARK’s management who choose to invest in MergerCo or Parent.

RMK Finance LLC

FinanceCo is a Delaware limited liability company with its principal executive offices at c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019. FinanceCo’s telephone number is (212) 403-1000. FinanceCo was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The current owners of FinanceCo are the Sponsors. Prior to the completion of the merger, FinanceCo may be indirectly owned through MergerCo and/or Parent, and the owners of FinanceCo, MergerCo and/or Parent may include the Sponsors, other private equity funds affiliated with the Sponsors, Mr. Neubauer and other members of ARAMARK’s management who choose to invest in MergerCo or Parent.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on December 20, 2006, starting at 10:00 a.m. Eastern Time, at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania or at any adjournment or postponement thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the adoption of the merger agreement. Our stockholders must adopt the merger agreement and the required vote described below must be obtained for the merger to occur. If our stockholders fail to adopt the merger agreement or the required vote described below is not obtained, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about                     .

Record Date and Quorum

The holders of record of the Company’s common stock as of the close of business on November 3, 2006, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, 55,870,250 shares of the Company’s Class A common stock (representing a total of 558,700,250 votes or 81.8% of the voting power of the outstanding shares of our common stock) and 124,363,579 shares of Class B common stock (representing 18.2% of the voting power of the outstanding shares of our common stock) were outstanding. For purposes of the additional vote, each share of Class A common stock beneficially owned by Mr. Neubauer and members of the Company’s management committee (Bart J. Colli, Timothy P. Cost, Lynn B. McKee, L. Frederick Sutherland, Andrew C. Kerin, Ravi K. Saligram and Thomas J. Vozzo) will be counted as one vote rather than the ten votes to which each such share is otherwise entitled. The outcome of these votes is not assured by virtue of the voting agreement.

The presence in person or by proxy of the holders of record of shares of our common stock entitling the holders to cast a majority of the votes entitled to be cast will constitute a quorum for the transaction of business. A quorum is necessary to hold the special meeting. Any shares of the Company’s common stock held in treasury by the Company or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Required Vote

Under Delaware law, completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the voting power of the Company’s common stock outstanding on the record date. Each holder of record of shares of Class A common stock entitled to vote will have the right to ten votes for each such share of Class A common stock held, and each holder of record of shares of Class B common stock entitled to vote will have the right to one vote for each such share of Class B common stock held. In addition to the vote required under Delaware law, the transaction will be subject to the additional affirmative approval of a majority of the combined voting power of our common stock voted at the meeting in which each share of Class A common stock beneficially owned by Mr. Neubauer and members of the Company’s management committee will be counted as one vote, rather than the ten votes to which each such share is otherwise entitled.

As of November 3, 2006, the record date, the directors and current executive officers of ARAMARK beneficially owned (excluding options, restricted stock units and deferred stock units and excluding shares held by The Neubauer Family Foundation and 4,000,000 shares that may be contributed by Mr. Neubauer to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes prior to the special meeting), in the aggregate, 22,560,931 shares of the Company’s Class A common stock and 428,731 shares of the Company’s Class B common stock, or approximately 12.8% of the outstanding shares of the Company’s common stock. For purposes of the vote on the merger required by Delaware law, this represents approximately 33.1% of the voting power of the outstanding shares of our common stock. For purposes of the additional vote, each share of Class A common stock beneficially owned by Mr. Neubauer and members of the Company’s management committee will be counted as one vote rather than the ten votes to which each such share is otherwise entitled. As a result, the shares held by our directors and current executive officers represent approximately only 11.7% of the voting power of the outstanding shares of our common stock for purposes of the additional vote. The directors and current executive officers have informed ARAMARK that they currently intend to vote all of their shares of the Company’s common stock “FOR” the adoption of the merger agreement and “FOR” any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies. In addition, Mr. Neubauer, representing approximately 29.4% of the Class A common stock and 24.0% of the voting power of the outstanding shares of common stock (excluding shares held by The Neubauer Family Foundation and 4,000,000 shares that may be contributed to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes prior to the special meeting), and approximately 3.2% of the voting power for purposes of the additional vote in which each share of Class A common stock beneficially owned by Mr. Neubauer will have only one vote, has entered into an agreement with MergerCo to vote his shares in favor of adopting the merger agreement. Any shares not transferred to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes will be subject to the voting agreement. Shares held by The Neubauer Family Foundation will be voted proportionately based on the votes of stockholders other than Mr. Neubauer (and, if he intends to be an investor in MergerCo, other than Mr. Sutherland).

Proxies; Revocation

If you are a stockholder of record and submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card but no voting instructions are indicated, your shares of the Company’s common stock will be voted “FOR” the adoption of the merger agreement and “FOR” any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee for directions on how to vote your shares. Under the rules of the NYSE, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the adoption of the merger agreement (i.e., “broker non-votes”). Shares of Company common stock held by persons attending the special meeting but not voting, or shares for which the Company has received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote “AGAINST” adoption of the merger agreement for purposes of the vote required under Delaware law.

If you participate in the Company’s 401(k) plans, you will receive a voting instruction card with respect to those shares of ARAMARK common stock subject to the 401(k) plan which will provide U.S. Trust, the trustee of the plans, with instructions on how to vote these shares. You must submit your voting instructions for your shares to U.S. Trust by the close of business on December 15, 2006 to allow U.S. Trust time to receive your voting instructions and to have your instructions reflected in their vote on behalf of the plan. The voting instruction card also should be used to vote any shares of ARAMARK Class A common stock that you own in registered name outside the 401(k) plans. If you hold shares of ARAMARK Class B common stock outside of the 401(k) plans, you will receive a separate proxy or voting instruction card for those shares. In order to have all of your shares counted at the meeting, you must complete and submit all cards that you receive.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise our Corporate Secretary in writing, at ARAMARK Corporation, 1101 Market Street, Philadelphia, Pennsylvania 19107, Attn: Corporate Secretary, or submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you decide to change your vote for the 401(k) plans after you have submitted your voting instruction card, you must obtain a new card by contacting U.S. Trust at 1-800-535-3093 between the hours of 9 a.m. and 5 p.m. Pacific Time. By properly completing and timely returning a new voting instruction card to U.S. Trust your previously submitted vote to U.S. Trust will be automatically revoked. If you voted electronically by telephone or Internet, voting again will automatically revoke your previous electronic or telephonic vote. Please note however that 401(k) plan participants may not vote plan shares in person at the meeting.

Please note that if you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.

ARAMARK does not expect that any matter other than the adoption of the merger agreement (and the approval of the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies) will be brought before the special meeting. If, however, any such other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Submitting Proxies Via the Internet or by Telephone

Stockholders of record and many stockholders who hold their shares through a broker, bank or other nominee will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your shares are held in “street name” by your broker, bank or other nominee. If you hold your shares in registered name, please refer to the telephone and Internet voting instructions on your proxy card. If your shares are held in “street name,” you should check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice (if the adjournment is not for more than thirty days) by an announcement made at the special meeting of the time, date and place of the adjourned meeting. The written consent of MergerCo will be required to adjourn or postpone the meeting (which consent shall not be unreasonably withheld or delayed). In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to approve the merger agreement, the Company does not anticipate that we will adjourn or postpone the meeting unless the Company is advised by counsel that failure to do so could reasonably be expected to result in a violation of U.S. federal securities laws. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Solicitation of Proxies

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of ARAMARK may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. ARAMARK will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting and will pay Innisfree M&A Incorporated a customary fee, plus reimbursement of out-of-pocket expenses.

Indemnification and Insurance

The merger agreement provides that the surviving corporation will indemnify, defend and hold harmless any present or former director or officer of the Company or any of our subsidiaries, as and to the fullest extent permitted or required by applicable law and required by the organizational documents of the Company or any of our subsidiaries, when applicable, and any indemnity agreements applicable to any such indemnified party, in each case, in effect on the date of the merger agreement, against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement for legal and other fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each indemnified party), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which the indemnified party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, any action or failure to take action by any such person in his or her capacity as a director or officer of the Company taken prior to the effective time of the merger.

The merger agreement provides that the surviving corporation will (i) maintain in effect for a period of six years after the effective time of the merger, if available, the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company immediately prior to the effective time of the merger (provided that the surviving corporation may substitute therefor policies with reputable and financially sound carriers, of at least the same coverage and amounts containing terms and conditions that are no less favorable to the directors and officers of the Company) or (ii) obtain as of the effective time of the merger “tail” insurance policies with a claims period of six years from the effective time of the merger with at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the effective time of the merger; provided, however that in no event will the surviving corporation be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of the merger agreement.

The merger agreement provides that for a period of six years after the effective time of the merger the surviving corporation and each of its subsidiaries shall include and maintain in effect in their respective certificates of incorporation or bylaws (or similar organizational document), provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses that are no less advantageous than the corresponding provisions contained in such organizational documents as of the date of the merger agreement.

New Management Arrangements

As of the date of this proxy statement, no member of our management has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in connection with the merger. In addition, as of the date of this proxy statement, no member of our management has entered into any agreement, arrangement or understanding with MergerCo or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation except as described under “Special Factors—Background of the Merger” beginning on page 9 and immediately below. The Sponsors have informed us that it is their intention to retain members of our existing management team with the surviving corporation after the merger is completed. Although we believe members of our management team are likely to enter into new arrangements with MergerCo or their affiliates regarding employment with the surviving corporation, such matters are subject to further negotiations and discussion and no terms or conditions have been finalized. By virtue of these arrangements, unlike our other stockholders, these members of management will have an opportunity to participate in any growth of ARAMARK after the merger. MergerCo has not yet determined the aggregate amount of the equity investment that management participants will be permitted to make nor the specific investment opportunities that will be made available to any particular management participant. There is no requirement in the merger agreement, the financing documents or any ancillary agreements that any members of the Company’s management, other than Mr. Neubauer, agree to invest in MergerCo or its affiliates, either before or after the closing of the merger.

Investment by Certain Members of Our Management in the Surviving Corporation

Concurrently with the execution of the merger agreement, Mr. Neubauer agreed to contribute up to approximately 8.5 million shares of common stock (having an aggregate value of up to $250 million) to MergerCo at the closing of the proposed merger in exchange for shares of MergerCo’s capital stock, subject to a reduction of up to $50 million to the extent that members of the Company’s management invest more than $50 million in equity of the surviving corporation or Parent. In addition, MergerCo currently contemplates that the members of the Company’s management, which includes, among others, the Company’s executive officers, will be permitted to participate in the proposed merger by making an equity investment in MergerCo or Parent. By virtue of these investments, unlike our other stockholders, Mr. Neubauer and the other members of management who invest will have the opportunity to participate in any growth of the surviving corporation after the proposed merger. MergerCo has not yet determined the specific investment opportunities that will be made available to any particular member of the Company’s management.

Participation in Equity Incentive Plans of the Surviving Corporation

In connection with the proposed merger, the surviving corporation intends to adopt an option plan under which employees, including the Company’s executive officers, will be eligible to receive options to acquire the capital stock of the surviving corporation. The new option plan will permit the grant of options covering approximately 15.5% of the fully-diluted equity of the surviving corporation. It is expected that options covering approximately 11% of the fully-diluted equity of the surviving corporation will be granted at the closing of the proposed merger, with the remainder of the options being granted in future years. Fifty percent of the options granted at closing will vest solely based upon continued employment over a specific period of time and 50% of the options granted at closing will vest based upon both continued employment over a specific period of time and the achievement of predetermined performance targets over time. The options granted at the closing of the proposed merger will have an exercise price that is equal to the price paid by the Investor Group. It is currently anticipated that options granted subsequent to the closing will have an exercise price equal to the fair market value of the underlying shares at the time of grant. The size of the option grants to particular employees, including the Company’s executive officers, has not yet been determined.

THE MERGER AGREEMENT

The following is a summary of certain material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the Company and FinanceCo and MergerCo as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract among the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract.

Effective Time; Structure; Effects

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of Delaware on the closing date of the merger (or such later time as MergerCo and the Company may agree and as provided in the certificate of merger). The closing date will occur not later than the third business day after satisfaction or waiver of all of the conditions to the merger set forth in the merger agreement (or such other date as MergerCo and the Company may agree), as described below in “Conditions to the Merger.” However, if the twenty business day marketing period described below in “MergerCo Financing Commitments; Company Cooperation; Marketing Period” has not ended by the date on which those conditions have been satisfied, the closing will not occur until a date during the marketing period specified by MergerCo on at least three business days’ notice to the Company, the end of the marketing period or March 31, 2007, whichever is earliest.

At the effective time of the merger, MergerCo will merge with and into us. We will survive the merger (and we sometimes refer to ourselves as the “surviving corporation”). Following completion of the merger, the Company’s common stock will be delisted from the NYSE, deregistered under the Exchange Act, and no longer publicly traded. The Company will be a privately held corporation and the Company’s current stockholders, other than any employees of the Company who may be permitted to invest in the surviving corporation or a holding company or holding companies of the surviving corporation and who choose to so invest, will cease to have any ownership interest in the Company or rights as Company stockholders. Therefore, such current stockholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

Treatment of Stock and Options

Company Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $33.80 in cash, without interest and less any required withholding taxes, other than shares of Company common stock held immediately prior to the effective time by the Company, MergerCo, FinanceCo, Parent, HoldCo or any of their respective wholly owned subsidiaries (which will be cancelled without any consideration), and other than shares of Company common stock held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law, which shares shall be entitled to appraisal rights as described below in “Rights of Appraisal.”

Company Stock Options

At the effective time of the merger, each outstanding option, whether or not vested or exercisable, to acquire our common stock will be canceled, and the holder of each stock option will be entitled to receive from the surviving corporation as promptly as practicable thereafter an amount in cash, less any required withholding taxes, equal to the product of:

•	the excess, if any, of $33.80 over the exercise price per share of common stock subject to such option, multiplied by

•	the number of shares of our common stock subject to such option.

Restricted Stock Unit Awards and Deferred Stock Unit Awards

At the effective time of the merger:

•	each outstanding restricted stock unit with respect to one share of our common stock granted under our equity incentive plans, whether or not vested, will be canceled, and the holder of the restricted stock unit will be entitled to receive $33.80 in cash, less any required withholding taxes.

•	each outstanding deferred stock unit with respect to one share of our common stock granted under our stock unit retirement plans will be converted into a cash obligation under the applicable plan in an amount per deferred stock unit equal to $33.80, and will otherwise remain subject to the terms of the applicable stock unit retirement plan. The cash obligation will be paid out in a manner determined by the election of the employee after the termination of his or her employment with ARAMARK.

•	each outstanding director deferred stock unit with respect to one share of our common stock granted to our non-employee directors under our equity incentive plan will be canceled, and the holder of the director deferred stock unit will be entitled to receive $33.80 in cash, without interest.

Exchange and Payment Procedures

Promptly after the effective time of the merger, the surviving corporation will deposit, or will cause to be deposited, with a bank or trust company (the “paying agent”) chosen by FinanceCo and reasonably acceptable to us, cash in amounts and at the times necessary to pay the merger consideration to each holder of shares of our common stock. As promptly as practicable after the effective time of the merger, the paying agent will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates or shares you may hold represented by book entry in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (or book-entry shares) to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares). The paying agent will be entitled to deduct, withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum that is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, there will be no transfers on our stock transfer books of shares of our common stock that were outstanding immediately prior to the effective time of the merger other than to settle transfers of such shares that occurred before the effective time of the merger. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration.

Any portion of the merger consideration deposited with the paying agent that remains undistributed to former holders of our common stock will be delivered, upon demand, to the surviving corporation. Former holders of our common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the merger consideration. None of FinanceCo, MergerCo, the Company, the surviving corporation, the paying agent or any other person will be liable to any former holders of our common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the paying agent post a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to FinanceCo and MergerCo, and representations and warranties made by FinanceCo and MergerCo to the Company, and may be subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, the representations that we made are qualified by certain information that we filed with the SEC after September 30, 2005 and prior to the date of the merger agreement, as well as by a confidential disclosure letter that we delivered to FinanceCo and MergerCo concurrently with the signing of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to stockholders, or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and qualification to do business;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	our capitalization, including in particular the number of shares of our common stock, stock options and other equity-based interests;

•	our subsidiaries and joint ventures and our equity interests in them;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required vote of our stockholders in connection with the approval and adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

•	the timeliness and compliance with requirements of our SEC filings since September 30, 2003, including the accuracy and compliance with requirements of the financial statements contained therein;

•	the adequacy of our disclosure controls and procedures;

•	the absence of undisclosed liabilities;

•	the absence of certain changes since March 31, 2006;

•	legal proceedings and governmental orders;

•	material contracts and performance of obligations thereunder;

•	matters relating to our and our subsidiaries’ employee benefit plans;

•	employment and labor matters affecting us or our subsidiaries;

•	tax matters;

•	environmental matters;

•	real property;

•	permits and compliance with applicable legal requirements;

•	the inapplicability of anti-takeover statutes to the merger and the amendment of our stockholder rights plan;

•	absence of related-party transactions and undisclosed interests of our officers and directors;

•	accuracy and compliance with applicable securities law of the information supplied by the Company for inclusion in this proxy statement and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement;

•	the receipt by the special committee of a fairness opinion from Credit Suisse Securities (USA) LLC; and

•	the absence of undisclosed brokers’ fees.

Many of our representations and warranties are qualified by a “material adverse effect” standard. For the purposes of the merger agreement, “material adverse effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, is materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and our subsidiaries taken as a whole or that would prevent the Company from consummating the merger.

A “material adverse effect” will not have occurred, however, as a result of any change, circumstance, event or effect resulting from:

•	changes in general economic conditions, or changes affecting the securities or financial markets in general (except to the extent these changes have a disproportionate impact on us);

•	a material worsening of current conditions caused by an act of terrorism or war (whether declared or not declared) occurring after the date of the merger agreement or any natural disasters or national or international calamity affecting the U.S. (except to the extent these events have a disproportionate impact on us or directly affect our physical properties);

•	the announcement of the merger agreement and the transactions contemplated by the merger agreement, including any loss of key employees, union or labor disputes or the loss of customers, and any fees or expenses incurred in connection with the transactions contemplated by the merger agreement;

•	any action taken at the written request of FinanceCo;

•	any change in the market price or trading volume of our securities in and of itself;

•	general changes in the industries in which we or our subsidiaries operate, except to the extent such changes have a disproportionate effect on us and our subsidiaries, taken as a whole, relative to other industry participants;

•	changes in U.S. generally accepted accounting principles (“GAAP”), tax laws or regulations; or

•	our failure to meet internal projections or forecasts, provided that the causes of such failure may be a material adverse effect.

The merger agreement also contains various representations and warranties made by MergerCo and FinanceCo that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement as against MergerCo and FinanceCo;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	accuracy and compliance with applicable securities law of the information supplied by FinanceCo and MergerCo for inclusion in this proxy statement and other filings made with the SEC in connection with the merger and the other transactions contemplated by the merger agreement;

•	validity of debt and equity financing commitments;

•	the enforceability of certain letter agreements executed by the Sponsors in favor of the Company and delivered in connection with the signing of the merger agreement;

•	the enforceability of the rollover equity commitment delivered by Joseph Neubauer in connection with the signing of the merger agreement; and

•	their formation solely for the purpose of engaging in the transactions contemplated by the merger agreement and absence of prior activities.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions, between August 8, 2006 and the effective time of the merger:

•	we and our subsidiaries will conduct operations only in the ordinary course of business consistent with past practice; and

•	we and our subsidiaries will use all reasonable efforts to maintain and preserve intact our business organization, including the services of our key employees and the goodwill of our customers, lenders, distributors, suppliers, regulators and other persons with which we have material business relationships.

We have also agreed that during the same time period, subject to certain exceptions or unless FinanceCo gives its prior written consent, between August 8, 2006 and the effective time of the merger, the Company will not, and will cause each of its subsidiaries not to:

•	propose or adopt any changes to its organizational documents;

•	make, declare, set aside or pay any dividend or distribution on any shares of capital stock (other than dividends by our subsidiaries to us or one of our direct or indirect wholly owned subsidiaries, and regular quarterly dividends not exceeding $0.07 per share, consistent with past practice as to timing);

•	adjust, split, combine, reclassify or otherwise amend the terms of its capital stock or repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer any shares of its capital stock or equity securities convertible or exchangeable into, or exercisable for, shares of its capital stock; or offer to do the same, other than in connection with the cashless exercise of stock options or the cashless settlement of restricted stock units;

•	issue, grant, deliver or sell any shares of its capital stock or equity securities convertible or exchangeable into, or exercisable for, shares of its capital stock, (other than in connection with the exercise of stock options, the vesting or settlement of director deferred stock units or restricted stock units outstanding as of August 8, 2006, or the Company’s director compensation program), enter into any contract, understanding or arrangement with respect to the disposition, voting, encumbrance, acquisition or registration of its capital stock, or register for sale, resale or other transfer any shares of the Company’s common stock;

•	take certain actions with respect to compensation and employee benefits, including:

•	increasing the compensation or benefits of any of its past or present directors, officers, employees, or other service providers (except in the ordinary course of business consistent with past practice in timing and amount);

•	other than in the ordinary course of business consistent with past practice, granting any severance or termination pay to any of its present or former directors, officers or members of our Executive Leadership Council;

•	other than in the ordinary course of business consistent with past practice, entering into any new employment or severance arrangement with any of its present or former directors, officers or members of our Executive Leadership Council;

•	other than in the ordinary course of business consistent with past practice, establishing, adopting, entering into, amending or taking any action to accelerate any rights under any benefit plan, agreement, program, policy, trust, fund or other arrangement;

•	contributing any funds to a “rabbi trust” or similar grantor trust;

•	changing any actuarial or other assumption used with respect to any benefit plan or arrangement, except as required by applicable law or GAAP; or

•	granting any equity or equity-based awards to directors, officers or employees, except to the extent required by GAAP or the Company’s existing benefit plans;

•	merge or consolidate the Company or its subsidiaries with any other person (other than mergers of wholly owned subsidiaries in the ordinary course of business consistent with past practice);

•	sell, lease or otherwise dispose of assets or securities other than (1) sales of assets in the ordinary course of business consistent with past practice and (2) sales not exceeding $30 million in any one transaction or $75 million in the aggregate for all transactions;

•	other than in the ordinary course of business consistent with past practice, mortgage or pledge or create a lien on any of its material assets;

•	make any acquisitions of stock or other equity interests, or any material purchases of any property or assets, except for acquisitions or purchases in the ordinary course of business consistent with past practice and not exceeding $30 million in any one transaction or $75 million in the aggregate for all transactions;

•	other than in the ordinary course of business consistent with past practice, enter into, renew, extend, amend or terminate any material contract that, individually or in the aggregate with other material contracts entered into, renewed, extended, amended or terminated, would reasonably be expected to have a material adverse effect on the Company or that would prevent FinanceCo or MergerCo from completing the merger;

•	incur, assume, guarantee or prepay any indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or credit facilities other than any such indebtedness that is both in the ordinary course of business and could not be reasonably expected to delay, adversely affect, compete with or impede the debt financing contemplated in connection with the merger;

•	make any loans, advances or capital contributions to, or investments in, any other person in excess of $15 million in the aggregate, except to wholly-owned subsidiaries or as required by customer contracts entered into in the ordinary course of business consistent with past practice;

•	authorize any new capital expenditures other than:

•	capital expenditures between the date of the merger agreement and September 30, 2006 that would not exceed by more than $25 million the expenditures provided for in the Company’s 2006 projections; and

•	capital expenditures between September 30, 2006 and the closing date that would not exceed the expenditures provided for in the Company’s 2007 projections;

•	change its financial accounting policies or procedures except to conform to changes in law or GAAP, or write up, write down or write off the book value of any of its assets, other than in the ordinary course of business consistent with past practice or as required by law or GAAP;

•	waive, release, assign, settle or compromise any material litigation or investigation that involves in excess of $5 million in an individual case or series of related cases or $25 million in the aggregate, in any case without imposing restrictions on our or our subsidiaries’ business or operations;

•	adopt a plan of liquidation or resolutions providing for liquidation, dissolution, restructuring, recapitalization or other reorganization of us or any of our material subsidiaries;

•	other than in the ordinary course of business consistent with past practice, and except for settlements or agreements specifically accrued and reserved for in the balance sheet filed with our most recent SEC documents:

•	settle or compromise any material tax audit;

•	make or change any material tax election or file a material amendment to a material tax return;

•	change any annual tax accounting period or adopt or change any tax accounting method;

•	enter into any material closing agreement;

•	surrender any right to claim a material tax refund; or

•	waive or extend the statute of limitations in respect of any material tax claim or assessment;

•	enter into, amend, waive or terminate any contract or arrangement with any related party of the type that would be required to be disclosed under Item 404 of Regulation S-K of the SEC; or

•	agree or commit to do any of the foregoing.

In addition, we have agreed not to take any action that causes, has the effect of or results in, nor fail to grant any consent or approval or to make any requested determination to prevent, any automatic conversion of our Class A common stock into Class B common stock. MergerCo and FinanceCo have agreed not to take any action or fail to take any action from August 8, 2006 until the effective time of the merger that is intended to, or would reasonably be expected to, prevent or materially delay the satisfaction of the conditions to the merger.

Stockholders Meeting

The merger agreement requires us, as promptly as practicable, to call and hold a meeting of our stockholders for the purpose of obtaining the vote of our stockholders necessary to satisfy the vote condition described below in “Conditions to the Merger.” Except in certain circumstances described below in “No Solicitation of Transactions,” we are required to use all reasonable efforts to solicit stockholder proxies in favor of the adoption of the merger agreement and to take all other reasonable action necessary to obtain the vote of our stockholders necessary to satisfy the vote condition described below in “Conditions to the Merger.” Unless the merger agreement has been terminated prior to the meeting of stockholders, we are required to submit the merger agreement to a vote of stockholders even if our board (acting through the special committee, if then in existence) has approved, endorsed or recommended another takeover proposal or withdraws, modifies or amends its recommendation, described below in “No Solicitation of Transactions,” that our stockholders vote in favor of adoption of the merger agreement.

No Solicitation of Transactions

We have agreed that from August 8, 2006 until the effective time of the merger, we and our subsidiaries (and our and our subsidiaries’ officers, directors and representatives) will not:

•	initiate, solicit, knowingly encourage (including by way of providing information) or knowingly facilitate any takeover proposal (or any inquiries, proposals or offers with respect to a takeover proposal);

•	participate or engage in any discussions or negotiations with, or furnish or disclose any non public information relating to us or any of our subsidiaries to, or otherwise knowingly cooperate with or knowingly assist, any person in connection with a takeover proposal;

•	withdraw, modify or amend our board recommendation in any manner adverse to MergerCo;

•	approve, endorse or recommend any takeover proposal;

•	enter into any letter of intent or agreement with respect to a takeover proposal; or

•	resolve, propose or agree to do any of the foregoing (except as described below).

In addition, we have agreed to cease any existing solicitations, discussions or negotiations existing on August 8, 2006 with any person who has made or indicated an intention to make a takeover proposal.

A “takeover proposal” is defined in the merger agreement to mean any proposal or offer relating to any acquisition or purchase of:

•	any one or more businesses or divisions that together constitute 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

•	15% or more of the equity interest in the Company (by vote or value);

•	any tender or exchange offer for 15% or more of our equity interests (by vote or value);

•	any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation dissolution or similar transaction involving the Company (or any subsidiaries that together constitute 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole).

We have agreed that, if we receive a takeover proposal, any request for non public information (other than requests in the ordinary course of business unrelated to a takeover proposal), or any inquiry or request for discussions relating to a takeover proposal, we will notify MergerCo within 24 hours with the identity of the person making the takeover proposal and a copy of the proposal (or if no copy is available, a description of the proposal’s material terms). We have also agreed to keep MergerCo reasonably informed on a current basis (and in any event within 24 hours) of any developments with respect to such a takeover proposal, including notifying MergerCo within 24 hours if we determine to begin providing any information or enter into discussions with respect to a takeover proposal.

We may, however, prior to obtaining the requisite vote of our stockholders at the special meeting:

•	engage in discussions with, or furnish or disclose non public information to, a person who has made a written takeover proposal not solicited by us in violation of our above-described obligations, so long as:

•	we enter into an acceptable confidentiality agreement with that person;

•	our board (acting through the special committee, if then in existence) has determined in good faith, after consultation with its financial advisor and outside legal counsel, that the takeover proposal is or could reasonably be expected to result in a “superior proposal” (as defined below), and, after consultation with outside legal counsel, that failure to take such action could be inconsistent with our board’s fiduciary obligations to our stockholders; and

•	if we are furnishing non public information to such a person, we simultaneously disclose that information to MergerCo (if we have not already done so);

•	withdraw, modify, or amend our board recommendation in a manner adverse to MergerCo or FinanceCo, if our board (acting through the special committee, if then in existence) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to our stockholders; or

•	in response to a takeover proposal that was not solicited by us in violation of our above-described obligations that our board (acting through the special committee, if then in existence) determines in good faith, after consultation with its outside financial advisor, constitutes a superior proposal, withdraw, modify, or amend our board recommendation in a manner adverse to MergerCo or FinanceCo, or terminate the merger agreement to enter into a definitive agreement with respect to the superior proposal. We may not do this, however, unless:

•	our board (acting through the special committee, if then in existence) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to our stockholders;

•	we give MergerCo prompt written notice of the decision to take these actions, and of the material terms of the takeover proposal (including providing the identity of the person making it and, if available, a copy of the proposed transaction agreements and other material documents);

•	we give MergerCo five business days to propose revisions to the terms of the merger agreement or make a new proposal (or three business days’ notice after subsequent revisions to the takeover proposal), and negotiate in good faith with MergerCo regarding any such revisions or other proposal; and

•	at the end of that five-day (or three-day) period, our board (acting through the special committee, if then in existence) determines in good faith, after consulting with outside legal counsel and giving effect to any proposals made by MergerCo, that the failure to make the change in its recommendation would be inconsistent with its fiduciary obligations to our stockholders and (if we are terminating the merger agreement) that the takeover proposal remains a superior proposal relative to the merger, as supplemented by any counterproposals made by MergerCo.

A “superior proposal” is defined as a bona fide written takeover proposal for 50% or more of our and our subsidiaries’ aggregate net revenues, net income, assets or 50% or more of our equity that our board (acting through the special committee, if then in existence) determines in good faith (after consulting with a financial advisor of national repute) to be more favorable (taking into account legal, financial, regulatory and other aspects of the takeover proposal and the anticipated timing of its completion) to our stockholders than the merger. If we terminate the agreement as described above, we will need to pay FinanceCo a termination fee at the time of termination, as described below in “Fees and Expenses.”

These provisions will not prevent our board from making certain disclosures contemplated by the securities laws, except that in specified circumstances our board will be deemed to have withdrawn its recommendation unless it expressly reaffirms its recommendation in favor of adoption of the merger agreement or rejects any other takeover proposal. We have also agreed not to amend our Rights Agreement, redeem the rights issued under it, or exempt any person from certain state legal restrictions on “business combinations” unless we do so simultaneously with a termination of this agreement.

Employee Benefits

The parties have agreed that, for a period of one year after the completion of the merger, the surviving corporation will:

•	provide our current employees (other than those covered by collective bargaining agreements) with compensation and benefits that are no less favorable in the aggregate than those that we provide (excluding equity-based programs) as of the effective time of the merger, although discretionary incentive programs will remain discretionary; and

•	provide terminated employees (other than those covered by an individual agreement providing severance benefits outside of our severance policies) with severance benefits no less favorable than those we currently provide.

The surviving corporation will also honor all of our benefit plans in accordance with their terms, subject to any amendment or termination that may be permitted by those plans. Each employee will be credited with his or her years of service with the Company under the employee benefit plans of the surviving corporation to the extent that he or she was entitled to credit for service under our corresponding benefit plans prior to the effective time of the merger, except for the purposes of benefit accrual under defined benefit plans, for any purposes where service credit is not provided to participants generally and the extent that credit would result in a duplication of benefits. Each employee will be immediately eligible to participate in the surviving corporation’s new employee benefit plans that replace a similar or comparable old benefit plan. In addition, for purposes of new plans of the surviving corporation providing medical, dental, pharmaceutical and/or vision benefits, pre-existing condition exclusions and similar requirements will be waived to the extent they were waived under our old plans, and eligible expenses incurred by an employee during the portion of a year prior to the completion of the merger will be credited for deductible, coinsurance and maximum out-of-pocket expenses for that year under the surviving corporation’s benefit plans.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Each of the parties to the merger agreement has agreed to use its reasonable best efforts to do anything necessary, proper or advisable to ensure that the conditions to the merger are satisfied and that the merger is consummated as promptly as practicable. In particular, the parties have agreed to use such efforts to obtain necessary governmental consents and approvals and make necessary filings, including filings under the Hart-Scott-Rodino Act and appropriate filings under European, Canadian, and other applicable antitrust or related laws. We have also agreed to use our reasonable best efforts to obtain necessary consents or waivers from third parties (although we may not pay any consideration or incur any liability in connection with obtaining such consents or waivers without the consent of FinanceCo), to defend any lawsuit challenging the merger or the merger agreement

(subject to first having used reasonable best efforts to negotiate a reasonable resolution of any objections underlying the lawsuit), and to execute and deliver any additional documents necessary to complete the merger.

The parties have agreed to cooperate and consult with each other in making any filings and notifications to any governmental entity, and to provide each other with copies of filings and submissions to, and correspondence with, any governmental entity, with respect to any of the transactions contemplated by the merger agreement, and to promptly inform each other of any material communication from any governmental entity. Except as required by law, neither party will file any document or take any action in connection with governmental consents or approvals if the other party has reasonably objected to the filing or action on grounds that the filing or action would reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by the merger agreement or cause a condition to the closing of the merger to not be timely satisfied. The parties have also agreed to consult with each other in advance of meetings with governmental entities, and to allow each other to participate in such meetings if allowed by those governmental entities. In addition, the parties have each agreed to use reasonable best efforts to resolve any objections that may be asserted with respect to the merger or related transactions under any antitrust or related laws, including by litigating if necessary.

Notwithstanding the foregoing, no party is required to, and we may not without MergerCo’s prior consent, agree to any action, requirement, condition, limitation, understanding, agreement or order to sell, hold separate or otherwise dispose of, or change the assets or business of the Company as could reasonably be expected to have a material adverse effect on the Company at or after the effective time of the merger. In addition, upon the request of FinanceCo, the Company will agree to any action, requirement, condition, understanding, agreement or order to sell, hold separate or otherwise dispose of, or change the assets or business of the Company, in each case if conditioned on the closing of the merger.

MergerCo Financing Commitments; Company Cooperation; Marketing Period

FinanceCo has agreed to use all reasonable efforts to arrange the debt financing in connection with the merger as promptly as practicable (subject to the marketing period described below) on terms described in the debt financing commitment letter delivered in connection with the signing of the merger agreement. If any of this debt financing becomes unavailable on the terms described in the debt financing commitment letter, FinanceCo has agreed to use all reasonable efforts to obtain alternative debt financing on terms no less favorable to FinanceCo. FinanceCo has further agreed that, following the satisfaction of its conditions described below under “Conditions to the Merger,” if any portion of the debt financing structured as high yield financing has not been consummated, FinanceCo will replace the high yield financing with bridge financing, if available on the terms described in the debt financing letter.

We have agreed to use all reasonable efforts to cooperate with FinanceCo and MergerCo in obtaining the financing, including:

•	participating in meetings, presentations, road shows, due diligence sessions and rating agency sessions;

•	assisting in the preparation of materials required in connection with the financing;

•	executing and delivering necessary pledge, security, or other legal documents;

•	reasonably facilitating the pledge of collateral;

•	furnishing to FinanceCo, MergerCo and their financing sources as promptly as practicable (and no later than 25 business days prior to March 31, 2007) certain financial information;

•	obtaining accountants’ comfort letters, legal opinions, surveys and title insurance;

•	taking actions reasonably necessary to allow prospective lenders to evaluate our current assets, cash management and accounting systems, policies and procedures; and

•	taking all necessary corporate actions to permit the consummation of the debt financing (subject to the completion of the merger).

We have also agreed to commence tender offers for certain notes of the Company that are currently outstanding if FinanceCo requests that we do so, provided that FinanceCo will assist in and pay the expenses for these tenders, and that the tenders will be contingent upon the completion of the merger.

MergerCo has agreed to indemnify us for certain costs and expenses in connection with our cooperation in obtaining the financing or tendering for our outstanding notes, unless the merger agreement is terminated by MergerCo because of the failure to complete the merger by March 31, 2007 and the Company’s failure to fulfill any of its obligations under the merger agreement is a principal cause of the failure to complete the merger by that date, or otherwise by MergerCo except as a result of a non-willful breach by the Company of its obligations under the merger agreement.

FinanceCo may select a period of twenty consecutive business days during which (i) it has certain required, current financial information from the Company, (ii) the bilateral conditions to the closing of the merger have been satisfied, and (iii) MergerCo’s and FinanceCo’s conditions to the closing of the merger would not reasonably be expected to fail, to market and place the permanent debt financing contemplated by the debt financing commitments for the purposes of financing the merger. We refer to this twenty-business-day period as the “marketing period.” FinanceCo may in its sole discretion postpone the commencement of the marketing period or abandon any uncompleted marketing period and later commence a new marketing period, subject to the Company’s right, described below in “Termination,” to terminate the merger agreement if the merger has not been completed by March 31, 2007.

Other Covenants and Agreements

The merger agreement contains additional agreements among the Company, FinanceCo and MergerCo relating to, among other things:

•	giving MergerCo access to our officers, employees, offices, properties, books, records and documents;

•	notices of certain events, and consultation to mitigate any adverse consequences of those events;

•	the filing of this proxy statement and the required Schedule 13E-3 with the SEC, and cooperation in preparing this proxy statement and the Schedule 13E-3 and in responding to any comments received from the SEC on those documents;

•	indemnification and insurance of directors and officers, including maintaining directors’ and officers’ liability insurance and fiduciary liability insurance for six years following the effective time of the merger (or obtaining “tail” insurance policies with a claims period of at least six years following the effective time of the merger);

•	coordination of press releases and other public statements about the merger and the merger agreement;

•	the deregistration of our common stock under the Exchange Act and its delisting from the NYSE promptly following the effective time of the merger;

•	actions necessary to exempt the transactions contemplated by the merger agreement and related agreements from the effect of any takeover statutes;

•	actions necessary to exempt dispositions of equity securities by our directors and officers pursuant to the merger under Rule 16b-3 under the Exchange Act; and

•	our delivering a statement to FinanceCo certifying that our common stock is not a United States real property interest within the meaning of the U.S. Internal Revenue Code.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	Stockholder Approval. The merger agreement must be adopted by the holders of a majority of the voting power of our common stock, voting together as a single class. In addition, the merger agreement must be approved by a majority of the votes cast at the meeting of stockholders collectively by holders of our Class A common stock and Class B common stock, with the Class A common stock beneficially owned by Joseph Neubauer and L. Frederick Sutherland (if he is or intends to be an investor in MergerCo) being counted as having only one vote per share.

•	Regulatory Approvals. The waiting period under the Hart-Scott-Rodino Act must have expired or been terminated, and any applicable European and Canadian competition approvals must be obtained. In addition, certain other regulatory approvals must be obtained unless the failure to obtain those approvals would not reasonably be expected to have a material adverse effect.

•	No Law or Orders. No law or order will have been enacted or entered by a governmental entity that prohibits the completion of the merger.

The obligations of FinanceCo and MergerCo to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	Representations and Warranties. Our representations and warranties with respect to corporate authority, capitalization, the required vote of our stockholders and the absence of any material adverse effect must be true and correct in all respects (except in the case of our representations and warranties with respect to capitalization for immaterial inaccuracies, and in the case of our representations and warranties with respect to the required vote of our stockholders for inaccuracies that are actually cured by the vote received at the special meeting), and our remaining representations and warranties must be true and correct except for failures to be true and correct that would not reasonably be expected to have a material adverse effect (disregarding any material adverse effect standard set forth in such representations and warranties), in each case both when made and at and as of the date we complete the merger as though made on such date (except for representations and warranties that speak as of an earlier date, which must be true and correct as of that earlier date).

•	Performance of Covenants. We must have performed, in all material respects, our covenants and agreements in the merger agreement.

•	Officer’s Certificate. We must deliver to MergerCo at closing an officer’s certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

Our obligation to complete the merger is subject to the following additional conditions:

•	Representations and Warranties. MergerCo’s and FinanceCo’s representations and warranties must be true in all material respects as of the date the merger is completed, as if made at and as of such time (except for representations and warranties that speak as of an earlier date, which must be true and correct as of that earlier date), except for failures to be true and correct that would not reasonably be expected to have a material adverse effect on the ability of FinanceCo or MergerCo to complete the merger (disregarding any materiality or material adverse effect standard set forth in such representations and warranties).

•	Performance of Covenants. FinanceCo and MergerCo must have performed, in all material respects, their covenants and agreements in the merger agreement.

•	Officer’s Certificate. Each of FinanceCo and MergerCo must deliver to us at closing a certificate with respect to the satisfaction of the conditions relating to MergerCo’s and FinanceCo’s representations, warranties, covenants and agreements.

Other than the conditions pertaining to the Company stockholder approval, the absence of governmental orders and the expiration or termination of the Hart-Scott-Rodino Act waiting period, either the Company, on the one hand, or MergerCo, on the other hand, may elect to waive conditions to their respective performance and complete the merger. We do not anticipate re-soliciting our stockholders for approval of any such waiver unless we propose to waive a condition and such waiver would be material to our stockholders, in which case we would re-solicit the vote of our stockholders. None of the Company, MergerCo or FinanceCo, however, has any intention to waive any condition as of the date of this proxy statement. In addition, as of the date of this proxy statement none of the Company, FinanceCo or MergerCo is aware of any material uncertainty as to any of the conditions to the completion of the merger.

Termination

We and MergerCo may terminate the merger agreement by mutual written consent at any time before the completion of the merger (including after our stockholders have adopted and approved the merger agreement). In addition, either MergerCo or the Company may terminate the merger agreement at any time before the completion of the merger:

•	if the merger has not been completed by March 31, 2007, except that this right will not be available to any party whose failure to fulfill any of its obligations under the merger agreement has been a principal cause of, or resulted in, the failure to timely complete the merger;

•	if the merger agreement has been submitted to our stockholders for approval and the required vote has not been obtained; or

•	if any law or final nonappealable order restrains, enjoins or prohibits the completion of the merger.

MergerCo may terminate the merger agreement at any time before the completion of the merger:

•	if our board of directors (or the special committee)

•	withdraws, modifies or amends its recommendation of the merger in a manner adverse to MergerCo or FinanceCo;

•	approves, endorses or recommends any takeover proposal other than the merger; or

•	resolves or publicly announces its intention to do any of the foregoing (or if the Company so acts);

•	if we

•	materially breach our obligations to recommend the merger agreement to our stockholders;

•	materially breach any of our obligations described above in “No Solicitation of Transactions”; or

•	materially breach our obligations relating to this proxy statement and fail to cure that breach within 20 business days; or

•	if MergerCo and FinanceCo are not in material breach of their obligations under the merger agreement, and there is a breach or failure of any of our representations, warranties or covenants that would cause a failure of the conditions to the merger, and the breach cannot be cured prior to March 31, 2007.

We may terminate the merger agreement at any time before the completion of the merger:

•	if we are not in material breach of our obligations under the merger agreement, and there is a breach or failure of any of MergerCo’s or FinanceCo’s representations, warranties or covenants that would cause a failure of the conditions to the merger, and the breach cannot be cured prior to March 31, 2007; or

•	if we enter into a definitive agreement with respect to a superior proposal as described above in “No Solicitation of Transactions,” but only if we pay the termination fee described below at or before the time that we terminate the merger agreement.

Fees and Expenses

The Company estimates that if the merger is completed, the fees and expenses incurred by the Company in connection with the merger will be approximately as follows:

Description	Amount
Financial advisory fee	$5,000,000
Legal fees and expenses	3,653,000
Proxy solicitation fees	100,000
SEC filing fees	667,392
Printing and mailing costs	260,000

Total	$9,680,392

In addition, it is expected that MergerCo and/or FinanceCo will incur approximately $155 million of financing costs, as well as legal and other advisory fees, and a transaction fee of approximately $36 million (in cash or stock) is expected to be paid or credited by MergerCo to the Sponsors or their affiliates.

In general, all expenses incurred by a party to the merger agreement will be paid by that party (except for certain expenses incurred by the Company in connection with the debt financing, as described above in “MergerCo Financing Commitments; Company Cooperation; Marketing Period”). However, if the merger agreement is terminated in certain circumstances described below, we may be required to pay at the direction of FinanceCo, or MergerCo may be required to pay to us, a termination fee of $120 million or we may also be required to reimburse certain expenses of MergerCo and FinanceCo up to $40 million. In addition, if the Company or MergerCo fails to pay any termination fee when due, it will be obligated to pay the costs and expenses (including legal fees) incurred in connection with any action to collect payment of the fee. It is anticipated that the Company will reimburse expenses incurred by the Sponsors and Mr. Neubauer at or following the closing of the merger.

Payable by the Company

We will have to pay at the direction of FinanceCo a termination fee of $120 million (less any previously paid transaction expenses of MergerCo, FinanceCo and their affiliates) if:

•	MergerCo terminates the merger agreement because our board of directors (or the special committee) withdraws, modifies or amends its recommendation of the merger in a manner adverse to MergerCo or FinanceCo; approves, endorses or recommends any takeover proposal other than the merger; or resolves or publicly announces its intention to do any of the foregoing (or if the Company so acts), in which case we must pay the termination fee within two business days after termination;

•	MergerCo terminates the merger agreement because the Company

•	materially breaches its obligations described above in “No Solicitation of Transactions,” fails to include our board’s recommendation of the merger in this proxy statement (subject to the exceptions permitted by the merger agreement), or fails to call and hold the special meeting (subject to the exceptions permitted by the merger agreement) or to use all reasonable efforts to solicit proxies in favor of adoption of the merger agreement and to take all other reasonable action necessary to obtain the stockholder approval described above under “Conditions to the Merger—Stockholder Approval” (or the board or any committee of the board resolves to do any of the foregoing); or

•	materially breaches its obligations with respect to the preparation of this proxy statement and fails to cure the breach within 20 business days after notice of the breach (in either of these two cases, we must pay the termination fee within two business days after termination);

•	we enter into a definitive agreement with respect to a superior proposal as described above in “No Solicitation of Transactions” (in which case we must pay the termination fee before or at the time we terminate the merger agreement); or

•	a takeover proposal for at least 50% of the equity, net revenues, net income or assets of the Company (or the intention of any person to make one), whether or not conditional, shall have been made known (publicly, in the case of termination as a result of failure to obtain the requisite stockholder vote) or publicly announced and, in the case of termination as a result of failure to obtain the requisite stockholder vote, not publicly withdrawn at least two business days prior to the special meeting, and:

•	one of the following occurs:

•	MergerCo terminates the merger agreement because the merger has not been completed by March 31, 2007, provided that the right to so terminate is not available to the Company because its failure to fulfill any of its obligations under the merger agreement has been a principal cause of, or resulted in, the failure to timely complete the merger;

•	MergerCo or the Company terminates the merger agreement because of the failure to obtain the requisite stockholder vote; or

•	MergerCo terminates the merger agreement because there is a breach or failure of any of our representations, warranties or covenants that would cause a failure of the conditions to the merger, and the breach cannot be cured prior to March 31, 2007; and

•	we enter into a definitive agreement implementing any takeover proposal, or consummate any takeover proposal (for at least 50% of the equity, net revenues, net income or assets of the Company), within twelve months after the date of termination (in which case we must pay the termination fee before or at the time we enter into the definitive agreement or consummate the takeover proposal).

•	In the foregoing circumstances, if we have not yet paid a termination fee because we have not yet entered into a definitive agreement implementing any takeover proposal, or consummated any takeover proposal, we will have to reimburse FinanceCo’s and MergerCo’s actual and reasonably documented out-of-pocket fees and expenses relating to the merger incurred prior to the termination, up to a maximum of $40 million. If we pay MergerCo’s and FinanceCo’s expenses pursuant to these provisions, we may still be liable for a termination fee if we later agree to or consummate a takeover proposal, but we will be able to reduce the amount of the termination fee by the amount of the expenses that we have already paid.

Payable by MergerCo

MergerCo has agreed to pay us a termination fee of $120 million within two business days following termination if:

•	the merger agreement is terminated by the Company because the merger has not been completed by March 31, 2007, or because of a breach of a covenant or failure of a representation or warranty of MergerCo or FinanceCo; and

•	the conditions to the Company’s obligations to complete the merger (other than the condition with respect to the delivery of officer’s certificates) would have been satisfied at termination, or, in the case of a termination prior to March 31, 2007, there is no set of facts or circumstances that would reasonably be expected to prevent those conditions from being satisfied by March 31, 2007.

The merger agreement provides that the Company’s right to receive payment of the $120 million termination fee in the circumstances described above, and the guarantee thereof pursuant to certain letter agreements executed by the Sponsors in favor of the Company, is the sole and exclusive remedy available to the Company, its affiliates and its subsidiaries against FinanceCo, MergerCo, the Sponsors and any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates or agents with respect to the merger agreement and the transactions contemplated by the merger agreement, including for any loss suffered as a result of the failure of the merger to be completed, under any theory or for any reason (except for reimbursement of certain expenses incurred by the Company in connection with the debt financing, as described above in “MergerCo Financing Commitments; Company Cooperation; Marketing Period”). The Company has agreed that it will in no event seek to recover on money damages in excess of $120 million from any of the foregoing persons and that the maximum liability of each Sponsor will be limited to the express obligations of each Sponsor under its letter agreement.

Amendment and Waiver

The merger agreement may be amended by a written agreement signed by the Company and MergerCo at any time prior to the completion of the merger, whether or not our stockholders have adopted the merger agreement. However, no amendment that requires further approval of our stockholders will be made without obtaining that approval. At any time prior to the completion of the merger, MergerCo or the Company may waive the other party’s compliance with certain provisions of the merger agreement to the extent allowed by law.

VOTING AGREEMENT

In connection with the Transactions, Mr. Neubauer entered into a voting agreement with MergerCo, dated as of August 8, 2006, pursuant to which Mr. Neubauer agreed, among other things and subject to certain conditions, to vote all of his beneficially owned common stock (excluding shares held by The Neubauer Family Foundation and up to 4,000,000 shares beneficially owned by Mr. Neubauer that may be contributed to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes prior to the special meeting) in favor of the adoption of the merger agreement and against any competing takeover proposal that may be submitted by ARAMARK for a vote of its stockholders. Any shares not transferred to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes will be subject to the voting agreement.

As of November 3, 2006, the record date, Mr. Neubauer beneficially owned approximately 29.4% of the Class A common stock outstanding and 24.0% of the voting power of the outstanding shares of common stock (excluding shares held by The Neubauer Family Foundation and up to 4,000,000 shares beneficially owned by Mr. Neubauer that may be contributed to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes prior to the special meeting, which, to the extent so transferred, are not subject to the voting agreement), and approximately 3.2% of the voting power for purposes of the additional vote in which each share of Class A common stock beneficially owned by Mr. Neubauer and members of the Company’s management committee (Bart J. Colli, Timothy P. Cost, Lynn B. McKee, L. Frederick Sutherland, Andrew C. Kerin, Ravi K. Saligram and Thomas J. Vozzo) will be counted as one vote rather than the ten votes to which each such share is otherwise entitled. Shares held by The Neubauer Family Foundation will be voted proportionately based on the votes of the stockholders other than Mr. Neubauer (and, if he intends to be an investor in MergerCo, other than Mr. Sutherland). The voting agreement will terminate upon the occurrence of certain events, including if the merger agreement is terminated.

A copy of the voting agreement is attached to this proxy statement as Annex D and we incorporate it by reference into this proxy statement. The summary of the voting agreement in the preceding paragraph does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read the voting agreement carefully and in its entirety.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made (i) to grant ARAMARK’s unaffiliated stockholders access to the corporate files of ARAMARK, any other party to the proposed merger or any of their respective affiliates or (ii) to obtain counsel or appraisal services at the expense of ARAMARK or any other such party or affiliate.

IMPORTANT INFORMATION CONCERNING ARAMARK

ARAMARK is a leading provider of food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. In the United States, ARAMARK is one of the largest food and support service companies, and in most of the other countries in which ARAMARK operates, ARAMARK is one of the leading providers. ARAMARK’s uniform and career apparel business is the second largest in the United States and provides both rental and direct marketing services. Due to ARAMARK’s geographic presence and approximately 240,000 employees (including seasonal employees), ARAMARK serves thousands of clients and millions of customers in 20 countries around the world.

Directors and Executive Officers of ARAMARK

The following persons are the executive officers and directors of ARAMARK as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the board of directors or until the earlier of his or her resignation or removal. None of these persons nor ARAMARK has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the directors and executive officers of ARAMARK are citizens of the United States and can be reached c/o ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107.

Name	Age	Position
Joseph Neubauer	65	Chairman, CEO and Director(2)+
Lawrence T. Babbio, Jr.	61	Director(2)(3)
Patricia C. Barron	63	Director(3)(5)
Leonard S. Coleman, Jr.	57	Director(1)(5)
Ronald R. Davenport	70	Director(2)(4)(5)(6)
Thomas H. Kean	71	Director(4)(5)
James E. Ksansnak	66	Director(3)
James E. Preston	73	Director(2)(3)(4)(6)
Ronald L. Sargent	51	Director(1)(4)
Karl M. von der Heyden	70	Director(1)(2)(3)
Bart J. Colli	58	Executive Vice President, General Counsel and Secretary
Timothy P. Cost	47	Executive Vice President, Corporate Affairs
Christopher S. Holland	40	Senior Vice President and Treasurer
Andrew C. Kerin	43	Senior Vice President and President, ARAMARK Domestic Food, Hospitality and Facilities
John M. Lafferty	62	Senior Vice President, Controller and Chief Accounting Officer
Lynn B. McKee	51	Executive Vice President, Human Resources
Ravi K. Saligram	50	Senior Vice President and President, ARAMARK International
L. Frederick Sutherland	54	Executive Vice President and Chief Financial Officer
Thomas J. Vozzo	44	Senior Vice President and President, ARAMARK Uniform and Career Apparel

The numbers following the offices held by the directors indicate membership in the following board committees during fiscal 2006:

(1)	Member of Audit and Corporate Practices Committee
(2)	Member of Executive Committee
(3)	Member of Finance Committee
(4)	Member of Compensation and Human Resources Committee
(5)	Member of Nominating and Corporate Governance Committee
(6)	Member of Stock Committee
+	Mr. Neubauer is an ex-officio member of the Finance Committee with full voting rights

Joseph Neubauer has been our Chairman and Chief Executive Officer since September 2004. From January 2004 to September 2004, he served as our Executive Chairman. Mr. Neubauer also served as our Chief Executive Officer from February 1983 to December 2003 and as our Chairman from April 1984 to December 2003. He was our President from February 1983 to May 1997. He is a director of Verizon Communications Inc., Federated Department Stores, Inc. and Wachovia Corporation.

Lawrence T. Babbio, Jr. has been Vice-Chairman and President of Verizon Communications Inc. since July 2000. He was President and Chief Operating Officer of Verizon from December 1998 until July 2000. He was President and Chief Executive Officer of Verizon’s Network Group and chairman of Verizon’s Global Wireless Group from August 1997 until December 1998. From January 1995 to August 1997 he was Vice Chairman of Bell Atlantic Corporation, predecessor of Verizon Communications. He is a director of Hewlett-Packard Company.

Patricia C. Barron, who currently is retired, was a clinical associate professor at the Leonard N. Stern School of Business of New York University from September 1999 to September 2002 and prior to that was an executive-in-residence and senior fellow. She was Vice President of Business Operations Support of Xerox Corporation from April 1997 to July 1998. From 1995 to 1997, she was President of Engineering Systems of Xerox Corporation and from 1992 to 1994, was President of Office Document Products of Xerox Corporation. She is a director of Quaker Chemical Corporation, Teleflex Corporation, Ultralife Batteries, Inc. and United Services Automobile Association.

Leonard S. Coleman, Jr., who is currently retired, was Senior Advisor, Major League Baseball, from November 1999 to December 2005. From September 2001 to October 2002, he was the Chairman of Arena Co. He was President, The National League of Professional Baseball Clubs, from 1994 to 1999. He is a director of Avis Budget Group Inc., Churchill Downs Incorporated, H.J. Heinz Company, Omnicom Group, Inc. and Electronic Arts, Inc.

Ronald R. Davenport has been the Chairman of Sheridan Broadcasting Corporation since 1972. He is a director of Mellon Private Asset Management.

Governor Thomas H. Kean was the Governor of the State of New Jersey from 1982 until 1990. Since July 2005, he has been President of THK Consulting, LLC. He was President of Drew University from 1990 until July 2005. He is a director of Amerada Hess Corporation, CIT Group Inc., Franklin Resources, Inc., The Pepsi Bottling Group, Inc. and UnitedHealth Group Incorporated.

James E. Ksansnak has been Chairman of Tasty Baking Company since April 2003. From March 2001 until April 2003, Mr. Ksansnak was retired. He was our Vice Chairman from May 1997 until February 2001. From February 1991 to May 1997, he was our Executive Vice President; from May 1986 to February 1991, he was our Senior Vice President; and from May 1986 to May 1997, he was our Chief Financial Officer. He is a director of CSS Industries, Inc. and Tasty Baking Company.

James E. Preston, who currently is retired, was the Chairman of Avon Products, Inc. from January 1989 to May 1999 and its President and Chief Executive Officer from September 1988 until June 1998. He is a director of Foot Locker, Inc.

Ronald L. Sargent has been the Chairman of Staples, Inc. since March 2005 and its President and Chief Executive Officer since February 2002. From November 1998 to February 2002, he served as President and Chief Operating Officer of Staples, Inc. and from October 1997 to November 1998 he served as President—North American Operations of Staples, Inc. Mr. Sargent is a director of Staples, Inc., Mattel, Inc. and The Yankee Candle Company.

Karl M. von der Heyden, who currently is retired, was the Vice Chairman of PepsiCo, Inc. from September 1996 until February 2001 and its Vice Chairman and Chief Financial Officer from September 1996 to February 1998. Between December 1993 and August 1994 he was President and Chief Executive Officer of Metallgesellschaft Corp. In May 1993, he retired as Co-Chairman and Chief Executive Officer of RJR Nabisco Inc. He is a director of Federated Department Stores, Inc., DreamWorks Animation SKG Inc. and the NYSE Group, Inc.

Bart J. Colli joined us in February 2000 as General Counsel and was elected as our Executive Vice President and Secretary in March 2000. Prior to joining us, he was a partner with McCarter & English LLP since 1985.

Timothy P. Cost joined us in June 2003 and was elected as our Executive Vice President, Corporate Affairs in August 2003. Prior to joining us, he served as Senior Vice President of Corporate Affairs at Pharmacia Corporation from March 2002 to June 2003 prior to the company’s acquisition by Pfizer, Inc. From 1996 to 2002, he was Vice President of Investor Relations and Corporate Intelligence for Bristol Myers Squibb Company.

Christopher S. Holland has been our Senior Vice President and Treasurer since May 2006. He joined us in November 2003, and he became our Vice President and Treasurer in December 2003. Prior to joining us, Mr. Holland served as Vice President, Investment Banking at J.P. Morgan Chase & Co. since 1998.

Andrew C. Kerin has served as our Senior Vice President and President, ARAMARK Domestic Food, Hospitality and Facilities since April 2006. He served as Senior Vice President and President, ARAMARK Healthcare, Facilities and Education from November 2004 to April 2006. He served as President, ARAMARK Healthcare and Education from January 2004 to November 2004, and from May 2002 to January 2004, as President, Healthcare and Facilities Group. Prior to that, he served as President, ARAMARK ServiceMaster Facility Services from November 2001 to May 2002 and as President, ARAMARK Correctional Services from June 2001 to November 2001. Mr. Kerin served with ARAMARK Facility Support Services as President from September 1999 to June 2001, as Senior Vice President from April 1998 to September 1999 and as Vice President from when he joined us in October 1995 to April 1998.

John M. Lafferty joined us and was elected as our Senior Vice President and appointed Controller and Chief Accounting Officer in August 2000. Prior to joining us, he retired as a partner with Arthur Andersen LLP, where he had been a partner since 1977.

Lynn B. McKee has been our Executive Vice President, Human Resources since May 2004. From January 2004 to May 2004, she was our Senior Vice President of Human Resources and from September 2001 to December 2003, she served as Senior Vice President of Human Resources for our Food and Support Services Group. From August 1998 to August 2001, Ms. McKee served as our Staff Vice President, Executive Development and Compensation.

Ravi K. Saligram was elected as our Senior Vice President and President, ARAMARK International in November 2004. He joined us in June 2003 as President, ARAMARK International. Prior to joining us, Mr. Saligram held various positions with the Inter-Continental Hotel Group from 1994 to 2002, most recently as President, Brands & Franchise, North America from October 2000 to July 2002, as Chief Marketing Officer & Managing Director, Global Strategy from August 1999 to September 2000, and as President, International from June 1998 to July 1999. Mr. Saligram is a director of Church & Dwight Co., Inc.

L. Frederick Sutherland became our Chief Financial Officer in May 1997. He has served as an Executive Vice President since May 1993. From May 1993 to May 1997, he also served as President of our Uniform Services division and from February 1991 to May 1993, he served as our Senior Vice President of Finance and Corporate Development. Mr. Sutherland served as our Treasurer from February 1984 to February 1991. Mr. Sutherland is a director of Consolidated Edison, Inc.

Thomas J. Vozzo was elected as our Senior Vice President in November 2004. He has served as President, ARAMARK Uniform and Career Apparel since April 2003. Prior to that, Mr. Vozzo served in various divisions of ARAMARK Uniform and Career Apparel, including as President, Direct Marketing Group from July 2002 to April 2003 and President, Galls from January 1997 to April 2003. He served as Executive Vice President, Galls from April 1996 to January 1997 and as WearGuard Vice President, Marketing and then Vice President, Sales and Marketing from January 1992 to April 1996.

For information about the directors and officers of the surviving corporation after the completion of the merger, see “Special Factors—Certain Effects of the Merger—Directors and Management of the Surviving Corporation.”

Historical Selected Financial Data

The following table sets forth our historical selected financial data as of and for the fiscal years ended on or near September 30, 2001, 2002, 2003, 2004 and 2005 and as of and for the nine months ended July 1, 2005 and June 30, 2006. This financial data has been derived from, and should be read in conjunction with, our audited consolidated financial statements, the related notes and selected financial information filed as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and the unaudited condensed consolidated financial statements and the related notes filed as part of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006. Financial data as of and for the nine-month periods ended July 1, 2005 and June 30, 2006, and the selected ratios are unaudited and, in the opinion of our management, include all adjustments necessary for a fair presentation of the data. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

	ARAMARK Corporation and Subsidiaries(1)
	Fiscal Year Ended on or near September 30(10)										For the Nine Months Ended
	2001(3)		2002(2)(3)		2003(2)		2004(2)		2005(2)		July 1, 2005(2)		June 30, 2006(2)
											(Unaudited)
	(in millions, except per share amounts and ratios)
Income Statement Data:
Sales	$7,369.5		$8,356.0		$9,447.8		$10,192.2		$10,963.4		$8,181.7		$8,689.1
Depreciation and amortization	214.6		229.6		262.9		298.0		320.1		236.0		251.1
Operating income(2)	415.5		529.6		552.0		537.6		580.2		403.8		374.3
Interest and other financing costs, net(9)	153.2		136.4		142.5		122.4		127.0		96.9		105.5
Income from continuing operations(4)(5)	162.7		251.3		265.4		263.1		288.5		196.9		186.7
Net income(4)(5)	176.5		269.9		301.1		263.1		288.5		196.9		186.7

Basic earnings per share(1):
Income from continuing operations	$0.95		$1.32		$1.39		$1.39		$1.55		$1.06		$1.02
Net income	$1.03		$1.42		$1.58		$1.39		$1.55		$1.06		$1.02

Diluted earnings per share(1)(4):
Income from continuing operations	$0.90		$1.25		$1.34		$1.36		$1.53		$1.04		$1.01
Net income	$0.97		$1.34		$1.52		$1.36		$1.53		$1.04		$1.01
Cash dividends per common share(11)	—		—		—		$0.20		$0.22		$0.17		$0.21
Ratio of earnings to fixed charges(6)	2.3	x	3.1	x	3.1	x	3.3	x	3.5	x	3.2	x	2.8	x

Balance Sheet Data (at period end):
Total assets	$3,216.4		$4,259.3		$4,467.6		$4,821.6		$5,157.1		$5,042.7		$5,215.6
Long-term borrowings	1,635.5		1,835.6		1,711.7		1,843.2		1,794.5		1,971.7		1,949.7
Common stock subject to potential repurchase(7)	20.0		—		—		—		—		—		—
Shareholders’ equity(8)	246.9		858.2		1,039.0		1,149.7		1,325.5		1,257.5		1,462.6

(1)	In the third quarter of fiscal 2003, ARAMARK completed the sale of ARAMARK Educational Resources (“AER”) to Knowledge Learning Corporation for approximately $250 million in cash. AER was accounted for as a discontinued operation.

(2)	During the third quarter of fiscal 2006, the Company recorded a charge of $42.9 million to reflect goodwill impairment, inventory write-downs and severance accruals in the Uniform and Career Apparel—Direct Marketing segment. Additionally, the Company adopted SFAS No. 123R, “Share-Based Payment,” during the first quarter of fiscal 2006 and recorded a charge of $12.5 million related to the expensing of stock options for the nine months ended June 30, 2006. During the second quarter of fiscal 2005, the Company recorded a gain of $9.7 million from the sale of real estate by an equity affiliate, as well as charges of $7.4 million for exiting West Africa business and severance. During fiscal 2004, the Company incurred a $10.0 million charge related to a management change. During fiscal 2003, the Company reached agreement for the sale of its 15% interest in a previously divested periodicals distribution business, and wrote down this investment by $10.7 million to the expected recoverable amount. Fiscal 2003 also includes approximately $32 million of business interruption proceeds from the final settlement of the Company’s September 11, 2001 claim. During fiscal 2002, the Company recorded a pre-tax net gain of $43.7 million, consisting of a gain ($5.8 million) resulting principally from the sale of a residual interest in a previously divested business and a gain ($37.9 million) on the sale of the Company’s interests in the Boston Red Sox Baseball Club and a related entity.
(3)	On November 30, 2001, ARAMARK completed the acquisition of the management services division of The ServiceMaster Company for approximately $790 million in cash plus costs of acquisition. The following pro forma results assume the acquisition had occurred at the beginning of the respective fiscal periods. These pro forma disclosures are unaudited and are based on historical results, adjusted for the impact of certain acquisition related items, such as: amortization of identified intangibles, increased interest expense on acquisition debt and the related income tax effects.

	Fiscal 2001	Fiscal 2002
Sales	$8,349.7	$8,517.5
Operating income (2)	474.1	537.7
Interest and other financing costs, net	206.9	141.9
Income from continuing operations	165.3	252.8
Net income	179.1	271.4
Basic earnings per share:
Income from continuing operations	$0.96	$1.33
Net income	$1.04	$1.43
Diluted earnings per share:
Income from continuing operations	$0.91	$1.26
Net income	$0.99	$1.35

(4)	ARAMARK adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” at the beginning of fiscal 2002. With the adoption of SFAS No. 142, goodwill is no longer subject to amortization. The elimination of goodwill amortization would have increased income from continuing operations by $19.2 million ($0.11 per diluted share) in fiscal 2001.
(5)	During the first quarter of fiscal 2006, the Company recorded a $14.9 million favorable income tax adjustment based on the settlement of certain open tax years. During fiscal 2003, the Company recorded an $8.4 million favorable income tax adjustment based on the settlement of certain open tax years.
(6)	For the purpose of determining the ratio of earnings to fixed charges, earnings include pre-tax income from continuing operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all indebtedness (including capitalized interest) plus that portion of operating lease rentals representative of the interest factor (deemed to be one-third of operating lease rentals).
(7)	Reflects shares of ARAMARK’s common stock, that prior to our corporate reorganization and public offering on December 14, 2001, may have been required to be repurchased under the ARAMARK stockholders’ agreement, subject to a limit on such repurchases in the former senior revolving credit facility. In connection with the stockholder vote on the corporate reorganization, the stockholders’ agreement was terminated.
(8)	Shareholders’ equity, commencing in fiscal 2002, reflects the impact of the public offering and related transactions.

(9)	During fiscal 2003, ARAMARK completed a tender offer to purchase approximately $94.3 million of its 6.75% Guaranteed Notes due August 1, 2004, for approximately $101.9 million, including accrued interest, and retired a $45 million term loan due March 2005. These two transactions resulted in an extinguishment charge of $7.7 million.
(10)	Fiscal 2003 is a 53-week year. All other periods presented are 52-week years.
(11)	During fiscal 2004, the Company paid cash dividends totaling $37.2 million ($0.05/share in each of the four quarters of fiscal 2004). During fiscal 2005, the Company paid cash dividends totaling $40.3 million ($0.055/share in each of the four quarters of fiscal 2005). During fiscal 2006, the Company paid cash dividends totaling $37.8 million ($0.07/share in each of the three quarters of fiscal 2006).

Ratio of Earnings to Fixed Charges

The following table presents our ratio of earnings to fixed charges for the fiscal periods indicated.

ARAMARK Corporation and Subsidiaries

Computation of Ratio of Earnings to Fixed Charges

(In thousands)

	Fiscal Year Ended										Nine Months Ended
	September 28, 2001		September 27, 2002		October 3, 2003(A)		October 1, 2004		September 30, 2005		July 1, 2005		June 30, 2006(B)
Income from continuing operations before income taxes and minority interest	$262,248		$393,149		$409,553		$415,216		$453,173		$306,921		$268,763
Fixed charges, excluding capitalized interest	199,225		182,112		193,049		174,892		180,582		136,523		145,748
Other, net	(4,433)		(7,810)		(12,811)		(12,819)		(10,127)		(6,823)		(11,165)

Earnings, as adjusted	$457,040		$567,451		$589,791		$577,289		$623,628		$436,621		$403,346

Interest expense	$156,234		$137,532		$144,649		$124,749		$130,890		$98,283		$106,525
Portion of operating lease rentals representative of interest factor	42,991		44,580		48,400		50,143		49,692		38,240		39,223

Fixed charges	$199,225		$182,112		$193,049		$174,892		$180,582		$136,523		$145,748

Ratio of earnings to fixed charges	2.3	x	3.1	x	3.1	x	3.3	x	3.5	x	3.2	x	2.8	x

(A)	Fiscal 2003 was a 53 week year.
(B)	Income from continuing operations before income taxes and minority interest includes a $35.0 million goodwill impairment charge.

Book Value Per Share

Our net book value per share as of June 30, 2006 was $8.13, which is substantially below the $33.80 per share cash merger consideration.

Projected Financial Information

ARAMARK’s senior management does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, financial forecasts prepared by senior management were made available to the Sponsors as well as to the special committee and its financial advisors in connection with their respective considerations of the merger. We have included a subset of these projections to give our stockholders access to certain nonpublic information considered by the Sponsors, the special committee and board of directors for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that the Sponsors, Mr. Neubauer, the special committee or board of directors, Credit Suisse, or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

ARAMARK advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond ARAMARK’s control. The projections also reflect estimates and assumptions related to the business of ARAMARK that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond ARAMARK’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections were prepared for internal use and to assist the Sponsors, Mr. Neubauer and the financial advisors to the special committee with their respective due diligence investigations of ARAMARK and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. ARAMARK’s independent registered public accounting firm has not examined or compiled any of the financial projections, expressed any conclusion or provided any form of assurance with respect to the financial projections and, accordingly, assumes no responsibility for them. The financial projections do not take into account any circumstances or events occurring after the date they were prepared.

Projections of this type are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 50, which factors may cause the financial projections or the underlying assumptions to be inaccurate. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.

Since the date of the projections, the Company has made publicly available its actual results of operations for the quarter and nine months ended June 30, 2006. You should review the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 to obtain this information. Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections.

For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, ARAMARK does not intend to update, or otherwise revise the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

On May 25, 2006, ARAMARK provided the Sponsors and Credit Suisse with estimated operating results for the full fiscal year 2006, as presented below.

2006 Estimates

(in millions)

Sales	$11,599
EBITDA(1)	954
Operating Income	611
Capital expenditures and client contract investments, net of disposals	317

(1)	Represents net income before depreciation and amortization, net interest and other financing costs and provision for income taxes.

The May 25, 2006 estimates were based on information available to the Company at that time, which was prior to the issuance of the fiscal third quarter 2006 actual financial results.

ARAMARK also provided the Sponsors and Credit Suisse with projections for fiscal years 2007 through 2011, as presented below.

Projections

(in millions)

	2007	2008	2009	2010	2011
Sales	$12,222	$12,904	$13,625	$14,378	$15,162
EBITDA	1,030	1,103	1,171	1,248	1,320
Operating Income	664	721	780	836	899
Capital expenditures and client contract investments, net of disposals	341	352	372	392	414

In conjunction with preparing the projection information, ARAMARK management used a sales growth rate assumption for ARAMARK as a whole of between 5% and 6% per year, an EBITDA margin assumption for ARAMARK as a whole of between 8.25% and 8.75% and an operating income margin assumption for ARAMARK as a whole of between 5% and 6%. Capital expenditure assumptions reflect historical experience and anticipated requirements. In connection with the August 2, 2006 revised estimates for fiscal 2006 described below, ARAMARK management advised the Sponsors and Credit Suisse that, based upon year to date actual results for fiscal 2006, downward revisions to the 2006 estimates would be required and operating income and EBITDA for fiscal 2007 would likely be lower than originally projected by $20.0 million to $30.0 million.

On or about August 2, 2006, ARAMARK provided the Sponsors and Credit Suisse with revised estimated operating results for the full fiscal year 2006, as presented below.

2006 Estimates

(in millions)

Sales	$11,581
EBITDA(1)	891
Operating Income	552
Capital expenditures and client contract investments, net of disposals	302

(1)	Represents net income before depreciation and amortization, net interest and other financing costs and provision for income taxes.

ARAMARK management developed the revised fiscal year 2006 estimates based upon nine month actual results which include the charge of $42.9 million reported in the third fiscal quarter of 2006 to reflect goodwill impairment, inventory writedowns and severance accruals in the Uniform and Career Apparel—Direct Marketing segment, and the expected fourth quarter estimated cost of $3.0 million for the business realignment activities in this segment. These charges and costs reduced estimated full-year EBITDA for fiscal 2006 by a total of $45.9 million contributing to the reduction of the fiscal 2006 EBITDA estimate to $891 million, as shown in the table above. The 2006 estimates were also based on information provided by each of ARAMARK’s individual businesses, which in each case reflected sales assumptions and estimates based on historical experience. The 2006 estimates also incorporate assumptions regarding expenses based on historical cost patterns and operating margins. Capital expenditure assumptions reflect historical experience and anticipated requirements. These assumptions represent all of the material assumptions and estimates made in connection with the preparation of the 2006 estimates.

The estimates with respect to ARAMARK’s 2006 and 2007 EBITDA that were provided by management to Credit Suisse from May 25, 2006 through August 2, 2006 can be summarized as follows:

EBITDA Estimates

(in millions)

	Provided May 25, 2006	Provided July 6, 2006	Provided August 2, 2006
Estimated 2006 EBITDA	$954	$940	$937
Estimated 2007 EBITDA	$1,030	$1,022	$1,005

The estimated 2006 EBITDA provided by ARAMARK management on or about August 2 as shown in the preceding table is before the $45.9 million in charges and costs described in the preceding paragraph. The estimated 2007 EBITDA provided by management on or about July 6, 2006 and August 2, 2006 as shown in the preceding table reflects the midpoints of the ranges of estimated 2007 EBITDA provided by management on those dates. Management confirmed to Credit Suisse that in each case the midpoint of the range was a reasonable estimate of 2007 EBITDA.

For purposes of its analyses and opinion described in “Special Factors—Opinion of Credit Suisse Securities (USA) LLC”, Credit Suisse relied on the following financial projections provided to Credit Suisse by ARAMARK on May 25, 2006 and revised on or about August 2, 2006:

Projections

(in millions)

	2006	2007	2008	2009	2010	2011
Sales	$11,581	$12,222	$12,904	$13,624	$14,378	$15,162
EBITDA	937	1,005	1,103	1,171	1,248	1,320
Capital Expenditures	316	341	351	436	409	416

In conjunction with preparing the projection information in the preceding table, ARAMARK management used a sales growth rate assumption for ARAMARK as a whole of between 5% and 6% per year, and an EBITDA margin assumption for ARAMARK as a whole of between 8.1% and 8.75%. Capital expenditure assumptions reflect historical experience and anticipated requirements. Prior to providing the projections described in the above table for fiscal 2006 through 2011, management advised the Sponsors and Credit Suisse that, based upon year to date actual results for fiscal 2006, downward revisions to the 2006 estimates would be required and operating income and EBITDA for fiscal 2007 would likely be lower than originally projected by $20.0 million to $30.0 million. Further, based on the guidance of ARAMARK’s management, the estimated 2006 EBITDA shown in the preceding table is before the $45.9 million in charges and costs described above, and the estimated capital expenditure amounts reflect earnout amounts potentially payable in connection with a recent acquisition by ARAMARK. The estimated 2007 EBITDA reflects the midpoint of the ranges of estimated 2007 EBITDA provided by management.

Further detail on the financial projections provided by ARAMARK senior management can be found in Credit Suisse’s presentation to the special committee, dated August 7, 2006, attached as Exhibit (c)(3) to the Schedule 13E-3 filed with the SEC in connection with the merger.

Market Price of the Company’s Class B Common Stock

Our Class B common stock has been listed on the NYSE under the symbol “RMK” since it began trading on December 11, 2001. The following table sets forth the high and low sales prices per share of our Class B common stock on the NYSE for the periods indicated.

Market Information

	High Price	Low Price
Fiscal Year Ended October 1, 2004
1st Quarter (ended January 2, 2004)	$25.57	$25.00
2nd Quarter (ended April 2, 2004)	$28.20	$25.85
3rd Quarter (ended July 2, 2004)	$29.35	$26.41
4th Quarter (ended October 1, 2004)	$28.69	$22.60
Fiscal Year Ended September 30, 2005
1st Quarter (ended December 31, 2004)	$27.23	$21.18
2nd Quarter (ended April 1, 2005)	$28.18	$25.25
3rd Quarter (ended July 1, 2005)	$27.00	$24.24
4th Quarter (ended July 1, 2005)	$28.67	$25.55
Fiscal Year Ended September 29, 2006
1st Quarter (ended December 30, 2005)	$27.89	$24.35
2nd Quarter (ended March 31, 2006)	$30.05	$25.65
3rd Quarter (ended June 30, 2006)	$34.95	$27.25
4th Quarter (ended September 29, 2006)	$33.50	$32.01
Fiscal Year Ended September 28, 2007
1st Quarter (through November 13, 2006)	$33.56	$32.85

The closing sale price of our Class B common stock on the NYSE on August 7, 2006, which was the last trading day before we announced the merger, was $33.05 per share. On November 13, 2006, the last trading day before the date of this proxy statement, the closing price for the Company’s Class B common stock on the NYSE was $33.37 per share. You are encouraged to obtain current market quotations for the Company’s common stock in connection with voting your shares.

As of November 3, 2006, there were approximately 941 record holders of our Class B common stock and approximately 1,737 record holders of our Class A common stock.

The following table sets forth dividends announced and paid (except in the case of 2007 1st quarter dividend, which was announced on November 14, 2006 and is payable on December 7, 2006) in respect of ARAMARK common stock, on a per share basis for the periods indicated. Holders of the Company’s Class A common stock and Class B common stock share equally in any dividends declared by the Company. The acquisition financing described under the caption “Special Factors—Financing” will, following completion of the proposed merger, restrict the Company’s ability to pay dividends unless specified criteria are satisfied.

Dividends per share for Class A Common Stock and Class B Common Stock
Fiscal Year Ended October 1, 2004
1st Quarter (ended January 2, 2004)	$0.05
2nd Quarter (ended April 2, 2004)	$0.05
3rd Quarter (ended July 2, 2004)	$0.05
4th Quarter (ended October 1, 2004)	$0.05
Fiscal Year Ended September 30, 2005
1st Quarter (ended December 31, 2004)	$0.055
2nd Quarter (ended April 1, 2005)	$0.055
3rd Quarter (ended July 1, 2005)	$0.055
4th Quarter (ended September 30, 2005)	$0.055
Fiscal Year Ended September 29, 2006
1st Quarter (ended December 30, 2005)	$0.07
2nd Quarter (ended March 31, 2006)	$0.07
3rd Quarter (ended June 30, 2006)	$0.07
4th Quarter (ended September 29, 2006)	$0.07
Fiscal Year Ended September 28, 2007
1st Quarter (through November 14, 2006)	$0.07

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 3, 2006 (except as noted below) by (i) each person known to us to own beneficially more than five percent of either class of our common stock, (ii) our named executive officers (as defined in Item 402(a)(3) of Regulation S-K), (iii) each director and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock purchase opportunities and stock options exercisable currently or within 60 days of November 3, 2006 are deemed outstanding and to be beneficially owned by the person holding such purchase opportunity or option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The Class B common stock column, for each listed person or persons, includes the shares of Class B common stock issuable upon the conversion of such person or persons’ Class A common stock and stock options. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares(1)%		Shares(2)%
Trustee for the RSP and the AUCA Plan(3)	12,815,022	22.9%	13,078,657	9.5%
FMR Corp.(4)			7,253,094	5.8%
Samuel J. Heyman(5)			7,240,000	5.8%
Bruce C. Lindsay(6)	4,315,134	7.7%	4,315,134	3.4%

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares(1)%		Shares(2)%
David F. Girard-diCarlo(7)	3,578,984	6.4%	3,578,984	2.8%
Wachovia Corporation(8)	3,578,984	6.4%	3,578,984	2.8%
Joseph Neubauer(9)	24,025,577	42.9%	24,025,577	16.2%
Lawrence T. Babbio, Jr.	24,368	*	260,955	*
Patricia C. Barron	231,642	*	231,642	*
Leonard S. Coleman, Jr.	84,368	*	84,368	*
Ronald R. Davenport	140,868	*	140,868	*
Thomas H. Kean	708,188	1.3%	708,188	*
James E. Ksansnak(10)	2,419,730	4.3%	2,419,730	1.9%
James E. Preston(11)	634,368	1.1%	634,368	*
Ronald L. Sargent	20,535	*	23,535	*
Karl M. von der Heyden	54,368	*	114,368	*
L. Frederick Sutherland(12)	1,818,232	3.3%	1,978,282	1.6%
Bart J. Colli	268,883	*	268,883	*
Timothy P. Cost	189,359	*	189,359	*
Lynn B. McKee	194,398	*	194,398	*
All current directors and executive officers as a group (19 persons)	31,763,881	55.3%	32,252,612	20.7%

(1)	Applicable percentage of ownership is based on 55,870,025 shares of Class A common stock outstanding on November 3, 2006. The numbers in this column include shares that are subject to stock purchase opportunities or stock options exercisable currently, or within 60 days of November 3, 2006, as follows: Mr. Neubauer 130,000 shares, Mr. Babbio 24,368 shares, Ms. Barron 24,368 shares, Mr. Coleman 24,368 shares, Mr. Davenport 24,368 shares, Mr. Kean 24,368 shares, Mr. Ksansnak 24,368 shares, Mr. Preston 24,368 shares, Mr. Sargent 20,535 shares, Mr. von der Heyden 54,368 shares, Mr. Sutherland 62,500 shares, Mr. Colli 142,500 shares, Mr. Cost 175,000 shares, Ms. McKee 102,750 shares and all current directors and executive officers as a group 1,563,729 shares. The numbers in this column also include shares that are deliverable within 60 days pursuant to grants of restricted stock units as follows: Mr. Neubauer 0 shares, Mr. Sutherland 9,165 shares, Mr. Colli 8,690 shares, Mr. Cost 8,690 shares, Ms. McKee 8,214 shares and all current directors and officers as a group, 58,136 shares. The numbers in this column also include shares representing, for each of the following individuals, his or her portion of the Class A common stock held in the Company Composite Fund of the ARAMARK Retirement Savings Plan for Salaried Employees or the ARAMARK Uniform and Career Apparel Group Retirement Savings Plan for which the individual exercises voting and dispositive power as follows: Mr. Neubauer, 122,280 shares, Mr. Sutherland, 52,686 shares, Ms. McKee, 19,295 shares and all current directors and executive officers as a group, 206,616 shares.
(2)	Applicable percentage of ownership is based on 124,363,519 shares of Class B common stock outstanding on November 3, 2006. For each listed person or persons, we have included the shares of Class B common stock issuable upon the conversion of Class A common stock for purposes of computing such person’s percentage ownership of Class B common stock, but such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. We have also included shares of Class A common stock issuable upon the exercise of stock purchase opportunities or stock options exercisable currently or within 60 days of November 3, 2006.
(3)

As reflected in the records of the Company’s transfer agent, as well as the Company’s own records, as of November 3, 2006, U.S. Trust holds 12,815,022 shares of Class A common stock and 263,635 shares of Class B common stock. The number of shares of Class B common stock shown on the table includes 12,815,022 shares currently issuable upon conversion of an equal number of shares of Class A common stock. According to Amendment No. 2 to Schedule 13G filed on February 15, 2006 by U.S. Trust Corporation, a holding company, United States Trust Company of New York, a New York State Chartered Bank, and U.S. Trust Company, N.A., a National Bank. U.S. Trust Corporation is a wholly-owned subsidiary of The Charles Schwab Corporation, a publicly traded company. U.S. Trust Corporation has shared voting and dispositive power with respect to all of the shares it holds. United States Trust Company is the independent trustee of the Company stock fund portion of the ARAMARK Retirement Savings Plan for Salaried Employees and the ARAMARK Uniform and Career Apparel Group Retirement Savings Plan. U.S. Trust Corporation’s address is 14 West 47th Street, New York, NY 10036. The vote is passed through by U.S. Trust Corporation to the participants in the relevant plan.

(4)	As reflected in Amendment No. 5 to Schedule 13G filed on February 14, 2006 by FMR Corp., a parent holding company (“FMR”), and Edward C. Johnson, III (“Mr. Johnson”), an individual. According to FMR, it has sole voting power with respect to 277,844 shares and sole dispositive power with respect to all such shares. According to Mr. Johnson, he has sole dispositive power with respect to all such shares. Various persons have the right to receive or the power to direct the receipt of the dividends from, or the proceeds from the sale of, the shares, but no one person’s interest in ARAMARK’s Class B common stock is more than 5%. Fidelity Management and Research Co, an investment advisor and wholly-owned subsidiary of FMR, is the beneficial owner of 7,177,150 shares as a result of acting as investment advisor to various investment companies. The interest of Fidelity Management Trust Company, a bank and investment manager of institutional accounts, amounted to 6,400. In addition, Strategic Advisors, Inc., an investment advisor and wholly-owned subsidiary of FMR, beneficially owns 7,444 of the shares. The principal address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109.
(5)	As reflected in Schedule 13G filed on August 3, 2006 by Heyman Investment Associates Limited Partnership, a partnership (“HIA LP”), Heyvestco LLC (“Heyvestco”), Heyman Joint Venture, a partnership (“Heyman JV”), Westport Holdings, LLC (“Westport”), Westport Holdings II, LLC (“Westport II”), The Annette Heyman Foundation Inc., a corporation (the “Heyman Foundation”), and Samuel J. Heyman, an individual (“Mr. Heyman”). According to Mr. Heyman, he has shared voting and dispositive power with respect to all such shares. According to HIA LP, it has shared voting and dispositive power with respect to 5,828,570 shares. According to Heyvestco, it has shared voting and dispositive power with respect to 1,080,930 shares. According to Heyman JV, it has shared voting and dispositive power with respect to 196,000 shares. According to Westport, it has shared voting and dispositive power with respect to 80,000 shares. According to Westport II, it has shared voting and dispositive power with respect to 18,500 shares. According to the Heyman Foundation, it has shared voting and dispositive power with respect to 36,000 shares. The principal business office of HIA LP, Heyvestco, Heyman JV, Westport, Westport II, and the Heyman Foundation is: 333 Post Road West, Westport, Connecticut 06880. The principal business office of Samuel J. Heyman is: 667 Madison Avenue - 12th Floor, New York, New York 10021.
(6)	As reflected in Schedule 13G filed on March 20, 2006. According to Mr. Lindsay, he has sole voting and dispositive power with respect to 1,392,002 shares and shared voting and dispositive power with respect to 2,923,132 shares. Mr. Lindsay holds the shares indirectly as co-trustee of several trusts for the benefit of Mr. Neubauer’s family members. Mr. Lindsay’s address is 2117 Associates, LLC, 1926 Arch Street, Philadelphia, Pennsylvania, 19103. Mr. Lindsay serves as co-trustee with Mr. Girard-diCarlo and Wachovia for trusts holding 2,923,132 shares of Class A common stock. Those shares are included in the shares in the table that are beneficially owned by Mr. Girard-diCarlo and Wachovia.
(7)	As reflected in Schedule 13G filed on March 20, 2006. According to Mr. Girard-diCarlo, he has shared voting and dispositive power with respect to all such shares. Mr. Girard-diCarlo holds the shares indirectly as co-trustee of several trusts for the benefit of Mr. Neubauer’s family members. Mr. Girard-diCarlo’s address is Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania, 19103. Mr. Girard-diCarlo serves as co-trustee with Mr. Lindsay and Wachovia for trusts holding 2,923,132 shares of Class A common stock. Mr. Girard-diCarlo also serves as co-trustee with Wachovia for trusts holding 655,852 shares of Class A common stock. In each case, those shares are included in the shares in the table that are beneficially owned by Mr. Lindsay and Wachovia or Wachovia, respectively.
(8)

As reflected in the Company’s stock transfer records, Wachovia Corporation holds the shares indirectly as co-trustee of several trusts for the benefit of Mr. Neubauer’s family members. Wachovia serves as co-trustee with Mr. Lindsay and Mr. Girard-diCarlo for trusts holding 2,923,132 shares of Class A common stock.

Wachovia also serves as co-trustee with Mr. Girard-diCarlo for trusts holding 655,852 shares of Class A common stock. In each case, those shares are included in the shares in the table that are beneficially owned by Mr. Lindsay and Mr. Girard-diCarlo or Mr. Girard-diCarlo, respectively.

(9)	The address of Mr. Neubauer is ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107. The number of shares of Class A common stock shown on the table includes 20,398,828 shares held directly by Mr. Neubauer, 3,374,469 shares held by The Neubauer Family Foundation, over which Mr. Neubauer is a co-trustee and effectively has sole voting and dispositive power, and 130,000 shares issuable currently or within 60 days upon exercise of outstanding stock options. The number of shares of Class A common stock also includes 122,280 shares, which represents Mr. Neubauer’s portion of the Class A common stock held in the Company Composite Fund of the ARAMARK Retirement Savings Plan for Salaried Employees for which he exercises voting and investment power.
(10)	The number of shares of Class A common stock shown on the table includes 671,114 shares held by the Echo Jupiter Limited Partnership, of which Mr. Ksansnak is the general partner, 81,856 shares held by the James E. Ksansnak Charitable Remainder Unitrust and 1,642,392 shares held by the James E. Ksansnak Irrevocable Trust dated 12/20/2000, which Mr. Ksansnak controls.
(11)	Includes 303,600 shares held by Preston Associates Limited Partnership over which Mr. Preston has voting and dispositive power.
(12)	Includes 678,000 shares of Class A common stock held by two family partnerships for which Mr. Sutherland serves as a general partner and 232,290 shares held by Mr. Sutherland’s spouse in her own name. Also includes 160,000 shares of Class B common stock held by the Chatham Foundation over which Mr. Sutherland has voting and dispositive power.
*	Less than 1%.

The Sponsors

As of November 7, 2006, both The Goldman Sachs Group, Inc. (“GS Group”) and Goldman, or another wholly-owned broker or dealer subsidiary of GS Group, may be deemed to beneficially own 1,990,519 shares of Class B Common Stock, which were acquired in ordinary course trading activities. In addition, both GS Group and Goldman, or another wholly-owned subsidiary of GS Group, may be deemed to beneficially own 12,139 shares of Class B Common Stock that are held in managed accounts on behalf of clients, for which both GS Group and Goldman, or such other subsidiary, or their respective employees, have investment discretion. Accordingly, as of November 7, 2006, both GS Group and Goldman may each be deemed to beneficially own an aggregate of 2,002,658 shares of Class B Common Stock, over all of which shares they share dispositive power and over 1,990,519 of such shares they share voting power. Such 2,002,658 shares of Class B Common Stock constitute 1.6% of the outstanding shares of Class B Common Stock, based on the publicly reported number of shares outstanding. GS Group and Goldman disclaim beneficial ownership of shares of Class B Common Stock held in managed accounts. The shares of Class B Common Stock over which affiliates of GS Group have voting power are expected to be voted for the merger.

As of November 8, 2006, JPMorgan Chase & Co. (“JPMC”) or its wholly-owned subsidiaries may be deemed to beneficially own 10,516 shares of Class B Common Stock, over which shares they share dispositive and/or voting power. Such 10,516 shares constitute less than 1% of the outstanding shares of Class B Common Stock, based on the publicly reported number of shares outstanding. The shares of Class B Common Stock over which affiliates of JPMC have voting power are expected to be voted for the merger.

Transactions in Common Stock

Purchases by ARAMARK

The following tables show purchases of Class A and Class B common stock during the past two years effected by ARAMARK. Shares acquired by ARAMARK in connection with the payment by option holders of the exercise price of stock options and taxes associated with option exercises, as well as payment by holders of restricted stock units of taxes associated with the delivery of stock, are included in the following tables.

Quarter Ended	Share of Class B Common Stock Purchased (1)	Range of Purchase Prices (2)	Average Purchase Price
9/30/2006—11/14/2006	—	—	—
9/29/06	4	$32.93 - $32.93	$32.93
6/30/2006	1,508	$33.00 - $33.00	$33.00
3/31/2006	1,963,636	$27.70 - $29.83	$28.53
12/30/2005	2,139,900	$26.28 - $27.71	$26.87
9/30/2005	1,328,200	$26.16 - $28.30	$27.40
7/1/2005	1,990,000	$24.93 - $26.96	$26.23
4/1/2005	1,466,111	$26.10 - $27.82	$26.96
12/31/2004	1,804,401	$25.29 - $27.04	$26.08

(1)	The repurchase figures included in the tables per the proxy reflect open market repurchases and shares repurchased as a result of stock-for-stock and stock-for-tax transactions associated with option exercises and RSU deliveries. These figures do not include repurchases of shares due to shareholder loan foreclosures, which have been deemed to be immaterial to such table.
(2)	The range of share prices utilized in this table are based upon the average daily prices of open market repurchases transacted by our respective brokers. Individual share prices (high and low values) could have deviated from such average daily prices, but were not deemed to be materially different than the average daily prices due to the block-trade nature of such transactions.

Quarter Ended	Share of Class A Common Stock Purchased(1)	Range of Purchase Prices	Average Purchase Price
9/30/2006 through 11/14/2006	—	—	—
9/29/2006	52	$32.58 - $32.58	$32.58
6/30/2006	2,067	$33.75 - $34.15	$33.99
3/31/2006	107,347	$26.70 - $27.99	$27.04
12/30/2005	45,399	$25.30 - $27.05	$26.32
9/30/2005	75	$27.93 - $27.93	$27.93
7/1/2005	1,857	$24.80 - $26.63	$25.95
4/1/2005	199,135	$25.37 - $26.57	$26.03
12/31/2004	309,146	$23.28 - $27.50	$25.54

(1)	The shares listed in this column are solely composed of shares acquired by ARAMARK in connection with the payment by option holders of the exercise price of stock options and taxes associated with option exercises, as well as the payment by holders of restricted stock units of taxes associated with the delivery of stock.

Purchases by Joseph Neubauer

The following table shows purchases of common stock during the past two years effected by Mr. Neubauer.

Date	Transaction Type	Amount and Class of Shares Purchased	Purchase Price
12/16/04	Option exercise	720,000 shares of Class A Common Stock	$7.10

The Neubauer Family Foundation

The following table shows acquisitions of common stock during the past two years effected by The Neubauer Family Foundation.

Date	Transaction Type	Number and Class of Shares	Price per Share
12/16/2004	Gift(1)	325,000 shares of Class A Common Stock	n/a
8/25/2005	Gift(1)	320,000 shares of Class A Common Stock	n/a

(1)	Gift from Joseph Neubauer

Transactions During the Past Sixty Days

Other than with regard to the voting agreement, attached to this proxy statement as Annex D and incorporated herein by reference, or as set forth below, there have been no transactions in shares of common stock during the past 60 days by ARAMARK, any of its directors or officers, MergerCo, any of its directors or executive officers, the Sponsors or Mr. Neubauer.

The following schedule lists transactions effected during the period of September 8, 2006 through November 7, 2006 in shares of Class B Common Stock. The transactions described therein were effected on the New York Stock Exchange or the over-the-counter market in the ordinary course of business of Goldman or another wholly owned broker or dealer subsidiary of GS Group.

Purchase (P) / Sell (S)	Quantity	Price	Trade Date	Settlement Date
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
S	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006
P	200	32.84	9/26/2006	9/29/2006

IMPORTANT INFORMATION CONCERNING MERGERCO AND THE SPONSORS

RMK Acquisition Corporation

MergerCo is a Delaware corporation and is currently owned by the Sponsors. Set forth below for each director and executive officer of MergerCo is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen. During the last five years, none of MergerCo or any of MergerCo’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each director and executive officer listed below is c/o RMK Acquisition Corporation, c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

Sanjeev Mehra — President and Director. Mr. Mehra serves as Managing Director of Goldman, Sachs & Co. Mr. Mehra joined Goldman Sachs in 1986. Mr. Mehra also serves on the board of directors of Madison River Telephone Company, LLC, Nalco Company, SunGard Data Systems, Inc. and Burger King Holdings, Inc.

Scott M. Sperling — Vice President and Director. Mr. Sperling is a Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling is also a director of Vertis, Inc. (since 1999); Houghton Mifflin Company (since 2003); Warner Music Group Corp. (since 2004); ProSiebenSat.1 Media AG (since 2003); Fisher Scientific International, Inc. (since 1998); Wyndham International, Inc. (1999–2005); and Achievement Technologies (1999–2005).

Stephen Murray — Vice President and Director. Mr. Murray is President and Chief Operating Officer of CCMP Capital Advisors, LLC. In the five years prior to joining CCMP Capital Advisors, Mr. Murray was a Partner at J.P. Morgan Partners, LLC. Mr. Murray also serves on the boards of Warner Chilcott Holdings Co. Ltd, Cabela’s Inc. and several privately held companies.

Kewsong Lee — Vice President and Director. Mr. Lee is a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co and is currently a member of Warburg Pincus LLC’s Executive Management Group. Prior to joining Warburg Pincus, Mr. Lee served as a consultant at McKinsey & Company, Inc. Mr. Lee also serves on the board of directors of Arch Capital Group, Ltd., Knoll, Inc., TransDigm Group Inc. and several privately held companies.

GS Capital Partners V Fund, L.P.

GS is a Delaware limited partnership formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. GS’s principal executive offices are at c/o Goldman Sachs, 85 Broad Street, New York, New York 10004 and its business telephone number is (212) 902-1000. GSCP V Advisors, L.L.C., a Delaware limited liability company, acts as the sole general partner of GS Capital Partners V Fund, L.P. GSCP V Advisors, L.L.C. is managed by the Principal Investment Area Investment Committee of Goldman, which exercises the authority of Goldman in managing GSCP V Advisors, L.L.C. Goldman, Sachs & Co., a New York limited partnership, is an investment banking firm and a member of the New York Stock Exchange and other national exchanges. Goldman is wholly-owned, directly and indirectly, by GS Group. GS Group is a Delaware corporation and holding company that (directly and indirectly through subsidiaries or affiliated companies or both) is a leading investment banking organization.

Set forth below for each director and executive officer of GS Group is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen except otherwise stated below. During the last five years, none of GS, GSCP V Advisors, L.L.C., Goldman, GS Group or any of GS Group’s directors or executive officers listed below (i) has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or

(ii) except as set forth below, was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal business address of each director and executive officer listed below is c/o Goldman Sachs, 85 Broad Street, New York, NY 10004.

Lloyd C. Blankfein — Chairman of the Board and Chief Executive Officer. Mr. Blankfein serves as the Chairman of the Board and Chief Executive Officer of The Goldman Sachs Group, Inc. During the past five years, Mr. Blankfein has served as President and Chief Operating Officer of The Goldman Sachs Group, Inc. from January 2004 until June 2006, Vice Chairman of The Goldman Sachs Group, Inc. and Manager of Goldman Sachs’s Fixed Income, Currency and Commodities department and the Equities department from April 2002 until January 2004, and Co-Head of Fixed Income, Currency and Commodities department from 1997 until February 2002.

Jon Winkelried — President, Co-Chief Operating Officer and a Director. Mr. Winkelried serves as President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. During the past five years, Mr. Winkelried has served as Co-Head of Goldman Sachs’s Investment Banking Division from January 2005 until June 2006 and Co-Head of Fixed Income, Currency and Commodities department from January 2000 until January 2005.

Gary D. Cohn — President, Co-Chief Operating Officer and a Director. Mr. Cohn serves as the President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. During the past five years, Mr. Cohn has served as Co-Head of Goldman Sachs’s global securities businesses from January 2004 until June 2006, Co-Head of the Equities department since 2003 and of Fixed Income, Currency and Commodities department since September 2002, and Co-Chief Operating Officer of Fixed Income, Currency and Commodities department from March 2002 until September 2002.

Lord Browne of Madingley — Director. Lord Browne of Madingley serves as Group Chief Executive of BP p.l.c. and has held the position since 1995. Lord Browne of Madingley is a citizen of the United Kingdom.

John H. Bryan — Director. Mr. Bryan currently serves as Consultant to and is the Retired Chairman and Chief Executive Officer of the Sara Lee Corporation. Within the past five years, Mr. Bryan retired as Chairman in October 2001 and as Chief Executive Officer in June 2000 of the Sara Lee Corporation.

Claes Dahlback — Director. Claes Dahlback serves as Senior Advisor to Investor AB and Executive Vice Chairman of W Capital Management. During the past five years, Claes Dahlback has served as Nonexecutive Chairman of Investor AB from April 2002 until April 2005 and Vice Chairman of Investor AB from April 1999 until April 2002. Claes Dahlback is a citizen of Sweden.

Stephen Friedman — Director. Mr. Friedman serves as Chairman of Stone Point Capital, Chairman of the President’s Foreign Intelligence Advisory Board and Chairman of the Intelligence Oversight Board. During the past five years, Mr. Friedman has served as Senior Advisor to Stone Point Capital from May 2005 until June 2006, Assistant to President for Economic Policy and Director of the National Economic Council from December 2002 until December 2004 and Senior Principal of MMC Capital from January 1998 until December 2002.

William W. George — Director. Mr. George serves as Professor of Management Practice at the Harvard Business School and Retired Chairman and Chief Executive Officer of Medtronic, Inc. During the past five years, Mr. George has served as Chairman and Chief Executive Officer of Medtronic, Inc. until April 2002 and May 2001 respectively.

Rajat Kumar Gupta — Director. Mr. Gupta serves as Senior Partner of McKinsey and Company, Chairman of the Board of the Indian School of Business and of the Associates of the Harvard Business

School. Mr. Gupta also serves as the United Nations Secretary-General’s Special Advisor on UN Reform and as co-chair of the American India Foundation.

James A. Johnson — Director. Mr. Johnson serves as Vice Chairman of Perseus, L.L.C. and has held this position since April 2001.

Lois D. Juliber — Director. Ms. Juliber serves as Retired Vice Chairman of the Colgate-Palmolive Company. During the past five years, Ms. Juliber has served as Vice Chairman from July 2004 until April 2005 and Chief Operating Officer of the Colgate-Palmolive Company from March 2000 until July 2004.

Edward M. Liddy — Director. Mr. Liddy serves as Chairman of the Board and Chief Executive Officer of The Allstate Corporation and has held these positions since January 1999.

Ruth J. Simmons — Director. Ms. Simmons serves as President of Brown University and has held this position since July 2001.

David A. Viniar — Chief Financial Officer. Mr. Viniar serves as Chief Financial Officer of The Goldman Sachs Group, Inc. and has held this position since May 1999.

Set forth below for each executive officer and director of GSCP V Advisors, L.L.C. is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such member. Each person identified below is a United States citizen except otherwise stated below. During the last five years, none of GSCP V Advisors, L.L.C. or any of GSCP V Advisors, L.L.C.’s executive officer and director listed below (i) has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or (ii) except as set forth below, was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The business address for all the executive officers listed below is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, except as follows: The business address of Richard S. Sharp, Hughes B. Lepic, Robert R. Gheewalla, Sanjay H. Patel, Steffen J. Kastner, Bjorn P. Killmer, Ulrika Werdelin, and Martin Hintze is Peterborough Court, 133 Fleet Street, London EC4A 2BB, England. The business address of Hsueh J. Sung, Sang Gyun Ahn and Andrew Wolff is Cheung Kong Center, 68th Floor, 2 Queens Road, Central, Hong Kong. The business address of Joseph P. DiSabato is 555 California Street, San Francisco, CA 94104. The business address of Muneer A. Satter is 71 South Wacker Drive, Chicago, IL 60606. The business address of Ankur A. Sahu is Roppongi Hills, Mori Tower, Level 43-48, 10-1, Roppongi 6-chome, Minato-ku, Tokyo, 106-6147, Japan.

Richard A. Friedman — President. Mr. Friedman serves as Managing Director of Goldman Sachs and Head of Goldman Sachs’s Merchant Banking Division. Mr. Friedman joined Goldman Sachs in 1981.

Ben I. Adler — Managing Director and Vice President. Mr. Adler serves as Managing Director and General Counsel of Goldman, Sachs & Co. Mr. Adler joined Goldman Sachs in 1998.

Sang Gyun Ahn — Managing Director and Vice President. Mr. Ahn serves as Managing Director of Goldman Sachs (Asia) L.L.C. Mr. Ahn joined Goldman Sachs in 1998, was promoted to Executive Director in 2005 and Managing Director in 2005. Mr. Ahn is a citizen of South Korea.

John E. Bowman — Managing Director and Vice President. Mr. Bowman serves as Managing Director of Goldman, Sachs & Co. Mr. Bowman joined Goldman Sachs in 1998, was promoted to Vice President in 1999 and Managing Director in 2005.

Gerald J. Cardinale — Managing Director and Vice President. Mr. Cardinale serves as Managing Director of Goldman, Sachs & Co. Mr. Cardinale joined Goldman Sachs in 1992, was promoted to Vice President in 1998 and Managing Director in 2002.

Henry Cornell — Managing Director and Vice President. Mr. Cornell serves as Managing Director of Goldman, Sachs & Co. Mr. Cornell joined Goldman Sachs in 1984.

Joseph P. DiSabato — Managing Director and Vice President. Mr. DiSabato serves as Managing Director of Goldman, Sachs & Co. Mr. DiSabato joined Goldman Sachs in 1994.

Katherine B. Enquist — Managing Director, Secretary and Vice President. Ms. Enquist serves as Managing Director of Goldman, Sachs & Co. Ms. Enquist joined Goldman Sachs in 1985, was promoted to Vice President in 1990 and Managing Director in 2002.

Robert R. Gheewalla — Managing Director and Vice President. Mr. Gheewalla serves as Managing Director of Goldman Sachs International. Mr. Gheewalla joined Goldman Sachs in 1989.

Joseph H. Gleberman — Managing Director and Vice President. Mr. Gleberman serves as Managing Director of Goldman, Sachs & Co. Mr. Gleberman joined Goldman Sachs in 1982.

Melina E. Higgins — Managing Director and Vice President. Ms. Higgins serves as Managing Director of Goldman, Sachs & Co. Ms. Higgins joined Goldman Sachs in 1994, was promoted to Vice President in 1998 and Managing Director in 2001.

Martin Hintze — Managing Director and Vice President. Mr. Hintze serves as Managing Director of Goldman, Sachs & Co. International. Mr. Hintze joined Goldman Sachs in 1992, was promoted to Executive Director in 1999 and Managing Director in 2005. Mr. Hintze is a citizen of Germany.

Adrian M. Jones — Managing Director and Vice President. Mr. Jones serves as Managing Director of Goldman, Sachs & Co. Mr. Jones joined Goldman Sachs in 1994, was promoted to Vice President in 1998 and Managing Director in 2002. Mr. Jones is a citizen of Ireland.

Steffen J. Kastner — Managing Director and Vice President. Mr. Kastner serves as Managing Director of Goldman Sachs International. Mr. Kastner joined Goldman Sachs in 1994, was promoted to Vice President in 1998 and Managing Director in 2004. Mr. Kastner is a citizen of Germany.

Stuart A. Katz — Managing Director and Vice President. Mr. Katz serves as Managing Director of Goldman, Sachs & Co. Mr. Katz joined Goldman Sachs in 1996, was promoted to Vice President in 2000 and Managing Director in 2004.

Bjorn P. Killmer — Managing Director and Vice President. Mr. Killmer serves as Managing Director of Goldman Sachs International. Mr. Killmer joined Goldman Sachs in 1998, was promoted to Vice President in 2001 and Managing Director in 2004. Mr. Killmer is a citizen of Germany.

Michael E. Koester — Managing Director and Vice President. Mr. Koester serves as Managing Director of Goldman, Sachs & Co. Mr. Koester joined Goldman Sachs in 1999, was promoted to Vice President in 2002 and Managing Director in 2005.

Hughes B. Lepic — Managing Director and Vice President. Mr. Lepic serves as Managing Director of Goldman Sachs International. Mr. Lepic joined Goldman Sachs in 1990 and is a citizen of France.

Sanjeev K. Mehra — Managing Director and Vice President. Mr. Mehra serves as Managing Director of Goldman, Sachs & Co. Mr. Mehra joined Goldman Sachs in 1986.

Sanjay H. Patel — Managing Director and Vice President. Mr. Patel, serves as Managing Director of Goldman Sachs International. From 1999 to 2004 Mr. Patel was co-president of GSC Partners (500 Campus Drive, Suite 220, Florham Park, NJ 07932) and joined Goldman Sachs as a Managing Director in 2005.

Kenneth A. Pontarelli — Managing Director and Vice President. Mr. Pontarelli serves as Managing Director of Goldman, Sachs & Co. Mr. Pontarelli joined Goldman Sachs in 1997, was promoted to Vice President in 2001 and Managing Director in 2004.

Ankur A. Sahu — Managing Director and Vice President. Mr. Sahu serves as Managing Director of Goldman Sachs (Asia), L.L.C. Mr. Sahu joined Goldman Sachs in 1993, was promoted to Vice President in 2000 and Managing Director in 2005. Mr. Sahu is a citizen of India.

Muneer A. Satter — Managing Director and Vice President. Mr. Satter serves as Managing Director of Goldman, Sachs & Co. Mr. Satter joined Goldman Sachs in 1988.

Richard S. Sharp — Managing Director and Vice President. Mr. Sharp serves as Managing Director of Goldman Sachs International and Head of Investment Banking Services Department. Mr. Sharp joined Goldman Sachs in 1984 and is a citizen of the United Kingdom.

Hsueh J. Sung — Managing Director and Vice President. Mr. Sung serves as Managing Director of Goldman Sachs (Asia), L.L.C. Mr. Sung joined Goldman Sachs in 1994 and is a citizen of Taiwan.

Ulrika Werdelin — Managing Director and Vice President. Ms. Werdelin serves as Managing Director of Goldman Sachs International. Mr. Werdelin joined Goldman Sachs in 1993, was promoted to Vice President in 2000 and Managing Director in 2005. Ms. Werdelin is a citizen of Sweden.

Andrew E. Wolff — Managing Director and Vice President. Mr. Wolff serves as Managing Director of Goldman Sachs (Asia), L.L.C. Mr. Wolff joined Goldman Sachs in 1998, was promoted to Vice President in 2001 and Managing Director in 2005.

Elizabeth C. Fascitelli — Treasurer. Ms. Fascitelli serves as Managing Director of Goldman, Sachs & Co. Ms. Fascitelli joined Goldman Sachs in 1984.

Set forth below for each member of the Principal Investment Area Investment Committee of Goldman, Sachs & Co. is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such member. Each person identified below is a United States citizen except otherwise stated below. During the last five years, none of GS Group or any of GS Group’s Principal Investment Area Investment Committee members listed below (i) has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or (ii) except as set forth below, was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. Except as set forth above, the principal business address of each executive officers listed below is c/o Goldman Sachs, 85 Broad Street, New York, NY 10004.

Richard A. Friedman — Chairman. See information provided for Mr. Friedman above.

Ben I. Adler — Member. See information provided for Mr. Adler above.

Gerald J. Cardinale — Member. See information provided for Mr. Cardinale above.

Henry Cornell — Member. See information provided for Mr. Cornell above.

Joseph P. DiSabato — Member. See information provided for Mr. DiSabato above.

Elizabeth C. Fascitelli — Member. See information provided for Ms. Fascitelli above.

Robert R. Gheewalla — Member. See information provided for Mr. Gheewalla above.

Joseph H. Gleberman — Member. See information provided for Mr. Gleberman above.

Melina E. Higgins — Member. See information provided for Ms. Higgens above.

Adrian M. Jones — Member. See information provided for Mr. Jones above.

Scott Kapnick — Member. Mr. Kapnick serves as Managing Director of Goldman, Sachs & Co. Mr. Kapnick joined Goldman Sachs in 1985.

Michael E. Koester — Member. See information provided for Mr. Koester above.

Hughes B. Lepic — Member. See information provided for Mr. Lepic above.

Sanjeev K. Mehra — Member. See information provided for Mr. Mehra above.

Sanjay H. Patel — Member. See information provided for Mr. Patel above.

Muneer A. Satter — Member. See information provided for Mr. Satter above.

Richard S. Sharp — Member. See information provided for Mr. Sharp above.

Sarah E. Smith — Member. Ms. Smith serves as Managing Director of Goldman, Sachs & Co. Ms. Smith joined Goldman Sachs in 1986 and is a citizen of the United Kingdom.

Hsueh J. Sung — Member. See information provided for Mr. Sung above.

In November 2002, the SEC, the National Association of Securities Dealers (“NASD”) and the NYSE alleged that five broker dealers, including Goldman, violated Section 17(a) of the Exchange Act, and Rule 17a-4 thereunder, NYSE Rules 440 and 342 and NASD Rules 3010 and 3110 by allegedly failing to preserve electronic mail communications for three years and/or to preserve electronic mail communications for the first two years in an accessible place, and by allegedly having inadequate supervisory systems and procedures in relation to the retention of electronic mail communications. Without admitting or denying the allegations, the five broker dealers, including Goldman, consented to censure by the SEC, NASD and NYSE and to the imposition of a cease-and-desist order by the SEC and Goldman paid a total fine of $1,650,000 ($550,000 each to the SEC, NASD and NYSE). Goldman also undertook to review its procedures regarding the preservation of electronic mail communications for compliance with the federal securities laws and regulations and the rules of the NASD and NYSE, and to confirm within a specified period of time that it has established systems and procedures reasonably designed to achieve compliance with those laws, regulations and rules.

On April 28, 2003, without admitting or denying liability, ten investment banking firms including Goldman, entered into global settlements with the SEC, the NYSE, the NASD and certain states to resolve the investigations relating to equity research analyst conflicts of interest. Goldman was charged with violating NYSE Rules 342, 401, 472 and 475, and NASD Conduct Rules 2110, 2210 and 3010. Goldman also agreed to a censure by the NYSE and the NASD and to pay a total of $110,000,000 and to adopt a set of industry-wide reforms of its research and investment banking businesses and to adopt certain restrictions on the allocations of “hot” IPO shares. The terms of the global settlement were entered in an order by a federal court in the Southern District of New York on October 31, 2003 (Civil Action Number 03CV2944).

On September 4, 2003, Goldman and the SEC settled administrative proceedings relating to certain trading in U.S. Treasury securities by Goldman on the morning of October 31, 2001. The Staff of the SEC alleged that Goldman violated (i) Section 15(c)(1) and Rule 15c1-2 of the Exchange Act as a result of certain trading in U.S. Treasury bonds over an eight minute period on October 31, 2001; and (ii) Section 15(f) of the Exchange Act by failing to maintain policies and procedures specifically addressed to the possible misuse of non-public information obtained from outside consultants. Under the Offer of Settlement submitted by Goldman and accepted by the SEC, without admitting or denying the SEC’s allegations, Goldman consented to the entry of an Order that, among other things, (i) censured Goldman; (ii) directed Goldman to cease and desist from committing or causing any violations of Section 15(c)(1)(A) & (C) and 15(f) and Rule 15c1-2 of the Exchange Act; (iii) ordered Goldman to pay disgorgement and prejudgment interest in the amount of $1,742,642, and a civil monetary penalty of $5 million; and (iv) directed Goldman to conduct a review its policies and procedures and to adopt, implement and maintain policies and procedures consistent with the Order and that review. Goldman also undertook to pay $2,562,740 in disgorgement and interest relating to certain trading in U.S. Treasury bond futures during the same eight minute period.

On July 1, 2004, Goldman and the SEC settled administrative proceedings relating to communications from Goldman sales traders on its Asian Shares Sales Desk to certain institutional customers and news media concerning four international public securities offerings during the period between October 1999 and March 2000. The SEC alleged (i) that certain of these communications by Goldman employees were made after the registration statements pertaining to those offerings were filed, but not yet declared effective by the SEC, in violation of Section 5(b) of the Securities Act and (ii) that certain comments to the news media by Goldman with respect to one of the offerings constituted an offer to sell securities in violation of Section 5(c) of the Securities Act. The SEC also alleged that Goldman failed to adequately supervise the Asian Shares Sales Desk traders, as required by Section 15(b)(4)(E) of the Exchange Act. Under the Offer of Settlement submitted by Goldman and accepted by the SEC, without admitting or denying the SEC’s allegations, Goldman consented to the entry of an Order that, among other things, directed Goldman to cease and desist from committing or causing any violations of Sections 5(b) and 5(c) of the Securities Act., and ordered Goldman to pay a civil monetary penalty of $2 million.

On January 24, 2005, the SEC filed an action in the U.S. District Court for the Southern District of New York alleging that Goldman violated Rule 101 of Regulation M under the Exchange Act by attempting to induce, or inducing certain investors to make, aftermarket purchases of certain initial public offerings underwritten by Goldman during 2000. On February 4, 2005, without admitting or denying the allegations of the complaint, a final judgment was entered against Goldman, with the consent of Goldman, under which Goldman was permanently restrained and enjoined from violating Rule 101 of Regulation M and required to pay a $40 million civil penalty, which was paid on March 31, 2005. In May 2006, the SEC alleged that fourteen investment banking firms, including Goldman, violated Section 17(a)(2) of the Securities Act of 1933, by engaging in one or more practices relating to auctions of auction rate securities during the period from January 1, 2003 through June 30, 2004 as described in the cease-and-desist order entered by the SEC. Goldman has agreed to provide certain disclosures about its material auction practices and procedures to auction participants and to certify to the SEC that it has implemented certain procedures relating to the auction process. As part of a multi-firm settlement, Goldman submitted an Offer of Settlement which was accepted by the SEC on May 31, 2006. Without admitting or denying the allegations, Goldman consented to a censure and cease-and-desist order and payment of $1,500,000 civil money penalty.

J.P. Morgan Partners (BHCA), L.P.

J.P. Morgan is a Delaware limited partnership organized to invest in private equity transactions. J.P. Morgan’s principal executive offices are at 270 Park Avenue, New York, New York 10020 and its business telephone number is (212) 270-6000. The general partner of J.P. Morgan is JPMP Master Fund Manager, L.P., a Delaware limited liability company the business of which is to serve as the general partner of J.P. Morgan. The general partner of JPMP Master Fund Manager, L.P. is JPMP Capital Corp., a New York corporation. JPMP

Capital Corp. is a wholly owned subsidiary of JPMorgan Chase & Co. JPMorgan Chase & Co., a Delaware corporation, is a diversified financial services firm and a member of the New York Stock Exchange and other national exchanges. Set forth below for each director and executive officer of JPMorgan Chase & Co. is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen. During the last five years, none of J.P. Morgan, Master Fund Manager, L.P., JPMorgan Chase & Co. or any of JPMorgan Chase & Co.’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or, except as set forth below, was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each director and executive officer listed below is c/o CCMP Capital Advisors, LLC, 245 Park Avenue, New York, New York 10167.

William B. Harrison, Jr.— Chairman of the Board. Mr. Harrison has been Chairman of the Board of JPMorgan Chase & Co. since December 31, 2005, prior to which he was Chairman and Chief Executive Officer from November 2001. He was President and Chief Executive Officer from December 2000 until November 2001 and Chairman and Chief Executive Officer from January through December 2000.

James Dimon — President, Chief Executive Officer and Director. Mr. Dimon has been President and Chief Executive Officer of JPMorgan Chase & Co. since December 31, 2005, prior to which he was President and Chief Operating Officer. Prior to the merger of Bank One Corporation in July 2004, Mr. Dimon had been Chairman and Chief Executive Officer of Bank One Corporation since March 2000. The business address of Bank One Corporation is 1 Bank One Plaza, Chicago, IL 60670.

Austin A. Adams — Chief Information Officer. Mr. Adams serves as Chief Information Officer of JPMorgan Chase & Co. Prior to the merger of Bank One Corporation in July 2004, Mr. Adams had been Chief Information Officer of Bank One Corporation since March 2001. The business address of Bank One Corporation is 1 Bank One Plaza, Chicago, IL 60670.

Frank Bisignano — Chief Administrative Officer. Mr. Bisignano has been Chief Administrative Officer of JPMorgan Chase & Co. since December 2005. Prior to joining JPMorgan Chase, he had been Chief Executive Officer of Citigroup Inc.’s Global Transaction Services from 2002 until December 2005 and Chief Administrative Officer of Citigroup Inc.’s Global Corporate and Investment Bank from 2000 until 2002. The business address of Citigroup Inc. is 399 Park Avenue, NY, NY 10043.

Steven D. Black — Co-Chief Executive Officer, Investment Bank. Mr. Black has been Co-Chief Executive Officer of the Investment Bank since March 2004, prior to which he had been Deputy Head of the Investment Bank since January 2001 and Head of Institutional Equities business since 2000.

Michael J. Cavanagh — Chief Financial Officer. Mr. Cavanagh has been Chief Financial Officer since September 2004, prior to which he had been Head of Middle Market Banking. Prior to the merger of Bank One Corporation in July 2004, he had been Chief Administrative Officer of Commercial Banking from February 2003, Chief Operating Officer for Middle Market Banking from August 2003, Treasurer from 2001 until 2003, and Head of Strategy and Planning from May 2000 until 2001 at Bank One Corporation. The business address of Bank One Corporation is 1 Bank One Plaza, Chicago, IL 60670.

John J. Bradley — Director of Human Resources. Mr. Bradley has been Director of Human Resources since December 2005. He had been Head of Human Resources for Europe and Asia regions from April 2003 until December 2005, prior to which he was Human Resources executive for Technology and Operations since 2002 and was responsible for human resources integration efforts in 2001.

Ina R. Drew — Chief Investment Officer. Ms. Drew has been Chief Investment Officer since February 2005, prior to which she was Head of Global Treasury.

Samuel Todd Maclin — Head, Commercial Banking. Mr. Maclin has been Head of Commercial Banking since July 2004, prior to which he had been Chairman and CEO of the Texas Region and Head of Middle Market Banking.

Jay Mandelbaum — Head, Strategy and Business Development. Mr. Mandelbaum has been Head of Strategy and Business Development. Prior to the merger of Bank One Corporation in July 2004, he had been Head of Strategy and Business Development since September 2002 at Bank One Corporation. The business address of Bank One Corporation is 1 Bank One Plaza, Chicago, IL 60670. Prior to joining Bank One Corporation, he had been Vice Chairman and Chief Executive Officer of the Private Client Group of Citigroup Inc. subsidiary Salomon Smith Barney from September 2000 until August 2002. The business address of Salomon Smith Barney is 399 Park Avenue, NY, NY 10043.

Heidi Miller — Chief Executive Officer, Treasury & Securities Services. Ms. Miller serves as Chief Executive Officer of Treasury & Securities Services. Prior to the merger of Bank One Corporation in July 2004, she had been Chief Financial Officer at Bank One Corporation since March 2002. The business address of Bank One Corporation is 1 Bank One Plaza, Chicago, IL 60670. Prior to joining Bank One Corporation, she had been Vice Chairman of Marsh, Inc. from January 2001 until March 2002. The business address of Marsh, Inc. is 1166 Avenue of the Americas, New York, NY 10036.

Charles W. Scharf — Head, Retail Financial Services. Mr. Scharf serves as Head of Retail Financial Services. Prior to the merger of Bank One Corporation in July 2004, he had been Head of Retail Banking from May 2002, prior to which he was Chief Financial Officer from June 2000 at Bank One Corporation. The business address of Bank One Corporation is 1 Bank One Plaza, Chicago, IL 60670.

Richard J. Srednicki — Chief Executive Officer, Card Services. Mr. Srednicki has been Chief Executive Officer of Card Services from July 2004, prior to which he was Executive Vice President of Chase Cardmember Services.

James E. Staley — Global Head, Asset & Wealth Management. Mr. Staley has been Global Head of Asset & Wealth Management since 2001, prior to which he had been Head of the Private Bank at J.P. Morgan & Co. Incorporated.

Don M. Wilson III — Chief Risk Officer. Mr. Wilson serves as Chief Risk Officer. He had been Co-Head of Credit & Rate Markets from 2001 until July 2003, prior to which he headed the Global Trading Division.

William T. Winters — Co-Chief Executive Officer, Investment Bank. Mr. Winter has been Co-Chief Executive Officer of the Investment Bank since March 2004, prior to which he had been Deputy Head of the Investment Bank and Head of Credit & Rate Markets. He had been Head of Global Markets at J.P. Morgan & Co. Incorporated.

John H. Biggs — Director. Mr. Biggs is the former Chairman and Chief Executive Officer of TIAA – CREF.

Stephen B. Burke — Director. Mr. Burke is President of Comcast Cable Communications, Inc.

James S. Crown — Director. Mr. Crown has been President of Henry Crown and Company since 2003, prior to which he served as Vice President of Henry Crown and Company.

Ellen V. Futter — Director. Ms. Futter is President and Trustee of American Museum of Natural History.

William H. Gray, III — Director. Mr. Gray has been Chairman of the Amani Group since 2004, prior to which he was President and Chief Executive Officer of the College Fund/UNCF, the business address of which is 8260 Willow Oaks Corporate Drive.

Laban P. Jackson, Jr. — Director. Mr. Jackson is Chairman and Chief Executive Officer of Clear Creek Properties, Inc.

Robert I. Lipp. — Director. Mr. Lipp has been Senior Advisor of JPMorgan Chase & Co. since 2005, prior to which he had been Executive Chairman of the St. Paul Travelers Companies, Inc., the business address of which is 385 Washington Street, St. Paul, MN 55102 and Chairman and Chief Executive Officer of its predecessor company, Travelers Property Casualty Corp.

Richard A. Manoogian — Director. Mr. Manoogian is Chairman, and Chief Executive Officer of Masco Corporation.

David C. Novak — Director. Mr. Novak is Chairman, and Chief Executive Officer of Yum! Brands, Inc.

John W. Kessler — Director. Mr. Kessler is Owner of John W Kessler Company.

Lee R. Raymond — Director. Mr. Raymond is former Chairman and Chief Executive Officer of Exxon Mobil.

William C. Weldon — Director. Mr. Weldon has been Chairman, and Chief Executive Officer of Johnson & Johnson since August 2002, prior to which he was a Vice Chairman.

Set forth below for each executive officer and director of JPMP Capital Corp. is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen. During the last five years, none of JPMP Capital Corp. or any of JPMP Capital Corp.’s executive officers and directors listed below has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or, except as set forth below, was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each director and executive officer listed below is c/o JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10020.

Ina Drew — See information provided for Ms. Drew above.

Joseph Bonocore — Managing Director. Mr. Bonocore is a Managing Director of JPMorgan Chase & Co. and is Chief Financial Officer/Chief Operating Officer of its Chief Investment Office.

Ana Capella Gomez-Acebo — Managing Director. Ms. Capella Gomez-Acebo is a Managing Director of JPMorgan Chase & Co. in its Chief Investment Office. From January 2004 to June 2006 she was in JPMorgan’s Investor Relations department, from July 2003 to January 2004 she was with JPMorgan’s Corporate Strategy Group and prior to that she was with JPMorgan’s Corsair Fund.

John C. Wilmot — Managing Director. Mr. Wilmot is a Managing Director of JPMorgan Chase & Co. in its Chief Investment Office. From April 2003 to April 2005 he was with JPMorgan’s Risk Management Group, and prior to that he was with JPMorgan’s Corporate Treasury Department.

Richard Madsen — Managing Director. Mr. Madsen is a Managing Director of JPMorgan Chase & Co. and Chief Financial Officer of its J.P. Morgan Partners division since August 2006. Prior to that he was Business Controller of J.P. Morgan Partners from 2002, and was a member of the J.P. Morgan Partners Finance Department prior to that time.

William T. Williams — Vice President. Mr. Williams is a Vice President of JPMorgan Chase & Co. in its J.P. Morgan Partners Infrastructure Group.

Judah A. Shechter — Vice President and Assistant General Counsel. Mr. Shechter is a Vice President and Assistant General Counsel of JPMorgan Chase & Co.

Elizabeth De Guzman — Vice President and Assistant General Counsel. Ms. De Guzman is a Vice President and Assistant General Counsel of JPMorgan Chase & Co. since June 2005. Prior to that she was a Vice President with the J.P. Morgan Partners Infrastructure Group.

Ina Drew — Director. See information provided for Ms. Drew above.

John C. Wilmot — Director. See information provided for Mr. Wilmot above.

On July 28, 2003, JPMorgan Chase & Co. (“JPMC”) reached settlement agreements with the Securities and Exchange Commission (“SEC”), the Federal Reserve Bank of New York, the New York State Banking Department and the New York County District Attorney’s Office resolving matters relating to JPMC’s involvement with certain transactions involving Enron. In connection with the SEC settlement, JPMC consented to the relief sought by that regulator, including a payment of $135 million and an order enjoining JPMC from future violations of the antifraud provisions of the securities laws, without admitting or denying the SEC’s allegations that it aided and abetted securities fraud by Enron, JPMC also agreed, in the settlements with the other regulators, to undertake measures to improve controls with respect to structured finance transactions and management of credit risk, legal and reputational risk in relation to such transactions.

On December 20, 2002, JPMC reached a settlement agreement in principle with the SEC, the NASD, the NYSE, the New York State Attorney General’s Office and the North American Securities Administrators Association, on behalf of state securities regulators, resolving those regulators’ investigations of JPMC relating to research analyst independence. Pursuant to the agreement in principle, JPMC, without admitting or denying the regulators’ allegations concerning alleged conflicts of interest, agreed, among other things: (i) to the entry of an injunction against future violations of certain securities laws and regulations, (ii) to pay a total of $80 million, and (iii) to adopt internal structural and other reforms to ensure the integrity of JPMC analyst research. On October 31, 2003, the terms of the SEC settlement were entered in a final judgment (against JPMC subsidiary J.P. Morgan Securities Inc.) by the United States District Court for the Southern District of New York.

CCMP Capital Investors II, L.P.

CCMP is a Delaware limited partnership organized to invest in buyout and growth equity transactions. CCMP’s principal executive offices are at c/o CCMP Capital Advisors, LLC, 245 Park Avenue, New York, New York 10167 and its business telephone number is (212) 600-9600. The general partner of CCMP is CCMP Capital Associates, L.P., a Delaware limited partnership, the business of which is to serve as the general partner of CCMP. The general partner of CCMP Capital Associates, L.P. is CCMP Capital Associates GP, LLC, a Delaware limited liability company. CCMP Capital Associates GP, LLC exercises the authority of CCMP.

Set forth below for each member of CCMP Capital Associates GP, LLC is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen. During the last five years, none of CCMP, CCMP Capital

Associates, L.P., CCMP Capital Associates GP, LLC or any of CCMP Capital Associates GP, LLC’s members listed below has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each director and executive officer listed below is c/o CCMP Capital Advisors, LLC, 245 Park Avenue, New York, New York 10167.

Each person listed below was employed by J.P. Morgan Partners, LLC until July 31, 2006. The address for J.P. Morgan Partners, LLC was 1221 Avenue of the Americas, New York, New York 10020. As of August 1, 2006, each person listed below became employed by CCMP Capital Advisors, LLC. CCMP Capital Advisors, LLC, a Delaware limited liability company (“CCMP Capital”), is the investment advisor to CCMP Capital Investors II, L.P. CCMP Capital is a wholly owned subsidiary of CCMP Capital, LLC, a Delaware limited liability company.

Jeffrey Walker — Chief Executive Officer of CCMP Capital Advisors, LLC. Mr. Walker is the Chief Executive Officer of CCMP Capital. During the past five years Mr. Walker served as the Managing Partner of J.P. Morgan Partners, LLC until July 31, 2006.

Stephen Murray — President and Chief Operating Officer of CCMP Capital Advisors, LLC. Mr. Murray is the President and Chief Operating Officer of CCMP Capital. During the past five years Mr. Murray served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

Christopher Behrens — Managing Director of CCMP Capital Advisors, LLC. Mr. Behrens is a Managing Director of CCMP Capital. During the past five years Mr. Behrens served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006

Michael Hannon — Managing Director of CCMP Capital Advisors, LLC. Mr. Hannon is a Managing Director of CCMP Capital. During the past five years Mr. Hannon served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

Jonathan Lynch — Managing Director of CCMP Capital Advisors, LLC. Mr. Lynch is a Managing Director of CCMP Capital. During the past five years Mr. Lynch served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

Timothy Walsh — Managing Director of CCMP Capital Advisors, LLC. Mr. Walsh is a Managing Director of CCMP Capital. During the past five years Mr. Walsh served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

Dana Beth Ardi — Managing Director of CCMP Capital Advisors, LLC. Ms. Ardi is a Managing Director of CCMP Capital. During the past five years Ms. Ardi served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

John Breckenridge — Managing Director of CCMP Capital Advisors, LLC. Mr. Breckenridge is a Managing Director of CCMP Capital. Mr. Breckenridge had been a Partner of J.P. Morgan Partners, LLC since January 2005, prior to which he was a Partner in the Japan office of J.P. Morgan Partners Asia Pte. Ltd., now known as CCMP Capital Asia. The business address of CCMP Capital Asia is One International Finance Centre, One Harbour View Street, Central Hong Kong.

Julie Casella-Esposito — Managing Director of CCMP Capital Advisors, LLC. Ms. Casella-Esposito is a Managing Director of CCMP Capital. During the past five years Ms. Casella-Esposito served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

Nancy-Ann Deparle — Managing Director of CCMP Capital Advisors, LLC. Ms. Deparle has been Managing Director of CCMP Capital since August 2006, prior to which she was a consultant with J.P. Morgan Partners, LLC.

Benjamin Edmands — Managing Director of CCMP Capital Advisors, LLC. Mr. Edmands is a Managing Director of CCMP Capital. Prior to August 2006, he was a Principal at J.P. Morgan Partners, LLC.

Stephen McKenna — Managing Director of CCMP Capital Advisors, LLC. Mr. McKenna is a Managing Director of CCMP Capital. Prior to February 2006, he was a Principal at J.P. Morgan Partners, LLC.

Sunil Mishra — Managing Director of CCMP Capital Advisors, LLC. Mr. Mishra is a Managing Director of CCMP Capital. Mr. Mishra had been a Partner of J.P. Morgan Partners, LLC since July 2004, prior to which he was an Associate Principal at McKinsey and Company. The business address of McKinsey and Company is 21 S. Clarke Street, 29th Floor, Chicago IL, 60603. Prior to July 2002 he was a Principal at A.T. Kearney. The business address of A.T. Kearney is 222 W. Adams St. Chicago, IL, 60606.

Kevin O’Brien — Managing Director of CCMP Capital Advisors, LLC. Mr. O’Brien is a Managing Director of CCMP Capital. Prior to February 2006, he was a Principal at J.P. Morgan Partners, LLC.

Faith Rosenfeld — Managing Director of CCMP Capital Advisors, LLC. Ms. Rosenfeld is a Managing Director of CCMP Capital. During the past five years Ms. Rosenfeld served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

William Stuek — Managing Director of CCMP Capital Advisors, LLC. Mr. Stuek is a Managing Director of CCMP Capital. During the past five years Mr. Stuek served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

Lauren Tyler — Managing Director of CCMP Capital Advisors, LLC. Ms. Tyler is a Managing Director of CCMP Capital. Ms. Tyler had been a Partner of J.P. Morgan Partners, LLC since April 2005, prior to which she was a partner for Quetzal/JP Morgan Partners, the business address of which is 19 W 44th St, Suite 611, New York, NY 10036.

Richard Waters, Jr. — Managing Director of CCMP Capital Advisors, LLC. Mr. Waters is a Managing Director of CCMP Capital. During the past five years Mr. Waters served as a Partner of J.P. Morgan Partners, LLC until July 31, 2006.

Richard Jansen — Managing Director, General Counsel and Chief Compliance Officer of CCMP Capital Advisors, LLC. Mr. Jansen is Managing Director, General Counsel and Chief Compliance Officer of CCMP Capital. Mr. Jansen had been General Counsel of J.P. Morgan Partners, LLC since December 2003, prior to which he was a Managing Director and Associate General Counsel at JPMorgan Chase & Co., the business address of which is 270 Park Avenue, New York, New York 10017.

Marc Unger — Managing Director and Chief Financial Officer of CCMP Capital Advisors, LLC. Mr. Unger is Managing Director and Chief Financial Officer of CCMP Capital. Mr. Unger had been a Partner of J.P. Morgan Partners, LLC since February 2006, prior to which he was the Chief Financial Officer of UBS Capital Americas, LLC, the business address of which is 299 Park Avenue, New York, New York 10071.

Warburg Pincus Private Equity IX, L.P.

Warburg is a Delaware limited partnership organized to invest in venture capital transactions, growth capital transactions, buyouts, recapitalizations and other special situations. Warburg’s principal executive offices are at c/o Warburg Pincus, LLC, 466 Lexington Avenue, New York, New York 10017 and its business telephone number is (212) 878-0600. The general partner of Warburg is Warburg Pincus IX, LLC (“WP IX LLC”), a New York limited liability company the primary business of which is to serve as the general partner of Warburg. The sole member of WP IX LLC is Warburg Pincus Partners LLC (“WPP LLC”), a New York limited liability company. The managing member of WPP LLC is Warburg Pincus & Co. (“WP”), a New York general partnership. The manager of Warburg is Warburg Pincus LLC (“WP LLC”), a New York limited liability company. Warburg Pincus is a leading private equity firm.

Set forth below for each managing general partner of WP is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen. During the last five years, none of Warburg, WP IX LLC, WPP LLC, WP, WP LLC or any of WP’s managing general partners listed below has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each director and executive officer listed below is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, NY 10017.

Charles R. Kaye — Managing General Partner of Warburg Pincus & Co. and Managing Member and Co-President of Warburg Pincus LLC. Mr. Kaye has been a Co-President of WP since April 2002, prior to which he was an Executive Managing Director since September 2000. Mr. Kaye also serves on the board of directors of Jarden Corporation.

Joseph P. Landy — Managing General Partner of Warburg Pincus & Co. and Managing Member and Co-President of Warburg Pincus LLC. Mr. Landy has been a Co-President of WP since April 2002, prior to which he was an Executive Managing Director since September 2000. Mr. Landy also serves on the board of directors of Avaya, Inc.

Thomas H Lee Equity Fund VI, L.P.

THL, a Delaware limited partnership sponsored by Thomas H. Lee Partners, L.P., a Delaware limited partnership (“THL Partners”), was organized in 2006 to acquire large growth-oriented companies. THL’s principal executive offices are at c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and its business telephone number is (617) 227-1050. The general partner of THL is THL Equity Advisors VI, LLC, a Delaware limited liability company, whose sole business is to serve as the general partner of THL. The sole member of THL Equity Advisors VI, LLC is THL Partners, a leading private equity investment firm. The sole general partner of THL Partners is Thomas H. Lee Advisors, LLC, a Delaware limited liability company.

Set forth below for each co-president and managing director of THL Partners is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below, other than Soren L. Oberg, is a United States citizen. During the last five years, none of THL, THL Equity Advisors VI, LLC, THL Partners, Thomas H. Lee Advisors, LLC or any of THL Partners’ co-presidents or managing directors listed below has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws. The principal address of each co-president and managing director listed below is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

Anthony J. DiNovi — Co-President. Mr. DiNovi is a Co-President of THL Partners. Mr. DiNovi has also held the following directorships of public companies and companies subject to public filings: Dunkin Brands, Inc. (since 2006); Nortek, Inc. (since 2004); US LEC Corp (since 2000); Eye Care Centers of America, Inc. (1998 – 2005); Fisher Scientific International, Inc. (1998 – 2004); and Endurance Specialty Insurance Ltd. (2001 – 2005).

Scott A. Schoen — Co-President. Mr. Schoen is a Co-President of THL Partners. Mr. Schoen has also held the following directorships of public companies and companies subject to public filings: Simmons Company (since 2003); Spectrum Brands, Inc. (since 2005); Affordable Residential Communities (2000 – 2005); Rayovac Corporation (1996 – 2002); Refco, Inc. (2004 – 2005); Syratech Corporation (1997 – 2005); and Wyndham International, Inc. (1999 – 2005).

Scott M. Sperling — Co-President. See information provided for Mr. Sperling set forth in “—RMK Acquisition Corporation” above.

Thomas M. Hagerty — Managing Director. Mr. Hagerty is a Managing Director of THL Partners. Mr. Hagerty has also held the following directorships of public companies and companies subject to public filings: Fidelity National Financial, Inc. (since 2005); Affordable Residential Communities (1998—2005); Conseco, Inc. (2001—2004); Syratech Corporation (1997—2005); Cott Corp. (1998—2004); and Metris Companies, Inc. (1999—2005).

Seth W. Lawry — Managing Director. Mr. Lawry is a Managing Director of Thomas H. Lee Partners. Mr. Lawry worked at Thomas H. Lee Company from 1989 to 1990, rejoining in 1994. Mr. Lawry has also held the following directorships of public companies and companies subject to public filings: Houghton Mifflin Company (since 2003); ProSiebenSat.1 Media AG (since 2003); Warner Music Group (since 2004); and Fidelity National Information Services, Inc. (2005—2006).

Kent R. Weldon — Managing Director. Mr. Weldon is a Managing Director of Thomas H. Lee Partners. Mr. Weldon was employed by Thomas H. Lee Partners, L.P. from 1991 until 1993, rejoining in 1995. Mr. Weldon has also worked for Wellington Management. Mr. Weldon has also held the following directorships of public companies and companies subject to public filings: Nortek, Inc. (since 2004); Syratech Corporation (1997—2005); and FairPoint Communications, Inc. (2000—2005).

Todd M. Abbrecht — Managing Director. Mr. Abbrecht is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners in 1992, Mr. Abbrecht was in the Mergers and Acquisitions department of Credit Suisse First Boston. Mr. Abbrecht has also held the following directorships of public companies and companies subject to public filings: Affordable Residential Communities (2000—2004); Simmons Company (since 2003); Dunkin Brands, Inc. (since 2006); and Warner Chilcott Holdings Co. Ltd. (since 2004).

Charles A. Brizius — Managing Director. Mr. Brizius is a Managing Director of Thomas H. Lee Partners, L.P., joining the firm in 1993. From 1991 through 1993, Mr. Brizius was with Morgan Stanley & Co. Incorporated where he was a financial analyst in the bank’s Financial Institutions Group, Investment Banking Division. Mr. Brizius has also held the following directorships of public companies and companies subject to public filings: Spectrum Brands, Inc. (since 2005); Houghton Mifflin Company (since 2003); Warner Music Group (since 2004); and Eye Care Centers of America, Inc. (1998—2005).

Scott L. Jaeckel — Managing Director. Mr. Jaeckel is a Managing Director of Thomas H. Lee Partners, L.P. Mr. Jaeckel worked at Thomas H. Lee Company from 1994 to 1996, rejoining in 1998. From 1992 to 1994, Mr. Jaeckel worked at Morgan Stanley & Co. Incorporated in the Corporate Finance Department.

Mr. Jaeckel has also held the following directorships of public companies and companies subject to public filings: Warner Music Group (since 2004); Refco Inc. (2004—2005); Paramax Capital Group (since 2003); and Rayovac Corporation (1998—2002).

Soren L. Oberg — Managing Director. Mr. Oberg is a Managing Director of Thomas H. Lee Partners, L.P. Mr. Oberg has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company since 1993. Prior to joining the firm, Mr. Oberg worked in the Merchant Banking Division of Morgan Stanley & Co., Inc. Mr. Oberg has also held the following directorships of public companies and companies subject to public filings: American Media, Inc. (since 2003); and Vertis, Inc. (since 1999).

RIGHTS OF APPRAISAL

Under the DGCL, you have the right to demand appraisal in connection with the merger and to receive, in lieu of the merger consideration, payment in cash for the fair value of your common stock of the Company as determined by the Delaware Court of Chancery. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the merger agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•	You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of the Company’s common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of the Company’s common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the merger agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

All demands for appraisal should be in writing and addressed to ARAMARK Corporation, 1101 Market Street, Philadelphia, Pennsylvania 19107, Attention: General Counsel, before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of the Company’s common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). The demand should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of the Company’s common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for such stockholder’s shares of the Company’s common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, it is the obligation of the Company’s stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of the Company’s common stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company’s common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Company common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, the Company’s stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless ARAMARK has received contrary instructions from one or more of the stockholders. ARAMARK will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to ARAMARK’s transfer agent, Mellon Investor Services, at ARAMARK Shareholder Services Group at Mellon Investor Services, Newport Office Center VII, 480 Washington Blvd., Jersey City, NJ 07310 or by calling Mellon Investor Services at: 800-803-6180. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Mellon Investor Services at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is completed, we do not expect to hold an annual meeting in 2007. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2007 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2007 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy statement and form of proxy for the 2007 annual meeting pursuant to Rule 14a-8, proposals of stockholders must have been received by us no later than September 7, 2006 and must comply with Rule 14a-8. If the date of the 2007 annual meeting, if any, is changed by more than 30 days from February 7, 2007, then in order to be considered for inclusion in the Company’s proxy materials, proposals of stockholders intended to be presented at the 2007 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2007 annual meeting. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested, to ARAMARK Corporation, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Corporate Secretary.

In addition, our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the address set forth above not less than 45 nor more than 75 days in advance of the first anniversary of the mailing date for the preceding year’s annual meeting of stockholders (which was January 5, 2006). If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the NYSE at:

20 Broad Street

New York, NY 10005

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at ARAMARK Corporation, 1101 Market Street, Philadelphia, Pennsylvania 19107, Attention: Investor Relations. If you would like to request documents, please do so by December 8, 2006, in order to receive them before the special meeting.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. We incorporate by reference the documents listed below:

Company Filings	Periods
Annual Report on Form 10-K	Year ended September 30, 2005

Quarterly Reports on Form 10-Q	Quarters ended December 30, 2005, March 31, 2006 and June 30, 2006

Current Reports on Form 8-K	Filed November 16, 2005, November 18, 2005, November 25, 2005, December 2, 2005, February 8, 2006, April 13, 2006, May 4, 2006, May 10, 2006, June 13, 2006, July 12, 2006, July 20, 2006, August 8, 2006, August 9, 2006 and October 5, 2006

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                         , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

RMK ACQUISITION CORPORATION,

RMK FINANCE LLC

and

ARAMARK CORPORATION

Dated as of August 8, 2006

-ii-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of August 8, 2006, among RMK Acquisition Corporation, a Delaware corporation (“MergerCo”), RMK Finance LLC, a Delaware limited liability company (“SibCo”), and ARAMARK Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties intend that MergerCo be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger (as defined below), upon the terms and subject to the conditions of this Agreement, each share of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and each share of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) will be converted into the right to receive $33.80 per share in cash;

WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has, by unanimous vote of all of the directors (other than Joseph Neubauer, who abstained), (i) determined that it is in the best interests of the Company and its stockholders (other than stockholders who invest in Parent or MergerCo), and declared it advisable, to enter into this Agreement with MergerCo and SibCo, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the respective Boards of Directors of each of MergerCo and SibCo have unanimously approved this Agreement and declared it advisable for MergerCo and SibCo to enter into this Agreement;

WHEREAS, certain existing stockholders of the Company desire to contribute Shares to MergerCo immediately prior to the Effective Time in exchange for shares of capital stock of MergerCo;

WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to MergerCo’s willingness to enter into this Agreement, MergerCo and a stockholder of the Company are entering into a voting agreement, of even date herewith (the “Voting Agreement”) pursuant to which such stockholder has agreed, subject to the terms thereof, to vote his Shares (as defined below) in favor of adoption of this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

I. THE MERGER

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, (a) MergerCo will merge with and into the Company (the “Merger”), (b) the separate corporate existence of MergerCo will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2 Closing. Unless otherwise mutually agreed in writing by the Company and MergerCo, the closing of the Merger (the “Closing”) will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m. local time on a date selected by MergerCo, but not later than the third Business Day following the day (the “Satisfaction Date”) on which all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or, if permissible, waived in accordance with this Agreement; provided, however, that if the Marketing Period has not ended by the Satisfaction Date, the Closing shall occur on the date following the Satisfaction Date that is the earliest to occur of (a) a date during the Marketing Period to be specified by MergerCo on no less than three Business Days’ notice to the Company, (b) the final day of the Marketing Period, and (c) the Outside Date. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by MergerCo and the Company in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger will have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5 Organizational Documents. At the Effective Time, (a) the certificate of incorporation and bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time so as to read (except with respect to the name of the Company, indemnification of officers and directors and advancement of expenses, all of which shall be as set forth in the Company’s certificate of incorporation and bylaws as in effect as of the date hereof) the same as the certificate of incorporation and bylaws respectively of MergerCo as in effect immediately prior to the Effective Time until thereafter amended in accordance with applicable Law or provisions of the certificate of incorporation and bylaws.

Section 1.6 Directors and Officers of Surviving Corporation. The directors of MergerCo and the officers of the Company, in each case, as of the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation or bylaws of the Surviving Corporation.

Section 1.7 Assignment of Rights Under Debt Financing. In connection with the transactions contemplated by this Agreement, at the Effective Time, SibCo will assign to the Company any and all rights and obligations of SibCo pursuant to the Debt Financing, and the Surviving Corporation will assume such rights and obligations.

II. EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of SibCo, MergerCo or the Company or the holder of any capital stock of MergerCo or the Company:

(a) Cancellation of Certain Common Stock. Each share of Common Stock that is owned by MergerCo, SibCo, Parent, Holdco, or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries (other than Shares held on behalf of third parties) will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Common Stock. Each share of Common Stock (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled in accordance with Section 2.1(a) and (ii) Dissenting Shares (each, an “Excluded Share” and collectively, the “Excluded Shares”)) will be converted into the right to receive $33.80 in cash, without interest (the “Merger Consideration”).

(c) Cancellation of Shares. At the Effective Time, all Shares will no longer be outstanding and all Shares will be cancelled and will cease to exist, and, in the case of book-entry shares (“Book-Entry Shares”), the names of the former registered holders shall be removed from the registry of holders of such shares, and, subject to Section 2.3, each holder of a certificate formerly representing any such Shares (each, a “Certificate”) and each holder of a Book-Entry Share will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, in accordance with Section 2.2.

(d) Conversion of MergerCo Capital Stock. Each share of common stock, par value $0.10 per share, of MergerCo issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.2 Surrender of Certificates and Book-Entry Shares. (a) Paying Agent. Prior to the Effective Time, for the benefit of the holders of Shares (other than Excluded Shares) SibCo will (i) designate, or cause to be designated, a bank or trust company that is reasonably acceptable to the Company (the “Paying Agent”) and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent to act as agent for the payment of the Merger Consideration in respect of Certificates upon surrender of such Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Shares in accordance with this Article II from time to time after the Effective Time. Promptly after the Effective Time, the Surviving Corporation will deposit, or cause to be deposited, with the Paying Agent cash in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.1(b) upon surrender of such Certificates or Book-Entry Shares (such cash being herein referred to as the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be property of and payable to the Surviving Corporation.

(b) Payment Procedures. As promptly as practicable after the Effective Time, the Surviving Corporation will instruct the Paying Agent to mail to each holder of record of Shares (other than Excluded Shares) a letter of transmittal in customary form as reasonably agreed by the parties specifying that delivery will be effected, and risk of loss and title to Certificates and Book-Entry Shares will pass, only upon proper delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares, as the case may be, to the Paying Agent and instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Shares in exchange for the Merger Consideration. Upon the proper surrender of a Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Share to the Paying Agent, together with a properly completed letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor cash in the amount (after giving effect to any required tax withholdings) that such holder has the right to receive pursuant to this Article II, and the Certificate or Book-Entry Share so surrendered will forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, cash to be paid upon due surrender of the Certificate or Book-Entry Share may be paid to such a transferee if the

Certificate or Book-Entry Share formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c) Withholding Taxes. The Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Shares or holder of Stock Options or Company RSUs any amounts required to be deducted and withheld with respect to such payments under the Code and the rules and Treasury Regulations promulgated thereunder, or any provision of state, local or foreign Tax law. Any amounts so deducted and withheld will be timely paid to the applicable Tax authority and will be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holders of Stock Options or Company RSUs, as the case may be, in respect of which such deduction and withholding was made.

(d) No Further Transfers. After the Effective Time, there will be no transfers on the stock transfer books of the Company of Shares that were outstanding immediately prior to the Effective Time other than to settle transfers of Shares that occurred prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, they will be cancelled and exchanged for the Merger Consideration as provided in this Article II.

(e) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares six months after the Effective Time will be delivered to the Surviving Corporation, on demand, and any holder of a Certificate or Book-Entry Share who has not theretofore complied with this Article II will thereafter look only to the Surviving Corporation for payment of his or her claims for Merger Consideration. Notwithstanding the foregoing, none of SibCo, MergerCo, the Company, the Surviving Corporation, the Paying Agent or any other Person will be liable to any former holder of Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as the Surviving Corporation may determine are necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

Section 2.3 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, any Shares outstanding immediately prior to the Effective Time that are held by a stockholder (a “Dissenting Stockholder”) who has neither voted in favor of the adoption of this Agreement nor consented thereto in writing and who has demanded properly in writing appraisal for such Shares and otherwise properly perfected and not withdrawn or lost his or her rights (the “Dissenting Shares”) in accordance with Section 262 of the DGCL will not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Stockholders will be entitled to receive payment of the appraised value of Dissenting Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Section 262 will thereupon be deemed to have been converted into, and represent the right to receive, the Merger Consideration in the manner provided in Article II and will no longer be Excluded Shares. The Company will give MergerCo prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to stockholders’ rights of appraisal. The Company will give MergerCo the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal. The Company will not, except with the prior written consent of MergerCo, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal or other treatment of any such demands.

Section 2.4 Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares, or securities convertible or exchangeable into or exercisable for Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration will be equitably adjusted to reflect such change; provided that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.5 Treatment of Stock Options and Other Equity Based Awards. (a) Each option to purchase Shares (collectively, the “Stock Options”) outstanding immediately prior to the Effective Time pursuant to the Company Benefit Plans will at the Effective Time be cancelled and the holder of such Stock Option will, in full settlement of such Stock Option and in exchange for the surrender to the Company of any certificate or other document evidencing such Stock Option, receive from the Surviving Corporation an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Share of such Stock Option multiplied by (y) the number of Shares subject to such Stock Option (with the aggregate amount of such payment rounded up to the nearest whole cent). The holders of Stock Options will have no further rights in respect of any Stock Options from and after the Effective Time.

(b) As of the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time will be cancelled and extinguished, and the holder thereof will be entitled to receive from the Surviving Corporation an amount in cash equal to the Merger Consideration, without interest, in respect of each cancelled Company RSU.

(c) As of the Effective Time, each Company DSU granted under any of the ARAMARK Stock Unit Retirement Plan (pre-IPO), the Amended and Restated 2001 Stock Unit Retirement Plan and the ARAMARK 2005 Stock Unit Retirement Plan (each such plan, a “SURP”) shall be deemed converted into a cash obligation under the applicable SURP in an amount per Company DSU equal to the Merger Consideration and shall otherwise remain subject to the terms of the applicable SURP.

(d) As of the Effective Time, each Company DSU granted to a director of the Company pursuant to the ARAMARK 2001 Equity Incentive Plan that is outstanding immediately prior to the Effective Time shall be cancelled and extinguished in accordance with the terms of that plan, and the holder thereof shall be entitled to receive from the Surviving Corporation an amount in cash equal to the Merger Consideration, without interest, in respect of each cancelled Company DSU.

(e) Prior to the Effective Time, the Company will adopt such resolutions and will take such other actions as shall be required to effectuate the actions contemplated by this Section 2.5, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation.

Section 2.6 Timing of Equity Rollover. For the avoidance of doubt, the parties acknowledge and agree that the contribution of Shares to Parent, Holdco or MergerCo pursuant to the Equity Rollover (and any subsequent contribution of such Shares prior to the Effective Time by Parent to Holdco or by Holdco to MergerCo) shall be deemed to occur immediately prior to the Effective Time and prior to any other above-described event.

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter (the “Company Disclosure Letter”) delivered by the Company to SibCo and MergerCo concurrently with the execution of this Agreement (it being understood that any matter disclosed in any section of the Company Disclosure Letter will be deemed to be disclosed in any other section of the Company Disclosure Letter to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other section), or as and to the extent set forth in the Company SEC Documents filed on or after September 30, 2005 and prior to the date of this Agreement or in the Company’s definitive proxy statement for its 2006 Annual Meeting of Stockholders (excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to SibCo and MergerCo as follows:

Section 3.1 Organization; Power; Qualification. The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (to the extent such concept is legally recognized) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any Company Joint Venture, is in violation of its organizational or governing documents, except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.2 Corporate Authorization; Enforceability. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to adoption of this Agreement by the Requisite Company Vote, to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the Special Committee, at a duly held meeting has, by unanimous vote of all of the directors (other than Joseph Neubauer, who abstained), (i) determined that it is in the best interests of the Company and its stockholders (other than stockholders who invest in Parent or MergerCo), and declared it advisable, to enter into this Agreement with MergerCo and SibCo, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement (including the recommendation of the Special Committee, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders Meeting. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the Requisite Company Vote.

(b) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by MergerCo and SibCo, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 3.3 Capitalization; Options. (a) The Company’s authorized capital stock consists solely of 600,000,000 shares of Class A Common Stock, 1,000,000,000 shares of Class B Common Stock, and 100,000,000 shares of preferred stock (the “Preferred Stock”), including 600,000 shares of Series C Junior Participating Preferred Stock and 20,000 shares of Adjustable Rate Callable Nontransferable Series D Preferred Stock. As of the close of business on July 28, 2006 (the “Measurement Date”), 56,753,754 shares of Class A Common Stock were issued and outstanding, 123,229,981 shares of Class B Common Stock were issued and outstanding, and no shares of Preferred Stock were issued or outstanding. As of the Measurement Date, 18,884,252 shares of Class A Common Stock and 32,288,583 shares of Class B Common Stock are held in the treasury of the Company. No Shares are held by any Subsidiary of the Company. Since the Measurement Date until the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Stock Options or the terms of Company RSUs or Company DSUs outstanding as of the Measurement Date and other than pursuant to Stock Options or Company DSUs issued to directors pursuant to and in accordance with the Company Director Compensation Program, there has been no change in the number of outstanding shares of capital stock of the Company or the number of outstanding Stock Options, Company RSUs, or Company DSUs. As of the Measurement Date, Stock Options to purchase 10,778,709 shares of Class A Common Stock or Class B Common Stock were outstanding, and there were outstanding 6,250.2978 Director DSUs and

2,409,008.576 DSUs under the SURP (based upon a closing price of $32.38 on such date) and 1,360,517.2913 Company RSUs. Section 3.3(a) of the Company Disclosure Letter sets forth a complete and correct list of all Stock Options that are outstanding as of the Measurement Date, the exercise price of each such Stock Option, and with respect to the Persons specified thereon, the number of Stock Options held by each such Person and the exercise prices thereof. As of the date of this Agreement, except as set forth in this Section 3.3 and for the 600,000 shares of Series C Junior Participating Preferred Stock which have been reserved for issuance upon the exercise of rights granted under the Company Rights Agreement, there are no shares of capital stock or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company or such securities or other rights (which term, for purposes of this Agreement, will be deemed to include “phantom” stock or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights). Since the Measurement Date through the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Stock Options or pursuant to RSUs outstanding as of the Measurement Date, there have been no issuances of any securities of the Company or any of its Subsidiaries.

(b) All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights.

(c) Except as set forth in this Section 3.3, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to issue, sell, or otherwise transfer to any Person, or to repurchase, redeem or otherwise acquire from any Person, any Shares, Preferred Stock, capital stock of any Subsidiary of the Company, or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company or any Subsidiary of the Company or such securities or other rights.

(d) Other than the issuance of Shares upon exercise of Stock Options or pursuant to the terms of Company RSUs or Company DSUs, and other than previously announced regular quarterly dividends, since January 1, 2006 and through the date of this Agreement, the Company has not declared or paid any dividend or distribution in respect of any of the Company’s securities, and neither the Company nor any Subsidiary has issued, sold, repurchased, redeemed or otherwise acquired any of the Company’s securities, and their respective boards of directors have not authorized any of the foregoing.

(e) Each Company Benefit Plan providing for the grant of Shares or of awards denominated in, or otherwise measured by reference to, Shares (each, a “Company Stock Award Plan”) is set forth (and identified as a Company Stock Award Plan) in Section 3.13(a) of the Company Disclosure Letter. The Company has provided to MergerCo or any of its Affiliates correct and complete copies of all Company Stock Award Plans and all forms of options and other stock based awards (including award agreements) issued under such Company Stock Award Plans.

(f) As of the date of this Agreement, neither the Company nor any Subsidiary has entered into any commitment, arrangement or agreement, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds or make investments in any Person other than (i) any such commitments, arrangements, or agreements in the ordinary course of business consistent with past practice, (ii) pursuant to Disclosed Contracts, or (iii) investments in client facilities in the ordinary course of business consistent with past practice.

Section 3.4 Subsidiaries and Company Joint Ventures. Section 3.4 of the Company Disclosure Letter sets forth a complete and correct list of all of the Company’s Subsidiaries and all Company Joint Ventures. All equity interests of the Material Subsidiaries and the Company Joint Ventures held by the Company or any other Subsidiary are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests owned by the Company or another Subsidiary are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests) other than any Permitted Liens or restrictions contained in the Joint Venture Agreements related thereto. The Company has provided or made available to MergerCo or any of its Affiliates complete and correct copies of the Company Organizational Documents and the joint venture agreements of the Company Joint

Ventures (and the Company represents that, to the Company’s Knowledge, any organizational documents of the Company Joint Ventures not made available to MergerCo do not contain provisions that conflict with the Joint Venture Agreements in any material respect).

Section 3.5 Governmental Authorizations. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body, self regulated entity or similar body, whether domestic or foreign (each, a “Governmental Entity”), other than: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”); (iii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement (the “Company Proxy Statement”) relating to the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement (the “Company Stockholders Meeting”) and the related Rule 13E-3 Transaction Statement (the “Schedule 13E-3”); (iv) any filings required by, and any approvals required under, the rules and regulations of the New York Stock Exchange (the “NYSE”); (v) compliance with and filings under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable, (B) applicable requirements of Council Regulation (EC) No. 139/2004 of the Council of the European Union (the “EC Merger Regulation”), if any, (C) the Competition Act (Canada) and the Investment Canada Act of 1984 (Canada), and (D) applicable competition or merger control Laws of any other jurisdiction; (vi) any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity identified in Section 3.5(vi) of the Company Disclosure Letter; and (vii) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6 Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, any provision of (x) the Company Organizational Documents or (y) any of the organizational or governing documents of the Company Joint Ventures and of each Company Subsidiary that is not a Material Subsidiary; (ii) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries (“Company Assets”) are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.5 have been obtained or made); (iii) result in any violation or breach of or loss of a benefit under, or constitute a default (with or without notice or lapse of time or both) under, any Company Contract; (iv) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Company Contract; (v) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Company Contract; or (vi) cause the creation or imposition of any Liens on any Company Assets, except for Permitted Liens, except, in the cases of clauses (i)(y) and (ii) – (vi), as would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.7 Voting. (a) Except for the vote necessary to satisfy the condition set forth in Section 6.1(a)(ii), the Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary to approve and adopt this Agreement and approve the Merger and the other transactions contemplated thereby.

(b) There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock of the Company or any of its Material Subsidiaries, other than the Voting Agreement. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Material Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities or other rights having the right to vote, on any matters on which stockholders of the Company may vote.

Section 3.8 Financial Reports and SEC Documents. (a) The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or other applicable securities statutes, regulations, policies and rules since September 30, 2003 (the forms, statements, reports and documents filed or furnished with the SEC since September 30, 2003, including any amendments thereto, the “Company SEC Documents”). Each of the Company SEC Documents, at the time of its filing (except as and to the extent such Company SEC Document has been modified or superseded in any subsequent Company SEC Document filed and publicly available prior to the date of this Agreement), complied in all material respects with the applicable requirements of each of the Exchange Act and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). As of their respective dates, except as and to the extent modified or superseded in any subsequent Company SEC Document filed and publicly available prior to the date of this Agreement, the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company SEC Documents included all certificates required to be included therein pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“SOX”), and the internal control report and attestation of the Company’s outside auditors required by Section 404 of SOX.

(b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Documents (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders’ equity and cash flows included in or incorporated by reference into the Company SEC Documents (including any related notes and schedules) fairly presents in all material respects the results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein.

(c) The management of the Company has (x) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and chief financial officer of the Company by others within those entities, and (y) disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since September 30, 2003, any material change in internal control over financial reporting or failure or inadequacy of disclosure controls required to be disclosed in any Company SEC Document has been so disclosed.

(d) To the Company’s Knowledge, (x) from September 30, 2004 through the date of this Agreement, none of the Company or any of its Subsidiaries, or any director, officer, employee who is a member of the President’s Council or independent auditor of the Company or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after September 30, 2004 (except for any of the foregoing that have been resolved without any material impact on the Company and its Subsidiaries, taken as a whole, and except for any of the foregoing which have no reasonable basis), and (y) since September 30, 2004 through the date of this Agreement, no attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after September 30, 2004, by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or, to the Knowledge of the Company, to any director or officer of the Company, except, in the case of any of such matters (x) and (y) above, as would not, reasonably be expected to have a Company Material Adverse Effect.

Section 3.9 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of the Company dated as of March 31, 2006 (including the notes thereto) included in the Company SEC Documents or (ii) as incurred since the date thereof in the ordinary course of business consistent with past practice, neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any Company Joint Venture has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that would reasonably be expected to have a Company Material Adverse Effect.

Section 3.10 Absence of Certain Changes. (a) Since March 31, 2006, there has not been any Company Material Adverse Effect or any change, event or development that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(b) Since March 31, 2006 and through the date of this Agreement, the Company and each of its Material Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and there has not been any (i) action or event that, if taken on or after the date of this Agreement without MergerCo’s consent, would violate the provisions of any of Sections 5.1(a), (b), (c)(i) – (ii), (c)(iv) – (v), (d)(i) – (iii) or (d)(v)), (e) (except with respect to mergers or consolidations between entities that were wholly owned by the Company at the time of merger or consolidation), (f) (except with respect to dispositions of assets or securities having an aggregate value not in excess of $10,000,000 for all such dispositions and except for sales of receivables pursuant to the Company’s receivables facility and collection and other sales and dispositions of assets in the ordinary course of business consistent with past practice), (h), (k), (l), (m), (n), (o) (except with respect to the Company’s Subsidiaries or former Subsidiaries) and (q) or (ii) agreement or commitment to do any of the foregoing.

Section 3.11 Litigation. Other than workers compensation claims arising in the ordinary course of business, there are no claims (including claims of illness or injury relating to food quality or food handling), actions, suits, demand letters, judicial, administrative or regulatory proceedings, or hearings, notices of violation, or investigations before any Governmental Entity (each, a “Legal Action”) pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any executive officer or director of Company or any of its Subsidiaries in connection with his or her status as a director or executive officer of the Company or any of its Subsidiaries which (i) is reasonably expected as of the date of this Agreement to involve an amount in controversy in excess of $10,000,000, or (ii) would reasonably be expected to have a Company Material Adverse Effect. There is no outstanding Order against the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected that would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement, neither the Company, any Subsidiary of the Company, nor any member of the Executive Leadership Council of the Company or any executive officer or director of the Company or any such Subsidiary is under investigation by any Governmental Entity related to the conduct of the Company’s or any such Subsidiary’s business, the results of which investigation or any further Legal Action relating thereto would reasonably be expected to have a Company Material Adverse Effect.

Section 3.12 Contracts. (a) As of the date of this Agreement, except as set forth in Section 3.12(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract: (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) to be performed in full or in part after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Documents; (ii) which is a Company Joint Venture Agreement; (iii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000; or (iv) which contains any provision that would restrict or limit, in any material respect, the conduct of business of any Affiliate of the Company (or any Affiliate of any such Affiliate of the Company) after the Effective Time, other than the Company, any of its Subsidiaries or any director, officer or employee of any of the Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in clause (i) of this Section 3.12(a), whether or not set forth in the Company Disclosure Letter or in the Company SEC Documents, is referred to herein as a “Disclosed Contract” (for purposes of clarification, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, whether or not filed with the SEC, is a Disclosed Contract).

(b) (i) Each Company Contract that is not a Disclosed Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, other than any such Company Contract that expires or is terminated after the date hereof in accordance with its terms or amended by agreement with the counterparty thereto (provided that if any such Company Contract is so amended in accordance with its terms after the date hereof (provided such amendment is not prohibited by the terms of this Agreement), then to the extent the representation and warranty contained in this sentence is made or deemed made as of any date that is after the date of such amendment, the reference to “Company Contract” in the first clause of this sentence shall be deemed to be a reference to such contract as so amended), except where the failure to be valid, binding and in full force and effect would not reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Contract, except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract, except where such default would not reasonably be expected to have a Company Material Adverse Effect. Each Disclosed Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, other than any such Disclosed Contracts that expire or are terminated after the date hereof in accordance with their terms or amended by agreement with the counterparty thereto (provided that if any such Disclosed Contract is so amended in accordance with its terms after the date hereof (provided such amendment is not prohibited by the terms of this Agreement) then to the extent the representation and warranty contained in this sentence is made or deemed made as of any date that is after the date of such amendment, the reference to “Disclosed Contract” in the first clause of this sentence shall be deemed to be a reference to such contract as so amended).

Section 3.13 Benefit Plans. (a) Section 3.13(a) of the Company Disclosure Letter contains a correct and complete list of each Material Company Benefit Plan. Each Material Company Benefit Plan that is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA) (a “Multiple Employer Plan”) is denoted as such on Section 3.13(a) of the Company Disclosure Letter. No entity is a member of the Company’s “controlled group” (within the meaning of Section 414 of the Code) other than the Company and its Material Subsidiaries.

(b) With respect to each Material Company Benefit Plan, other than a Multiemployer Plan, if applicable, the Company has provided to MergerCo correct and complete copies of (i) all plan texts and agreements and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions and material employee communications concerning the extent of the benefits provided under a Material Company Benefit Plan, other than a Multiemployer Plan; (iii) the three most recent annual reports (including all schedules); (iv) the three most recent annual audited financial statements and opinions; (v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the “IRS”); and (vi) all material communications with any domestic Governmental Entity given or received since September 30, 2004. There is no present intention that any Material Company Benefit Plan, other than a Multiemployer Plan, be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the level thereof) under any Company Benefit Plan, other than a Multiemployer Plan, at any time within the twelve months immediately following the date of this Agreement.

(c) Except to the extent set forth on Section 3.13(c) of the Company Disclosure Letter, since September 30, 2005, there has not been any amendment or change in interpretation relating to any Company Benefit Plan, other than a Multiemployer Plan, which would, in the case of any Material Company Benefit Plan, other than a Multiemployer Plan, materially increase the cost of such Material Company Benefit Plan, or, in the case of any Company Benefit Plan, other than a Material Company Benefit Plan and other than a Multiemployer Plan, materially increase the aggregate cost to the Company of all Company Benefit Plans that are not Material Company Benefit Plans.

(d) With respect to each Material Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under such plan (whether or not vested); (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) no liability (other than for premiums to the Pension Benefit Guaranty Corporation (the “PBGC”)) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such plan or made any inquiry which would reasonably be expected to lead to termination of any such plan, and, to the Company’s Knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan. Neither the Company nor any of its Subsidiaries has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan other than a plan listed on Section 3.13(a) of the Company Disclosure Letter. To the Knowledge of the Company, (x) neither the Company nor any of its Subsidiaries would be reasonably expected to be liable for any material liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) (a “Withdrawal Liability”) that has not been satisfied in full and (y) with respect to each Company Benefit Plan that is a Multiemployer Plan, neither the Company nor any of its Subsidiaries has received any notification that any such plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

(e) Each Company Benefit Plan, other than a Multiemployer Plan, that requires registration with a Governmental Entity has been properly registered, except where any failure to register, would not reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan, other than a Multiemployer Plan, which is intended to qualify under Section 401(a) of the Code has been issued a favorable determination letter by the IRS with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and no event has occurred since the date of such qualification or exemption that would reasonably be expected to materially adversely affect such qualification or exemption. Each Company Benefit Plan, other than a Multiemployer Plan, has been established and administered in material compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable Laws. No event has occurred and no condition exists that would subject the Company by reason of its affiliation with any current or former member of its “controlled group” (within the meaning of Section 414 of the Code) to any material (i) Tax, penalty, fine, (ii) Lien (other than a Permitted Lien) or (iii) other liability imposed by ERISA, the Code or other applicable Laws.

(f) There are no (i) Company Benefit Plans under which welfare benefits are provided to past or present employees of the Company and its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Recommendation Act of 1985 (“COBRA”), Section 4980B of the Code, Title I of ERISA or any similar state group health plan continuation Laws, the cost of which is fully paid by such employees or their dependents; or (ii) unfunded Company Benefit Plan obligations with respect to any past or present employees of the Company and its Subsidiaries that are not fairly reflected by reserves shown on the most recent financial statements contained in the Company SEC Documents, except as would not, have or reasonably by expected to have a Company Material Adverse Effect.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company and its Subsidiaries or with respect to any Company Benefit Plan; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (v) limit or restrict the right of the Company to merge, amend or terminate any of the Company Benefit Plans; or (vi) result in the payment of any amount that would, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

(h) Neither the Company nor any of its Subsidiaries or any Company Benefit Plan, nor to the Knowledge of the Company any “disqualified person” (as defined in Section 4975 of the Code) or “party in interest” (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, has resulted or would reasonably be expected to result in any material liability to the Company and its Subsidiaries taken as a whole. With respect to any Material Company Benefit Plan, other than a Multiemployer Plan, (i) no Legal Actions (including any administrative investigation, audit or other proceeding by the Department of Labor or the Internal Revenue Service but other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and (ii) to the Knowledge of the Company, no events or conditions have occurred or exist that would reasonably be expected to give rise to any such Legal Actions, except in each case that would not reasonably be expected to have a Company Material Adverse Effect.

(i) Except as would not reasonably be expected to have a Company Material Adverse Effect, all Company Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(j) Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company (i) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. Each Stock Option has been granted with an exercise price no lower than “fair market value” (within the meaning of Section 409A of the Code) as of the grant date of such option, and no term of exercise of a Stock Option has been extended after the grant date of such Stock Option

Section 3.14 Labor Relations. (a) (i) Except as set forth in Section 3.14 of the Company Disclosure Letter, and except as would not reasonably be expected to have a Company Material Adverse Effect: (x) none of the employees of the Company or its Subsidiaries is represented by a union and, to the Knowledge of the Company, no union organizing efforts have been conducted or threatened since September 30, 2005 or are being conducted or threatened, (y) neither the Company nor any of its Subsidiaries is a party to or negotiating any collective bargaining agreement or other labor Contract, and (z) there is no pending and, to the Knowledge of the Company, there is no threatened material strike, picket, work stoppage, work slowdown or other organized labor dispute affecting the Company or any of its Subsidiaries.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, there are no material unfair labor practice charges or complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

Section 3.15 Taxes. (a) Except as would not reasonably be expected to have a Company Material Adverse Effect:

(i) All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns are correct and complete in all respects.

(ii) The Company and its Subsidiaries have fully and timely paid, or are contesting in good faith by appropriate proceedings, all Taxes (whether or not shown to be due on the Tax Returns) required to be paid by any of them. The Company and its Subsidiaries have made adequate provision for any Taxes that are not yet due and payable for all taxable periods, ending on or before December 31, 2005 on the most recent financial statements contained in the Company SEC Documents to the extent required by GAAP or in the case of foreign entities, in accordance with generally applicable accounting principles in the relevant jurisdiction.

(iii) As of the date of this Agreement, there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and, to the Knowledge of the Company, no request for any such waiver or extension is currently pending.

(iv) No audit or other proceeding by any Governmental Entity is pending or, to the Knowledge of the Company, threatened with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries.

(v) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or similar Tax agreement (other than an agreement exclusively between or among the Company and its Subsidiaries) pursuant to which it will have any obligation to make any payments on account of indemnification for Taxes after the Closing Date.

(vi) Neither the Company nor any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was intended to be governed in whole or in part by Section 355 or 361 of the Code in the two years prior to the date of this Agreement.

(vii) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date or (D) prepaid amount received on or prior to the Closing Date.

(viii) Neither the Company nor any of its Subsidiaries has engaged in any transaction that has given rise to a disclosure obligation as a “listed transaction” under Treasury Regulation Section 1.6011-4(b)(2).

(b) (i) The Company has provided to SibCo or any of its Affiliates correct and complete copies of (A) all material Tax Returns filed by the Company or any of its Subsidiaries for Tax years ending in 2003 and thereafter and (B) all material ruling requests, private letter rulings, notices of proposed deficiencies, closing agreements, settlement agreements, and similar documents sent to or received by the Company or any of its Subsidiaries relating to Taxes.

(ii) The Company is not, and has not at any time during the last five years, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

Section 3.16 Environmental Liability. Except for matters that would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, have been in compliance with all applicable Environmental Laws except for any such noncompliance that has been resolved, and have obtained or applied for all Environmental Permits necessary for their operations as currently conducted; (ii) there have been no Releases of any Hazardous Materials that require investigation or remediation by the Company or any of its Subsidiaries pursuant to any Environmental Law; (iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to have formed the basis of any Environmental Claim against the Company or any of its Subsidiaries.

Section 3.17 Title to Real Properties. The Company and each of its Subsidiaries has good and valid title in fee simple to all its owned real property, as reflected in the most recent balance sheet included in the audited financial statements included in the Company SEC Documents, except for the properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have good and valid leasehold interests in all real property leased by them, except as would not reasonably be expected to have a Company Material Adverse Effect. With respect to all leases under which the Company or any of its Subsidiaries lease any real property, such leases are in good standing, valid and effective against the Company and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, is not and there is not, under any of such leases, any existing default by the Company or, to the Company’s Knowledge, the counterparties thereto, or event which, with notice or lapse of time or both, would become a default by the Company or, to the Company’s Knowledge, the counterparties thereto, other than failures to be in good standing, valid and effective and defaults under such leases which would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.18 Permits; Compliance with Laws. (a) Each of the Company and its Subsidiaries is in possession of all authorizations, licenses, consents, certificates, registrations, approvals and other permits of any Governmental Entity (“Permits”) necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted in compliance with applicable Laws (collectively, the “Company Permits”), and all such Company Permits are in full force and effect, except where the failure to hold such Company Permits, or the failure to be in full force and effect, would not be reasonably expected to have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not be reasonably expected to have a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is, or since September 30, 2004, has been, in conflict with, or in default or violation of, (A) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound or (B) any Company Permit.

Section 3.19 Takeover Statutes; Company Rights Agreement; Company Certificate. (a) The approval by the Company Board of this Agreement, the Voting Agreement, the Interim Investors Agreement, the Equity Rollover Commitment, the Equity Financing Letters, the Sponsor Letter Agreements, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, including the making of the commitments pursuant to the Equity Rollover Commitment or the Equity Financing Letters, constitutes approval of this Agreement, the Voting Agreement, the Interim Investors Agreement, the Equity Rollover Commitment, the Equity Financing Letters, the Sponsor Letter Agreements, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, including the making of the commitments pursuant to the Equity Rollover Commitment or the Equity Financing Letters, for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution, delivery, performance and consummation of this Agreement, the Voting Agreement, the Interim Investors

Agreement, the Equity Rollover Commitment, the Equity Financing Letters, the Sponsor Letter Agreements, the Merger and the other transactions contemplated by this Agreement, the Voting Agreement, the Interim Investors Agreement, the Equity Rollover Commitment, the Equity Financing Letters, or the Sponsor Letter Agreements, including the making of the commitments pursuant to the Equity Rollover Commitment or the Equity Financing Letters.

(b) The Company has taken all actions necessary to (a) render the Rights Agreement dated as of December 10, 2001 between the Company and Mellon Investor Services LLC, as amended by that certain amendment dated as of April 28, 2006 (collectively, the “Company Rights Agreement”), inapplicable to this Agreement, the Voting Agreement, the Interim Investors Agreement, the Equity Rollover Commitment, the Equity Financing Letters, the Sponsor Letter Agreements, the Merger, compliance with the terms of this Agreement, the Voting Agreement and the Interim Investors Agreement and the Sponsor Letter Agreements and the making of the commitments pursuant to the Equity Rollover Commitment or the Equity Financing Letters, (b) ensure that (i) none of MergerCo nor any “affiliate” or “associate” (each as defined in the Company Rights Agreement) of MergerCo, is an “Acquiring Person” (as defined in the Company Rights Agreement), (ii) a “Distribution Date” or a “Stock Acquisition Date” (as such terms are defined in the Company Rights Agreement) does not occur and (iii) the rights to purchase Series C Junior Participating Preferred Stock issued under the Company Rights Agreement do not become exercisable, in the case of clauses (i), (ii) and (iii) solely by reason of the execution of this Agreement, the Voting Agreement, the Interim Investors Agreement, the Equity Rollover Commitment, the Equity Financing Letters, the Sponsor Letter Agreements or the consummation of the Merger, compliance with the terms of this Agreement, the Voting Agreement, the Interim Investors Agreement, the Equity Rollover Commitment, the Equity Financing Letters, the Sponsor Letter Agreements or the making of the commitments pursuant to the Equity Rollover Commitment or the Equity Financing Letters and (c) provide that the “Expiration Date” (as defined in the Company Rights Agreement) will occur immediately prior to the Effective Time.

(c) The approval by the Company Board of the execution, delivery, performance or consummation of this Agreement, the Voting Agreement, the Interim Investors Agreement and the Sponsor Letter Agreements and the making of the commitments under the Equity Rollover Commitment or the Equity Financing Letters constitutes approval for purposes of the Company Certificate and represents the only action necessary to ensure that there shall not occur, pursuant to any provision of the Company Organizational Documents, any automatic conversion of Class A Common Stock into Class B Common Stock. No Company Organizational Document other than the Company Certificate and no agreement by which the Company or any holder of Class A Common Stock is bound contains any provision relating to the conversion of Class A Common Stock.

Section 3.20 Interested Party Transactions. Except for employment Contracts entered into in the ordinary course of business consistent with past practice and filed as an exhibit to a Company SEC Report, Section 3.20 of the Company Disclosure Letter (i) sets forth a correct and complete list of the contracts or arrangements under which the Company has any existing or future liabilities of the type required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC (an “Affiliate Transaction”), between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present or former officer or director of the Company or any of its Subsidiaries or any of such officer’s or director’s immediate family members, (B) record or beneficial owner of more than 5% of the Shares, or (C) any Affiliate of any such officer, director or owner, since September 30, 2005, and (ii) identifies each Affiliate Transaction that is in existence as of the date of this Agreement. The Company has provided or made available to MergerCo or any of its Affiliates correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.

Section 3.21 Information Supplied. None of the information included or incorporated by reference in the Company Proxy Statement, the Schedule 13E-3 or any other document filed with the SEC in connection with the Merger and the other transactions contemplated by this Agreement (the “Other Filings”) will, in the case of the Company Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the

Company Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of the Schedule 13E-3 or any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by SibCo, MergerCo or any of their respective Affiliates in connection with the preparation of the Company Proxy Statement, the Schedule 13E-3 or the Other Filings for inclusion or incorporation by reference therein. The Company Proxy Statement, the Schedule 13E-3 and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.22 Opinion of Financial Advisor. Credit Suisse Securities (USA) LLC (the “Company Financial Advisor”) has delivered to the Special Committee its written opinion (or oral opinion to be confirmed in writing) to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the stockholders of the Company (other than MergerCo and its affiliates and stockholders who invest in Parent or MergerCo) from a financial point of view. The Company has provided to MergerCo a correct and complete copy of such opinion or, if such opinion has not been delivered to the Special Committee or the Company in written form as of the execution of this Agreement, then the Special Committee or the Company shall make a correct and complete copy of any such opinion received by it available to SibCo or any of its Affiliates promptly following its delivery to the Special Committee or the Company in written from.

Section 3.23 Brokers and Finders. Other than the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has provided to MergerCo a correct and complete copy of all agreements between the Company and each Company Financial Advisor under which a Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

IV. REPRESENTATIONS AND WARRANTIES OF MERGERCO AND SIBCO

Except as set forth in the letter (the “Acquiror Disclosure Letter”) delivered by SibCo and MergerCo to the Company concurrently with the execution of this Agreement (it being understood that any matter disclosed in any section of the Acquiror Disclosure Letter will be deemed to be disclosed in any other section of the Acquiror Disclosure Letter to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to such other section), SibCo and MergerCo hereby represent and warrant to the Company as follows:

Section 4.1 Organization and Power. MergerCo is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. SibCo is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 4.2 Corporate Authorization. Each of MergerCo and SibCo has all necessary corporate or other power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by MergerCo and SibCo and the consummation by MergerCo and SibCo of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of MergerCo and SibCo.

Section 4.3 Enforceability. This Agreement has been duly executed and delivered by MergerCo and SibCo and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of MergerCo and SibCo, enforceable against MergerCo and SibCo in accordance with its terms.

Section 4.4 Governmental Authorizations. The execution, delivery and performance of this Agreement by MergerCo and SibCo and the consummation by MergerCo and SibCo of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity other than: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) applicable requirements of the Exchange Act; (iii) the filing with the SEC of the Company Proxy Statement and the Schedule 13E-3; (iv) any filings required by, and any approvals required under, the rules and regulations of the NYSE; (v) compliance with and filings under (A) the HSR Act, if applicable (B) any applicable requirements of the EC Merger Regulation, (C) the Competition Act (Canada) and the Investment Canada Act of 1984 (Canada), if applicable, and (D) applicable competition or merger control Laws of any other jurisdiction; (vi) any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity identified in Section 3.5 of the Company Disclosure Letter or Schedule 6.1(b)(iv) to this Agreement; and (vii) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a MergerCo Material Adverse Effect.

Section 4.5 Non-Contravention. The execution, delivery and performance of this Agreement by MergerCo and SibCo and the consummation by MergerCo and SibCo of the transactions contemplated by this Agreement, including the Merger, do not and will not:

(i) contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of MergerCo or SibCo; or

(ii) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to MergerCo or SibCo or any of their respective Subsidiaries or by which any assets of MergerCo or SibCo or any of their respective Subsidiaries (“Acquiror Assets”) are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.4 have been obtained or made), except as would not reasonably be expected to have a MergerCo Material Adverse Effect.

Section 4.6 Information Supplied. None of the information supplied by or on behalf of MergerCo or SibCo for inclusion in the Company Proxy Statement, the Schedule 13E-3 or the Other Filings will, in the case of the Company Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of the Schedule 13E-3 or any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.7 Financing. True and complete copies of the following documents have been delivered to the Company: (i) the fully executed commitment letter, dated as of the date of this Agreement (the “Debt Financing Letter”), pursuant to which Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. have committed, subject to the terms thereof, to lend the amounts set forth therein (the “Debt Financing”), and (ii) the fully executed equity commitment letters, dated as of the date of this Agreement, from funds managed by GS Capital Partners, J.P. Morgan Partners, LLC, CCMP Capital Associates, L.P., Thomas H. Lee Partners, L.P. and Warburg Pincus LLC (the “Equity Financing Letters” and together with the Debt Financing Letter, the “Financing Letters”), pursuant to which such parties have committed, subject to the terms thereof, to provide or cause to be provided the cash amounts set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). The Financing Letters are the only agreements that have been entered into by MergerCo, SibCo or their respective Affiliates with respect to the Financing. Prior to the date of this Agreement, (i) none of the Financing Letters has been amended or modified, and (ii) the respective commitments contained in the Financing Letters have not been withdrawn or rescinded in any respect. Subject to the last two sentences of this paragraph, each of the Equity Financing Letters, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of MergerCo and the other parties thereto. As of the date of this Agreement, the Debt Financing Letter, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of SibCo and the other parties thereto. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of MergerCo under any term or condition of the Equity Financing Letters and neither SibCo nor MergerCo has any reason to believe that it will be unable to satisfy by the Outside Date any term or condition of closing to be satisfied by it contained in the Equity Financing Letters. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of SibCo under any term or condition of the Debt Financing Letters. As of the date of this Agreement, neither SibCo nor MergerCo has any reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Debt Financing Letters. SibCo has fully paid any and all commitment fees or other fees incurred in connection with the Financing Letters that have become due and payable. Subject to its terms and conditions, the Financing, when funded in accordance with the Financing Letters, and after giving effect to the Equity Rollover Commitment, together with cash on hand from operations of the Company, will provide funds at the Closing and at the Effective Time sufficient to consummate the Merger upon the terms contemplated by this Agreement and to pay all related fees and expenses associated therewith, including payment of all amounts under Article II of this Agreement. Notwithstanding anything in this Agreement to the contrary, each of the Debt Financing Letter and the Equity Financing Letters may be superseded at the option of SibCo (in the case of the Debt Financing Letter) or MergerCo (in the case of the Equity Financing Letters) after the date of this Agreement but prior to the Effective Time by instruments (the “New Financing Letters”) which replace the existing Debt Financing Letter or the existing Equity Financing Letters and/or contemplate co-investment by or financing from one or more other or additional parties; provided, that the terms of the New Financing Letters shall not (a) expand upon the conditions precedent to the Financing as set forth in the Debt Financing Letter and/or Equity Financing Letters, as applicable in any respect that would reasonably be expected to make such conditions less likely to be satisfied or (b) reasonably be expected to delay the Closing. In such event, the terms “Financing Letter”, “Equity Financing Letters” and “Debt Financing Letter” as used herein shall be deemed to include the New Financing Letters to the extent then in effect.

Section 4.8 Sponsor Letter Agreements. Concurrently with the execution of this Agreement, MergerCo has delivered to the Company letter agreements executed by each of GS Capital Partners V Fund, L.P., J.P. Morgan Partners, LLC, CCMP Capital Investors II, L.P., Thomas H Lee Equity Fund VI, L.P. and Warburg Pincus Private Equity IX, L.P. (collectively, the “Sponsors”) in the form attached as Annex I to this Agreement (the “Sponsor Letter Agreements”). The Sponsor Letter Agreements are valid and in full force and effect and constitute the valid and binding obligations of such Sponsors, enforceable in accordance with their terms.

Section 4.9 Equity Rollover Commitment. MergerCo has delivered to the Company a true and complete copy of the equity rollover letter, dated as of the date of this Agreement, from Joseph Neubauer (the “Equity Rollover Commitment”), pursuant to which Joseph Neubauer has committed to contribute to Parent or MergerCo that number of Shares set forth in such letter in exchange for shares of capital stock of Parent or MergerCo immediately prior to the Effective Time (which Shares shall be cancelled in the Merger, as provided in Section 2.1(a)). The Equity Rollover Commitment is in full force and effect.

Section 4.10 Interim Operations of MergerCo and SibCo. MergerCo and SibCo were formed solely for the purpose of engaging in the transactions contemplated by this Agreement and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

V. COVENANTS

Section 5.1 Conduct of Business of the Company. Except as expressly required or expressly contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter, from the date of this Agreement through the Effective Time, the Company will, and will cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use all reasonable efforts to maintain and preserve intact its business organization, including the services of its key employees and the goodwill of its customers, lenders, distributors, suppliers, regulators and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, except with the prior written consent of SibCo, as expressly contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter, from the date of this Agreement through the Effective Time, the Company will not, and will cause each of its Subsidiaries not to, take any of the following actions:

(a) propose or adopt any changes to the Company Organizational Documents;

(b) make, declare, set aside, or pay any dividend or distribution on any shares of its capital stock, other than dividends paid by a wholly owned Subsidiary to its parent corporation in the ordinary course of business; provided that the Company may declare and pay regular quarterly dividends, in each case not to exceed $.07 per Share, consistent with past practice as to timing;

(c) (i) adjust, split, combine or reclassify or otherwise amend the terms of its capital stock, (ii) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of its capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock or such securities or other rights, or offer to do the same, other than in connection with the cashless exercise of Stock Options or the cashless settlement of RSUs, (iii) issue, grant, deliver or sell any shares of its capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock or such securities or rights (which term, for purposes of this Agreement, will be deemed to include “phantom” stock or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights), other than pursuant to (A) the exercise of Stock Options, (B) the vesting or settlement of Company DSUs and Company RSUs, in each case outstanding as of the date of this Agreement, or (C) the Company Director Compensation Program, in all cases in accordance with the terms of the applicable award or plan as in effect on the date of this Agreement, (iv) enter into any contract, understanding or arrangement with respect to the sale, voting, pledge, encumbrance, disposition, acquisition, transfer, registration or repurchase of its capital stock or such securities or other rights, except in each case as permitted under Section 5.1(d), or (v) register for sale, resale or other transfer any Shares under the Securities Act on behalf of the Company or any other Person;

(d) (i) increase the compensation or benefits payable or to become payable to, or make any payment not otherwise due to, any of its past or present directors, officers, employees, or other service providers, except for increases in the ordinary course of business consistent with past practice in timing and amount, (ii) other than in the ordinary course of business consistent with past practice, grant any severance or termination pay to any of its past or present directors, officers or members of the Executive Leadership Council, other than additional payments to present employees not exceeding in the aggregate the amount set forth on Schedule 5.1(d)(ii), (iii) other than in the ordinary course of business consistent with past practice, enter into any new employment or severance agreement with any of its past or present directors, officers or members of the Executive Leadership Council, other than such agreements for present employees that provide for additional payments not exceeding in the aggregate the amount set forth on Schedule 5.1(d)(iii), (iv) other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, amend or take any action to accelerate rights under any Company Benefit Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, (v) contribute any funds to a “rabbi trust” or similar grantor trust, (vi) change any actuarial assumptions currently being utilized with respect to Company Benefit Plans, except as required by applicable Law or by GAAP, or (vii) grant any equity or equity-based awards to directors, officers or employees, except in each case to the extent required by GAAP, applicable Laws or by existing Company Benefit Plans set forth in Section 3.13(a) of the Company Disclosure Letter;

(e) merge or consolidate the Company or any of its Subsidiaries with any Person, other than mergers or consolidations in the ordinary course of business consistent with past practice involving wholly-owned Subsidiaries;

(f) sell, lease or otherwise dispose of an amount of assets or securities, including by merger, consolidation, asset sale or other business combination (including formation of a Company Joint Venture ) or by property transfer, other than (1) sales of assets in the ordinary course of business consistent with past practice and (2) sales or dispositions not exceeding $30,000,000 in any single transaction and not exceeding $75,000,000 in the aggregate for all transactions;

(g) other than in the ordinary course of business consistent with past practice, mortgage or pledge any of its material assets (tangible or intangible), or create, assume or suffer to exist any Liens thereupon, other than Permitted Liens;

(h) make any acquisitions, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination (including formation of a Company Joint Venture)) or make any material purchase(s) of any property or assets, from any Person (other than a wholly owned Subsidiary of the Company), in all such cases other than (1) acquisitions or purchases in the ordinary course of business operations consistent with past practice and (2) acquisitions or purchases not exceeding $30,000,000 in any single transaction and not exceeding $75,000,000 in the aggregate for all transactions;

(i) enter into, renew, extend, amend or terminate any Contract or Contracts that, individually or in the aggregate with other such entered, renewed, extended, amended or terminated Contracts, would reasonably be expected to have a Company Material Adverse Effect or MergerCo Material Adverse Effect;

(j) incur, assume, guarantee or prepay any indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or other credit facilities, in either case other than any of the foregoing that is both in the ordinary course of business and could not reasonably be expected to delay, adversely affect, compete with or impede any part of the Debt Financing or the ability of the borrowers thereunder to obtain any Part of the Debt Financing or cause the breach of any provisions of the Debt Financing Letter or cause any condition set forth in the Debt Financing Letter not to be satisfied;

(k) make any loans, advances or capital contributions to or investments in, any other Person in excess of $15,000,000 in the aggregate for all such loans, advances, contributions and investments, other than loans, advances or capital contributions to or among wholly owned Subsidiaries or as required by customer contracts entered in the ordinary course of business consistent with past practice;

(l) authorize or make any capital expenditure, other than (1) capital expenditures during the period from the date hereof through September 30, 2006 as would not, in the aggregate, cause the total amount of the Company’s capital expenditures for fiscal 2006 to exceed by more than $25,000,000 the capital expenditures provided for in the Company’s projections for the full fiscal year 2006 (a copy of which projections has been provided to SibCo) and (2) capital expenditures for the period from September 30, 2006 through the Closing Date in the ordinary course of business consistent with past practice as would not cause the Company’s capital expenditures for such period to exceed the capital expenditures provided for in the Company’s projections for full fiscal year 2007 (a copy of which projections will be provided to SibCo);

(m) change its financial accounting policies or procedures, other than as required by Law or GAAP, or write up, write down or write off the book value of any assets of the Company and its Subsidiaries, other than (i) in the ordinary course of business consistent with past practice or (ii) as may be required by Law or GAAP;

(n) waive, release, assign, settle or compromise any Legal Actions, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $5,000,000 with respect to any individual case or series of related cases, or $25,000,000 in the aggregate, in any case without the imposition of any material restrictions on the business and operations of the Company or any of its Subsidiaries;

(o) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than immaterial Subsidiaries);

(p) other than in the ordinary course of business consistent with past practice, settle or compromise any material Tax audit, make or change any material Tax election or file any material amendment to a material Tax Return, change any annual Tax accounting period or adopt or change any Tax accounting method, enter into any material closing agreement, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries, other than, in each case, those settlements or agreements for which any liabilities thereunder have been specifically accrued and reserved for in the balance sheet most recently included in a Company SEC Document filed prior to the date of this Agreement;

(q) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

(r) agree or commit to do any of the foregoing.

Section 5.2 Other Actions. (a) Each of MergerCo and SibCo agrees that, from the date of this Agreement to the Effective Time, it shall not take any action or fail to take any action that is intended to, or would reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed.

(b) The Company shall not take any action that causes, has the effect of or results in, nor fail to grant any consent or approval or to make any requisite determination requested of it that would prevent any automatic conversion of Class A Common Stock into Class B Common Stock pursuant to any provision of the Company Organizational Documents or otherwise.

Section 5.3 Access to Information; Confidentiality. (a) Subject to applicable Law, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide MergerCo and its Representatives and financing sources, at MergerCo’s expense, during normal business hours and upon reasonable advance notice (i) such access to the officers, management employees, offices, properties, books and records of the Company and such Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as MergerCo reasonably may request and (ii) all documents that MergerCo reasonably may request. Notwithstanding the foregoing, MergerCo and its Representatives shall not have access to any books, records and other information the disclosure of which would, in the Company’s good faith opinion after consultation with legal counsel, result in the loss of attorney-client privilege or would violate the terms of a confidentiality agreement, provision or like obligation with respect to such books, records and other information.

(b) No investigation by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

(c) All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with Section 5.14(c).

Section 5.4 No Solicitation. (a) From the date of this Agreement until the Effective Time, except as specifically permitted in Section 5.4(d), the Company agrees that neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries’ Representatives not to, directly or indirectly:

(i) initiate, solicit or knowingly encourage (including by way of providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, a Takeover Proposal;

(ii) participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with or knowingly assist any Person in connection with a Takeover Proposal;

(iii) withdraw, modify or amend the Company Board Recommendation in any manner adverse to MergerCo;

(iv) approve, endorse or recommend any Takeover Proposal;

(v) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a Takeover Proposal; or

(vi) resolve, propose or agree to do any of the foregoing.

(b) The Company shall, and shall cause each of its Subsidiaries and Representatives to, immediately cease any solicitations, discussions or negotiations existing on the date of this Agreement with any Person (other than the parties hereto) that has made or indicated an intention to make a Takeover Proposal. The Company shall promptly inform its Representatives of the Company’s obligations under this Section 5.4.

(c) The Company shall notify MergerCo promptly (and in any event within 24 hours) upon receipt by it or its Subsidiaries or Representatives of (i) any Takeover Proposal, (ii) any request for non-public information relating to the Company or any of its Subsidiaries other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Takeover Proposal. The Company shall notify MergerCo promptly (and in any event within 24 hours) with the identity of such Person and a copy of such Takeover Proposal, indication, inquiry or request (or, where no such copy is available, a description of the material terms and conditions of such Takeover Proposal, indication, inquiry or request), including any material modifications thereto. The Company shall keep MergerCo reasonably informed on a current basis (and in any event within 24 hours of the occurrence of any changes, developments, discussions or negotiations) of the status of any such Takeover Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any modification thereto), including furnishing copies of any written revised proposals. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify MergerCo orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Takeover Proposal pursuant to Section 5.4(d). The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement, and neither the Company nor any of its Subsidiaries is party to any agreement, which prohibits the Company from providing such information to MergerCo.

(d) Notwithstanding the foregoing, the Company shall be permitted, if it has otherwise complied with its obligations under this Section 5.4, but only prior to the satisfaction of the condition set forth in Section 6.1(a), to:

(i) engage in discussions or negotiations with a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 if, prior to taking such action, (A) the Company enters into an Acceptable Confidentiality Agreement with such Person and (B) the Company Board (acting through the Special Committee, if then in existence) determines in good faith (1) after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal and (2) after consultation with its outside legal counsel, that the failure to take such action could be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws;

(ii) furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 if, prior to taking such action, the Company Board (acting through the Special Committee, if then in existence) determines in good faith (A) after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal and (B) after consultation with its outside legal counsel, that the failure to take such action could be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws, but only so long as the Company (x) has caused such Person to enter into an Acceptable Confidentiality Agreement and (y) concurrently discloses the same such non-public information to MergerCo if such non-public information has not previously been disclosed to MergerCo;

(iii) withdraw, modify or amend the Company Board Recommendation in a manner adverse to MergerCo or SibCo (a “Recommendation Change”), if the Company Board (acting through the Special

Committee, if then in existence) has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws; provided that, if such action is in response to or relates to a Takeover Proposal, then the Recommendation Change shall be taken only in compliance with Section 5.4(d)(iv);

(iv) in response to a Takeover Proposal not solicited in violation of this Section 5.4 which the Company Board (acting through the Special Committee, if then in existence) has determined in good faith, after consultation with its outside financial advisor, constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by MergerCo pursuant to the provisos to this paragraph, (x) effect a Recommendation Change or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, such termination to be effective only if in advance of or concurrently with such termination the Company pays the Termination Fee in the manner provided for in Section 7.6(a); provided that neither the Company nor the Special Committee shall make a Recommendation Change or terminate this Agreement unless: (1) the Company Board (acting through the Special Committee, if then in existence) has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws, (2) the Company shall have given MergerCo prompt written notice advising MergerCo of (A) the decision of the Company Board (acting through the Special Committee, if then in existence) to take such action and (B) the material terms and conditions of the Takeover Proposal, including the identity of the party making such Takeover Proposal and, if available, a copy of the relevant proposed transaction agreements with such party and other material documents, (3) the Company shall have given MergerCo five Business Days (or three Business Days in the event of each subsequent material revision to such Takeover Proposal) after delivery of such notice to propose revisions to the terms of this Agreement (or make another proposal) and shall have negotiated in good faith with MergerCo with respect to such proposed revisions or other proposal, if any, and (4) at the end of such period, the Company Board (acting through the Special Committee, if then in existence) shall have determined in good faith, after considering the results of such negotiations and giving effect to the proposals made by MergerCo, if any, after consultation with outside legal counsel, that (A) in the case of a Recommendation Change, failure to take such action would be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws and (B) in the case of a termination of this Agreement, that such Takeover Proposal remains a Superior Proposal relative to the Merger, as supplemented by any counterproposals made by MergerCo; provided that, in the event the Company Board (acting through the Special Committee, if then in existence) does not make the determination referred to in clause (4) of this paragraph but thereafter determines to effect a Recommendation Change or to terminate this Agreement pursuant to this Section 5.4(d)(iv), the procedures referred to in clauses (1) – (4) above shall apply anew and shall also apply to any subsequent withdrawal, amendment or modification.

(e) Section 5.4(d) shall not prohibit the Company Board from disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act (other than any disclosure prohibited by Section 5.4(d)); provided, however, that any disclosure other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be a withdrawal, modification or amendment of the Company Board Recommendation in a manner adverse to MergerCo unless the Company Board (x) expressly reaffirms its recommendation to its stockholders in favor of adoption of this Agreement or (y) rejects such other Takeover Proposal.

(f) The Company shall not take any action to (i) amend the Company Rights Agreement or redeem the Rights (as defined in the Company Rights Agreement), or (ii) exempt any Person from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provisions) or otherwise cause such restrictions not to apply; in each case, unless such actions are taken simultaneously with a termination of this Agreement in accordance with its terms.

(g) Any withdrawal, modification or amendment by the Special Committee of its recommendation that forms a part of the Company Board Recommendation in any manner adverse to MergerCo or SibCo or that is inconsistent with the Company Board Recommendation, and any approval, endorsement or recommendation by the Special Committee of any Takeover Proposal, and any resolution or announcement of an intention of the Special Committee with respect to any of the foregoing, shall be deemed and treated for all purposes of this Agreement as if such action were taken by the Company Board with respect to the Company Board Recommendation or any such Takeover Proposal, as applicable.

Section 5.5 Notices of Certain Events. (a) The Company will notify SibCo promptly of (i) any written or, to the Knowledge of the Company, oral communication from (x) any Governmental Entity, (y) any counterparty to any Company Joint Venture or (z) any counterparty to any Contract that alone, or together with all other Contracts with respect to which a communication is received, is material to the Company and its Subsidiaries, taken as a whole, alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (iii) any Legal Actions commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), and (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.2(a) or 6.2(b) of this Agreement not to be satisfied or result in such satisfaction being materially delayed. With respect to any of the foregoing, the Company will consult with MergerCo and its Representatives so as to permit the Company, MergerCo and SibCo and their respective Representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

(b) MergerCo and SibCo will notify the Company promptly of (i) any written or, to the knowledge of MergerCo or SibCo, oral communication from any Governmental Entity alleging that the consent of such Governmental Entity (or other Governmental Entity) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from MergerCo, SibCo or their Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from MergerCo, SibCo or their Representatives), (iii) any Legal Actions commenced against or otherwise affecting MergerCo, SibCo or any of their Affiliates that are related to the transactions contemplated by this Agreement (and the response thereto from MergerCo, SibCo or their Representatives), (iv) any event, change, occurrence, circumstance or development which causes or is reasonably likely to cause either the Debt Financing or the Equity Financing to become unavailable on the terms and conditions contemplated in the Financing Letters or to otherwise be delayed, and (v) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.3(a) or 6.3(b) of this Agreement not to be satisfied or result in such satisfaction being materially delayed. With respect to any of the foregoing, MergerCo and SibCo will consult with the Company and its Representatives so as to permit the Company, MergerCo and SibCo and their respective Representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

Section 5.6 Proxy Material; Stockholder Meeting. (a) In connection with the Company Stockholders Meeting, the Company will (i) as promptly as reasonably practicable after the date of this Agreement, prepare and file with the SEC the Company Proxy Statement, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will provide copies of such comments to MergerCo promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file (after MergerCo has had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use all reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as reasonably practicable, the Company Proxy

Statement and all other customary proxy or other materials for meetings such as the Company Stockholders Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders (in the case of the Company Proxy Statement) any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting, and (vi) otherwise use all reasonable efforts to comply with all requirements of Law applicable to the Company Stockholders Meeting and the Merger. SibCo and MergerCo shall cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy Statement under the Exchange Act. The Company will provide MergerCo a reasonable opportunity to review and comment upon the Company Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC. In connection with the filing of the Company Proxy Statement, the Company, SibCo and MergerCo will cooperate to (i) concurrently with the preparation and filing of the Company Proxy Statement, jointly prepare and file with the SEC the Schedule 13E-3 relating to the Merger and the other transactions contemplated hereby and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the Schedule 13E-3, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will consult with each other prior to providing such response, (iii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) have cleared by the SEC the Schedule 13E-3 and (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting. If, at any time prior to the Effective Time, any information relating to the Company, SibCo or MergerCo or any of their respective Affiliates should be discovered by the Company, SibCo or MergerCo which should be set forth in an amendment or supplement to the Company Proxy Statement or Schedule 13E-3, as applicable, so that the Proxy Statement or Schedule 13E 3, as applicable, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, the Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company’s stockholders.

(b) The Company Proxy Statement will include the Company Board Recommendation unless the Company Board (acting through the Special Committee, if then in existence) has withdrawn, modified or amended the Company Board Recommendation to the extent permitted under Section 5.4(d).

(c) The Company will call and hold the Company Stockholders Meeting as promptly as practicable following the date of this Agreement for the purpose of obtaining the vote of the stockholders of the Company necessary to satisfy the condition set forth in Section 6.1(a). The written consent of MergerCo will be required to adjourn or postpone the Company Stockholder Meeting (which consent shall not be unreasonably withheld or delayed); provided that, in the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to satisfy the condition set forth in Section 6.1(a), the Company will not adjourn or postpone the Company Stockholders Meeting unless the Company is advised by counsel that failure to do so could reasonably be expected to result in a breach of the U.S. federal securities laws. The Company will, subject to Section 5.4(d), (i) use all reasonable efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement and (ii) take all other reasonable action necessary to secure the vote of the stockholders of the Company necessary to satisfy the condition set forth in Section 6.1(a). Notwithstanding anything herein to the contrary, unless this Agreement is terminated in accordance with Section 7.1, 7.2, 7.3 or 7.4, the Company will take all of the actions contemplated by this Section 5.6 regardless of whether the Company Board (acting through the Special Committee, if then in existence) has approved, endorsed or recommended another Takeover Proposal or has withdrawn, modified or amended the Company Board Recommendation, and will submit this Agreement for adoption by the stockholders of the Company at such meeting.

Section 5.7 Employees; Benefit Plans. (a) For a period of one year following the Closing Date (the “Continuation Period”), the Surviving Corporation will provide current employees of the Company and its Subsidiaries (other than those employees covered by a collective bargaining agreement) as of the Effective Time who continue employment with the Surviving Corporation (“Employees”) with compensation and benefits that are no less favorable in the aggregate than those provided under the Company’s compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the Effective Time (it being understood that discretionary incentive programs will remain discretionary); provided, however, that nothing herein will prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of the Surviving Corporation or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to comply with applicable Law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating the employment of any Employee for any reason for which the Company could have terminated such Employee prior to the Effective Time.

(b) The Surviving Corporation and its Affiliates will honor all Company Benefit Plans (including any severance, retention, change of control and similar plans, agreements and written arrangements) in accordance with their terms as in effect immediately prior to the Effective Time, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements. During the Continuation Period, the Surviving Corporation will provide all Employees (other than those covered by an individual agreement providing severance benefits outside the Company’s severance policies) who suffer a termination of employment with severance benefits no less favorable than those that would have been provided to such Employees under the Company’s severance policies as in effect immediately prior to the Effective Time.

(c) For all purposes under the employee benefit plans of the Surviving Corporation and its Affiliates providing benefits to any Employees after the Effective Time (the “New Plans”), each Employee will be credited with his or her years of service with the Company and its Affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Affiliates have given credit for prior service), to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under the corresponding Company Benefit Plan, except for purposes of benefit accrual under defined benefit plans, for any purpose where service credit for the applicable period is not provided to participants generally, and to the extent such credit would result in a duplication of accrual of benefits. In addition, and without limiting the generality of the foregoing (i) each Employee immediately will be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”) and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, the Surviving Corporation will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Company Benefit Plan, and the Surviving Corporation will cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d) No provision of this Section 5.7 will create any third party beneficiary rights in any current or former employee, director or consultant of the Company or its Subsidiaries in respect of continued employment (or resumed employment) or any other matter.

Section 5.8 Directors’ and Officers’ Indemnification and Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation, in which any present or former director or officer of the Company or any of its Subsidiaries (together, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, any action or failure to take action by any such Person in such capacity taken prior to the Effective Time, the Surviving Corporation (the “Indemnifying Party”) will, from and after the Effective Time, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law and required by the Company Organizational Documents (or any similar organizational document) of the Company or any of its Subsidiaries, when applicable, and any indemnity agreements applicable to any such Indemnified Party or any Contract between an Indemnified Party and the Company or one of its Subsidiaries, in each case, in effect on the date of this Agreement, against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement for legal and other fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with such claim, action, suit, proceeding or investigation; provided, however, that unless otherwise provided in any relevant indemnification agreement, the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent and will not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation, except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. It shall be a condition to the advancement of any amounts to be paid in respect of legal and other fees and expenses that the Surviving Corporation receive an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law.

(b) The Surviving Corporation will (i) maintain in effect for a period of six years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers, of at least the same coverage and amounts containing terms and conditions that are no less favorable to the directors and officers of the Company) or (ii) obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time; provided, however that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (the “Maximum Premium”). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation will obtain that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium.

(c) The provisions of this Section 5.8 will survive the Closing and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and its successors and representatives after the Effective Time and their rights under this Section 5.8 are in addition to, and will not be deemed to be exclusive of, any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract, the Company Organizational Documents (or similar organizational document) of the Surviving Corporation or any of its Subsidiaries or otherwise.

(d) Following the Effective Time, the Surviving Corporation and each of its Subsidiaries shall include and maintain in effect in their respective certificate of incorporation or bylaws (or similar organizational document) for a period of six years after the Effective Time, provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses which are, with respect to each such entity, no less advantageous to the intended beneficiaries than the corresponding provisions contained in such organizational documents as of the date of this Agreement.

(e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Persons, or (ii) transfers all or substantially all of its properties or assets to any

Person, then and in each case, proper provision will be made so that the applicable successors, assigns or transferees assume the obligations set forth in this Section 5.8.

Section 5.9 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) making, as promptly as practicable (and in any event within 10 Business Days), an appropriate filing with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and submitting as promptly as practicable any supplemental information requested in connection therewith pursuant to the HSR Act, (iii) making, as promptly as practicable, appropriate filings (a) under the EC Merger Regulation, if required, (b) under the Competition Act (Canada) and the Investment Canada Act of 1984 (Canada), if required, and (c) under any other applicable antitrust, competition, premerger notification, trade regulation, or merger control Law, (iv) obtaining all consents, approvals or waivers from, or taking other actions with respect to, third parties necessary or advisable to be obtained or taken in connection with the transactions contemplated by this Agreement; provided, however, that without the prior written consent of SibCo (which consent shall not be unreasonably withheld or delayed), the Company and its Subsidiaries may not pay or commit to pay any amount of cash or other consideration, or incur or commit to incur any liability or other obligation, in connection with obtaining such consent, approval or waiver, (v) subject to first having used its reasonable best efforts to negotiate a reasonable resolution of any objections underlying such lawsuits or other legal proceedings, defending and contesting any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (vi) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby, and to fully carry out the purposes of this Agreement.

(b) SibCo, MergerCo and the Company will cooperate and consult with each other in connection with the making of all such filings, notifications and any other material actions pursuant to this Section 5.9, subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that material may be redacted (x) as necessary to comply with contractual arrangements, and (y) as necessary to address good faith legal privilege or confidentiality concerns. Except as otherwise required by Law, neither party shall file any such document or take such action if the other party has reasonably objected (and not withdrawn its objection) to the filing of such document or the taking of such action on the grounds that such filing or action would reasonably be expected to either (i) prevent, materially delay or materially impede the consummation of the transactions contemplated hereby or (ii) cause a condition set forth in Article VI to not be satisfied in a timely manner. None of SibCo, MergerCo nor the Company shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party (which consent shall not be unreasonably withheld or delayed).

(c) Each of SibCo, MergerCo and the Company will promptly inform the other party upon receipt of any material communication from the FTC, the Antitrust Division or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If SibCo, MergerCo or the Company (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. Each party will advise the other party promptly of any understandings, undertakings or agreements (oral or written) which the first party proposes to make or enter into with the FTC, the Antitrust Division or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party will use its reasonable best efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition, premerger notification, trade regulation, or merger control Law, including (subject to first having used reasonable best efforts to negotiate a resolution to any such objections) contesting and resisting any action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, decree, judgment, injunction or other Order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.

(d) Notwithstanding anything herein to the contrary, no party is required to, and the Company may not, without the prior written consent of MergerCo, become subject to, consent or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or Order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Affiliates in any manner which, individually or in the aggregate with all other such requirements, conditions, understandings, agreements and Orders could reasonably be expected to have a Company Material Adverse Effect at or after the Effective Time. Notwithstanding anything in this Agreement to the contrary, the Company will, upon the request of SibCo, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or Order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Affiliates, so long as such requirement, condition, understanding, agreement or Order is binding on the Company only in the event that the Closing occurs.

Section 5.10 Public Announcements. SibCo, MergerCo and the Company will consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. None of SibCo, MergerCo nor the Company will issue any such press release or make any such public statement prior to such consultation, except to the extent that the disclosing party determines in good faith it is required to do so by applicable Laws or NYSE requirements, in which case that party will use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

Section 5.11 Stock Exchange Listing. Promptly following the Effective Time, the Surviving Corporation will cause the Shares to be delisted from the NYSE and deregistered under the Exchange Act.

Section 5.12 Fees and Expenses. Whether or not the Merger is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement (“Expenses”) will be paid by the party incurring those Expenses, except as otherwise provided in Sections 5.8, 5.14, 5.15 and 7.6.

Section 5.13 Takeover Statutes. If any takeover statute is or becomes applicable to this Agreement, the Voting Agreement, the Interim Investors Agreement, the making of Commitments pursuant to the Equity

Rollover Commitment, the Equity Financing Letters, the Merger or the other transactions contemplated by this Agreement, the Voting Agreement, the Sponsor Letter Agreements or the Interim Investors Agreement, each of SibCo, MergerCo and the Company and their respective boards of directors will (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

Section 5.14 Financing. (a) Prior to the Effective Time, the Company shall provide, and shall cause its Subsidiaries, and shall use all reasonable efforts to cause their respective Representatives, including legal and accounting, to provide all reasonable cooperation requested by SibCo or MergerCo in connection with the Financing and the other transactions contemplated by this Agreement (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) participation in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing; provided that any private placement memoranda or prospectuses in relation to high yield debt securities need not be issued by the Company or any of its Subsidiaries prior to the Effective Time; provided further that any such memoranda or prospectuses shall contain disclosure and financial statements with respect to the Company or the Surviving Corporation reflecting the Surviving Corporation and/or its Subsidiaries as the obligor, (iii) executing and delivering any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by SibCo or MergerCo (including a certificate of the chief financial officer of the Company or any Subsidiary with respect to solvency matters as of the Effective Time and consents of accountants for use of their reports in any materials relating to the Debt Financing), (iv) reasonably facilitating the pledging of collateral, (v) furnishing SibCo or MergerCo and their respective Financing sources as promptly as practicable (and in any event no later than 25 Business Days prior to the Outside Date) with such financial and other pertinent information regarding the Company as may be reasonably requested by SibCo or MergerCo, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in private placements under Rule 144A of the Securities Act to consummate the offerings of debt securities contemplated by the Debt Financing Letter at the time during the Company’s fiscal year such offerings will be made (“Required Financial Information”), (vi) providing assistance to SibCo and MergerCo in connection with the satisfaction of the conditions set forth (A) in clauses (b), (c) and (d) of paragraph 6 of the Debt Financing Letter, (B) opposite the heading “Conditions Precedent to Initial Borrowing” in Exhibit A to the Debt Financing Letter (other than payment of fees and expenses and absence of a Company Material Adverse Effect), and (c) in paragraphs 2, 3, 4, 5, and 6 of Exhibit D to the Debt Financing Letter (in each case, to the extent the satisfaction of such condition requires actions by or cooperation of the Company), (vii) using all reasonable efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by SibCo or MergerCo, (viii) using all reasonable efforts to provide monthly financial statements (excluding footnotes) within 25 days of the end of each month prior to the Closing Date to the extent the Company prepares such financial statements within such timeframe, (ix) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, (x) assisting SibCo or MergerCo with any presentation to the SEC with regard to the recording of the Merger as a recapitalization for financial reporting purposes in accordance with GAAP and cooperating in good faith with SibCo or MergerCo, if so requested by SibCo or MergerCo, in order to develop alternative means of recording the Merger as a recapitalization for financial reporting purposes in accordance with GAAP and (xi) taking all corporate actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately following the Effective Time; provided that neither of the Company nor any of its Subsidiaries will be required to pay any commitment or other similar fee that is not simultaneously reimbursed by MergerCo in connection with the Debt Financing prior to the Effective Time. Following a Reimbursement Eligible Termination, MergerCo shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company or any of its Subsidiaries or any of their respective Representatives in connection with such cooperation. MergerCo shall indemnify and hold harmless the Company, any of its Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (excluding the out-of-pocket costs and expenses referred to in the immediately preceding sentence) suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than historical information provided by the Company or any of its Subsidiaries). The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their marks.

(b) SibCo shall use all reasonable efforts to arrange the Debt Financing as promptly as practicable, subject to SibCo’s discretion with respect to the timing of the Marketing Period, but taking into account the Outside Date, on the terms and conditions described in the Debt Financing Letter, including using all reasonable efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions contained therein or on other terms no less favorable to SibCo and (ii) to satisfy on a timely basis all conditions applicable to SibCo in such definitive agreements that are within its control. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Letter, SibCo shall use all reasonable efforts to arrange to obtain by the Outside Date alternative financing from alternative sources on terms no less favorable to SibCo (as determined in the reasonable judgment of SibCo) as promptly as practicable following the occurrence of such event of unavailability, but in any event no later than the Outside Date. SibCo shall keep the Company reasonably apprised of material developments relating to the Financing. For the avoidance of doubt, in the event that (x) all or any portion of the Debt Financing structured as high yield financing has not been consummated, (y) all closing conditions contained in Article VI (other than those contained in Sections 6.2(c) and 6.3(c)) shall have been satisfied or waived and (z) the bridge facilities contemplated by the Debt Financing Letter (or alternative bridge financing obtained in accordance with this Agreement) and the proceeds thereof are available on the terms and conditions described in the Debt Financing Letter (or replacement thereof), then SibCo shall cause the proceeds of such bridge financing to be used to replace such high yield financing no later than the Outside Date.

(c) All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries obtained by SibCo, MergerCo or their respective Representatives pursuant to Section 5.3 or Section 5.14 shall be kept confidential in accordance with the applicable Confidentiality Agreement; provided, however, that SibCo, MergerCo and their Representatives shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Debt Financing upon the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

Section 5.15 Debt Tenders. As soon as reasonably practicable after the receipt by the Company of a written request by SibCo, the Company shall, or cause Services to, commence offers to purchase with respect to any of (1) the 6.375% Notes, (2) the 7.00% Notes, (3) the 7.00% July Notes and (4) the 7.25% Notes, in each case as requested by SibCo (such notes as are specified by SibCo in such request, the “Tender Offer Notes”) on such terms and on such conditions that are proposed by SibCo (each such offer to purchase a “Tender Offer” and, collectively, the “Tender Offers”); provided that (i) SibCo shall provide the Company and Services with any assistance reasonably requested in connection with the Tender Offers, (ii) any fees or commissions to be paid to financial advisors, dealer managers, information agents, depositories, trustees under the indentures governing the Tender Offer Notes or other parties that are involved in the Tender Offers shall be the obligation of, and be paid for by, SibCo, (iii) the terms and conditions proposed by SibCo for each of the Tender Offers shall be only such terms and such conditions as are customarily included in offers to purchase of debt securities similar to the Tender Offer Notes and otherwise in compliance with applicable Laws and (iv) the consummation of each of the

Tender Offers shall be expressly conditioned on the occurrence of the Effective Time and none of the Tender Offer Notes shall be required to be purchased, whether or not such repurchase is at the option of the Company or Services or at the request of SibCo, prior to the Effective Time. Following a Reimbursement-Eligible Termination, MergerCo shall, or cause its Affiliates to, reimburse the Company and Services for any fees and expenses incurred in connection with or related to the Tender Offers, including, but not limited to, the fees of legal counsel retained by the Company or Services in connection with the Tender Offers. MergerCo shall indemnify and hold harmless the Company, Services, its Subsidiaries and each of their respective officers, directors and each Person that controls the Company within the meaning of Section 20 of the Exchange Act (each a “Company Person”) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (excluding the out-of-pocket costs and expenses referred to in the immediately preceding sentence) suffered or incurred by any Company Person, or to which any Company Person may become subject, that arises out of, or in any way in connection with, the Tender Offers or any actions taken, or not taken, by Company or Services, or at the direction of Company or Services, pursuant to this Section 5.15 or at the request of SibCo.

Section 5.16 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 5.17 Company Tax Statements. If legally able to do so, the Company shall deliver a statement, reasonably acceptable to SibCo, satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and certifying that the Common Stock is not and has not been a United States real property interest within the meaning of Section 897(c)(1)(A) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

VI. CONDITIONS

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Company Stockholder Approval. This Agreement will have been (i) duly adopted by the Requisite Company Vote and (ii) approved by the majority of votes cast at the Company Stockholders Meeting, whether in person or by proxy, collectively by holders of the Class A Common Stock and Class B Common Stock; provided that for purposes of this clause (ii), each share of Class A Common Stock beneficially owned by the Specified Persons shall be deemed to entitle the owner thereof to one vote per share only.

(b) Regulatory Approvals. (i) The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) will have expired or been terminated; (ii) if the EC Merger Regulation is applicable to the transactions contemplated hereby, the European Commission shall have issued a decision under Article 6(1)(b) or 8(1) or 8(2) of the EC Merger Regulation (or shall be deemed to have done so under Article 10(6) thereof), declaring the transactions contemplated hereby compatible with EC Common Market; (iii) all approvals in connection with the Competition Act (Canada) shall have been obtained, if applicable; and (iv) all other approvals or consents identified in Schedule 6.1(b)(iv) shall have been obtained except those approvals or consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect at or after the Effective Time. In the case of the obligations of MergerCo and SibCo, the consents, approvals, decisions or waiting period expirations or terminations shall have occurred or been obtained, free of any condition, limitation, requirement, or Order that would reasonably be expected to have a Company Material Adverse Effect.

(c) No Injunctions or Restraints. No Governmental Entity will have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) which is then in effect that enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.2 Conditions to Obligations of SibCo and MergerCo. The obligations of MergerCo and SibCo to effect the Merger are also subject to the satisfaction or waiver by MergerCo (on behalf of itself and SibCo) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.2 (Corporate Authority), Sections 3.3(a) – (d) (Capitalization), Section 3.7(a) (Vote Required) and Section 3.10(a) (Absence of Material Adverse Effect) shall be true and correct in all respects (except, in the case of Sections 3.3(a) – (d) for immaterial inaccuracies, and, in the case of Section 3.7(a) for such inaccuracies as are actually cured by the vote received at the Company Stockholders Meeting), in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the events, states of facts, circumstances, developments, changes or effects causing the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to Company Material Adverse Effect set forth therein) do not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder on or prior to the Effective Time.

(c) Officer’s Certificate. MergerCo will have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b).

Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of SibCo and MergerCo set forth herein shall be true and correct as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the events, state of facts, circumstances, developments, changes or effects causing the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or MergerCo Material Adverse Effect set forth therein) do not have, and would not reasonably be expected to have a material adverse effect on the ability of SibCo or MergerCo to consummate the transactions contemplated hereby.

(b) Performance of Covenants. SibCo and MergerCo shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c) Officer’s Certificate. The Company will have received a certificate, signed by the chief executive officer or the chief financial officer of each of SibCo and MergerCo, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

VII. TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination by Mutual Consent. This Agreement may be terminated, whether before or after satisfaction of the condition set forth in Section 6.1(a), at any time prior to the Effective Time by mutual written consent of MergerCo (on behalf of itself and SibCo) and the Company.

Section 7.2 Termination by Either MergerCo or the Company. This Agreement may be terminated by either MergerCo or the Company (acting through the Special Committee, if then in existence) at any time prior to the Effective Time:

(a) whether before or after satisfaction of the condition set forth in Section 6.1(a), if the Merger has not been consummated by March 31, 2007 (the “Outside Date”), except that the right to terminate this Agreement under this clause will not be available to any party to this Agreement whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;

(b) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the vote required by the condition set forth in Section 6.1(a) shall not have been obtained at such meeting (including any adjournment or postponement thereof); or

(c) whether before or after satisfaction of the condition set forth in Section 6.1(a), if any Law prohibits consummation of the Merger or if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable.

Section 7.3 Termination by MergerCo. This Agreement may be terminated by MergerCo at any time prior to the Effective Time:

(a) if (i) the Company Board (or the Special Committee) withdraws, modifies or amends the Company Board Recommendation in any manner adverse to MergerCo or SibCo, (ii) the Company Board (or the Special Committee) approves, endorses or recommends any Takeover Proposal other than the Merger, or (iii) the Company or the Company Board (or the Special Committee) resolves or publicly announces its intention to do any of the foregoing, in any case whether or not permitted by Section 5.4;

(b) if the Company (i) materially breaches its obligations under Sections 5.4, 5.6(b) or 5.6(c), or the Company Board or any committee thereof shall resolve to do any of the foregoing or (ii) (A) materially breaches its obligations under Section 5.6(a) and (B) such breach is not cured within 20 Business Days after the Company’s receipt of written notice asserting such breach or failure from MergerCo; or

(c) provided that MergerCo and SibCo are not in material breach of their obligations under this Agreement, if a breach or failure of any representation, warranty or covenant of the Company contained in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date.

Section 7.4 Termination by the Company. This Agreement may be terminated by the Company (acting through the Special Committee, if then in existence) at any time prior to the Effective Time:

(a) provided that the Company is not in material breach of its obligations under this Agreement, if a breach or failure of any representation, warranty or covenant of MergerCo or SibCo contained in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; or

(b) pursuant to and in accordance with Section 5.4(d)(iv); provided, however, that the Company shall not terminate this Agreement pursuant to this paragraph, and any purported termination pursuant to this paragraph shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Termination Fee in the manner provided for in Section 7.6(a).

Section 7.5 Effect of Termination. If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents), except that the Sponsor Letter Agreements referred to in Section 4.8, the provisions of Section 5.12, Section 5.14(c), the indemnity and reimbursement provisions of Sections 5.14(a) and

5.15, respectively, this Section 7.5, Section 7.6 and Article VIII will survive any termination of this Agreement; provided, however, that nothing herein shall relieve the Company from liabilities for Damages incurred or suffered by SibCo or MergerCo as a result of any willful breach by the Company of any of its representations, warranties, covenants or other agreements set forth in this Agreement that would reasonably be expected to cause any of the conditions set forth in Sections 6.1, 6.2(a) and 6.2(b) not to be satisfied.

Section 7.6 Fees and Expenses Following Termination. (a) The Company will pay, or cause to be paid, to an account or accounts designated by SibCo, by wire transfer of immediately available funds an amount equal to $120,000,000 (the “Termination Fee”), less any Acquiror Expenses, if any, previously paid:

(i) if this Agreement is terminated by SibCo pursuant to Section 7.3(a) or Section 7.3(b), in which event payment will be made within two Business Days after such termination;

(ii) if this Agreement is terminated by the Company pursuant to Section 7.4(b), in which event payment must be made in advance of or concurrent with such termination;

(iii) if (A) a Takeover Proposal (or the intention of any Person to make one), whether or not conditional, shall have been made known (publicly, in the case of a termination pursuant to Section 7.2(b)) or publicly announced and, in the case of termination pursuant to Section 7.2(b), not publicly withdrawn at least two Business Days prior to the Company Stockholder Meeting, (B) this Agreement is terminated by MergerCo pursuant to Section 7.2(a) (provided that the right to terminate this Agreement under Section 7.2(a) is not available to the Company at such time pursuant to the terms of Section 7.2(a)), by MergerCo or the Company pursuant to Section 7.2(b) or by MergerCo pursuant to Section 7.3(c), and (C) within 12 months following the date of such termination, the Company enters into a definitive agreement providing for the implementation of any Takeover Proposal or consummates any Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in the foregoing clause (A)), in which event payment will be made on or prior to the date on which the Company enters into such definitive agreement or consummates such Takeover Proposal, as applicable. For purposes of the this Section 7.6 only, references in the definition of the term “Takeover Proposal” to the figure “15%” will be deemed to be replaced by the figure “50%.”

(b) In the event that this Agreement is terminated by MergerCo under the provisions referred to in clause (B) of Section 7.6(a)(iii) (or could have been terminated under such section) and the circumstances referred to in clause (A) of Section 7.6(a)(iii) shall have occurred prior to such termination but the Termination Fee (or any portion thereof) has not been paid and is not payable because the circumstances referred to in clause (C) of Section 7.6(a)(iii) shall not have occurred, then the Company shall pay, to an account or accounts designated by SibCo, as promptly as possible (but in any event within two Business Days) following receipt of an invoice therefor all of SibCo’s and MergerCo’s actual and reasonably documented out-of-pocket fees and expenses (including legal fees and expenses) actually incurred by SibCo, MergerCo and their Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (“Acquiror Expenses”), which amount shall not be greater than $40,000,000; provided, that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 7.6(a)(iii) shall not relieve the Company of its obligations to pay the Acquiror Expenses pursuant to this Section 7.6(b); and provided, further that the payment by the Company of Acquiror Expenses pursuant to this Section 7.6(b) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.6(a)(iii).

(c) In the event that this Agreement is terminated by the Company pursuant to (i) Section 7.2(a) and on the Outside Date the conditions set forth in Sections 6.1, 6.2(a) and 6.2(b) would have been satisfied had the Closing been scheduled on the Outside Date, or (ii) Section 7.4(a) and at the time of such termination there is no state of facts or circumstances that would reasonably be expected to cause the conditions set forth in 6.1, 6.2(a) and 6.2(b) not to be satisfied on the Outside Date assuming the Closing were to be scheduled on the Outside Date, then MergerCo shall pay the Company an amount equal to $120,000,000 (the “Acquiror Termination Fee”) as promptly as possible (but in any event within two Business Days) following such termination by the Company.

(d) Each of the Company, MergerCo and SibCo acknowledges that the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement, that without these agreements the Company, MergerCo and SibCo would not have entered into this Agreement, and that any amounts payable pursuant to this Section 7.6 do not constitute a penalty. If the Company fails to pay as directed in writing by SibCo any amounts due to accounts designated by SibCo pursuant to this Section 7.6 within the time periods specified in this Section 7.6 or MergerCo fails to pay the Company any amounts due to the Company pursuant to this Section 7.6 within the time periods specified in this Section 7.6, the Company or MergerCo, as applicable, shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by SibCo or the Company, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. Notwithstanding anything to the contrary in this Agreement, the Company’s right to receive payment of the Acquiror Termination Fee from MergerCo pursuant to this Section 7.6 or the guarantee thereof pursuant to the Sponsor Letter Agreements shall be the sole and exclusive remedy available to the Company, its Affiliates and its Subsidiaries against SibCo, MergerCo, the Sponsors and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents with respect to this Agreement and the transactions contemplated hereby, including for any loss suffered as a result of the failure of the Merger to be consummated, under any theory or for any reason, and upon payment of such amount, none of SibCo, MergerCo, the Sponsors or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that MergerCo shall also be obligated with respect to the second sentence of this Section 7.6(d) and the indemnification and reimbursement obligations of SibCo contained in Sections 5.14(a) and 5.15, and that SibCo shall also be obligated with respect to the provisions of Sections 5.12, and 5.14(c), it being understood that, except as otherwise provided in the Sponsor Letter Agreements, no other Person (including the Sponsors) shall have any liability or obligation under or with respect to such Sections 5.12, 5.14(a), 5.14(c) and 5.15).

Section 7.7 Amendment. This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, whether before or after stockholder approval hereof, so long as (a) no amendment that requires further stockholder approval under applicable Laws after stockholder approval hereof will be made without such required further approval and (b) such amendment has been duly authorized or approved by each of MergerCo (on behalf of itself and SibCo) and the Company (acting through the Special Committee, if then in existence). This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

Section 7.8 Extension; Waiver. At any time prior to the Effective Time, MergerCo (on behalf of itself and SibCo), on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

VIII. MISCELLANEOUS

Section 8.1 Certain Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

(1) “1991 Guaranteed Indenture” means the Indenture, dated as of July 15, 1991, by and among Services, the Company, and The Bank of New York, as trustee.

(2) “2002 Guaranteed Indenture” means the Indenture, dated as of April 8, 2002, by and among Services, the Company, and Bank One Trust Company, National Association, as trustee.

(3) “6.375% Notes” means Services 6.375% Senior Notes due February 15, 2008 issued pursuant to the 2002 Guaranteed Indenture.

(4) “7.00% July Notes” means Services 7.00% Guaranteed Notes due July 15, 2006 issued pursuant to the 1991 Guaranteed Indenture.

(5) “7.00% Notes” means Services 7.00% Notes due May 1, 2007 issued pursuant to the 2002 Guaranteed Indenture.

(6) “7.10% Notes” means Services 7.10% Guaranteed Notes due December 1, 2006 issued pursuant to the 1991 Guaranteed Indenture.

(7) “7.25% Notes” means Services 7.25% Guaranteed Convertible Notes due August 1, 2007 issued pursuant to the Installment Promissory Note.

(8) “Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in each of the Confidentiality Agreements; provided, however, that an Acceptable Confidentiality Agreement may include provisions that are less favorable to the Company than those contained in the Confidentiality Agreement so long as the Company offers to amend the Confidentiality Agreement, concurrently with execution of such Acceptable Confidentiality Agreement, to include substantially similar provisions.

(9) “Acquiror Assets” has the meaning set forth in Section 4.5.

(10) “Acquiror Disclosure Letter” has the meaning set forth in Article IV.

(11) “Acquiror Expenses” has the meaning set forth in Section 7.6(b).

(12) “Acquiror Termination Fee” has the meaning set forth in Section 7.6(c).

(13) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise. For the purposes of Sections 3.3(e), 3.4, 3.15(b)(i), 3.20. 3.21, 3.22 and 8.1(87), “Affiliate” shall exclude Joseph Neubauer.

(14) “Affiliate Transaction” has the meaning set forth in Section 3.20.

(15) “Agreement” has the meaning set forth in the Preamble.

(16) “Antitrust Division” has the meaning set forth in Section 5.9(a).

(17) “Book-Entry Shares” has the meaning set forth in Section 2.1(c).

(18) “Business Day” means any day, other than Saturday, Sunday or a day on which banking institutions in the City of New York are generally closed.

(19) “Certificate” has the meaning set forth in Section 2.1(c).

(20) “Certificate of Merger” has the meaning set forth in Section 1.3.

(21) “Class A Common Stock” has the meaning set forth in the Recitals.

(22) “Class B Common Stock” has the meaning set forth in the Recitals.

(23) “Closing” has the meaning set forth in Section 1.2.

(24) “Closing Date” has the meaning set forth in Section 1.2.

(25) “COBRA” has the meaning set forth in Section 3.13(f).

(26) “Code” means the Internal Revenue Code of 1986, as amended.

(27) “Common Stock” has the meaning set forth in the Recitals.

(28) “Company” has the meaning set forth in the Preamble.

(29) “Company Assets” has the meaning set forth in Section 3.6.

(30) “Company Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case under which any past or present director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries has any present or future right to benefits.

(31) “Company Board” has the meaning set forth in Section 3.2(a).

(32) “Company Board Recommendation” has the meaning set forth in Section 3.2(a).

(33) “Company Certificate” means the Company’s Amended and Restated Certificate of Incorporation.

(34) “Company Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound.

(35) “Company Director Compensation Program” means the Company’s arrangements for compensating non-employee members of the Company Board, as disclosed in the Company SEC Documents filed prior to the date of this Agreement.

(36) “Company Disclosure Letter” has the meaning set forth in Article III.

(37) “Company DSU” means an outstanding deferred stock unit with respect to one Share granted to an Employee under the Company DSU Plans.

(38) “Company DSU Plans” means the Amended and Restated ARAMARK 2001 Stock Unit Retirement Plan, the ARAMARK 2005 Stock Unit Retirement Plan, the ARAMARK Deferred Compensation Plan for Directors, and the ARAMARK 2005 Deferred Compensation Plan for Directors.

(39) “Company Financial Advisor” has the meaning set forth in Section 3.22.

(40) “Company Joint Venture” means, with respect to the Company, any Person in which the Company, directly or indirectly, owns an equity interest that does not have voting power under ordinary circumstances to elect a majority of the board of directors or other Person performing similar functions but in which the Company has rights with respect to the management of such Person, other than ownership of any equity interest in connection with a particular client Contract.

(41) “Company Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect (including those affecting or relating to any Company Joint Venture) that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, (i) is materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, state of facts, circumstance, development, change or effect resulting from (A) (1) changes in general economic, conditions or changes affecting the securities or financial markets in general or (2) a material worsening of current conditions caused by an act of terrorism or war (whether declared or not declared) occurring after the date of this Agreement or any natural disasters or any national or international calamity affecting the United States, except, in the case of either clause (1) or (2), to the extent such changes or developments (x) have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses or (y), in the case of the foregoing clause (2), directly affect the physical properties of the Company and its Subsidiaries; (B) the announcement of this Agreement and the transactions contemplated hereby, including (1) any loss of key employees and labor or union disputes or loss of customers caused thereby and (2) any fees or expenses incurred in connection with the transactions contemplated by this Agreement; (C) any action taken at the written request of SibCo; (D) any change in the market price or trading volume of securities of the Company in and of itself; (E) general changes in the industries in which the Company and its Subsidiaries operate, except to the extent such changes or developments have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company conducts its businesses; (F) changes in GAAP, tax laws or regulations; or (G) any failure by the Company to meet any internal projections or forecasts, provided that a change, effect, event, circumstance, occurrence or state of facts causing or contributing to such failure may be a Company Material Adverse Effect; or (ii) would prevent the Company from consummating the Merger.

(42) “Company Organizational Documents” means the certificates of incorporation and bylaws (or the equivalent organizational documents) of the Company and each Material Subsidiary, in each case as in effect on the date of this Agreement.

(43) “Company Permits” has the meaning set forth in Section 3.18(a).

(44) “Company Person” has the meaning set forth in Section 5.15.

(45) “Company Proxy Statement” has the meaning set forth in Section 3.5.

(46) “Company Rights Agreement” has the meaning set forth in Section 3.19(b).

(47) “Company RSU” means an outstanding restricted stock unit with respect to one Share granted to an Employee under a Company Stock Award Plan (other than any Company DSU).

(48) “Company SEC Documents” has the meaning set forth in Section 3.8(a).

(49) “Company Stock Award Plan” has the meaning set forth in Section 3.3(e).

(50) “Company Stockholders Meeting” has the meaning set forth in Section 3.5.

(51) “Confidentiality Agreements” means each of (i) that certain confidentiality letter agreement by and between the Company and GS Capital Partners V Fund, L.P., dated as of April 6, 2006, (ii) that certain confidentiality letter agreement by and between the Company and Thomas H. Lee Partners, L.P., dated as of April 28, 2006, (iii) that certain confidentiality letter agreement by and between the Company and JPMorgan Partners, LLC, dated as of April 6, 2006, and (iv) that certain confidentiality letter agreement by and between the Company and Warburg Pincus LLC, dated as of April 28, 2006.

(52) “Continuation Period” has the meaning set forth in Section 5.7(a).

(53) “Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

(54) “Debt Financing” has the meaning set forth in Section 4.7.

(55) “Debt Financing Letter” has the meaning set forth in Section 4.7.

(56) “DGCL” has the meaning set forth in Section 1.1.

(57) “Disclosed Contract” has the meaning set forth in Section 3.12(a).

(58) “Dissenting Shares” has the meaning set forth in Section 2.3.

(59) “Dissenting Stockholder” has the meaning set forth in Section 2.3.

(60) “EC Merger Regulation” has the meaning set forth in Section 3.5.

(61) “Effective Time” has the meaning set forth in Section 1.3.

(62) “Employees” has the meaning set forth in Section 5.7(a).

(63) “Environmental Claims” means, in respect of any Person, (i) any and all administrative, regulatory or judicial actions, suits, orders, decrees, demands, directives, claims, liens, proceedings or written notices of noncompliance or violation by any Governmental Entity, alleging potential presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such Person, or (ii) any and all indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials.

(64) “Environmental Laws” means all applicable federal, state, local and foreign laws (including international conventions, protocols and treaties), common law, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, the release of or exposure to Hazardous Materials, natural resources or the protection, investigation or restoration of the environment as in effect on the date of this Agreement.

(65) “Environmental Permits” means all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws.

(66) “Equity Financing” has the meaning set forth in Section 4.7.

(67) “Equity Financing Letters” has the meaning set forth in Section 4.7.

(68) “Equity Rollover” means the contribution by one or more stockholders of the Company to Parent or MergerCo some or all of such stockholder’s Shares in exchange for shares of capital stock of Parent or MergerCo immediately prior to the Effective Time (which Shares shall be cancelled in the Merger, as provided in Section 2.1(a)), including without limitation the contribution of Joseph Neubauer pursuant to the Equity Rollover Commitment.

(69) “Equity Rollover Commitment” has the meaning set forth in Section 4.9.

(70) “ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

(71) “Exchange Act” has the meaning set forth in Section 3.5.

(72) “Excluded Share(s)” has the meaning set forth in Section 2.1(b).

(73) “Expenses” has the meaning set forth in Section 5.12.

(74) “Financing” has the meaning set forth in Section 4.7.

(75) “Financing Letters” has the meaning set forth in Section 4.7.

(76) “FTC” has the meaning set forth in Section 5.9(a).

(77) “GAAP” has the meaning set forth in Section 3.8(b).

(78) “Governmental Entity” has the meaning set forth in Section 3.5.

(79) “Hazardous Materials” means (i) any substance that is listed, classified or regulated as hazardous or toxic or a pollutant or contaminant under any Environmental Laws; or (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material, toxic molds or radon.

(80) “Holdco” means ARAMARK Intermediate HoldCo Corporation, a Delaware corporation.

(81) “HSR Act” has the meaning set forth in Section 3.5.

(82) “Indemnified Parties” has the meaning set forth in Section 5.8(a).

(83) “Indemnifying Party” has the meaning set forth in Section 5.8(a).

(84) “Installment Promissory Note” means the Installment Promissory Note due August 1, 2007, issued by Services on June 18, 1997.

(85) “Interim Investors Agreement” means that Interim Investors Agreement, dated as of even date herewith, by and among MergerCo, SibCo, and the investors named therein.

(86) “IRS” has the meaning set forth in Section 3.13(b).

(87) “Joint Venture Agreements” means such Contracts with respect to Company Joint Ventures as the Company has provided to SibCo or any of its Affiliates prior to the date of this Agreement.

(88) “Knowledge” means, when used with respect to SibCo or the Company, the actual knowledge of the Persons set forth in Section 8.1 of the Company Disclosure Letter or on Schedule 8.1 to this Agreement, as applicable.

(89) “Laws” means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, executive orders or legally enforceable requirements enacted, issued, adopted, promulgated or applied by any Governmental Entity.

(90) “Legal Action” has the meaning set forth in Section 3.11.

(91) “Liabilities” means any losses, liabilities, claims, damages or expenses, including reasonable legal fees and expenses.

(92) “Liens” means any mortgages, deeds of trust, liens (statutory or other), pledges, security interests, collateral security arrangements, conditional and installment agreements, claims, covenants, conditions, restrictions, reservations, options, rights of first offer or refusal, charges, easements, rights-of-way, encroachments, third party rights or other encumbrances or title imperfections or defects of any kind or nature.

(93) “Marketing Period” means a period of 20 consecutive Business Days, commencing on a date after the date hereof, selected by SibCo, as of which the conditions set forth in Section 6.1 are satisfied, throughout which (A) SibCo shall have the Required Financial Information that the Company is required to provide pursuant to Section 5.14(a) and such information remains current, and (B) the conditions set forth in Sections 6.1 are satisfied, and nothing has occurred and no condition exists that would reasonably be expected to cause any of the conditions set forth in Section 6.2(a) or 6.2(b) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 consecutive Business Day period; provided that the “Marketing Period” shall not be deemed to have commenced or occurred if, prior to the completion of the Marketing Period, KPMG LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the Company SEC Reports. SibCo may from time to time, in its sole discretion, postpone the commencement of a Marketing Period, and may abandon any commenced but uncompleted Marketing Period, in which case a new Marketing Period may be commenced at a later date selected by SibCo, provided that nothing in this sentence shall limit the Company’s ability to exercise its termination right pursuant to and in accordance with Section 7.2(a) of this Agreement.

(94) “Material Company Benefit Plan” means (i) all Company Benefit Plans other than those that both (x) relate to fewer than 1,000 field employees and (y) do not relate to or affect any officer, director, senior corporate executive or other employee that is a member of the President’s Council, Executive Leadership Counsel or member of corporate headquarters staff and (ii) all Company Stock Award Plans.

(95) “Material Subsidiaries” means ARAMARK Educational Group, Inc., ARAMARK FHC LLC ARAMARK Food and Support Services Group, Inc., ARAMARK Healthcare Support Services, Inc. ARAMARK Refreshment Services, Inc., ARAMARK SMMS LLC, ARAMARK Sports and Entertainment Group, Inc., and ARAMARK Uniform & Career Apparel, Inc.

(96) “Maximum Premium” has the meaning set forth in Section 5.8(b).

(97) “Measurement Date” has the meaning set forth in Section 3.3(a).

(98) “Merger” has the meaning set forth in Section 1.1.

(99) “MergerCo” has the meaning set forth in the Preamble.

(100) “MergerCo Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, would prevent MergerCo or SibCo from consummating the Merger.

(101) “Merger Consideration” has the meaning set forth in Section 2.1(b).

(102) “Multiemployer Plan” has the meaning set forth in Section 3.13(a).

(103) “Multiple Employer Plan” has the meaning set forth in Section 3.13(a).

(104) “New Financing Letters” has the meaning set forth in Section 4.7.

(105) “New Plans” has the meaning set forth in Section 5.7(c).

(106) “NYSE” has the meaning set forth in Section 3.5.

(107) “Old Plans” has the meaning set forth in Section 5.7(c).

(108) “Orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

(109) “Other Filings” has the meaning set forth in Section 3.21.

(110) “Outside Date” has the meaning set forth in section 7.2(a).

(111) “Parent” means ARAMARK Holdings Corporation, a Delaware corporation.

(112) “Paying Agent” has the meaning set forth in Section 2.2(a).

(113) “Payment Fund” has the meaning set forth in Section 2.2(a).

(114) “PBGC” has the meaning set forth in Section 3.13(d).

(115) “Permits” has the meaning set forth in Section 3.18(a).

(116) “Permitted Liens” means (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics, carriers’, workmen’s, repairmen’s, materialmen’s or other Liens or security interests that secure a liquidated amount that are being contested in good faith and by appropriate proceedings; or (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; and (vii) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on, or materially affect the use or benefit to the owner of, the assets or properties to which they specifically relate.

(117) “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(118) “Preferred Stock” has the meaning set forth in Section 3.3(a).

(119) “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

(120) “Recommendation Change” has the meaning set forth in Section 5.4(d).

(121) “Reimbursement Eligible Termination” means the termination of this Agreement in accordance with its terms other than (1) pursuant to Section 7.2(a) at a time when the Company is not eligible to terminate this Agreement pursuant to such section, or (2) pursuant to Section 7.3 (other than 7.3(c) if the breach giving rise to the termination is a non-willful breach of representation or warranty).

(122) “Representatives” means, when used with respect to SibCo, MergerCo or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of SibCo, MergerCo or the Company, as applicable, and its Subsidiaries.

(123) “Required Financial Information” has the meaning set forth in section 5.14(a).

(124) “Requisite Company Vote” means the adoption of this Agreement by the holders of a majority of the voting power of the Shares entitled to vote thereon, voting together as a single class.

(125) “Satisfaction Date” has the meaning set forth in Section 1.2

(126) “Schedule 13E-3” has the meaning set forth in Section 3.5.

(127) “SEC” has the meaning set forth in Section 3.5.

(128) “Securities Act” has the meaning set forth in Section 3.8(a).

(129) “Services” means ARAMARK Services, Inc.

(130) “Share(s)” has the meaning set forth in Section 2.1(b).

(131) “SibCo” has the meaning set forth in the preamble.

(132) “SOX” has the meaning set forth in Section 3.8(a).

(133) “Special Committee” means a committee of the Company’s Board of Directors, the members of which are not affiliated with MergerCo or SibCo and are not members of the Company’s management, formed for the purpose of, among other things, evaluating, and making a recommendation to the full Board of Directors of the Company with respect to, this Agreement and the transactions contemplated hereby, including the Merger, and shall include any successor committee to the Special Committee existing as of the date of this Agreement or any reconstitution thereof.

(134) “Specified Persons” means Joseph Neubauer, and, if he is or intends to be an investor in MergerCo, L. Frederick Sutherland.

(135) “Sponsor Letter Agreements” has the meaning set forth in Section 4.8.

(136) “Sponsors” has the meaning set forth in Section 4.8.

(137) “Stock Options” has the meaning set forth in Section 2.5(a).

(138) “Subsidiary” means, when used with respect to SibCo, MergerCo or the Company, any other Person (whether or not incorporated) that SibCo, MergerCo or the Company, as applicable, directly or indirectly owns or has the power to vote or control more than 50% of any class or series of capital stock or other equity interests of such Person.

(139) “Superior Proposal” means any bona fide written Takeover Proposal that the Company Board (acting through the Special Committee, if then in existence) determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable (taking into account (i) any legal, financial, regulatory and other aspects of such Takeover Proposal and the Merger and other transactions contemplated by this Agreement deemed relevant by the Board of Directors (or the Special

Committee, as applicable), and (ii) the anticipated timing, conditions and prospects for completion of such Takeover Proposal) to the Company’s stockholders than the Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by SibCo to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement), except that the reference to “15%” in the definition of “Takeover Proposal” shall be deemed to be a reference to “50%”

(140) “SURP” has the meaning set forth in Section 2.5(c).

(141) “Surviving Corporation” has the meaning set forth in Section 1.1.

(142) “Takeover Proposal” means any proposal or offer from any Person or group of Persons other than MergerCo, SibCo or their Affiliates relating to any direct or indirect acquisition or purchase of (i) a business or division (or more than one of them) that in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (ii) 15% or more of the equity interest in the Company (by vote or value), (iii) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the equity interest (by vote or value) in the Company, or (iv) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).

(143) “Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or similar agreements to pay or indemnify any other Person on account of Taxes.

(144) “Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

(145) “Tender Offer” has the meaning set forth in Section 5.15.

(146) “Tender Offer Note” has the meaning set forth in Section 5.15.

(147) “Termination Fee” has the meaning set forth in Section 7.6(a).

(148) “Treasury Regulations” means the Treasury regulations promulgated under the Code.

(149) “Voting Agreement” has the meaning set forth in the Recitals.

(150) “Withdrawal Liability” has the meaning specified in Section 3.13(d).

Section 8.2 Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. All references in this Agreement, the Company Disclosure Letter and the Acquiror Disclosure Letter to Articles, Sections and Annexes refer to Articles and Sections of, and Annexes to, this Agreement unless the context requires otherwise. The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.” The phrases “herein,” “hereof,” “hereunder” and words of similar import will be deemed to refer to this Agreement as a whole, including the Annexes and Schedules hereto, and not to any particular provision of this Agreement. The word “or” will be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and successors and permitted assigns.

Section 8.3 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.3 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. Without limiting the preceding sentence, the covenants and agreements of the parties contained in Sections 7.5 (and the Sections referred to therein) and 7.6 and Article VIII of this Agreement shall survive termination of this Agreement in accordance with their terms. The Confidentiality Agreements will (a) survive termination of this Agreement in accordance with their terms and (b) terminate as of the Effective Time.

Section 8.4 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

Section 8.5 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.5, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.6 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

Section 8.7 Notices. Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile:

If to MergerCo or SibCo, to:

RMK Finance LLC
c/o Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile: (212) 403-2000
Attention: Daniel A. Neff, Esq.
Mark Gordon, Esq.

with copies (which will not constitute notice to MergerCo or SibCo) to each of:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile: (212) 403-2000
Attention: Daniel A. Neff, Esq.
Mark Gordon, Esq.

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Facsimile: (212) 455-2502
Attention: Charles I. Cogut, Esq.
Mario A. Ponce, Esq.

and

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Facsimile: (212) 558-3588
Attention: James C. Morphy, Esq.

If to the Company, to:

ARAMARK Corporation
1101 Market Street
Philadelphia, Pennsylvania 19107
Facsimile: (215) 413-8808
Attention: General Counsel

with a copy (which will not constitute notice to the Company) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile: (212) 848-7179
Attention: Creighton O’M. Condon, Esq.
Stephen M. Besen, Esq.

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (a) if delivered by hand or overnight courier, when such delivery is made at the address specified in this Section 8.7, or (b) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.7 and appropriate confirmation is received.

Section 8.8 Entire Agreement. This Agreement (including the Annexes to this Agreement), the Company Disclosure Letter, the Acquiror Disclosure Letter, the Sponsor Letter Agreements and the Confidentiality Agreements constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 8.9 No Third-Party Beneficiaries. Except as provided in Section 5.8 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons), this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

Section 8.10 Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 8.11 Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

Section 8.12 Assignment. This Agreement may not be assigned by operation of Law or otherwise, except that each of MergerCo and SibCo may assign its obligations under this Agreement to any Affiliate of the Sponsors so long as such Affiliate of the Sponsors becomes the beneficiary of the Financing Commitments (or, to the extent applicable, the New Financing Commitments). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.12 will be null and void.

Section 8.13 Remedies. The Company agrees that to the extent it has incurred any losses or damages, or suffered any harm, in connection with this Agreement, under any theory, its sole and exclusive remedy shall be as set forth in the third sentence of Section 7.6(d), and, without expansion of or addition to the remedy set forth therein, (a) the maximum aggregate liability of SibCo and MergerCo for such losses or damages shall be limited to $120,000,000, (b) the maximum liability of each Sponsor, directly or indirectly, shall be limited to the express obligations of such Sponsor under its Sponsor Letter Agreement, and (c) in no event shall the Company seek to recover any money damages in excess of such amount from MergerCo, SibCo, the Sponsors, or any of their respective Representatives or former, current or future security holders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or co-signers.

Section 8.14 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VII, MergerCo and SibCo will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by MergerCo or SibCo or to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Sections 7.6(c) and 8.13; provided, however, that the Company shall be entitled to specific performance against MergerCo or SibCo to prevent any breach by MergerCo or SibCo of Sections 5.3(c) or 5.14(c).

Section 8.15 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, including by facsimile transmission, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

ARAMARK CORPORATION

By:	/s/ JOSEPH NEUBAUER
Name:	Joseph Neubauer
Title:	Chairman and Chief Executive Officer

RMK ACQUISITION CORPORATION

By:	/s/ SANJEEV MEHRA
Name:	Sanjeev Mehra
Title:	President

RMK FINANCE LLC

By:	/s/ SANJEEV MEHRA
Name:	Sanjeev Mehra
Title:	President

Annex B

August 7, 2006

Special Committee of the Board of Directors

ARAMARK Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107

Members of the Special Committee:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the Class A and Class B Common Stock, each par value $0.01 per share (collectively, the “Company Common Stock”), of ARAMARK Corporation (the “Company”), other than Merger Sub (as defined below) and its affiliates and the holders who invest in Merger Sub or its affiliates, of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of the proposed Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among RMK Acquisition Corporation (“Merger Sub”), RMK Finance LLC and the Company. The proposed Merger Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company pursuant to which the Company will be the surviving corporation and each outstanding share of Company Common Stock will be converted into the right to receive $33.80 in cash (the “Merger Consideration”). We understand that an agreement entered into in connection with the Merger provides that Joseph Neubauer, the Chairman and Chief Executive Officer of the Company, will invest in securities of Merger Sub or its affiliates substantially concurrently with the consummation of the Merger.

In arriving at our opinion, we have reviewed a draft of the proposed Merger Agreement dated August 7, 2006 and certain related documents as well as certain publicly available business and financial information relating to the Company. We also have reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company, and have met with the management of the Company to discuss the business and prospects of the Company. We also have considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been recently effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company which we have reviewed, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. We also have assumed that the final Merger Agreement, when executed, will conform to the draft of the proposed Merger Agreement dated August 7, 2006 reviewed by us in all respects material to our analyses. We also have assumed, with your consent, that in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger and that the Merger will be consummated in accordance with the terms of the draft Merger Agreement without waiver, modification, amendment or adjustment of any material term, condition or agreement therein, including that Merger Sub will obtain the necessary financing to effect the Merger in accordance with the terms of the draft debt and equity financing commitments provided to or discussed with us by Merger Sub. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. We understand that, in accordance with the Company’s amended and restated certificate of

B-1

incorporation, filed with the Delaware Secretary of State on June 6, 2003, the Class A Common Stock and the Class B Common Stock of the Company will receive the same consideration in the proposed Merger and, consequently, with your approval, for purposes of our opinion and related analyses, we have treated all such shares of common stock as identical in all material respects. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock (other than Merger Sub and its affiliates and the holders who invest in Merger Sub or its affiliates) of the Merger Consideration and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. At the request of the Special Committee, we engaged in discussions with certain prospective purchasers approved by you regarding their interest in acquiring all or a portion of the Company. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.

We have acted as financial advisor to the Special Committee in connection with the Merger and will receive a fee for our services, a portion of which is a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. From time to time, we and our affiliates have in the past provided, and in the future may provide, investment banking and other financial services to the Company, and we and our affiliates have in the past provided, are currently providing and in the future may provide investment banking and other financial services unrelated to the Merger to the private investment firms whose affiliates are stockholders of Merger Sub or its affiliates, and their respective affiliates, in each case for which we have received, and would expect to receive, compensation. We and certain of our affiliates and certain of our and their respective employees and certain private investment funds affiliated or associated with us have invested in private equity funds managed or advised by the private investment firms whose affiliates are stockholders of Merger Sub or its affiliates. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Merger Sub, affiliates of the private investment firms whose affiliates are stockholders of Merger Sub or its affiliates and any other company that may be involved in the Merger and, accordingly, may at any time hold a long or short position in such securities, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Special Committee in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than Merger Sub and its affiliates and the holders who invest in Merger Sub or its affiliates) is fair to such holders from a financial point of view.

Very truly yours,

Credit Suisse Securities (USA) LLC

By:	/s/ David A. DeNunzio
Managing Director

B-2

Annex C

Delaware General Corporation Law

Section 262. Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of August 8, 2006, by and between RMK Acquisition Corporation, a Delaware corporation (“MergerCo”) and Joseph Neubauer (“Stockholder”).

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, MergerCo, RMK Finance LLC (“SibCo”), and ARAMARK Corporation, a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger (as it may be amended, supplemented, modified or waived from time to time, the “Merger Agreement”), which provides, among other things, for the Merger of MergerCo with and into the Company, upon the terms and subject to the conditions set forth therein;

WHEREAS, Stockholder is the record and Beneficial Owner of, and has the sole right to vote and dispose of, that number of Shares set forth below Stockholder’s name on the signature page hereto; and

WHEREAS, as an inducement to MergerCo entering into the Merger Agreement and incurring the obligations therein, MergerCo has required that Stockholder enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

I. CERTAIN DEFINITIONS

Section 1.1 Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

Section 1.2 Other Definitions. For the purposes of this Agreement:

(a) “Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

(b) “Expiration Time” has the meaning set forth in Section 2.1.

(c) “Foundation Shares” means, upon Transfer in accordance with this sentence, up to 4,000,000 Shares that constitute Owned Shares as of the date of this Agreement, which Shares may be Transferred by the Stockholder after the date of this Agreement to The Neubauer Family Foundation or another entity or entities for estate planning, educational or other charitable purposes.

(d) “Owned Shares” means the Shares Beneficially Owned by Stockholder as of the date of this Agreement and set forth below his name on the signature page hereto and any Shares acquired by Stockholder after the date of this Agreement. For the avoidance of doubt, neither (i) the Foundation Shares, once Transferred, nor (ii) any Shares held by The Neubauer Family Foundation as of the date of this Agreement or which are hereafter acquired by such foundation shall be considered Owned Shares for purposes of this Agreement.

(e) “Permitted Transferee” has the meaning set forth in Section 2.3.

(f) “Representative” means, with respect to any particular Person, any director, officer, employee, consultant, accountant, legal counsel, investment banker or other representative of such Person.

(g) “Shares” has the meaning ascribed thereto in the Merger Agreement, and will also include for purposes of this Agreement all shares or other voting securities into which Shares may be reclassified,

sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Shares and entitled to vote in respect of the matters contemplated by Article II.

(h) “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any Contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security.

II. AGREEMENT TO VOTE

Section 2.1 Agreement to Vote. Subject to the terms and conditions hereof, Stockholder irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Expiration Time”), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the Company’s stockholders, however called, for the purpose of, or in connection with any written consent of the Company’s stockholders with respect to, seeking stockholder adoption of the Merger Agreement (a “Stockholder Meeting”), Stockholder will (x) appear at such meeting or otherwise cause the Owned Shares to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any and (y) vote, or cause to be voted (including by written consent, if applicable), all of the Owned Shares (A) in favor of the adoption of the Merger Agreement (whether or not recommended by the Company Board or any committee thereof) and the approval of the transactions contemplated thereby, including the Merger, (B) against any Takeover Proposal submitted by the Company for a vote by its stockholders, (C) against any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement or the Merger, including the adoption thereof or the consummation thereof, and (D) against any extraordinary dividend by the Company or change in the capital structure of the Company (other than pursuant to the Merger Agreement).

Section 2.2 Additional Shares. Stockholder hereby agrees, while this Agreement is in effect, to promptly notify MergerCo of the number of any new Shares with respect to which Beneficial Ownership is acquired by Stockholder, if any, after the date hereof and before the Expiration Time. Any such Shares shall automatically become subject to the terms of this Agreement as though owned by Stockholder as of the date hereof.

Section 2.3 Restrictions on Transfer, Etc. Except as provided for herein and other than the Transfer of the Foundation Shares as contemplated by the definition of Foundation Shares herein, Stockholder agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer any Owned Shares other than any Transfer to members of Stockholder’s immediate family, a family trust of Stockholder or a charitable institution (each a “Permitted Transferee”), but only if, in each case, prior to the effectiveness of the Transfer, the Permitted Transferee of such Owned Shares agrees in writing to be bound by the terms hereof (or an agreement that is substantively identical to this Agreement) and notice of such Transfer, including the name and address of the Permitted Transferee, is delivered to MergerCo pursuant to Section 6.1 hereof; provided that Transfers to minor children shall be to their legal custodians who have the capacity and authority to be bound by the terms hereof on behalf of such minor children; and provided, further, that Stockholder shall remain jointly and severally liable for the breaches of any Permitted Transferees of the terms hereof, (ii) tender any Owned Shares into any tender or exchange offer or otherwise or (iii) grant any proxy with respect to the Owned Shares, deposit the Owned Shares into a voting trust, enter into a voting agreement with respect to any of the Owned Shares or otherwise restrict the ability of Stockholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void. Stockholder further agrees to authorize and request MergerCo and the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Owned Shares (other than in respect of Transfers expressly permitted by this Section 2.3) and that this Agreement places limits on the voting of the Owned Shares.

Section 2.4 Proxies. Stockholder hereby revokes any and all previous proxies granted with respect to his Owned Shares. By entering into this Agreement, subject to the last sentence of this Section 2.4, Stockholder hereby grants a proxy appointing Sanjeev Mehra, Scott Sperling, Stephen Murray and Kewsong Lee collectively, but each with full power of substitution, as Stockholder’s attorney-in-fact and proxy, for and in Stockholder’s name, to be counted as present, vote, express consent or dissent with respect to his Owned Shares solely on the matters set forth in, and in the manner contemplated by, Section 2.1. The proxy granted by Stockholder pursuant to this Section 2.4 is, subject to the last sentence of this Section 2.4, irrevocable and is coupled with an interest, in accordance with Section 212(e) of the DGCL, and is granted in order to secure Stockholder’s performance under this Agreement and also in consideration of MergerCo entering into this Agreement and the Merger Agreement. If Stockholder fails for any reason to be counted as present, consent or vote the Owned Shares in accordance with the requirements of Section 2.1 above (or anticipatorily breaches such section), then MergerCo shall have the right to cause to be present, consent or vote Stockholder’s Owned Shares in accordance with the provisions of Section 2.1. The proxy granted by Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.

III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Stockholder. Stockholder represents and warrants to MergerCo as of the date of this Agreement, as of the date of any Company Stockholders Meeting (and as of the date of any adjournment or postponement thereof) and as of the date of the execution of any written Stockholder consent or any proxy permitted under this Agreement or consented to by MergerCo, as follows:

(a) Stockholder has the requisite capacity and authority to execute and deliver this Agreement and to fulfill and perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder enforceable by MergerCo against Stockholder in accordance with its terms.

(b) Stockholder is the record and Beneficial Owner, free and clear of any Liens (other than those arising under this Agreement) of the Owned Shares and, except as provided in this Agreement, has full and unrestricted power to dispose of and vote all of the Owned Shares without the consent or approval of, or any other action on the part of any other Person, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, the Owned Shares. Other than the Shares held by The Neubauer Family Foundation as of the date of this Agreement, the Owned Shares set forth below Stockholder’s name on the signature page hereto constitute all of the capital stock of the Company that is Beneficially Owned by Stockholder as of the date hereof, and Stockholder does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares or any securities convertible into Shares (excluding Stock Options, shares of restricted stock, and restricted stock units).

(c) Other than the filing by Stockholder of any reports with the SEC required by Section 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof (i) requires any consent or other Permit of, or filing with or notification to, any Governmental Entity or any other Person by Stockholder, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets (including the Owned Shares) may be bound, (iii) violates any Order or Law applicable to Stockholder or any of Stockholder’s properties or assets (including the Owned Shares) or (iv) results in a Lien upon any of Stockholder’s properties or assets (including the Owned Shares).

(d) Assuming the requisite approval of the Board of Directors in accordance with the Company Certificate, neither the execution, delivery, or performance of this Agreement by Stockholder will result in any automatic conversion of Class A Common Stock into Class B Common Stock pursuant to any provision of the Company Organizational Documents or otherwise.

IV. ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Section 4.1 Waiver of Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights of dissent from the Merger that Stockholder may have.

Section 4.2 Disclosure. Stockholder, severally and not jointly, hereby authorizes MergerCo and the Company to publish and disclose in any announcement or disclosure required by the SEC, including the Company Proxy Statement and the Schedule 13E-3, Stockholder’s identity and ownership of the Owned Shares and the nature of Stockholder’s obligation under this Agreement, provided that Stockholder is provided with a reasonable opportunity to review and comment on such disclosure.

Section 4.3 Non-Interference; Further Assurances. Stockholder agrees that prior to the termination of this Agreement, Stockholder shall not take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by Stockholder of its obligations under this Agreement. Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by MergerCo to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.

Section 4.4 No Solicitation. Subject to Section 6.18, Stockholder agrees in his capacity as a stockholder that he shall not, and shall cause his Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, a Takeover Proposal, (ii) participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with or knowingly assist any Person in connection with a Takeover Proposal, (iii) approve, endorse or recommend any Takeover Proposal, (iv) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a Takeover Proposal, or (v) resolve, propose or agree to do any of the foregoing, including any agreement with respect to Stockholder’s potential investment in connection with any transaction or resulting entity. If, prior to the Expiration Time, Stockholder receives a proposal with respect to the sale of Shares in connection with a Takeover Proposal, then Stockholder will promptly (and in any event within 24 hours) inform the Company and MergerCo of the identity of the Person making, and the material terms of, such proposal.

V. TERMINATION

Section 5.1 Termination. This Agreement will terminate without further action at the Expiration Time.

Section 5.2 Effect of Termination. Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of Section 5.1, this Section 5.2 and Article VI, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any willful breach of this Agreement prior to the time of termination.

VI. GENERAL

Section 6.1 Notices. Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile, (i) if to Stockholder, to the address set forth below his name on the signature page hereto, and (ii) if to MergerCo, in accordance with Section 8.7 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (A) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 6.1, or (B) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and appropriate confirmation is received.

Section 6.2 No Third Party Beneficiaries, Etc. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement, or to make Stockholder responsible for any of the Company’s obligations under the Merger Agreement.

Section 6.3 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

Section 6.4 Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 6.5 Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be null and void.

Section 6.6 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 6.7 Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles and Sections refer to Articles and Sections of this Agreement unless the context requires otherwise. The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.” The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (i) in the case of agreements, documents or instruments, by waiver or consent and (ii) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person will refer to its predecessors and successors and permitted assigns.

Section 6.8 Amendments. This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.

Section 6.9 Extension; Waiver. At any time prior to the Expiration Time, MergerCo, on the one hand, and Stockholder, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (iii) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Section 6.10 Fees and Expenses. Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.11 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 6.12 Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

Section 6.13 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 6.14 Counterparts; Effectiveness; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

Section 6.15 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.16 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.16, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 6.17 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.17.

Section 6.18 Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by Stockholder solely in his capacity as the Beneficial Owner of the Owned Shares and nothing in this Agreement shall in any way restrict or limit any action taken or to be taken (or failure to act) by Stockholder in his capacity as a director or officer of the Company (but not on his own behalf as a stockholder) and the taking of any actions (or failure to act) in his capacity as an officer or director of the Company will not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

[Remainder of page intentionally left blank. Signature Page Follows.]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first written above.

RMK ACQUISITION CORPORATION

By:	/s/ Sanjeev Mehra
Name: Sanjeev Mehra
Title: President

STOCKHOLDER:

Joseph Neubauer

By:	/s/ Joseph Neubauer
Name: Joseph Neubauer

Owned Shares: 23,945,409

Address for Notices to Stockholder:

ARAMARK Tower

1101 Market Street

Philadelphia, Pennsylvania

Fax: (215) 413-8808

copies to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Fax: (212) 558-3588

Attention: James C. Morphy, Esq.

Annex E

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES—EBITDA

(Unaudited)

(In Millions)

EBITDA represents operating income (defined as net income before interest and taxes) before depreciation and amortization, a measurement used by management to measure operating performance. EBITDA is not a recognized term under generally accepted accounting principles and does not purport to be an alternative to operating income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies calculate EBITDA identically, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments, debt service requirements or capital expenditure requirements.

	Estimated Fiscal 2006	Projected Fiscal 2007	Projected Fiscal 2008	Projected Fiscal 2009	Projected Fiscal 2010	Projected Fiscal 2011
Net income	$278	$335	$388	$443	$499	$562
Add: Interest and other financing costs, net	141	128	100	71	38	—
Add: Provision for income taxes	133	201	233	266	299	337

Operating income	552	664	721	780	836	899
Add: Depreciation and amortization	339	366	382	391	412	421

EBITDA	$891	$1,030	$1,103	$1,171	$1,248	$1,320

E-1

PRELIMINARY COPY

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2006	Appendix I

ARAMARK CORPORATION

PROXY CARD

SOLICITED BY THE BOARD OF DIRECTORS

Joseph Neubauer, L. Frederick Sutherland, Harold B. Dichter and Megan C. Timmins (each with power of substitution) are hereby authorized to vote all the shares which the undersigned would be entitled to vote if personally present at the special meeting of stockholders of ARAMARK Corporation (the “Company”) to be held on December 20, 2006 and at any adjournments or postponements.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

see other side

Address Change/Comments (Mark the corresponding box on the reverse side)

ÙFOLD AND DETACH HEREÙ

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-540-5760 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. Outside the United States you may fax your signed proxy card to 201-680-4671. You must fax both the front and back of the card.

or

2.	Vote by Internet at our Internet Address: http://www.proxyvoting.com/rmk

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	Please mark your votes as indicated in this example	☒

1. Adoption of the Agreement and Plan of Merger, dated as of August 8, 2006, by and among RMK Acquisiton Corporation, RMK Finance LLC and ARAMARK Corporation, as described in the Proxy Statement.

2.      Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Signature	Signature	Date

Please sign exactly as name appears. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

ÙFOLD AND DETACH HEREÙ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day for Common Stockholders.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/rmk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2006	Appendix II

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. Please Mark Here for Address Change or Comments SEE REVERSE SIDE

FOR	AGAINST ABSTAIN

1. Adoption of the Agreement and Plan of Merger, dated as of August 8, 2006, by and among RMK Acquisition Corporation, RMK Finance LLC and ARAMARK Corporation, as described in the Proxy Statement. 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

FOR	AGAINST ABSTAIN

2. Approval of the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement. MARK THIS BOX IF YOU WANT TO VOTE YOUR 401(K) PLAN SHARES DIFFERENTLY ON THE REVERSE SIDE

Joseph Neubauer, L. Frederick Sutherland, Harold B. Dichter and Megan C. Timmins (each with power of substitution) are hereby authorized to vote all the shares which the undersigned would be entitled to vote if personally present at the special meeting of stockholders of ARAMARK Corporation (the “Company”) to be held on December 20, 2006 and at any adjournments or postponements.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE TRUSTEE OR PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Signature	Signature Date

Please sign exactly as name appears. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day for Common Stockholders.

Internet and telephone voting is available through 11:59 PM Eastern Time on December 14, 2006 for 401(k) Plan Participants.

If you vote by mail, your Proxy/Voting Instruction Card must be received by the trustee no later than 5:00 PM Eastern Time on December 15, 2006.

Your Internet or telephone vote authorizes the named proxies or the trustee, as applicable, to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card.

Internet http://www.proxyvoting.com/rmk-emp Use the Internet to vote your proxy. Have your proxy/voting instruction card in hand when you access the web site.

OR Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy/voting instruction card in hand when you call.

OR	Mail Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy/voting instruction card.

If you wish to vote all of your 401(k) Plan shares in the same manner as shares held outside the Plans, you do NOT need to complete the section below. Simply mark your voting instructions on the front of this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

FOR AGAINST ABSTAIN

1. Adoption of the Agreement and Plan of Merger, dated as of August 8, 2006, by and among RMK Acquisition Corporation, RMK Finance LLC and ARAMARK Corporation, as described in the Proxy Statement.

FOR AGAINST ABSTAIN

2. Approval of the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement.

FOLD AND DETACH HERE

Proxy/Voting Instruction Card Solicited by the Board of Directors for the Special Meeting of Stockholders on December 20, 2006

401(k) Plans Voting Instructions

When casting your vote, you are directing the trustee of the ARAMARK Retirement Savings Plan for Salaried Employees and ARAMARK Uniform and Career Apparel Group Retirement Savings Plan to vote the ARAMARK shares credited to your account(s) under the Plan(s) in accordance with your instructions, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. When you vote these shares, you should consider your long-term best interests as a Plan participant.

In addition, you are also directing the trustees to vote shares held in the Plans that have not been voted by other participants and shares that have not yet been credited to participants’ accounts. These shares are voted in the same proportion as those shares for which timely voting instructions are received. When you direct the vote of these shares, you have a special responsibility to consider the long-term best interests of other participants.

Unless you check the box on the reverse side, voting on the front of this proxy/voting instruction card will be deemed an instruction to the proxy agents to vote any shares you hold directly, and to the trustee to apply the same vote to:

a) Shares credited to your accounts under ARAMARK Retirement Savings Plan for Salaried Employees and ARAMARK Uniform and Career Apparel Group Retirement Savings Plan.

b) Shares not voted or shares that have not yet been credited to Plan participants’ accounts, if applicable.